                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:                / / Confidential, for Use of the
/X/ Preliminary Proxy Statement               Commission Only (as Permitted by
/ / Definitive Proxy Statement                Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                         Cellular Communications, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

(5) Total fee paid:

    ---------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
      $396,542
    ---------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
      Form S-4
    ---------------------------------------------------------------------------

(3) Filing Party:
      AirTouch Communications, Inc.
    ---------------------------------------------------------------------------

(4) Date Filed:
      May 3, 1996
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
                          CELLULAR COMMUNICATIONS, INC.
                              110 East 59th Street
                            New York, New York 10022

Dear CCI Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Cellular Communications, Inc. ("CCI"), which will begin at 10:00 a.m. New York time at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Tuesday, July 30, 1996.

         At the Meeting, you will be asked to (i) approve and adopt the Agreement and Plan of Merger (the "1996 Merger Agreement") dated as of April 5, 1996 among Cellular Communications, Inc. ("CCI"), AirTouch Communications, Inc. ("AirTouch") and AirTouch Cellular, a wholly owned subsidiary of AirTouch, and the transactions contemplated thereby, including the merger of CCI into AirTouch Cellular (or, at AirTouch's election, another wholly owned subsidiary of AirTouch) and (ii) approve the redemption of the rights (the "CCI Rights") issued pursuant to the Rights Agreement dated July 31, 1991, as amended, among CCI, AirTouch and Continental Stock Transfer & Trust Company (the "CCI Rights Agreement"). As a result of the merger, holders of CCI Stock (as defined below) will have the right to receive for each CCI Common Equivalent Share (as defined in the attached Proxy-Statement Prospectus) represented by the CCI Stock held by them either cash or a unit (a "Unit") consisting of [0.___] of a share of AirTouch's 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996, and [0.___] of a share of AirTouch's 4.25% Class C Convertible Preferred Stock, Series 1996 or a combination of cash and a fraction of a Unit, in each case subject to adjustment and proration pursuant to the procedures set forth in the 1996 Merger Agreement and described in the attached Proxy Statement-Prospectus. CCI Stock held by AirTouch, which represented approximately __% of the outstanding capital stock of CCI at __________, 1996, will be canceled in the merger without consideration. Of the remaining capital stock of CCI, an aggregate of approximately 28%, less CCI Stock dissenting to the merger for which appraisal rights are perfected, will be converted in the merger into cash, and an aggregate of approximately 72% will be converted in the merger into Units. The actual percentage of the outstanding shares of CCI Stock to be acquired with cash or Units is subject to possible adjustment at the time of the merger in order to maintain tax-free treatment for the holders of CCI Stock, pursuant to a formula set forth in the 1996 Merger Agreement.

         The CCI Board of Directors, by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved) has approved the terms of the 1996 Merger Agreement and the redemption of the CCI Rights and recommends that CCI stockholders vote FOR the proposal to approve and adopt the 1996 Merger Agreement and the transactions contemplated thereby, including the merger, and FOR the redemption of the CCI Rights.

         Holders of record of CCI's Series A Common Stock, par value $.01 per share (the "CCI Series A Common Stock"), Series C Common Stock, par value $.01 per share (the "CCI Series C Common Stock" and together with the CCI Series A Common Stock, the "CCI Common Stock"), Redeemable Participating Convertible Preferred Stock, par value $.01 per share (the "CCI Redeemable Preferred Stock") and the CCI Class A Preference Stock, par value $1.00 per share (the "CCI Class A Preference Stock" and together with the CCI Series A Common Stock, the CCI Series C Common Stock and the CCI Redeemable Preferred Stock, the "CCI Stock"), at the close of business on [__________], 1996 (the "Record Date") will be entitled to vote at the meeting. The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the merger, will require the affirmative vote of the holders of a majority of the outstanding shares of CCI Stock, voting together as a single class. CCI has called for redemption all of its outstanding Series B Preference Stock, $1.00 par value per share (the "CCI Series B Preference Stock"). In the event that the CCI Series B Preference Stock is not redeemed by the date of the meeting, holders thereof also will be entitled to vote at the rate of 100 votes for each share held. AirTouch is required to vote the 10,065,641 shares of CCI Series C Common Stock and the 3,450,800 shares of CCI Class A Common Stock held by it generally in the same proportion as the shares of CCI Stock voted by all holders of CCI Stock. AirTouch has no such obligation with respect to the shares of CCI Class A Preference Stock held by it. AirTouch intends to vote all of its shares of CCI Class A Preference Stock for the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the merger. Approval of the redemption of CCI Rights will require the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch and the consent of AirTouch.

         It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting. An abstention or failure to vote will have the same effect as a vote against approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the merger, and redemption of the CCI Rights. Accordingly, please complete, date, sign and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy card.

         The notice of meeting and Proxy Statement-Prospectus describing these important matters are attached. If you require assistance in completing your proxy card or have questions about voting procedures or the Proxy
Statement-Prospectus, please contact Richard J. Lubasch, CCI's Vice President-General Counsel and Secretary, at (212) 906-8440 or D. F. King & Co., Inc., CCI's proxy solicitor, at (212) 269-5550.

                                  Sincerely,


________ __, 1996

                                  George S. Blumenthal       William B. Ginsberg
                                  Chairman and Treasurer     President and Chief
                                                             Executive Officer

                          CELLULAR COMMUNICATIONS, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of Cellular Communications, Inc.:

         You are hereby notified that a Special Meeting of Stockholders of Cellular Communications, Inc. will take place at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Tuesday, July 30, 1996, at 10:00 a.m. New York time to vote upon (i) the approval and adoption of the Agreement and Plan of Merger, dated as of April 5, 1996, among Cellular Communications, Inc. ("CCI"), AirTouch Communications, Inc. ("AirTouch"), and AirTouch Cellular and the transactions contemplated thereby, including the merger of CCI with and into AirTouch Cellular, a wholly owned subsidiary of AirTouch (or, at AirTouch's election, another wholly owned subsidiary of AirTouch), (ii) the redemption of the CCI Rights (as described in the accompanying Proxy Statement-Prospectus) and (iii) such other matters as may properly come before the Meeting.

         The close of business on ________ __, 1996 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Meeting. A list of such stockholders will be maintained ten days prior to the meeting at CCI's offices at 110 East 59th Street, New York, New York 10022.

         Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the Meeting.

         The CCI Board of Directors, by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved) has approved the terms of the 1996 Merger Agreement and the redemption of the CCI Rights and recommends that CCI stockholders vote FOR the proposal to approve and adopt the 1996 Merger Agreement and the transactions contemplated thereby, including the merger, and FOR the redemption of the CCI Rights.

New York, New York                                    Richard J. Lubasch
________ __, 1996                                          Secretary

                                                                PRELIMINARY COPY

                          CELLULAR COMMUNICATIONS, INC.
                                 PROXY STATEMENT
         FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 1996

                        --------------------------------

                          AIRTOUCH COMMUNICATIONS, INC.
                                   PROSPECTUS

         This Proxy Statement-Prospectus ("Proxy Statement-Prospectus") is being furnished to the stockholders of Cellular Communications, Inc. ("CCI") in connection with the solicitation of proxies by the CCI Board of Directors (the "CCI Board") for use at a special meeting of stockholders of CCI to be held at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Tuesday, July 30, 1996, at 10:00 a.m. New York time, and at any adjournment or postponement thereof (the "Meeting").

         At the Meeting, holders of record ("CCI Stockholders") of CCI's Series A Common Stock, par value $.01 per share (the "CCI Series A Common Stock"), Series C Common Stock, par value $.01 per share (the "CCI Series C Common Stock"), Redeemable Participating Convertible Preferred Stock, par value $.01 per share (the "CCI Redeemable Preferred Stock"), Class A Preference Stock, par value $1.00 per share (the "CCI Class A Preference Stock," and together with the CCI Series A Common Stock, the CCI Series C Common Stock and the CCI Redeemable Preferred Stock, the "CCI Stock"), as of the close of business on _________ will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "1996 Merger Agreement"), dated as of April 5, 1996, among CCI, AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), and AirTouch Cellular, a California corporation and a wholly owned subsidiary of AirTouch (or, at AirTouch's election, another wholly owned subsidiary of AirTouch (in either case, the "Surviving Corporation")), and the transactions contemplated thereby, as more fully described herein. A copy of the 1996 Merger Agreement is attached to this Proxy Statement-Prospectus as Annex A.

         Pursuant to the 1996 Merger Agreement, CCI will merge into the Surviving Corporation (the "Merger"), and each share of CCI Stock outstanding at the effective time of the Merger (other than shares held by AirTouch or those with respect to which appraisal rights are perfected ("Dissenting CCI Stock")) will have the right to receive, for each CCI Common Stock Equivalent Share (as defined below) represented thereby, either (i) $55 in cash without interest, or
(ii) one unit (a "Unit") consisting of [0.__] of a share of AirTouch 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 ("AirTouch Class B Preferred Stock"), and [0.550] of a share of AirTouch 4.25% Class C Convertible Preferred Stock, Series 1996 ("AirTouch Class C Preferred Stock"), or (iii) a combination of cash and a fraction of a Unit, in each case subject to adjustment and proration pursuant to the procedures set forth in the 1996 Merger Agreement and described herein. (A Unit is not a separate security, but simply a term describing a package of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock (together "AirTouch Preferred Stock, Series 1996") to be issued in exchange for each CCI Common Equivalent Share in the Merger). As used herein, the term "CCI Common Equivalent Share" means either (i) one issued and outstanding share of CCI Series A Common Stock or CCI Series C Common Stock (collectively, "CCI Common Stock") or (ii) the number of shares of CCI Common Stock into which issued and outstanding shares of CCI Redeemable Preferred Stock, CCI Class A Preference Stock and Series B Preference Stock, $1.00 par value per share ("CCI Series B Preference Stock") are convertible (excluding, in both cases, any treasury shares and shares held by AirTouch). CCI Stock held by AirTouch, which represented approximately __% of the CCI Stock at April __, 1996, will be canceled in the Merger without consideration. Of the remaining CCI Stock, an aggregate of approximately 28%, less Dissenting CCI Stock, will be converted in the Merger into cash and an aggregate of approximately 72% will be converted into Units. The percentage of shares of CCI Stock to be acquired with cash or Units is subject to possible adjustment at the time of the Merger in order to maintain tax-free treatment for the holders of CCI Stock pursuant to a formula set forth in the 1996 Merger Agreement and described herein.

         CCI Stockholders also will be asked to vote upon a proposal to approve the redemption of the rights (the "CCI Rights") issued pursuant to the Rights Agreement dated July 31, 1991, as amended, among CCI,

AirTouch and Continental Stock Transfer & Trust Company (the "CCI Rights Agreement") as required under the 1996 Merger Agreement (the "CCI Rights Redemption"), and such other matters as may properly come before the Meeting. The 1996 Merger Agreement provides that the CCI Rights Redemption is a condition to the consummation of the Merger.

         This Proxy Statement-Prospectus also serves as a prospectus for AirTouch under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in the Merger. No market for the AirTouch Class B Preferred Stock or the AirTouch Class C Preferred Stock currently exists. Application has been made to list the AirTouch Class B Preferred Stock and the AirTouch Class C Preferred Stock on the New York Stock Exchange (the "NYSE") under the symbols "___" and "___," respectively.

         This Proxy Statement-Prospectus and the accompanying Notice of Special Meeting and proxy card are first being mailed to CCI Stockholders on or about _______ __, 1996.

       THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT-
            PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION.
         STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY
        THIS PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY. FOR A DISCUSSION
         OF CERTAIN RISKS IN CONNECTION WITH THIS TRANSACTION, SEE "RISK
     FACTORS" BEGINNING ON PAGE 31 AND "CERTAIN CONSIDERATIONS WITH RESPECT
                 TO THE MERGER AND OPERATIONS AFTER THE MERGER."

                                ----------------

       THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
          DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                 STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

        THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS ________ __, 1996.

                                TABLE OF CONTENTS

                                                                               Page

AVAILABLE INFORMATION........................................................      4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................      5
SUMMARY......................................................................      7
     The Parties.............................................................      7
     The Meeting and Votes Required..........................................      7
     The Merger..............................................................      8
         General.............................................................      8
         Risk Factors........................................................      8
         Transactions Preceding the Merger...................................      8
         Merger Consideration................................................      8
         Limitations on Number of Shares of AirTouch Class B Preferred
              Stock to be Issued.............................................     10
         Examples of Merger Consideration Calculation........................     10
         Adjustments to Preserve Tax Status of Merger........................     11
         Election Procedures.................................................     11
         Election of Consideration...........................................     11
         Excess Cash Elections...............................................     12
         Excess Unit Elections...............................................     12
         Insufficient Elections..............................................     12
         AirTouch Class B Preferred Stock....................................     14
         AirTouch Class C Preferred Stock....................................     15
         CCI Convertible Notes...............................................     16
         Recommendation of the CCI Board of Directors........................     16
         Employee and Director Stock Options.................................     16
         Effects of a Failure to Approve the Merger..........................     17
         Opinions of Financial Advisor.......................................     18
         Regulatory Approvals Required.......................................     18
         Termination; Effect of Termination..................................     19
         Certain Transactions; Conflicts of Interest.........................     19
         Certain Considerations with Respect to the Merger and
              Operations after the Merger....................................     19
         Appraisal Rights....................................................     19
     Redemption of CCI Rights................................................     19
     Market Price and Dividend Data..........................................     20
     Selected Historical and Pro Forma Combined Financial Data...............     21
 SELECTED PRO FORMA COMBINED FINANCIAL DATA..................................     28
     Comparative Historical and Pro Forma Per Share Data.....................     29
     AirTouch Computation of Ratio of Earnings to Fixed Charges..............     30
RISK FACTORS.................................................................     31
     Securities Related Risks................................................     31
     Company-Related Risks...................................................     32
AIRTOUCH COMMUNICATIONS, INC.................................................     36
CELLULAR COMMUNICATIONS, INC.................................................     38
THE MEETING..................................................................     40
     General.................................................................     40
     Date, Place and Time....................................................     40
     Record Date.............................................................     40
     Required Vote...........................................................     40
     Voting and Revocation of Proxies........................................     41
     Solicitation of Proxies.................................................     41
THE MERGER...................................................................     42
     Background of the Merger................................................     42
         Transactions Preceding the Merger...................................     42
         Appraisal Process...................................................     44
         AirTouch Make Whole Obligation......................................     46
         Certain Required Asset Sales; Other Adjustments.....................     46
         Events Subsequent to the 1991 Merger................................     47
     CCI Reasons for the Merger; Recommendation of the CCI Board.............     48
     Effects of a Failure to Approve the Merger..............................     50
     CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and
         Donaldson, Lufkin & Jenrette Securities Corporation.................     51
         Public Company Trading Analysis.....................................     53
         Precedent Merger and Acquisition Transactions.......................     53
         Discounted Cash Flow Analysis.......................................     54
         Preliminary Merger Consequences Analysis............................     54
         Terms of Wasserstein Perella's Engagement...........................     55
         Terms of Donaldson, Lufkin & Jenrette's Engagement..................     55
     Fairness Opinion of Lehman Brothers.....................................     56
     AirTouch Reasons for the Merger and for the Structure...................     61
     Merger Consideration....................................................     61
         Limitations on Number of Shares of AirTouch Class B Preferred
              Stock to be Issued.............................................     62
     Election Procedures.....................................................     65
     Treatment of CCI Employee and Director Stock Options....................     67
     Certain Transactions; Conflicts of Interest.............................     68
     Effective Time..........................................................     69
     Procedures for Exchange of Certificates.................................     69
     Stock Exchange Listing..................................................     70
     Accounting Treatment....................................................     71
     Certain Federal Income Tax Consequences.................................     71
     Dissenting Stockholders' Rights of Appraisal............................     77
REDEMPTION OF THE CCI RIGHTS.................................................     80
CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER
     AND OPERATIONS AFTER THE MERGER.........................................     82
THE MERGER AGREEMENT.........................................................     83
     The Merger..............................................................     83
     Certain Representations and Warranties..................................     83
     Pre-Closing Covenants...................................................     84
     Conditions..............................................................     87
     Termination; Effect of Termination......................................     89
     Expenses................................................................     90
     Amendment and Waiver....................................................     90
CERTAIN PROJECTED FINANCIAL INFORMATION FOR NEW
     PAR.....................................................................     91
PRO FORMA CONDENSED COMBINED FINANCIAL
     STATEMENTS..............................................................     94
     Explanatory Notes to Pro Forma Condensed Combined Financial
         Statements..........................................................     98
DESCRIPTION OF AIRTOUCH CAPITAL STOCK........................................    101
     General.................................................................    101
     AirTouch Common Stock...................................................    101
     Certain Certificate of Incorporation Provisions.........................    102
     Rights Agreement........................................................    102
     Listing.................................................................    103
     AirTouch Class B Preferred Stock........................................    103
     AirTouch Class C Preferred Stock........................................    110
COMPARISON OF RIGHTS OF STOCKHOLDERS OF AIRTOUCH
     AND CCI.................................................................    118
     Notice of Stockholder Business..........................................    118
     Notice of Director Nominations..........................................    119
     Stockholder Meetings....................................................    119
     Directors; Classified Board.............................................    119
     Right to Elect Directors................................................    120
     Amendment to By-laws....................................................    120
     Amendment to Certificates...............................................    120
     Indemnification.........................................................    120
     Redemption to Prevent the Loss or Secure the Reinstatement of a
         Governmental License or Franchise...................................    121
OTHER MATTERS................................................................    121
     Regulatory Approvals Required...........................................    121
     Certain Litigation Related to the Merger................................    122
     Purchases of CCI Stock by CCI and AirTouch During the Past
         Two Fiscal Years....................................................    122
     Treatment of CCI Convertible Notes......................................    122
     Directors and Executive Officers of AirTouch and CCI....................    123
     Source and Amount of Funds or Other Consideration.......................    127
PRINCIPAL AND OTHER STOCKHOLDERS OF CCI......................................    127
EXPERTS......................................................................    128
LEGAL MATTERS................................................................    129

ANNEX A    AGREEMENT AND PLAN OF MERGER
ANNEX B    SECTION 262 OF THE DELAWARE GENERAL
           CORPORATION LAW
ANNEX C    FORM OF CERTIFICATE OF DESIGNATION,
           PREFERENCES AND RIGHTS OF AIRTOUCH
           CLASS B PREFERRED STOCK
ANNEX D    FORM OF CERTIFICATE OF DESIGNATION,
           PREFERENCES AND RIGHTS OF AIRTOUCH
           CLASS C PREFERRED STOCK
ANNEX E    OPINION OF DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION (to be filed by amendment)
ANNEX F    OPINION OF WASSERSTEIN PERELLA & CO., INC. (to
           be filed by amendment)
ANNEX G    OPINION OF LEHMAN BROTHERS
ANNEX H    CONSOLIDATED FINANCIAL STATEMENTS OF
           U S WEST NEWVECTOR GROUP

         NO PERSON IS AUTHORIZED BY AIRTOUCH OR CCI TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN ANY INFORMATION OR REPRESENTATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, IN CONNECTION WITH THE OFFERING AND THE SOLICITATION MADE BY THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH A SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

         NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER WILL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF AIRTOUCH OR CCI SINCE THE DATE HEREOF.

         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT: WHEN USED IN THIS PROXY STATEMENT-PROSPECTUS, THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS" AND "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER." READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. NEITHER AIRTOUCH NOR CCI UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                              AVAILABLE INFORMATION

         Under the rules and regulations of the Securities and Exchange Commission (the "SEC"), the solicitation of CCI Stockholders to approve and adopt the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, and the CCI Rights Redemption constitutes an offering of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be issued in conjunction with the Merger. Accordingly, AirTouch has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act, with respect to such offering. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         AirTouch and CCI are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, proxy statements, reports and other information are filed with the SEC by AirTouch and CCI. Material filed by AirTouch and CCI can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material regarding AirTouch can be inspected at the offices of the NYSE and the Pacific Stock Exchange, where AirTouch Common Stock is listed, and material regarding CCI can be inspected at the offices of the Chicago Stock Exchange, where CCI's Series A Common Stock is listed.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         AirTouch incorporates herein by reference (a) AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995, (b) AirTouch's Current Reports on Form 8-K dated April 7, 1996 and April 25, 1996, (c) the description of AirTouch Common Stock set forth in the Registration Statement on Form S-3 dated December 13, 1995 (Registration No. 33-62787), and (d) the description of AirTouch's Preferred Stock Purchase Rights set forth in the Registration Statement on Form S-3 dated December 13, 1995 (Registration No. 33-62787).

         CCI incorporates herein by reference (a) CCI's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by CCI's amended report on Form 10-K/A-1 dated April 24, 1996, (b) CCI's Current Report on Form 8-K dated April 8, 1996, (c) the description of CCI Common Stock contained in CCI's Annual Report on Form 10-K for the year ended December 31, 1991 (File No. 1-10789) and
(d) the description of CCI's Rights set forth in the Registration Statement on Form 8-B dated June 18, 1991 (Registration No. 1-10789).

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY AFTER RECEIPT OF SUCH REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WITH RESPECT TO DOCUMENTS OF AIRTOUCH INCORPORATED HEREIN BY REFERENCE, REQUESTS SHOULD BE DIRECTED TO AIRTOUCH COMMUNICATIONS, INC., INVESTOR RELATIONS, ONE CALIFORNIA STREET, SAN FRANCISCO, CA 94111 (TELEPHONE (415) 658-2000). WITH RESPECT TO DOCUMENTS OF CCI INCORPORATED HEREIN BY REFERENCE, REQUESTS SHOULD BE DIRECTED TO CELLULAR COMMUNICATIONS, INC., INVESTOR RELATIONS, 110 EAST 59TH STREET, 26TH FLOOR, NEW YORK, NY 10022 (TELEPHONE (212) 906-8440). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY JULY 22, 1996.

         All reports and definitive proxy or information statements filed by AirTouch and CCI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the termination of the offering of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to which this Proxy Statement-Prospectus relates will be deemed to be incorporated by reference into this Proxy Statement-Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS RELATING TO AIRTOUCH HAS BEEN SUPPLIED BY AIRTOUCH, AND ALL INFORMATION RELATING TO CCI

HAS BEEN SUPPLIED BY CCI. NEITHER AIRTOUCH NOR CCI WARRANTS THE ACCURACY OR COMPLETENESS OF INFORMATION RELATING TO THE OTHER PARTY.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement-Prospectus, in the attached Annexes and in the documents incorporated herein by reference. CCI Stockholders are urged to read carefully this Proxy Statement-Prospectus and the attached Annexes in their entirety.

THE PARTIES

         AirTouch is a global wireless communications company, with interests in businesses providing cellular, paging and personal communications services and in the Globalstar satellite system in the United States, Europe and Asia. AirTouch is headquartered at One California Street, San Francisco, California 94111, telephone (415) 658-2000. See "AIRTOUCH COMMUNICATIONS, INC."

         CCI is a holding company that indirectly through its subsidiaries primarily holds a 50% interest in a joint venture with AirTouch ("New Par") that owns and operates cellular systems located in Ohio and Michigan and in portions of Indiana and Kentucky. CCI is headquartered at 110 East 59th Street, 26th Floor, New York, New York 10022, telephone (212) 906-8440. See "CELLULAR COMMUNICATIONS, INC."

THE MEETING AND VOTES REQUIRED

         The Meeting will be held on Tuesday, July 30, 1996, at 10:00 a.m., New York time, at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019. At the Meeting, holders of CCI Stock will be asked to consider and to vote on (i) the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) the CCI Rights Redemption and (iii) such other matters as may properly come before the Meeting.

         The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of CCI Stock, voting together as a single class. Approval of the CCI Rights Redemption will require the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch and the consent of AirTouch. AirTouch has given its consent to the CCI Rights Redemption and to the amendment of the CCI Rights Agreement required to effect the CCI Rights Redemption. See "Redemption of CCI Rights." The Merger is contingent on approval of the CCI Rights Redemption, and the CCI Rights Redemption is contingent on approval of the Merger. Holders of record of CCI Series A Common Stock, CCI Series C Common Stock, CCI Redeemable Preferred Stock and CCI Class A Preference Stock, at the close of business on [_____], 1996 (the "Record Date") will be entitled to vote at the Meeting. CCI has called for redemption all of its Series B Preference Stock, $1.00 par value per share (the "CCI Series B Preference Stock"). In the event the CCI Series B Preference Stock is not redeemed prior to the Meeting, the holders thereof also will be entitled to vote.

         As of the Record Date, _______________ shares of CCI Series A Common Stock, _______________ shares of CCI Series C Common Stock, _______________ shares of CCI Redeemable Preferred Stock and 2,206,410 shares of CCI Class A Preference Stock were outstanding and entitled to vote at the Meeting. Each share of CCI Stock is entitled to one vote. On such Record Date, ________ shares of CCI Series B Preference Stock were outstanding, each of which, if not redeemed prior to the Meeting, is entitled to 100 votes.

         As of the Record Date, directors and executive officers of CCI and their respective affiliates (excluding AirTouch) owned approximately _______________% of the outstanding shares of CCI Stock. All of the directors and executive officers of CCI intend to vote their shares of CCI Stock FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption. Pursuant to the 1990 Merger Agreement (as defined below), AirTouch is required to vote its shares of CCI Common Stock generally in the same proportion as the shares of CCI Stock voted by all other holders of CCI Stock. AirTouch has no such obligation with respect to the shares of CCI Class A Preference Stock held by it. As of the Record Date, AirTouch owned an aggregate of 3,450,800 shares of CCI Series A Common Stock (___% of the CCI Stock), 10,065,641 shares of CCI Series C Common Stock (_____% of CCI Stock) and 2,206,410 shares of CCI Class A Preference Stock (_____% of the CCI Stock). AirTouch intends to vote all of its shares of CCI Class A Preference Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger.

         Approval of the Merger by AirTouch's stockholders is not required.

         A CCI Stockholder may revoke a proxy at any time before it is voted by the filing of an instrument revoking the proxy or of a duly executed proxy bearing a later date with the Secretary of CCI prior to or at the Meeting, or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.

         For additional information relating to the Meeting, see "THE MEETING."

THE MERGER

         General. The 1996 Merger Agreement provides that CCI will merge with and into the Surviving Corporation. See "THE MERGER."

         Risk Factors. CCI Stockholders should carefully review the discussion of risk factors relating to the Merger and an investment in the AirTouch Preferred Stock, Series 1996. See "RISK FACTORS."

         Transactions Preceding the Merger. In 1990, AirTouch (then known as PacTel Corporation), CCI and the predecessor of CCI (together with certain wholly owned subsidiaries of CCI formed for purposes of the transactions described below) entered into an Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 (the "1990 Merger Agreement") which provided for the transactions (the "Original Transactions") described below.

         The Original Transactions included, among other matters, (a) the combination in 1991 of CCI's Ohio cellular operations (the "CCI Ohio System") with the Ohio and Michigan cellular operations of AirTouch (the "AirTouch Midwest System") in a newly formed joint venture known as New Par, (b) an initial investment of approximately $87 million in 1991 by AirTouch in CCI and the establishment of a mechanism whereby AirTouch would subsequently acquire additional ownership interests in CCI, including through such methods as open market purchases and the redemption by CCI of 10.04 million shares of CCI Redeemable Preferred Stock on October 27, 1995 (the "MRO"), and a corresponding purchase by AirTouch of 10.04 million shares of CCI Series C Common Stock, (c) the purchase by AirTouch from CCI of an option (the "AirTouch Replacement Option") for approximately $107.7 million, an amount equal to the aggregate consideration paid by CCI for cancellation of the Employee Replacement Options on January 4, 1996 and (d) an appraisal process (the "Appraisal Process"), to commence in August 1996 (unless deferred), pursuant to which AirTouch has the right to acquire the remaining equity interests in CCI at a price reflecting the appraised private market value of CCI's assets, less certain adjustments. THE MERGER CONTEMPLATED BY THE 1996 MERGER AGREEMENT IS A PROPOSED ALTERNATIVE TRANSACTION BY WHICH AIRTOUCH WOULD ACQUIRE CCI. See "THE MERGER--Background of the Merger" and "--AirTouch Reasons for the Merger and for the Structure."

         Merger Consideration. The 1996 Merger Agreement provides that, subject to the election and allocation procedures provided for therein, each share of CCI Stock outstanding immediately prior to the Effective Time (as defined in the 1996 Merger Agreement) (other than shares owned by AirTouch and

Dissenting CCI Stock) under the Delaware General Corporation Law (the "DGCL")) will be converted into the right to receive, for each CCI Common Equivalent Share (as defined below) represented thereby:

                  (i) $55.00 in cash, without interest, subject to adjustment and proration as described below (the "Per Share Cash Consideration"), or

                  (ii) a unit of AirTouch Preferred Stock, Series 1996 (a "Unit") consisting of (a) an amount of shares of AirTouch Class B Preferred Stock equal to the Class B Per-Unit Amount (as defined below) and (b) an amount of shares of AirTouch Class C Preferred Stock equal to the Class C Per-Unit Amount (as defined below), subject in each case to adjustment and proration as described below (collectively, the "Per Share Unit Consideration"), or

                  (iii)  a combination of a fractional Unit and cash,

provided that the total number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time to be converted into the right to receive Units and cash will be adjusted and prorated pursuant to the election procedures set forth in the 1996 Merger Agreement and described below. The Per Share Cash Consideration, the Per Share Unit Consideration and the combination of a fractional Unit and cash (less the $.01 in value per CCI Common Equivalent Share attributable to the CCI Rights Redemption, as described below under "--Redemption of CCI Rights") are collectively referred to as the "Merger Consideration." CCI Stock held by AirTouch, which represented approximately ___% of the CCI Stock at April ___, 1996, will be canceled in the Merger without consideration. Of the remaining CCI Stock outstanding immediately prior to the Effective Time, an aggregate of approximately 28% (subject to reduction to the extent of Dissenting CCI Stock) will be converted into the right to receive cash, and an aggregate of approximately 72% (subject to increase to the extent of Dissenting CCI Stock) will be converted into the right to receive Units. See "--Election Procedures" below. As discussed below, the Merger is conditioned on being a tax-free reorganization and up to an additional 8% of the CCI Common Equivalent Shares will be exchanged for Units rather than cash to the extent necessary to achieve tax-free treatment. All fractional shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will be paid in cash.

         As used herein, the following terms have the following meanings:

         "Preferred Stock Issue Price" means $______, which represents the Volume-Weighted Average Trading Price for AirTouch Common Stock, par value $.01 per share (the "AirTouch Common Stock") for the 15-trading-day period ending on the second calendar day preceding the date on which this Proxy Statement-Prospectus was mailed to CCI Stockholders, but in no event was it to be lower than $29 or higher than $35.

         "CCI Common Equivalent Shares" means, as of any particular time, the sum of (i) the number of issued and outstanding shares of CCI Common Stock and (ii) the number of shares of CCI Common Stock into which issued and outstanding shares of CCI Redeemable Preferred Stock, CCI Class A Preference Stock and CCI Class B Preference Stock are convertible (excluding for purposes of either calculation, any treasury shares and shares held by AirTouch).

         The "Class B Per-Unit Amount" will equal [(i) $27.50, divided by (ii) the Preferred Stock Issue Price,] subject to adjustment as set forth below. The "Class C Per-Unit Amount" will equal .550, subject to adjustment as set forth below.

         The "Volume-Weighted Average Trading Price" means, for any given period, an amount equal to (i) the cumulative sum for each trade of the relevant security during such period on the principal exchange or over-the-counter market on which such security is listed, of the product of: (x) the sales price times (y) the number of shares of such security sold at such price, divided by (ii) the total number of shares of such security so traded during such period.

         Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued. The number of shares of AirTouch Class B Preferred Stock issued in the Merger (without regard to conversions of CCI's Zero Coupon Convertible Subordinated Notes due 1999 ("CCI Convertible Notes") or exercises of outstanding CCI stock options occurring, in either case, after the Effective
Time) will in no event exceed [the quotient of (i) $500 million, divided by (ii) the Preferred Stock Issue Price] (the "Class B Maximum"). In the event that, absent any adjustment, the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger would exceed the Class B Maximum, then the Class B Per-Unit Amount and Class C Per-Unit Amount will be adjusted pursuant to a formula, described in "THE MERGER--Merger Consideration--Limitations on Number of Shares of AirTouch Class B Preferred Issued," which would have the effect of increasing the Class C Per-Unit Amount and decreasing the Class B Per-Unit Amount (and thus increasing the number of shares of AirTouch Class C Preferred Stock to be issued in the Merger while limiting the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger to the Class B Maximum). See "THE MERGER--Merger Consideration--Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued."

         As of the date of this Proxy Statement-Prospectus, there were issued and outstanding shares of CCI Stock representing _____ CCI Common Equivalent Shares. Based on this number of CCI Common Equivalent Shares (and assuming that no other adjustments to the Merger Consideration would be required pursuant to other provisions of the 1996 Merger Agreement), the formula described above would adjust the Class B Per-Unit Amount and Class C Per-Unit Amount to equal _____ and _____, respectively.

         Examples of Merger Consideration Calculation

         The following chart sets forth the approximate Merger Consideration that a holder of 100 CCI Common Equivalent Shares would receive if all holders of CCI Stock elected to receive cash, such that upon the application of the allocation and proration procedures described under "THE MERGER--Election Procedures," each holder of CCI Stock would receive 72% of the Merger Consideration in Units and 28% in cash (subject to adjustments for fractional shares which may, on a cumulative basis, cause the actual percentages received by a particular holder to vary).

         Merger Consideration to holder of 100 shares(1):

Class B Per-Unit Amount:

Class C Per-Unit Amount:

Cash Consideration per CCI
         Common Equivalent Share:

Total Number of Units:

         Total Number of AirTouch
         Class B Preferred Shares(2):

         Total Number of AirTouch
         Class C Preferred Shares(2):

Cash received for CCI Common
         Equivalent Shares:

- ----------------
(1) Assumes _________ CCI Common Equivalent Shares outstanding at the Effective Time including ________ CCI Common Equivalent Shares resulting from the conversion of all of the shares of CCI Series B Preference Stock, which have been called for redemption. Assumes no conversion of the CCI Convertible Notes, which were convertible into _________ CCI Common Equivalent Shares as of

         April __, 1996, no exercise of CCI Options, which represented ______ CCI Common Equivalent Shares as of April __, 1996, and no conversion of CCI Series B Preference Stock, which was convertible into _______ CCI Common Equivalent Shares as of April __, 1996. Also assumes no adjustment to the Cash Election Number to preserve the tax-free treatment of the Merger and no CCI Dissenting Stock.

(2) Each holder of CCI Stock who would otherwise be entitled to receive a fractional share will, after taking into account all certificates delivered by such holder, receive cash (without interest) in lieu of fractional shares on the basis set forth in the 1996 Merger Agreement.

         Adjustments to Preserve Tax Status of Merger. If Pillsbury Madison & Sutro LLP, special counsel to AirTouch, determines that the tax opinion of such firm required to be delivered to AirTouch as of the Effective Time (described under "Certain Federal Income Tax Consequences") cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the minimum extent necessary to enable such tax opinion to be rendered:
(i) the Cash Election Number (the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive cash in the Merger) will be reduced and the Unit Election Number (the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive Units in the Merger) will be correspondingly increased on a share-for-share basis, and (ii) the composition of each Unit will be adjusted by recalculating the Class B Per-Unit Amount and the Class C Per-Unit Amount pursuant to the formula described above. See "THE MERGER--Merger Consideration--Adjustments to Preserve Tax Status of Merger."

         The effect of the foregoing adjustment will be to increase the equity component (by increasing the Unit Election Number, as defined below), and reduce the cash component (by decreasing the Cash Election Number, as defined below), of the Merger Consideration, while obtaining the same aggregate value of consideration to be delivered in the Merger that would have resulted if no such adjustment had been made. Notwithstanding anything to the contrary contained in the 1996 Merger Agreement, in the event that as a result of the foregoing adjustments, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, then the board of directors of AirTouch (the "AirTouch Board"), in its sole discretion, may elect to terminate the 1996 Merger Agreement. See "THE MERGER AGREEMENT--Termination; Effect of Termination."

   Election Procedures. Both the number of CCI Common Equivalent Shares to be converted in the aggregate into the right to receive Units (the "Unit Election Number") and the number of such shares to be converted in the aggregate into the right to receive cash (the "Cash Election Number") in the Merger are fixed under the terms of the 1996 Merger Agreement. The Cash Election Number will be equal to (i) approximately 28% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time (which excludes CCI Common Equivalent Shares owned by AirTouch) less (ii) the number of CCI Common Equivalent Shares represented by Dissenting CCI Stock. The Unit Election Number will be equal to approximately 72% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time (which excludes CCI Common Equivalent Shares owned by AirTouch). Both the Cash Election Number and the Unit Election Number will be subject to adjustment as discussed under "THE MERGER--Merger Consideration."

   Election of Consideration. Subject to the allocation and proration procedures set forth below, each holder of record of shares of CCI Stock will be entitled to: (i) elect to receive cash for all of such shares (a "Cash Election"); (ii) elect to receive Units for all of such shares (a "Unit Election"); or (iii) indicate that such holder has no preference as to the receipt of cash or Units for such shares (a "Non-Election"). All such elections are to be made on a form of election (a "Form of Election"). Holders of record of shares of CCI Stock who hold such shares as nominees, trustees or in other representative capacities (individually a "Representative") may submit multiple Forms of Election, provided that each such Representative certifies that each Form of Election covers all the shares of CCI Stock held by such Representative for a particular beneficial owner. All elections will be revocable until 5:00 p.m. New York time on the last business day prior to the Effective Time.

   Holders of CCI Stock should consider that the conversion ratios and the dividend rates of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock were determined based on the market price of AirTouch Common Stock over a period prior to the date of mailing of this Proxy Statement-Prospectus and prevailing interest rates at the time of the 1996 Merger Agreement, respectively. Since the market price of AirTouch Common Stock and interest rates are subject to fluctuation, the combined market value of the AirTouch Preferred Stock, Series 1996 underlying a Unit that holders of shares of CCI Stock may receive in the Merger may be less than, greater than or equal to $55.00. See "RISK FACTORS--Securities Related Risks."

   Excess Cash Elections. If the aggregate number of CCI Common Equivalent Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, then all shares of CCI Stock covered by Unit Elections and all shares of CCI Stock covered by Non-Elections (the "Non-Election Shares") will be converted into the right to receive Units and each share of CCI Stock covered by a Cash Election will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $55.00, subject to adjustment as described herein, and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Cash Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

   Excess Unit Elections. If the aggregate number of CCI Common Equivalent Shares covered by Unit Elections (the "Unit Election Shares") exceeds the Unit Election Number, then all shares of CCI Stock covered by Cash Elections and all shares of CCI Stock covered by Non-Elections will be converted into the right to receive cash and each share of CCI Stock covered by a Unit Election will be converted into the right to receive (i) a number of Units equal to a fraction (the "Unit Fraction"), the numerator of which will be the Unit Election Number and the denominator of which will be the total number of Unit Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Unit Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

   Insufficient Elections. In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Unit Election Shares does not exceed the Unit Election Number, all shares of CCI Stock covered by Cash Elections will be converted into the right to receive cash, all shares of CCI Stock covered by Unit Elections will be converted into the right to receive Units, and each share of CCI Stock covered by a Non-Election, if any, will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which will be the excess of the Cash Election Number over the total number of Cash Election Shares and the denominator of which will be the excess of (A) the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and the total number of Unit Election Shares and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Non-Election Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

   BOTH THE NUMBER OF CCI COMMON EQUIVALENT SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE CASH (INCLUDING DISSENTING CCI STOCK) AND THE NUMBER OF SUCH SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE UNITS IN THE MERGER ARE FIXED UNDER THE TERMS OF THE 1996 MERGER AGREEMENT. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT AN ELECTION BY ANY GIVEN HOLDER OF CCI STOCK CAN BE ACCOMMODATED.

RATHER, THE ELECTION BY EACH HOLDER OF CCI STOCK WILL BE SUBJECT TO THE RESULTS OF THE ALLOCATION AND PRORATION PROCEDURES DESCRIBED ABOVE.

   A FORM OF ELECTION IS BEING SENT SEPARATELY TO HOLDERS OF RECORD OF CCI STOCK ON THE RECORD DATE. THE FORM OF ELECTION WILL SPECIFY THAT DELIVERY WILL BE EFFECTED AND RISK OF LOSS AND TITLE TO THE CERTIFICATES REPRESENTING SHARES OF CCI STOCK WILL PASS, ONLY UPON PROPER DELIVERY OF SUCH CERTIFICATES TO ________________ (THE "EXCHANGE AGENT"). TO BE EFFECTIVE, A FORM OF ELECTION MUST BE PROPERLY COMPLETED AND SIGNED AND MUST BE RECEIVED BY THE EXCHANGE AGENT ACCOMPANIED BY ALL STOCK CERTIFICATES REPRESENTING SHARES OF CCI STOCK HELD BY THE PERSON SUBMITTING SUCH FORM OF ELECTION NO LATER THAN 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME. THE 1996 MERGER AGREEMENT PROVIDES THAT AIRTOUCH AND CCI WILL CAUSE THE EFFECTIVE TIME TO OCCUR ON THE SECOND BUSINESS DAY AFTER THE APPROVAL BY CCI STOCKHOLDERS OF THE 1996 MERGER AGREEMENT AND THE SATISFACTION (OR WAIVER, IF PERMISSIBLE) OF THE OTHER CONDITIONS SET FORTH IN THE 1996 MERGER AGREEMENT. THUS, EACH HOLDER OF CCI STOCK IS URGED TO DELIVER A PROPERLY COMPLETED FORM OF ELECTION TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. NEW YORK TIME, ON ___________, 1996, IN ORDER TO ENSURE THAT ITS FORM OF ELECTION WILL BE RECEIVED PRIOR TO THE EFFECTIVE TIME. AS SOON AS THE DATE ON WHICH THE EFFECTIVE TIME IS ANTICIPATED TO OCCUR IS DETERMINED, AIRTOUCH AND CCI WILL PUBLICLY ANNOUNCE SUCH DATE, ALTHOUGH NO ASSURANCE CAN BE GIVEN THAT THE EFFECTIVE TIME WILL NOT BE DELAYED. ALL ELECTIONS MAY BE REVOKED UNTIL 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME.

   In the 1996 Merger Agreement, AirTouch and CCI have each agreed to use their best efforts to mail a Form of Election to all persons who become holders of CCI Stock between the Record Date and 10:00 a.m., New York time on the fifth business day prior to the anticipated Effective Time, and to make a Form of Election available to all persons who become holders of CCI Stock subsequent to such date and not later than the close of business on the business day prior to the Effective Time. Persons who become holders of CCI Stock after the Record Date or any other holders of CCI Stock who need a Form of Election may obtain copies of the Form of Election upon request from the Exchange Agent either in writing at ______________, [mailing address] or by telephone at (XXX) XXX-XXXX.

   HOLDERS OF CCI STOCK THAT WISH TO SUBMIT A FORM OF ELECTION SHOULD DELIVER THEIR STOCK CERTIFICATES WITH SUCH FORM OF ELECTION.

   ANY HOLDER OF CCI STOCK THAT DOES NOT SUBMIT A PROPERLY COMPLETED FORM OF ELECTION, ACCOMPANIED BY THE APPLICABLE STOCK CERTIFICATES, THAT IS RECEIVED AND ACCEPTED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME WILL BE DEEMED TO HAVE MADE A NON-ELECTION.

   If AirTouch or the Exchange Agent determines that any purported Cash Election or Unit Election was not properly made, such purported Cash Election or Unit Election will be deemed to be of no force and effect and the holder of CCI Stock making such purported Cash Election or Unit Election will, for purposes hereof, be deemed to have made a Non-Election. Neither AirTouch or CCI nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election.

   Subsequent to the Effective Time, AirTouch will mail a letter of transmittal to holders of record of CCI Stock immediately prior to the Effective Time who did not deliver their stock certificates with a Form of Election for use in submitting such certificates for the cash and/or Units which they are entitled to receive in exchange therefor. See "THE MERGER--Procedures for Exchange of Certificates."

   The tax consequences to a holder of CCI Stock of receiving cash and/or Units are different. See "Certain Federal Income Tax Consequences."

   AirTouch Class B Preferred Stock.

   Dividends. A holder of a share of AirTouch Class B Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends at a rate per annum of 6.00% of the Preferred Stock Issue Price (equivalent to $_____ per annum for each share of AirTouch Class B Preferred Stock), from the date of initial issuance of the share of AirTouch Class B Preferred Stock until conversion, payable quarterly in arrears on each February 15, May 15, August 15 and November 15, or, if any such date is not a business day, on the next succeeding business day. See "Description of AirTouch Capital Stock--AirTouch Class B Preferred Stock--Dividends."

   Mandatory Conversion. AirTouch Class B Preferred Stock mandatorily converts into AirTouch Common Stock on the date that is the third anniversary of the Effective Time or such earlier date as may occur as a result of a Reorganization Event (the "Class B Maturity Date") at the following rates (subject to adjustment for certain events):

   If the Class B Maturity Price (as defined below) is greater than or equal to $___ per share (the "Class B Conversion Price"), each share of AirTouch Class B Preferred Stock will convert into .806 of a share of AirTouch Common Stock.

   If the Class B Maturity Price is less than the Class B Conversion Price but greater than the Preferred Stock Issue Price of $__ per share, each share of AirTouch Class B Preferred Stock will convert into a fraction of a share of AirTouch Common Stock equal to the Preferred Stock Issue Price over the Class B Maturity Price.

   If the Class B Maturity Price is less than or equal to the Preferred Stock Issue Price, each share of AirTouch Class B Preferred Stock will convert into one share of AirTouch Common Stock.

   "Class B Maturity Price" means the Volume-Weighted Average Trading Price of AirTouch Common Stock for the 20 consecutive trading day period immediately prior to (but not including) the Class B Maturity Date.

See "Description of AirTouch Capital Stock--AirTouch Class B Preferred Stock--Mandatory Conversion."

   Conversion at the Option of the Holder. Shares of AirTouch Class B Preferred Stock are convertible into shares of AirTouch Common Stock at the option of the holder at any time prior to the Class B Maturity Date at a rate equal to .806 shares of AirTouch Common Stock per share of AirTouch Class B Preferred Stock (subject to adjustment for certain events), regardless of the market price of the AirTouch Common Stock on the date of such optional conversion. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class B Preferred Stock--Conversion at the Option of the Holder" and "RISK FACTORS"--Less Opportunity for Equity Appreciation Compared to AirTouch Common Stock."

   Contingent Payment. If the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock over the consecutive thirty calendar day period commencing on the date that is three months after the Effective Time (the "Contingent Payment Date") is less than $_____ [$54.50 X (Preferred Stock Issue Price/$55.00)], then each holder of a share of AirTouch Class B Preferred Stock will be entitled to receive per share a payment out of funds legally available therefor in amount equal to (a) between $2 million and $15 million, depending on the market price of AirTouch Class B Preferred Stock, divided by (b) the total number of shares of AirTouch Class B Preferred Stock issued and outstanding as of the Contingent Payment Date. Such payment may be made in cash, AirTouch Class C Preferred Stock or AirTouch Common Stock, at the option of AirTouch. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class B Preferred Stock--Contingent Payment."

   Voting Rights. The holders of shares of AirTouch Class B Preferred Stock will have the right with the holders of AirTouch Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of AirTouch Common Stock on the basis of four-fifths of a vote for each share of AirTouch Class B Preferred Stock. On such matters, the holders of shares of AirTouch Class B Preferred Stock and the holders of shares of AirTouch Common Stock will vote together as one class except as otherwise provided by law or AirTouch's Certificate of Incorporation. In addition, whenever dividends on the shares of AirTouch Class B Preferred Stock or any other series of AirTouch's preferred stock (all series of which, including the shares of AirTouch Preferred Stock, Series 1996 hereinafter are called the "AirTouch Preferred Stock") with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of AirTouch Class B Preferred Stock (voting separately as a class with all other shares of AirTouch Preferred Stock upon which like voting rights have been conferred) will be entitled to vote, on the basis of one vote for each share of AirTouch Class B Preferred Stock, for the election of two directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class B Preferred Stock--Voting Rights."

   Liquidation Rights. The AirTouch Class B Preferred Stock ranks prior to AirTouch Common Stock and AirTouch's Series A Participating Preferred Stock ("AirTouch Series A Preferred Stock"), and on a parity with the AirTouch Class C Preferred Stock, as to payment of dividends, and senior to the AirTouch Common Stock and AirTouch Series A Preferred Stock as to distribution of assets upon liquidation. The liquidation preference of each share of AirTouch Class B Preferred Stock is an amount equal to the sum of (i) the Preferred Stock Issue Price and (ii) all accrued and unpaid dividends thereon. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class B Preferred Stock--Dividends" and "--Liquidation Rights."

   AirTouch Class C Preferred Stock

   Dividends. A holder of a share of AirTouch Class C Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends at a rate per annum of 4.25% of the Call Price (as defined below) (equivalent to $2.125 per annum for each share of AirTouch Class C Preferred Stock), from the date of initial issuance of the share of AirTouch Class C Preferred Stock until redemption or conversion, payable quarterly in arrears on each February 15, May 15, August 15 and November 15 or, if any such date is not a business day, on the next succeeding business day. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class C Preferred Stock--Dividends."

   Maturity. Unless previously converted or redeemed, AirTouch Class C Preferred Stock will mature on the day following the twentieth anniversary of the Effective Time (the "Class C Maturity Date"), and each holder of a share of AirTouch Class C Preferred Stock will be entitled to receive out of funds legally available therefor cash in the amount of $50.00 per share of AirTouch Class C Preferred Stock (the "Call Price") plus an amount equal to all accrued and unpaid dividends on such share of AirTouch Class C Preferred Stock. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class C Preferred Stock--Mandatory Redemption."

   Redemption at the Option of AirTouch. From the third anniversary of the Effective Time until the fourth anniversary of the Effective Time, AirTouch may redeem AirTouch Class C Preferred Stock (in whole or in part) at any time after the Volume-Weighted Average Trading Price of AirTouch Common Stock on 15 separate trading days during any 30-trading day period has exceeded $___ [130% of the [Preferred Stock Issue Price] times 1.25]. After the fourth anniversary of the Effective Time, AirTouch may redeem the AirTouch Class C Preferred Stock (in whole or in part) regardless of the market price of AirTouch Common Stock. Until the tenth anniversary of the Effective Time, AirTouch may only redeem AirTouch Class C Preferred Stock by delivering to the holder thereof an amount of AirTouch Common Stock equal to $50.00 divided by the Volume-Weighted Average Trading Price of AirTouch Common Stock over the 15 consecutive trading day period prior to the record date for such redemption. After the tenth anniversary of the Effective Time, AirTouch may redeem the AirTouch Class C Preferred Stock by delivering AirTouch Common Stock, as described above, or by paying $50.00 in cash per share of AirTouch Class C Preferred Stock. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class C Preferred Stock--Redemption at the Option of AirTouch."

   Conversion at the Option of the Holder. Shares of AirTouch Class C Preferred Stock are convertible into shares of AirTouch Common Stock at the option of the holder at any time prior to the Class C Maturity Date at a rate equal to ________ shares of AirTouch Common Stock per share of AirTouch Class C Preferred Stock (subject to adjustment for certain events), regardless of the market price of AirTouch Common Stock on the date of such optional conversion. The right of holders to convert shares of AirTouch Class C Preferred Stock called for redemption will terminate immediately prior to the close of business on the redemption date. See "DESCRIPTION OF AIRTOUCH CLASS C PREFERRED STOCK--Conversion at the Option of the Holder" and "RISK FACTORS--Less Opportunity for Equity Appreciation Compared to AirTouch Common Stock."

   Voting Rights. Whenever dividends on the shares of AirTouch Class C Preferred Stock or any other series of AirTouch Preferred Stock with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of AirTouch Class C Preferred Stock (voting separately as a class with all other shares of AirTouch Preferred Stock upon which voting rights have been conferred) will be entitled to vote, on the basis of one vote for each share of AirTouch Class C Preferred Stock, for the election of two AirTouch directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class C Preferred Stock--Voting Rights."

   Liquidation Rights. The AirTouch Class C Preferred Stock ranks prior to AirTouch Common Stock and AirTouch Class A Preferred Stock, and on a parity with AirTouch Class B Preferred Stock as to payment of dividends. AirTouch Class C Preferred Stock will rank on a parity with AirTouch Common Stock upon distribution of assets upon liquidation. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK--AirTouch Class C Preferred Stock--Dividends" and "--Liquidation Rights."

   CCI Convertible Notes. The 1996 Merger Agreement provides that, at the Effective Time, the CCI Convertible Notes will be assumed by the Surviving Corporation. The Surviving Corporation will execute one or more supplemental indentures as may be required pursuant to the terms of the indenture relating to the CCI Convertible Notes. See "OTHER MATTERS--Treatment of CCI Convertible Notes."

   Recommendation of the CCI Board of Directors. The CCI Board, by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved), has approved the terms of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger. The CCI Board believes that the Merger is in the best interests of CCI and the holders of CCI Stock, and recommends that CCI Stockholders vote FOR the approval and adoption of the 1996 Merger Agreement, the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption. See "THE MERGER--Recommendation of the Board of Directors and Reasons for the Merger."

   Employee and Director Stock Options. Pursuant to the 1996 Merger Agreement, CCI is required to use its reasonable best efforts to obtain the written consent of each holder of options outstanding under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan (collectively, the "CCI Option Plans") to the conversion procedure described in the next paragraph. In the event that a holder of options outstanding under a CCI Option Plan (each option for one share of CCI Common Stock being a "CCI Option") fails prior to the Effective Time to consent to such conversion procedure, the conversion procedure described in the second paragraph below will be applied to such options.

   Consenting Optionholder Procedure. If the optionholder consents, at and as of the Effective Time, AirTouch will substitute an option to purchase AirTouch Common Stock (an "AirTouch Common Option") for each CCI Option. Each AirTouch Common Option so substituted by AirTouch will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options, except that (i) such AirTouch Common Option will be exercisable for that number of whole shares of AirTouch Common Stock equal to the product of the number of shares of CCI Common Stock that were purchasable under such CCI Option immediately prior to the Effective Time multiplied by the Option Adjustment Ratio (as defined below), rounded down to the nearest whole number of shares of AirTouch Common Stock; and (ii) the per share exercise price for the shares of AirTouch Common Stock issuable upon exercise of such AirTouch Common Option will be equal to the quotient determined by dividing the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time by the Option Adjustment Ratio and rounding the resulting exercise price up to the nearest whole cent. The Option Adjustment Ratio will be equal to (A) the Volume-Weighted Average Trading Price of a share of CCI Common Stock during the last five trading days on which CCI Common Stock is traded before the Effective Time divided by (B) the Volume-Weighted Average Trading Price of a share of AirTouch Common Stock during such period.

   Non-consenting Optionholder Procedure. If no consent is obtained, at and as of the Effective Time, AirTouch will substitute an AirTouch Preferred Option to purchase one Unit (an "AirTouch Preferred Option") for each CCI Option. Each AirTouch Preferred Option so substituted by AirTouch will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options. The per Unit exercise price for the Unit issuable upon exercise of such AirTouch Preferred Option will be equal to the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time.

   As soon as reasonably practicable after the Effective Time, AirTouch will register the shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 underlying the AirTouch Common Options and AirTouch Preferred Options with the SEC on a Form S-8 and will keep such registration effective until the exercise or termination of all AirTouch Common Options and AirTouch Preferred Options. AirTouch will reserve a sufficient number of shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 for issuance upon exercise of the AirTouch Common Options and AirTouch Preferred Options.

   Effects of a Failure to Approve the Merger. If the Merger is not approved, the Appraisal Process will commence in August 1996, unless deferred for six months by CCI if there is a calamitous or severe adverse economic condition in the United States. The price that may be received by holders of CCI Stock (the "Appraisal Process Redemption Price") for their shares in the redemption resulting from the Appraisal Process (the "Appraisal Process Redemption") has not yet been determined and holders of CCI Stock will have no right to approve or reject the Appraisal Process Redemption upon determination of such price. Since the Appraisal Process Redemption Price has not yet been determined, the value of the Merger Consideration received by holders of CCI Stock in the Merger could be higher or lower than the value of the consideration that such holders might receive in the Appraisal Process. Although the provisions of the 1990 Merger Agreement relating to the Appraisal Process specify definitions of value and other considerations to be taken into account, they do not specifically require the appraisers to adopt any particular valuation methodology in reaching their conclusions as to value. Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. AirTouch will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. As a result, the Appraisal Process Redemption could occur as late as the fourth quarter of 1997 (assuming no deferral by CCI). Moreover, AirTouch may elect not to exercise its right to cause the Appraisal Process Redemption, in which case CCI is obligated to then commence a process to sell CCI which will result in additional deferral of the receipt by CCI stockholders of payment for their CCI Stock. See "THE MERGER--Effects of a Failure to Approve the Merger" and "--Background of the Merger Appraisal Process."

   Opinions of Financial Advisors. On April 5, 1996, Wasserstein Perella & Co., Inc. ("Wasserstein Perella") and Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson, Lufkin & Jenrette") delivered a joint financial presentation to the effect, and each of their oral opinions that, as of the date of such opinions, and subject to the various assumptions and considerations set forth in such opinions, the Merger Consideration to be received by holders of CCI Stock other than AirTouch in the Merger is fair from a financial point of view to such holders. Wasserstein Perella and Donaldson, Lufkin & Jenrette have confirmed their April 5, 1996 oral opinions by delivery of their written opinions dated the date of this Proxy Statement-Prospectus (the "CCI Fairness Opinions"). Wasserstein Perella and Donaldson, Lufkin & Jenrette each noted in their CCI Fairness Opinions that they were not expressing any opinion as to the prices at which the AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock would actually trade at any time. Copies of the written CCI Fairness Opinions of such firms dated ________ __, 1996, which were delivered immediately prior to the mailing of this Proxy Statement-Prospectus, are attached hereto as Annexes E and F. See "THE MERGER--Opinions of Financial Advisors." Holders of CCI Stock are urged to read the CCI Fairness Opinions in their entirety for information with respect to the procedures followed, assumptions made, matters considered and limits of the review by each of Wasserstein Perella and Donaldson, Lufkin & Jenrette in rendering their respective CCI Fairness Opinions.

   Regulatory Approvals Required. AirTouch and CCI have received notice that the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the acquisition by AirTouch of all of the CCI Stock was terminated on October 4, 1995.

   The Merger is also subject to the requirements of the Communications Act of 1934 (the "Communications Act") and the rules, regulations and policies of the Federal Communications Commission (the "FCC"). Under such rules, regulations and policies, the acquisition by AirTouch of all of the CCI Stock is deemed to result in a pro forma transfer of control of New Par and its subsidiaries holding FCC licenses. Applications requesting the FCC's consent to the foregoing pro forma transfer of control were filed with the FCC on _______ __, 1996. See "OTHER MATTERS--Regulatory Approvals Required."

   Conditions to the Merger. Consummation of the Merger is subject to the satisfaction or waiver of various conditions, including approval of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger and the CCI Rights Redemption, by the CCI Stockholders, receipt of all regulatory approvals, termination of the waiting period under the HSR Act, the effectiveness of the Registration Statement, listing of the AirTouch Preferred Stock, Series 1996 on the NYSE, that there be no injunction of the Merger, and the receipt by each of CCI and AirTouch of opinions of their respective tax counsel with respect to certain tax matters, including that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Internal Revenue Code of 1986. In addition to the other conditions set forth in the Merger Agreement and described herein, AirTouch's obligation to consummate the Merger is subject to the conditions (a) that there not have occurred any change in the business, financial condition, assets, liabilities, or results of operations of CCI, its subsidiaries or New Par, taken as a whole, that would be reasonably likely to have, individually or in the aggregate, a materially adverse effect thereon, other than changes resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally, (b) that there be no claims or liabilities of CCI, any subsidiary thereof, or New Par that could be reasonably expected to have a material adverse effect on CCI, its subsidiaries or New Par, taken as a whole (which shall be deemed to have occurred if involving liabilities of more than $50 million), and (c) that there be no pending or threatened material action or proceeding by any person against AirTouch, CCI, any subsidiary of either or New Par, or any director, officer or employee thereof, challenging or in any way or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any person as a result of the transactions contemplated hereby, which action or proceeding has or would have a reasonable likelihood of success. See "THE MERGER--Conditions."

   Termination; Effect of Termination. The 1996 Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual consent of AirTouch and CCI; (ii) by either AirTouch or CCI, if the Effective Time does not occur on or before September 15, 1996; (iii) by AirTouch, with five business days' advance written notice, in the event that, as a result of the adjustments required to maintain the tax-free status of the Merger, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time; (iv) (a) by either AirTouch or CCI, if the CCI Stockholders shall not have approved the 1996 Merger Agreement, the transactions contemplated thereby, including the Merger, and the CCI Rights Redemption, or (b) by AirTouch, if the recommendations of the CCI Board that CCI Stockholders approve the 1996 Merger Agreement, the transactions contemplated thereby, including the Merger, and the CCI Rights Redemption shall have been withdrawn or modified; (v) by AirTouch, if at the time of the Meeting the CCI Stockholders representing more than 10% of the CCI Common Equivalent Shares are CCI Dissenting Stock; or (vi) by either AirTouch or CCI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

   In the event of the termination of the 1996 Merger Agreement by either AirTouch or CCI, the 1996 Merger Agreement shall become void and have no effect, except that certain provisions relating to expenses, confidentiality and the continuing effect of the 1990 Merger Agreement shall remain in effect.

   Certain Transactions; Conflicts of Interest. Certain members of CCI's management and the CCI Board have interests in the Merger in addition to their interests solely as CCI Stockholders. See "THE MERGER--Certain Transactions; Conflicts of Interest."

   Certain Considerations with Respect to the Merger and Operations after the Merger. For a discussion of certain factors that should be considered by CCI Stockholders in deciding whether to approve and adopt the 1996 Merger Agreement, See "RISK FACTORS" and "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER."

   Appraisal Rights. For a summary of the appraisal rights to which CCI Stockholders may be entitled, see "Dissenting CCI Stockholders' Rights of Appraisal" and "Annex B--Section 262 of the Delaware General Corporation Law."

REDEMPTION OF CCI RIGHTS

   The 1996 Merger Agreement provides that CCI will redeem the CCI Rights for $.01 in value per CCI Common Equivalent Share prior to the Effective Time. Of the Per Share Cash Consideration and Per Share Unit Consideration to be received by holders of CCI Stock, $.01 in value per CCI Common Stock Equivalent Share shall be in payment for the Redemption of the CCI Right. The CCI Rights Agreement requires such a redemption to be approved by the CCI Stockholders (as discussed below). Approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, is contingent upon approval of the CCI Rights Redemption, and approval of the CCI Rights Redemption is contingent upon approval of the 1996 Merger Agreement.

   The CCI Rights Agreement provides that one CCI Right will be attached to each share of CCI Common Stock and CCI Redeemable Preferred Stock issued on or after the date of the 1991 Merger, including shares of CCI Common Stock issued in connection with the conversion of the CCI Series A Preference Stock and the CCI Convertible Notes.

   Under the terms of the CCI Rights Agreement, all but not less than all of the outstanding CCI Rights may be redeemed with the approval of the holders of a majority of the then outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch and the consent of AirTouch.

   Each CCI Right entitles the registered holder thereof to purchase from CCI at any time following a CCI Rights Distribution Date (as defined below) and prior to the earlier of the date 10 years following the date of the 1991 Merger and the close of business on the day immediately preceding the Final Redemption Date (as defined below), a unit consisting of one one-hundredth of a share of CCI Series D Preference Stock at a purchase price reflecting the long-term value of the CCI capital stock, as determined by the CCI Board in consultation with its financial advisor. At the close of business on the day preceding the Final Redemption Date, each share of Series D Preferred Stock is automatically converted into one hundred shares of CCI Series A Common Stock. See "REDEMPTION OF THE CCI RIGHTS."

MARKET PRICE AND DIVIDEND DATA

   AirTouch Common Stock is listed for trading on the NYSE and on the Pacific Stock Exchange. Application has been made to list AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock on the NYSE, but no market for such securities currently exists. CCI Series A Common Stock is listed on the Nasdaq National Market ("Nasdaq") and the Chicago Stock Exchange.

   The following table sets forth, for the periods indicated, the range of high and low sales prices per share for AirTouch Common Stock as reported on the NYSE composite transactions tape and for CCI Series A Common Stock as reported on Nasdaq. Neither AirTouch nor CCI pays a dividend with respect to its shares of Common Stock.

                                                                 AirTouch                    CCI
                                                                 --------                    ---
1994                                                          High      Low             High      Low
- ----                                                          ----      ---             ----      ---

        First Quarter..................................     $25-3/4    20-3/8         $48-1/4     43-3/4
        Second Quarter.................................      26-3/4    19-7/8              48     44-1/4
        Third Quarter..................................      29-3/8    23-3/8          54-1/4     47-5/8
        Fourth Quarter.................................      30-5/8    25-7/8          55-3/4     49-1/8

1995
- ----

        First Quarter..................................          30    25-7/8          52-3/4     46-3/4
        Second Quarter.................................      29-1/4    23-7/8          48-5/8     44-7/8
        Third Quarter..................................      35-5/8    28-1/4          54-3/4     45-1/4
        Fourth Quarter.................................      32-1/4    26-1/4          54-1/2         47

1996
- ----

        First Quarter..................................      33-5/8    25-5/8          51-3/4     48-3/4
        Second Quarter (through April 30, 1996)........      31-7/8        28          52-5/8         51


   The following table sets forth the last reported sales prices per share of AirTouch Common Stock and CCI Series A Common Stock, reported as described above, on April 4, 1996, the last trading day before the announcement of the 1996 Merger Agreement, and on ____, 1996, the latest practicable trading day before the printing of this Proxy Statement-Prospectus.

                                                      April 4, 1996            _____ __, 1996
                                                      -------------            --------------

CCI..........................................          $  51-3/16                $
AirTouch.....................................              29-5/8

   On ________________, there were approximately ________ holders of record of AirTouch Common Stock. On ________________, there were approximately ________ holders of record of CCI Series A Common Stock, ________ holders of record of CCI Series C Common Stock, ________ holders of record of CCI Redeemable Preferred Stock, _________ holders of record of CCI Class A Preference Stock and _________ holders of record of CCI Series B Preferred Stock.

   CCI STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR AIRTOUCH COMMON STOCK AND CCI SERIES A COMMON STOCK IN CONNECTION WITH VOTING THEIR SHARES AND MAKING ELECTIONS TO RECEIVE CASH OR UNITS DURING THE ELECTION PERIOD.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

   The following tables set forth (i) consolidated and proportionate historical selected financial data for the periods and as of the dates indicated for AirTouch and its consolidated subsidiaries, (ii) consolidated historical selected financial data for CCI and its consolidated subsidiaries and (iii) selected pro forma combined financial data for the periods and as of the date indicated, giving effect to (a) the Merger and other Merger- related adjustments and (b) Phase II of the AirTouch/U S WEST joint venture as if the Merger and Phase II had been consummated on January 1, 1995 for income statement information and on December 31, 1995 for balance sheet information as described in the explanatory notes to the Pro Forma Condensed Combined Financial Statements (the "Pro Forma Statements"). See "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

   The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of AirTouch and CCI included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," to the Consolidated Financial Statements of U S WEST NewVector Group attached hereto as Annex H and the Pro Forma Statements and accompanying discussion and explanatory notes set forth under "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

               AIRTOUCH CONSOLIDATED AND PROPORTIONATE HISTORICAL
                             SELECTED FINANCIAL DATA

SELECTED FIVE-YEAR HISTORICAL DATA

                                                                       Year Ended December 31,
                                                       -------------------------------------------------------------
(Dollars in millions, except per share amounts)          1995          1994         1993         1992         1991
- -------------------------------------------------      --------     ---------     ---------    ---------    --------
                                                                        (1)          (2)                       (3)

OPERATING RESULTS:
   Operating revenues(4).....................          $1,618.6      $1,246.9      $1,057.7      $880.2      $781.1
   Operating income..........................          $  112.8      $   72.6      $  128.2      $ 95.9      $136.6
   Equity in net income (loss) of
     unconsolidated wireless systems:
       Domestic..............................          $  188.2      $  125.4      $   70.4      $ 41.1      $ 15.5
       International.........................          $  (35.9)     $  (14.7)     $  (37.5)     $(38.5)     $(21.4)
   Interest:
     Income..................................          $   34.9      $   54.7      $   12.0      $ 13.3      $ 13.8
     Expense.................................          $  (13.0)     $  (10.3)     $  (22.1)     $(52.9)     $(37.6)
   Income (loss) before cumulative
     effect of accounting change.............          $  131.9      $   98.1      $   40.1      $(10.1)     $ 43.1
   Per share data:
     Income (loss) before cumulative
     effect of accounting change.............          $   0.27      $   0.20      $   0.09      $(0.02)     $ 0.10


                                                                                December 31,
                                                     ---------------------------------------------------------------
 (Dollars in millions)                                  1995          1994         1993         1992          1991
- -------------------------------------------          ---------     ---------    ----------    ---------     --------
                                                                       (1)           (2)                       (3)
BALANCE SHEET DATA:
   Investments in unconsolidated
     wireless systems......................           $3,076.3      $1,697.9     $1,154.5      $  935.4     $  676.6
   Total assets............................           $5,647.9      $4,488.0     $4,076.7      $2,371.1     $1,900.1
   Long-term obligations(5)................           $  906.4      $  130.1     $   78.9      $  257.3     $  276.0
   Total stockholders' equity..............           $3,750.7      $3,459.6     $3,337.3      $  752.1     $  635.2
   Working capital (deficit)...............           $   18.5      $  736.5     $1,346.8      $ (698.4)    $ (426.3)
   Capital expenditures, excluding acquisitions
     and capital calls(6)..................           $  530.3      $  408.7     $  225.9      $  231.0     $  230.2

(1) Prior to April 1, 1994, AirTouch was an 86.1% owned subsidiary of Pacific Telesis Group ("Telesis"). On April 1, 1994, AirTouch was spun off from Telesis.

(2) In December 1993, AirTouch completed a public offering of 68,500,000 shares of newly issued AirTouch Common Stock for proceeds of $1,489.2 million. Prior to such offering, AirTouch was a wholly owned subsidiary of Telesis. In September 1993, AirTouch consummated a joint venture ("CMT Partners") with AT&T Wireless, formerly McCaw Cellular Communications, Inc., and contributed cellular assets with a net book value totaling $206.0 million. The formation of CMT Partners resulted in a reduction in the individual asset, liability, and income statement accounts of AirTouch's Consolidated Financial Statements, and the reporting instead of income and expense attributable to CMT Partners in the line item entitled "Equity in net income (loss) of unconsolidated wireless systems: Domestic." See Note E, "Investments in Unconsolidated Wireless Systems," to the Consolidated Financial Statements included in AirTouch's 1995 Annual Report on Form 10-K, incorporated herein by reference, for further information.

(3) In 1991, AirTouch and CCI formed New Par. The formation of New Par resulted in a reduction in the individual asset, liability, and income statement accounts of AirTouch's Consolidated Financial Statements, and the reporting instead of income and expense attributable to New Par in the line item entitled "Equity in net income (loss) of unconsolidated wireless systems:
     Domestic." See Note E, "Investments in Unconsolidated Wireless Systems," to the Consolidated Financial Statements included in AirTouch's 1995 Annual Report on Form 10-K, incorporated herein by reference, for further information.

(4) Presentation for 1994 has been restated to conform to the presentation for the subsequent period. See Note A, "Summary of Significant Accounting Policies--Basis of Presentation," to the Consolidated Financial Statements included in AirTouch's 1995 Annual Report on Form 10-K, incorporated herein by reference.

(5)  Includes the current portion of long-term debt.

(6)  For the year ended December 31.

SELECTED FIVE-YEAR PROPORTIONATE DATA

The following table is not required by generally accepted accounting principles ("GAAP") and is not intended to replace the AirTouch Consolidated Financial Statements prepared in accordance with GAAP. It is presented to provide supplemental data. Because significant assets of AirTouch are not consolidated and because of the substantial effect of the formation of certain joint ventures on the year-to-year comparability of AirTouch's consolidated financial results, AirTouch believes that proportionate financial and operating data facilitates the understanding and assessment of its Consolidated Financial Statements.

Under GAAP, AirTouch consolidates the entities in which it has a controlling interest and uses the equity method to account for entities over which AirTouch has significant influence but does not have a controlling interest. In contrast, proportionate accounting reflects AirTouch's relative ownership interests in operating revenues and expenses for both its consolidated and equity method entities. For example, domestic cellular proportionate results present AirTouch's share--its percentage ownership--for all significant domestic cellular operations, including those joint ventures and partnerships where AirTouch does not own more than 50%. Similarly, total proportionate results show AirTouch's share of all its significant worldwide operations.

TOTAL COMPANY(1)
- --------------------------------------------------------------------------------

                                                                 For the Year Ended December 31,
   PROPORTIONATE                                 --------------------------------------------------------------
   OPERATING RESULTS (Dollars in millions)          1995          1994         1993         1992          1991
   ------------------------------------------    ---------     ---------    ----------    ---------     -------
     Total net operating revenues(a).........     $2,605.2      $1,791.8     $1,226.1      $873.2        $687.0
     Total operating income..................     $  296.7      $  171.5     $   97.6      $ 11.3        $ 98.8
     Total operating cash flow(2)............     $  702.3      $  506.1     $  351.5      $191.5        $223.9


                                                                             December 31,
   PROPORTIONATE                                   ---------------------------------------------------------------
   OPERATING DATA (In thousands)                      1995          1994         1993         1992          1991
   ------------------------------------------      ---------     ---------    ----------    ---------     --------
     Total cellular POPS(3)..................       164,908        99,508       75,290       69,468        57,551
     Total cellular subscribers..............         3,059         1,948        1,206          779           558
     Cellular subscriber net adds in period,
       excluding acquisitions................           974           713          409          221           140
     Total paging units in service...........         2,474         1,647        1,269          899           669
     Paging units in service net adds in
       period, excluding acquisitions........           477           378          348          230           136


PROPORTIONATE CELLULAR OPERATIONS(1)
- --------------------------------------------------------------------------------

                                                                   For the Year Ended December 31,
   DOMESTIC CELLULAR                              ---------------------------------------------------------------
   OPERATING RESULTS (Dollars in millions)           1995           1994         1993         1992         1991
   ---------------------------------------        ---------      ---------    ----------    ---------    --------
     Service and other revenues(a)...........      $1,523.3      $1,160.1       $892.0        $699.4      $564.6
     Equipment sales.........................          78.9          74.6         40.2          24.8        19.3
     Cost of equipment sales.................        (125.6)        (82.0)       (42.2)        (23.9)      (18.4)
                                                   ---------     ---------      ------        ------      ------
     Net operating revenues..................       1,476.6       1,152.7        890.0         700.3       565.5
                                                   ---------     ---------      ------        ------      ------
     Cost of revenues(a).....................         188.4         136.5        116.3          98.7        80.0
     Selling and customer operations(4)......         544.0         415.2        297.2            --          --
     General, administrative, and other
       expenses(4)...........................         139.0         122.0         96.9         322.5       238.6
     Depreciation and amortization
       expenses..............................         189.2         185.7        164.7         124.1        93.7
                                                   --------      --------       ------        ------      ------
     Total operating expenses................       1,060.6         859.4        675.1         545.3       412.3
                                                   --------      --------       ------        ------      ------
     Operating income........................      $  416.0      $  293.3       $214.9        $155.0      $153.2
                                                   ========      ========       ======        ======      ======

     Operating cash flow(2)..................      $  605.2      $  479.0       $379.6        $279.1      $246.9
     Operating cash flow margin(b)...........         41.0%         41.6%        42.7%         39.9%       43.7%
     Capital expenditures, excluding
       acquisitions..........................      $  475.0      $  296.7       $198.4        $199.8      $159.6

                                                                December 31,
DOMESTIC CELLULAR                            --------------------------------------------------
OPERATING DATA (In thousands)                 1995       1994       1993       1992       1991
- -----------------------------                ------     ------     ------     ------     ------
Total POPs(3) ..........................     37,739     35,390     34,889     34,121     32,560
Subscribers ............................      2,262      1,560      1,046        744        558
Subscriber net adds in period, excluding
    acquisitions .......................        591        514        286        186        140

                                                     For the Year Ended December 31,
INTERNATIONAL CELLULAR                   ----------------------------------------------------
OPERATING RESULTS (Dollars in millions)   1995        1994        1993        1992       1991
- ---------------------------------------  ------      ------      ------       ----       ----
Existing operations(5):
    Net operating revenues ............  $841.0      $352.8      $ 88.3        --         --
    Operating income (loss) ...........  $ 62.7      $ 10.0      $(17.3)       --         --
    Operating cash flow(2) ............  $203.7      $ 87.4      $  6.5        --         --
    Income (loss) .....................  $ (0.5)     $(13.2)     $(18.9)       --         --
Start-up systems(6):
    Income (loss) .....................  $(51.6)     $(26.1)     $(20.9)       --         --
Total income (loss) ...................  $(52.1)     $(39.3)     $(39.8)       --         --

                                                         December 31,
INTERNATIONAL CELLULAR             -------------------------------------------------------
OPERATING DATA (In thousands)       1995         1994        1993        1992        1991
- -----------------------------      -------      ------      ------      ------      ------
Total POPs(3) ................     112,869      64,118      40,401      35,347      24,991
Subscribers ..................         797         388         160          35        --
Subscriber net adds in period,
    excluding acquisitions ...         383         199         123          35        --

                                                          For the Year Ended December 31,
DOMESTIC PAGING OPERATIONS(7)              ----------------------------------------------------------
OPERATING RESULTS (Dollars in millions)     1995         1994         1993         1992         1991
- ---------------------------------------    ------       ------       ------       ------       ------
Service and other revenues ............    $219.4       $183.5       $145.7       $113.5       $ 92.6
Equipment sales .......................      45.5         43.4         35.2         22.2          9.7
Cost of equipment sales ...............     (39.5)       (38.0)       (31.9)       (19.2)        (7.4)
                                           ------       ------       ------       ------       ------
Net operating revenues ................     225.4        188.9        149.0        116.5         94.9
                                           ------       ------       ------       ------       ------
Total operating expenses before
    depreciation and amortization .....     150.8        122.5         98.7         74.0         56.2
Depreciation and amortization expenses.      42.8         36.8         30.6         26.3         23.4
                                           ------       ------       ------       ------       ------
Operating income ......................    $ 31.8       $ 29.6       $ 19.7       $ 16.2       $ 15.3
                                           ======       ======       ======       ======       ======
Operating cash flow(2) ................    $ 74.6       $ 66.4       $ 50.3       $ 42.5       $ 38.7
Operating cash flow margin ............      33.1%        35.2%        33.8%        36.5%        40.8%
Capital expenditures, excluding
    acquisitions ......................    $ 72.0       $ 61.3       $ 53.4       $ 42.9       $ 34.8

                                                          December 31,
                                         ---------------------------------------------
OPERATING DATA (In thousands)             1995      1994      1993      1992      1991
- -----------------------------            -----     -----     -----      ----      ----
Units in service ...................     2,338     1,525     1,167       821       601
Units in service net adds in period,
    excluding acquisitions .........       463       358       324       220       127

(a) Presentation for 1994 has been restated to conform to the presentation for the subsequent period. See Note A, "Summary of Significant Accounting Policies--Basis of Presentation," to AirTouch's Consolidated Financial Statements, included in AirTouch's Annual Report on Form 10-K, incorporated herein by reference.

(b) If net losses on equipment sales were reclassified as operating expenses, operating cash flow margins would be 39.7%, 41.3%, 42.6%, 39.9% and 43.7% for the years 1995, 1994, 1993, 1992 and 1991, respectively.

(1) Reflects proportionate results, total subscribers of all cellular systems, and total units in service of all paging systems in which AirTouch owns an interest, multiplied by AirTouch's ownership interest, exclusive of cost-based investments and certain equity-based investments that are not material to AirTouch's Consolidated Financial Statements taken as a whole.

(2) Operating cash flow is defined as operating income plus depreciation and amortization and is not the same as cash flow from operating activities in AirTouch's Consolidated Statements of Cash Flows. Proportionate operating cash flow represents AirTouch's ownership interests in the respective entities' operating cash flows. As such, proportionate operating cash flow does not represent cash available to AirTouch.

(3) POPs are the estimated market population multiplied by AirTouch's ownership interest in a licensee operating in that market and includes markets in which the networks are under construction and the markets of certain cost-based investments not included in proportionate operating results. In 1995, total AirTouch cellular POPs included 14,300 personal communications services ("PCS") POPs; international cellular POPs (and therefore total AirTouch cellular POPs) included 36,943 POPs for recently formed ventures in India and 7,469 POPs for Poland where AirTouch's consortium was awarded a national cellular license in February 1996.

(4) For periods prior to 1993, selling and customer operations expenses were reported on a combined basis with general, administrative, and other expenses.

(5) Represents AirTouch's share of operating results (after foreign taxes where applicable) for international cellular systems which have completed 12 months of commercial service, as follows:

            1995: Germany, Portugal, Sweden, Belgium, and Japan
            1994: Germany, Portugal, Sweden, and Belgium (6 months)
            1993: Germany (6 months), Portugal (3 months), and Sweden (3 months)

(6) Represents AirTouch's share of income or loss (after foreign taxes where applicable) for international cellular systems which have not yet completed 12 months of commercial service, as follows:

            1995: Italy, South Korea, Spain, and India (4 months)
            1994: Japan, Italy (3 months), and South Korea (3 months) 1993: Japan, Germany (6 months), and Portugal (9 months)

(7) Domestic paging is wholly owned by AirTouch; therefore, proportionate information reflects 100% of the subsidiary's GAAP-basis operating results.

               CCI CONSOLIDATED HISTORICAL SELECTED FINANCIAL DATA

                                                              Year Ended December 31,
                                                -------------------------------------------------
(Dollars in millions, except per share amounts)  1995       1994      1993      1992        1991
- ----------------------------------------------- ------     -----     -----     ------      ------
                                                  (1)                 (2)       (3)          (4)
INCOME STATEMENT DATA:
Equity in net income of
     joint venture ........................     $101.3     $59.0     $47.7     $ 37.9      $ 92.1
Income (loss) before
     extraordinary item and
     cumulative effect of
     accounting change ....................     $ 57.9     $17.7     $11.9     $ (1.9)     $(22.3)
Net income (loss) .........................     $ 53.4     $17.7     $19.9     $  0.8      $(24.7)
Income (loss) before extra-
     ordinary item and cumulative
     effect of accounting change
     per common share .....................     $ 1.30     $0.40     $0.27     $(0.09)     $(0.56)
Net income (loss) per common
     share ................................     $ 1.20     $0.40     $0.45     $(0.03)     $(0.62)
Weighted average number of
     common shares ........................       44.6      44.7      44.3       42.2        40.7

                                                          December 31,
                                  -------------------------------------------------------
(Dollars in millions)               1995        1994        1993        1992        1991
- ---------------------             -------     -------     -------     -------     -------
BALANCE SHEET DATA:
Total assets ................     $ 650.9     $ 613.6     $ 574.8     $ 547.1     $ 521.4
Long-term debt and redeemable
     preferred stock ........     $ 355.6     $ 347.8     $ 346.5     $ 369.0     $ 229.5
Shareholders' equity ........     $ 256.3     $ 238.3     $ 209.0     $ 167.6     $ 278.4

- ----------------

(1) 1995 includes a gain on sale of subsidiary of $10.5 million, net of tax of $5.6 million ($0.23 per common share) and a charge of $4.5 million, net of income tax benefit of $2.4 million, from the early extinguishment of debt (($0.10) per common share).

(2) 1993 includes an $8.0 million increase in net income for the cumulative effect of a change in accounting for income taxes ($0.18 per common share).

(3) 1992 includes the results of operations of CCPR through February 28, 1992.

(4) 1991 includes the results of operations of CCI's cellular interests in Ohio through July 31, 1991 and CCI's equity in net income of New Par from August 1, 1991 to December 31, 1991, and the results of operations of CCII and OCOM Corporation (now ICTL) through July 31, 1991.

         CCI did not declare or pay any cash dividends during the years indicated.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA


         The following unaudited Pro Forma Combined Statement of Income Data presents the pro forma combined results of operations of (1) AirTouch and CCI as if the Merger had been effective on January 1, 1995 after giving effect to the purchase method of accounting and other Merger-related adjustments and (2) Phase II of the AirTouch/ U S WEST joint venture as if Phase II had been effective on January 1, 1995. The unaudited Pro Forma Combined Balance Sheet Data as of December 31, 1995 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and CCI and subsidiaries as if the Merger had been effective on December 31, 1995 and after giving effect to the purchase method of accounting and other Merger-related adjustments and (2) Phase II of the AirTouch/ U S WEST joint venture, assuming Phase II occurred on December 31, 1995, and (A) all of the domestic cellular interests owned by each of AirTouch and U S WEST, including those subject to regulatory and other approvals, were contributed at such time to the joint venture, and (B) U S WEST did not cause the contribution of the AirTouch/ U S WEST PCS partnership to this joint venture at such time. See "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."


         The unaudited Pro Forma Combined Financial Data ("Data") set forth below reflects the application of the purchase method of accounting for the Merger. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Estimates of the fair values of CCI and subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch. However, changes to adjustments included in the Data are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. In addition, the results of operations of CCI subsequent to December 31, 1995 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those set forth in the Data.


         This Data should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of AirTouch and CCI included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," the consolidated financial statements of U S WEST NewVector Group attached hereto as Annex H and the Pro Forma Statements and accompanying discussion and explanatory notes set forth under "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." This Data is intended for informational purposes only and is not necessarily indicative of the financial position or the results of operations of the combined company that would have occurred had the Merger been in effect as of the date presented or had Phase II of the AirTouch/U S WEST joint venture been consummated as of the date presented.


                                                    For the Year Ended December 31, 1995
                                                    ------------------------------------
                                                                         Pro Forma
                                                         Pro Forma       CCI Merger
(Dollars in millions, except per share amounts)          CCI Merger     and Phase II
- -----------------------------------------------          ----------     ------------
STATEMENT OF INCOME DATA:
       Operating revenues ........................       $ 2,278.9      $   429.9
       Operating income (loss) ...................       $   194.9      $  (230.1)
       Equity in net income (loss) of
             unconsolidated wireless systems:
             Domestic ............................       $    82.4      $   446.8
             International .......................       $   (35.9)     $   (35.9)
       Interest:
             Income ..............................       $    58.8      $    37.7
             Expense .............................       $  (108.6)     $  (103.4)
       Income before extraordinary item ..........       $    69.6      $    54.9
       Per share data:
       Income before extraordinary item ..........       $    0.03      $    0.00

                                                            December 31, 1995
                                                        --------------------------
                                                                       Pro Forma
                                                        Pro Forma      CCI Merger
(Dollars in millions)                                   CCI Merger    and Phase II
- ---------------------                                   ----------    ------------
BALANCE SHEET DATA:
Investments in unconsolidated
      wireless systems ...........................       $1,750.3       $6,367.0
Total assets .....................................       $8,523.4       $7,729.7
Long-term obligations(1) .........................       $1,681.8       $1,680.0
Total stockholders' equity .......................       $4,830.7       $4,830.7
Working capital ..................................       $  144.8       $   99.6

- ----------------
(1)      Includes current portion of long-term debt of $14.0 million.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

         Set forth below are (1) historical income per share before cumulative effect of accounting change and extraordinary item, book value per share and cash dividends per share data of AirTouch and CCI, and (2) pro forma combined per share data of (A) AirTouch and CCI as if the Merger had been effective on January 1, 1995 after giving effect to the purchase method of accounting and other Merger-related adjustments and (B) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective on January 1, 1995. The data set forth below should be read in conjunction with the AirTouch and CCI audited consolidated financial statements, including the explanatory notes thereto, which are incorporated by reference in this Proxy Statement-Prospectus. The data should also be read in conjunction with the Pro Forma Statements, including the explanatory notes thereto, included elsewhere in this Proxy Statement-Prospectus.


                                              AirTouch                        CCI
                                      -------------------------     -------------------------
                                       Year Ended December 31,       Year Ended December 31,
                                      -------------------------     -------------------------
                                      1995      1994      1993      1995      1994      1993
                                      -----     -----     -----     -----     -----     -----
HISTORICAL:
     Income per share before
         cumulative effect of
         accounting change and
         extraordinary item .....     $0.27     $0.20     $0.09     $1.30     $0.40     $0.27
     Book value per share .......     $7.52     $7.01     $6.78     $6.13     $5.57     $4.89
     Cash dividends per share ...       N/A       N/A       N/A       N/A       N/A       N/A



                                                                   Year Ended
                                                               December 31, 1995
                                                            ------------------------
                                                                         Pro Forma
                                                            Pro Forma    CCI Merger
                                                            CCI Merger  and Phase II
                                                            ----------  ------------
PRO FORMA:
     Income per share before
         extraordinary item ............................       $0.03       $0.00
     Book value per share ..............................       $7.52       $7.52
     Cash dividends per share ..........................         N/A         N/A

AIRTOUCH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to combined fixed charges on an historical basis from continuing operations of AirTouch for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before cumulative effect of accounting change and income taxes and fixed charges included in pre-tax income, adjusted for minority interests in the income of certain consolidated wireless systems and equity in net losses and distributed net income of certain less-than-fifty-percent-owned unconsolidated wireless systems. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor.

                                    AIRTOUCH
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                     For the Year Ended December 31,
                                           --------------------------------------------------
(Dollars in millions)                       1995       1994       1993       1992       1991
                                           ------     ------     ------     ------     ------
EARNINGS
Reported pre-tax income before
   cumulative effect of
   accounting change .................     $245.0     $206.4     $107.9     $ 14.4     $ 92.9
   Add back:
       Minority interests in the
           income of consolidated
           wireless systems ..........       36.5       16.3       46.4       45.5       45.2
       Equity in net losses, net
           of income, of less-
           than-fifty-percent-owned
           unconsolidated wireless
           systems ...................       28.2       11.2       29.8       30.4       14.4
       Distributed income of less-
           than-fifty-percent-owned
           unconsolidated wireless
           systems ...................        1.7        1.1        8.7        7.8        0.0
       Fixed charges included in
           reported pre-tax income ...       32.6       24.5       34.5       64.3       46.8
                                           ------     ------     ------     ------     ------
Total ................................     $344.0     $259.5     $227.3     $162.4     $199.3
                                           ------     ------     ------     ------     ------

FIXED CHARGES
Total interest on debt ...............     $ 28.2     $ 10.7     $ 25.8     $ 56.5     $ 49.2
1/3 operating rental expense .........       19.6       14.2       12.4       11.4        9.2
                                           ------     ------     ------     ------     ------
Total ................................     $ 47.8     $ 24.9     $ 38.2     $ 67.9     $ 58.4
                                           ------     ------     ------     ------     ------
RATIO OF EARNINGS TO
   FIXED CHARGES .....................        7.2       10.4        6.0        2.4        3.4
                                           ======     ======     ======     ======     ======


During 1995, AirTouch obtained an unsecured $2 billion five-year revolving credit facility, against which borrowings totaled $664.6 million at December 31, 1995.

Prior to April 1, 1994, AirTouch was an 86.1% owned subsidiary of Telesis. As a subsidiary of Telesis, AirTouch met its funding requirements primarily through short-term borrowings and equity contributions from Telesis. During 1993, Telesis provided equity contributions of $1,179.8 million which AirTouch used to significantly reduce its indebtedness to Telesis. AirTouch's indebtedness to Telesis totaled $0.0 million, $0.3 million, and $958.4 million at December 31, 1994, 1993, and 1992, respectively.

                                  RISK FACTORS

         The following factors, in addition to the other information contained elsewhere herein, should be considered carefully in evaluating AirTouch and its business.

SECURITIES RELATED RISKS

         Less Opportunity for Price Appreciation Compared to AirTouch Common Stock. Dividends will accrue on the shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock notwithstanding that dividends are not currently paid on the AirTouch Common Stock. However, the opportunity for price appreciation in AirTouch Common Stock afforded by an investment in either AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock is less than the opportunity afforded by an investment in AirTouch Common Stock itself. For AirTouch Class B Preferred Stock, this is because the value received at maturity will only exceed the Preferred Stock Issue Price if the Class B Maturity Price exceeds the Preferred Stock Issue Price by 24%. Moreover, holders of AirTouch Class B Preferred Stock will only be entitled to receive upon exchange at maturity approximately 80.6% of any appreciation of the value of AirTouch Common Stock in excess of the Class B Conversion Price. As a result, in the situations described above, the value of any appreciation of AirTouch Common Stock between the Preferred Stock Issue Price and the Conversion Price will effectively be retained by AirTouch. Holders of AirTouch Class B Preferred Stock will realize the entire decline in price value if at the time of conversion the market price of AirTouch Common Stock is less than the Preferred Stock Issue Price.

         For AirTouch Class C Preferred Stock, the opportunity for price appreciation compared to AirTouch Common Stock is also limited because the conversion ratio is set at a 25% premium over the Preferred Stock Issue Price. Therefore, in the event of a conversion of AirTouch Class C Preferred Common Stock, the holder will not realize a full appreciation in the price of AirTouch Common Stock. In addition, AirTouch may, at its option, under certain circumstances, call AirTouch Class C Preferred Stock for redemption at the Call Price and may be expected to do so prior to the redemption date if the market price of AirTouch Common Stock exceeds an appreciation of 25% over the Preferred Stock Issue Price. In such event, holders of AirTouch Class C Preferred Stock may elect to convert into AirTouch Common Stock and realize only the price appreciation over the Class C Conversion Price.

         Dividend Rates and Issue Price; Fluctuations in AirTouch Common Stock Price. The dividend rates on AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock were established by negotiation at the time of execution of the 1996 Merger Agreement on April 5, 1996 taking into consideration prevailing interest rates and terms of similar securities. The Preferred Stock Issue Price was established based on the Volume-Weighted Average Trading Price for AirTouch Common Stock for the 15-trading-day period ending on the second day preceding the date on which this Proxy Statement-Prospectus was first mailed to CCI Stockholders, but in no event was it to be lower than $29 or higher than $35. If at the Effective Time, the price of AirTouch Common Stock is lower than the Preferred Stock Issue Price or prevailing interest rates are higher than rates that were in effect on April 5, 1996, the combined market value of AirTouch Preferred Stock, Series 1996 comprising the Unit received by holders of CCI Stock who receive AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock upon consummation of the Merger may be less than $55 and AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock may initially trade at a discount to the Preferred Stock Issue Price of Class B Preferred Stock or the Call Price of AirTouch Class C Preferred Stock.

         The market price of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock at any time will be affected by changes in the price of AirTouch Common Stock, prevailing interest rates, terms of comparable securities and other market conditions. The terms of the AirTouch Class B Preferred Stock do not fix the value of AirTouch Common Stock that a holder of AirTouch Class B Preferred Stock will receive at the Class B Maturity Date. Accordingly, there can be no assurance that the per share value of AirTouch Common Stock received by holders of shares of AirTouch Class B Preferred Stock at the Class B Maturity Date will be more than the Preferred Stock Issue Price due to market fluctuations in the price of AirTouch Common Stock.

         It is impossible to predict whether the price of AirTouch Common Stock will rise or fall. Trading prices of AirTouch Common Stock will be influenced by AirTouch's operating results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the NYSE and Pacific Stock Exchange (on which AirTouch Common Stock are listed) and the market segment of which AirTouch is a part.

         Possible Illiquidity of the Secondary Market. It is not possible to predict how AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will trade in the secondary market or whether such market will be liquid or illiquid. There is currently no secondary market for either AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock. Application has been made to list AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock on the NYSE.

         Earnings Dilution as a Result of the Merger. The payment by AirTouch of the dividends that will be due to holders of AirTouch Preferred Stock, Series 1996, the amortization of the identifiable intangibles and goodwill associated with the Merger and other factors will materially reduce the earnings of AirTouch available to holders of AirTouch Common Stock for at least the next several years and therefore will have a material dilutive effect on AirTouch's earnings per share. Assuming that the Merger and the MRO had both occurred on January 1, 1995, AirTouch's earnings per share for the year ended December 31, 1995 would have been reduced from $0.27 per share to $0.03 per share on a pro forma basis. See "Pro Forma Condensed Combined Financial Statements."

         To the extent this reduction in earnings per share has a negative impact on the market price of AirTouch Common Stock, the value of the conversion feature of the AirTouch Preferred Stock, Series 1996 and thus the market value of those securities, could be adversely affected.

COMPANY-RELATED RISKS

         Competition. The sale of cellular and paging services in each of AirTouch's markets has become increasingly competitive. In the United States, where AirTouch previously had one cellular competitor in each market, AirTouch in the near future will face up to eight wireless competitors due to the introduction of broadband personal communications services ("PCS") on frequencies recently auctioned by the FCC and specialized mobile radio ("SMR") services on existing SMR frequencies. PCS providers have already begun service in select markets in the United States, and competitors are expected to begin offering PCS services in most of AirTouch's markets between late 1996 and early 1997. One SMR operator is currently offering digital SMR service in the Los Angeles and San Francisco markets and has announced plans to construct a nationwide system with its partners that would offer service in several of AirTouch's other cellular markets. Depending on voice quality, system reliability, system coverage, product offerings, marketing techniques and pricing, such services may be competitive with AirTouch's cellular service. The Telecommunications Act of 1996 may have removed certain restrictions on the ability of AirTouch's competitors to offer as a single package a variety of services, such as wireless voice and data, paging, long-distance, local landline and cable services, some of which AirTouch does not currently provide. Increased competition could result in pricing pressure, which contributes to lower revenues per customer, and higher customer acquisition costs resulting in lower profit margins.

         There is also significant competition in AirTouch's international markets. For example, AirTouch's ventures in Germany and Sweden currently face competition from two other providers, as will its venture in Poland once it commences service. In Japan there are as many as four cellular licensees and three Personal Handy Phone licensees in certain regions. Government-operated cellular systems in these and other countries have become increasingly competitive with privately operated systems. In addition, it is expected that additional licenses will be issued in many of the markets in which AirTouch and its ventures provide services. For instance, it is expected that the German government will issue an additional 1800 Mhz cellular license in 1997 or 1998.

         Technology. The operations of AirTouch and its ventures depend in part upon the successful deployment of continuously evolving wireless communications technologies. AirTouch licenses technologies from a number of vendors and makes significant capital expenditures in connection with the deployment of such technologies. There can be no assurance that such technologies will be developed according to anticipated schedules, that they will perform according to expectations or that they will achieve commercial acceptance. AirTouch may be required to make more capital expenditures than is currently expected if vendors fail to meet anticipated schedules, if a technology's performance falls short of expectations, or if commercial acceptance is not achieved.

         Regulation. The licensing, construction, operation, sale and acquisition of wireless systems, as well as the number of competitors permitted in each market, are regulated in the United States by the FCC and by its counterparts in other countries. In addition, certain aspects of AirTouch's domestic wireless operations may be subject to public utility regulation in the state in which service is provided and to local regulation. Frequently, regulatory consent is necessary for the change in ownership of licenses. The location and construction of transmitter towers, antennas and equipment shelters are often subject to state or local zoning, land use and other local regulation. The California Public Utilities Commission ("CPUC") is investigating whether California cellular carriers have complied with rules regarding the filing of applications and permits to locate and construct cell sites, although no formal allegations of wrongdoing have been made against AirTouch. However, no assurance can be given that the outcome of such investigation or other regulatory determinations or changes by federal, state or foreign governmental authorities will not have an adverse effect on AirTouch's business. In connection with the Telecommunications Act of 1996, the FCC is expected to conduct more than 80 rulemaking proceedings during 1996. The outcome of these proceedings could have a material effect on AirTouch's operations.

         AirTouch's international and domestic wireless licenses are granted for specific periods of time. The most significant domestic cellular and paging licenses are granted for a period of ten years. AirTouch believes that each of its expiring domestic licenses will be renewed based upon its prior experience with expired licenses and upon FCC rules establishing a presumption in favor of licensees that have substantially complied with their regulatory obligations during the initial license period. However, there can be no assurance that any domestic or international license will be renewed.

         Future Funding Requirements. AirTouch expects that its existing domestic cellular operations will require significant amounts of capital in 1996 and future years, as will the construction of the 11 PCS systems by PrimeCo Personal Communications, L.P. ("PCS PrimeCo"), AirTouch's PCS partnership with Bell Atlantic Corporation ("Bell Atlantic"), NYNEX Corporation ("NYNEX") and U S WEST, Inc. ("U S WEST"). In addition, the construction of cellular systems in international markets where AirTouch's consortia have been awarded licenses within the past several years will require substantial capital contributions by AirTouch. To meet its financing needs, including with respect to the funding of the cash consideration in the Merger, AirTouch currently has a $2 billion committed revolving credit facility, has the ability to sell commercial paper in aggregate amounts available for borrowing under the committed revolving credit facility, and has filed with the SEC a registration statement for potential debt and/or equity proceeds of $2 billion. While AirTouch will apply its operating cash flow and borrowings under its existing credit facilities to the commitments described above, these obligations, as well as any additional obligations arising from AirTouch's pursuit of acquisitions and other new opportunities, will require AirTouch to seek additional sources of financing in the next few years. AirTouch believes that it will be able to access these sources on terms and in amounts that will be adequate to accomplish its objectives, although there can be no assurance that such will be the case. AirTouch's senior unsecured long-term debt has been assigned an implied rating of BBB+ by Standard & Poor's Ratings Group and a rating of Baa2 by Moody's Investors Service, Inc., and its commercial paper has been assigned a rating of A-2 by Standard & Poor's and P-2 by Moody's, based in part upon each agency's respective analysis of the expected future financial performance of AirTouch. These ratings may be revised or withdrawn by the rating agency at any time, and there can be no assurance that AirTouch will be able to maintain such ratings.

         Dilution of Operating Results. Over the past several years, AirTouch's consortia were awarded digital cellular licenses in India, Italy, Japan, Poland, South Korea and Spain, and AirTouch is continuing to pursue new opportunities in international markets. In March 1995, PCS PrimeCo was awarded eleven 30 MHz licenses in the FCC's broadband PCS auctions for a license cost of approximately $1.1 billion. AirTouch's indirect interest in PCS PrimeCo is currently 25%, but will increase upon the contribution by U S WEST and AirTouch of their respective interests in PCS PrimeCo to their cellular joint venture. As a result of costs associated with the foregoing international and domestic system deployments, AirTouch's investments will incur losses which will, at least in the near term, have a dilutive effect on AirTouch's earnings.

         Antitrust Proceedings. AirTouch believes that its cellular pricing and marketing practices were and are in compliance with antitrust laws. AirTouch, however, is a defendant in a number of class action complaints with respect to its Los Angeles, San Francisco and San Diego operations, which allege that AirTouch conspired to fix retail and wholesale cellular prices. AirTouch does not believe that the class actions, if adversely decided, would have a material adverse effect on its financial condition. No assurance can be given as to the foregoing, however, or that any disposition of these proceedings, if adverse to AirTouch, might not materially adversely affect AirTouch's results of operations in the year of such disposition.

         Implications of Licensee Ownership Structure. AirTouch holds most of its domestic cellular properties and its domestic broadband PCS properties through partnership interests, a number of which are controlling interests. Upon the contribution of certain of AirTouch's domestic cellular properties to its joint venture with U S WEST, control over such properties will, to a certain extent, be shared with U S WEST. In addition, AirTouch's interests in international wireless licenses are held almost exclusively through foreign entities in which AirTouch is a significant, but not controlling, owner. Under the governing documents for certain of these partnerships and corporations, certain key matters such as the approval of business plans and decisions as to the timing and amount of cash distributions may not be approved without the consent of AirTouch's partners, or may be approved without the consent of AirTouch. Although AirTouch has not been materially impeded by the nature of its wireless ownership interests from pursuing its corporate objectives, no assurance can be given that it will not experience difficulty in this regard in the future. AirTouch may enter into similar arrangements as it participates in consortia "formed" or "organized" to pursue additional wireless opportunities.

         Fluctuations in the Value of Wireless Licenses. A substantial portion of AirTouch's assets consists of interests in entities holding cellular licenses, the value of which will depend upon the success of the operations of such entities and the growth and future direction of the cellular industry generally. Values of licenses also have been affected by fluctuations in the level of supply and demand for such licenses. In addition, the infrequency with which licenses are traded or sold may increase the difficulty of establishing values for AirTouch's license interests. Any transfer of control of an entity holding a domestic license is subject to prior FCC (and possibly state regulatory) approval. Analogous governmental approvals are required for transfers of interests in foreign licenses. Where licenses are held by partnerships or foreign corporations, transfers of ownership interests in such entities are often subject to contractual restrictions.

         AirTouch believes that future international cellular opportunities will arise primarily through awards by developing countries, where operating and political risks may be greater and potential returns lower than in countries in which AirTouch currently has investments. In addition, investment returns from acquisitions of interests in existing entities holding wireless licenses or from licenses acquired through auctions may be lower than those resulting from AirTouch's early license awards because of the substantial purchase prices required to acquire such interests.

         Exchange Rate Fluctuations. Foreign currency exchange rates are increasingly material to AirTouch's results of operations. AirTouch evaluates the risk of significant exchange rate volatility and its ability to hedge as part of its decision whether to pursue an international opportunity. A significant weakening against the dollar of the currency of a country where AirTouch generates revenues or earnings may adversely affect AirTouch's results, while any weakening of the dollar against such currency could have an adverse effect if AirTouch is obligated to make significant foreign currency denominated capital investments in such country. AirTouch attempts to mitigate the effect of foreign currency fluctuations through the use of foreign currency contracts and foreign denominated credit arrangements. There can be no assurance that AirTouch will be successful in its foreign currency hedging efforts.

         Radio Frequency Emissions Concerns. Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones might be linked to cancer. AirTouch has collected and reviewed relevant scientific information and, based on such information, is not aware of any credible evidence linking the usage of portable cellular telephones with cancer. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular telephones currently marketed and in use will comply with those standards. The Telecommunications Act of 1996 requires that the FCC complete action in that rulemaking proceeding within 180 days after February 7, 1996. Additional concerns have been expressed about the safety of emissions from cellular facilities which transmit calls to customers' telephone handsets. AirTouch's facilities are licensed by the FCC and comply with the exposure levels set by the FCC. The Telecommunications Act of 1996 provides that state and local governments may not regulate the placement, construction or modification of personal wireless service facilities on the basis of the environmental effects of RF emissions as long as such facilities comply with the FCC's regulations concerning such emissions. However, local authorities still have jurisdiction over zoning and permitting of such facilities.

         Fraud. The cellular industry continues to be subject to fraudulent activity. Cloning, which is one form of such fraud, refers to the use of scanners and other electronic devices to illegally obtain telephone numbers and electronic serial numbers during cellular transmission. These stolen telephone and serial number combinations can be programmed into a cellular phone and used to obtain fraudulent access to cellular networks. Roaming fraud occurs when a phone programmed with a number stolen from AirTouch's customer is used to place fraudulent calls from another carrier's market, resulting in a roaming fee charged to AirTouch that cannot be collected from the customer. AirTouch is working to reduce the negative impacts of fraud through investment in new technologies and the deployment of other measures. In its own markets, AirTouch has had significant success in detecting and reducing fraudulent usage of numbers stolen from AirTouch's customers. However, AirTouch continues to experience significant levels of roaming fraud. The cost of cellular fraud could have a significant impact on AirTouch's operating results for the foreseeable future.

         Economic Fluctuations. AirTouch's performance is affected by the general condition of the economy, with demand for wireless services and the amount of cellular use tending to decline when economic growth and retail activity decline. It is not possible for AirTouch to accurately predict economic fluctuations and the impact of such fluctuations on its performance.

                          AIRTOUCH COMMUNICATIONS, INC.

         AirTouch Communications, Inc. is one of the world's leading wireless telecommunications companies, with significant cellular interests in the United States, Europe and Asia. AirTouch's proportionate worldwide cellular and broadband PCS interests represented 164.9 million POPS and more than 3 million customers at December 31, 1995. In the United States, AirTouch has approximately 52 million proportionate cellular and broadband PCS POPS. AirTouch controls or shares control over cellular systems in ten of the 30 largest cellular markets, including Los Angeles, San Francisco, San Diego, Detroit and Atlanta, and through PCS PrimeCo, shares control over 11 major broadband PCS markets. Internationally, AirTouch had 112.9 million cellular POPS as of December 31, 1995, and held significant ownership interests, with board representation and substantial operating influence, in national cellular systems operating in Germany, Japan, Portugal, Sweden, Belgium, Italy, Spain and Madras, India, and in systems under construction in South Korea and Madhya Pradesh, India. In February 1996, AirTouch's consortium was awarded one of two new national cellular licenses in Poland. Based on industry surveys, AirTouch is also among the largest providers of paging services in the United States, with approximately 2.3 million units in service at December 31, 1995.

         AirTouch's principal executive offices are located at One California Street, San Francisco, California 94111 (telephone (415) 658-2000)).

         The following table sets forth AirTouch's cellular and broadband PCS POPS and proportionate customers at December 31, 1995.

                                                                           PROPORTIONATE
                                                               POPS(1)     CUSTOMERS(2)
                                                           -------------  --------------
                                                           (In millions)  (In thousands)
Domestic Cellular(3):
      Southern California ..............................        15.8              *
      San Francisco Bay Area ...........................         3.1              *
      Sacramento Valley ................................         1.8              *
      Michigan/Ohio(4) .................................        11.2              *
      Georgia and Kansas/Missouri ......................         5.1              *
      Other domestic interests .........................          .7
                                                               -----          -----
      Domestic Cellular Subtotal .......................        37.7          2,262
                                                               -----          -----
      Domestic Broadband PCS ...........................        14.3           --
                                                               -----          -----
               Domestic Total ..........................        52.0          2,262
                                                               =====          =====
International Cellular(5)
      Belgium ..........................................         2.5             59
      Germany ..........................................        28.4            507
      India ............................................        36.9              *
      Italy ............................................         6.8              7
      Japan ............................................        13.0            108
      Poland ...........................................         7.5           --
      Portugal .........................................         2.3             39
      Sweden ...........................................         4.5             75
      South Korea ......................................         4.8           --
      Spain ............................................         6.2              2
                                                               -----          -----
               International Total .....................       112.9            797
                                                               -----          -----
               Worldwide Total .........................       164.9          3,059
                                                               =====          =====

- ----------------
*        Not disclosed.

(1) "POPS" means the population of a licensed market (based on population estimates for such market) multiplied by AirTouch's ownership interest in a licensee operating in such market as of the date specified. Includes networks under construction and markets of certain cost-based investments not included in proportionate financial results.

(2) Proportionate customer data does not include customers to systems where AirTouch accounts for its investment on a cost basis. For a list of such systems, see "Domestic Cellular" and "International Cellular." Proportionate data also excludes information for certain equity-based investments that are not material to AirTouch's operating results or financial condition taken as a whole.

(3)      Based on Strategic Mapping Inc. population estimates for 1995.

(4) POPS and proportionate customers for the Michigan/Ohio region reflect both AirTouch's 50% interest in New Par and its ownership of approximately 37.6% of the outstanding CCI Common Stock at December 31, 1995.

(5) Includes POPS for South Korea, Madhya Pradesh and certain regions of Japan, where the systems have not yet commenced operations. Includes POPS for Poland, where AirTouch's consortium was awarded a national cellular license in February 1996.

         For additional information relating to AirTouch, see "THE MERGER," "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER" and "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                          CELLULAR COMMUNICATIONS, INC.

         CCI is primarily a holding company that indirectly through its subsidiaries holds a 50% interest in New Par, which owns and operates cellular telephone systems that are located in Ohio and Michigan and in portions of Indiana and Kentucky. As a result of the Original Transactions, CCI's predecessor was merged into CCI Newco Sub, Inc., a former Delaware corporation and a wholly owned subsidiary of CCI, and CCI's predecessor became a wholly owned subsidiary of CCI. CCI is a Delaware corporation that was incorporated in Delaware on November 9, 1990. (CCI's predecessor was incorporated in Delaware on April 7, 1981.)

         CCI's principal executive offices are located at 110 East 59th Street, New York, New York, and its telephone number is (212) 906-8440.

                CELLULAR TELEPHONE OWNERSHIP INTERESTS OF NEW PAR

                                                             Population        Approximate
                                                            Estimates(1)        Ownership      Pops(2)
                                                            ------------       -----------     -------
Detroit, MI ...........................................      4,602,090           100.00%     4,602,090
Cleveland, OH .........................................      1,842,474           100.00      1,842,474
Cincinnati, OH ........................................      1,513,457           100.00      1,513,457
Columbus, OH ..........................................      1,301,789           100.00      1,301,789
Dayton, OH ............................................        851,750           100.00        851,750
Toledo, OH ............................................        794,155           100.00        794,155
Grand Rapids, MI ......................................        734,501           100.00        734,501
Akron, OH .............................................        681,782           100.00        681,782
Flint, MI .............................................        506,318           100.00        506,318
Lansing, MI ...........................................        498,597           100.00        498,597
Morrow, OH ............................................        447,668           100.00        447,668
Canton, OH ............................................        404,568           100.00        404,568
Saginaw, MI ...........................................        402,929           100.00        402,929
Hamilton/Middletown, OH ...............................        318,087            99.60        316,815
Lorain/Elyria, OH .....................................        280,539           100.00        280,539
Lima, OH ..............................................        221,522           100.00        221,522
Mercer, OH ............................................        223,619           100.00        223,619
Springfield, OH .......................................        185,899            89.23        165,878
Clinton, OH ...........................................        172,773           100.00        172,773
Mansfield, OH .........................................        127,440           100.00        127,440
Ashtabula, OH .........................................        102,679           100.00        102,679
Muskegon, MI ..........................................        187,884            38.91         73,106
                                                                                            ----------
         Total Pops of the Joint Venture ..............                                     16,266,449
                                                                                            ----------
         Total Pops of the Company in Ohio and Michigan
         (50% of New Par) .............................                                      8,133,224(3)
                                                                                            ==========

- ----------------

(1) Based on 1996 Strategic Mapping, Inc. population estimates for the counties comprising FCC defined licensed areas.

(2) A cellular system operator's "Pops" is a common technique for measuring the relative size of different companies in the cellular telephone business. Pops are defined as the estimated population of a market multiplied by the ownership interest in the entity operating the cellular telephone system in that market. The number of Pops owned by a cellular operator does not represent the number of users of cellular service and is not necessarily indicative of the number of potential subscribers. Rather, this term is used only as a basis for comparison of the current size of cellular system operators.

(3) In addition, CCI directly owns .66% (1,230 Pops) of the Springfield, Ohio market.


         As of December 31, 1995, New Par's cellular telephone systems had an aggregate of approximately 1,027,000 subscribers which represents a penetration rate for New Par of approximately 6.3% (the number of subscribers divided by the total estimated population of New Par's markets).

         New Par also operates, on the basis of an interim operating license issued by the FCC, the Ohio-2 and the Ohio-5 Rural Statistical Areas. This interim license will expire when a permanent licensee is authorized by the FCC.

         For additional information relating to CCI and the combined company that would result from the Merger, see "THE MERGER," "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER" and "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                                   THE MEETING

GENERAL

         This Proxy Statement-Prospectus is being furnished to CCI Stockholders in connection with the solicitation of proxies by the CCI Board for use at the Meeting to vote on (i) the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) the CCI Rights Redemption and (iii) such other business as may properly come before the Meeting. Each copy of this Proxy Statement-Prospectus mailed to CCI Stockholders is accompanied by a form of proxy for use at the Meeting.

         This Proxy Statement-Prospectus is also being furnished by AirTouch to holders of CCI Stock as a prospectus in connection with the shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be issued upon consummation of the Merger.

DATE, PLACE AND TIME

         The Meeting will be held on Tuesday, July 30, 1996, at 10:00 a.m., New York time, at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019.

RECORD DATE

         The CCI Board has fixed the close of business on ______ as the Record Date. Holders of record of CCI Series A Common Stock, CCI Series C Common Stock, CCI Redeemable Preferred Stock and CCI Class A Preference Stock, at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. CCI has called for redemption all of the outstanding CCI Series B Preference Stock. In the event the CCI Series B Preference Stock is not redeemed prior to the Meeting, the holders thereof also will be entitled to vote.

REQUIRED VOTE

         As of the Record Date, _________ shares of CCI Series A Common Stock, ________ shares of CCI Series C Common Stock, ______ shares of CCI Redeemable Preferred Stock and 2,206,410 shares of CCI Class A Preference Stock were outstanding and entitled to vote at the Meeting. Each share of CCI Stock is entitled to one vote. On such Record Date, ________ shares of CCI Series B Preference Stock were outstanding, each of which if not redeemed prior to the Meeting is entitled to 100 votes.

         The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of CCI Stock, voting together as a single class. Approval of the CCI Rights Redemption will require the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch and the consent of AirTouch. AirTouch has given its consent to the CCI Rights Redemption and to the amendment of the CCI Rights Agreement required to effect the CCI Rights Redemption. The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, is contingent upon the approval of the CCI Rights Redemption and approval of the CCI Rights Redemption is contingent upon approval of the 1996 Merger Agreement.

         As of the Record Date, directors and executive officers of CCI and their respective affiliates (excluding AirTouch) owned approximately _____% of the outstanding shares of CCI Stock. All of the directors and executive officers of CCI intend to vote their shares of CCI Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption. Pursuant to the 1990 Merger Agreement, AirTouch has agreed until the third anniversary of the Back End Termination Date (as defined in the 1990 Merger Agreement) to vote its shares of CCI Common Stock generally in the same proportion as the shares of CCI Stock voted by all other holders of CCI Stock. AirTouch has no such obligation with respect to the shares of CCI Class A Preference Stock owned by it. As of the Record Date, AirTouch owned an aggregate of 3,450,800 shares of CCI Series A Common Stock (_____% of the CCI Stock), 10,065,641 shares of CCI Series C Common Stock (_____% of the CCI Stock) and 2,206,410 shares of CCI Class A Preference Stock (____% of the CCI Stock). AirTouch intends to vote all of its shares of CCI Class A Preference Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger.

VOTING AND REVOCATION OF PROXIES

         Shares of CCI Stock represented by a proxy properly signed and received at or prior to the Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF CCI STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSALS TO APPROVE AND ADOPT THE 1996 MERGER AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND FOR THE CCI RIGHTS REDEMPTION. The proxy is revocable on written instruction, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of CCI at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. A holder of CCI Stock who attends the Meeting may revoke a proxy by voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. See "Dissenting CCI Stockholders' Rights of Appraisal."

         Abstentions will be treated as shares present and represented for purposes of establishing a quorum and as votes cast on the proposals and therefore will have the same effect as a vote against the proposals. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will be treated as shares present or represented for purposes of establishing a quorum, but will not be treated as votes cast on the proposals and therefore will have no effect on the outcome of the voting.

         The CCI Board is not aware of any business to be acted upon at the Meeting other than as described herein. If, however, other matters are properly brought before the Meeting, including any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment, except that properly executed proxies voted against the Merger will not be voted for any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Meeting.

         THE CCI BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN DIRECTORS ELECTED BY AIRTOUCH, WHO DID NOT ATTEND OR PARTICIPATE IN THE MEETINGS AT WHICH THE 1996 MERGER AGREEMENT WAS DISCUSSED AND APPROVED) HAS APPROVED THE TERMS OF THE 1996 MERGER AGREEMENT AND THE CCI RIGHTS REDEMPTION AND RECOMMENDS THAT CCI STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE 1996 MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND FOR THE CCI RIGHTS REDEMPTION.

         CCI STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. INSTEAD, CCI STOCKHOLDERS SHOULD FOLLOW THE INSTRUCTIONS IN THE ELECTION FORM AND LETTER OF TRANSMITTAL WHICH IS BEING SEPARATELY MAILED TO CCI STOCKHOLDERS.

SOLICITATION OF PROXIES

         Under the 1996 Merger Agreement, the expenses of printing and mailing this Proxy Statement-Prospectus to CCI Stockholders and the expenses of printing and filing the related Registration Statement are to be shared equally by AirTouch and CCI. In addition to solicitation by mail, directors, officers and employees of CCI, who will not be specifically compensated for such services, may solicit proxies from CCI Stockholders personally or by telephone or telegram or other forms of communication. Brokerage house nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.

         Under the 1996 Merger Agreement, the expenses of printing and mailing this Proxy Statement-Prospectus to CCI Stockholders and the expenses of printing and filing the related Registration Statement are to be shared equally by AirTouch and CCI. In addition, CCI has retained D. F. King & Co., Inc. to assist in the solicitation of proxies from CCI Stockholders. The fees to be paid to such firm for such services by CCI are not expected to exceed $________ plus reasonable expenses.

                                   THE MERGER

BACKGROUND OF THE MERGER

         Transactions Preceding the Merger. On December 14, 1990, AirTouch (then known as PacTel Corporation), CCI's predecessor (then known as Cellular Communications, Inc.) ("Old CCI"), CCI Newco Sub, Inc., a former Delaware corporation and a wholly owned subsidiary of CCI ("Newco Sub"), and CCI entered into the 1990 Merger Agreement which provided for the Original Transactions. It was Old CCI's belief that these arrangements could provide stockholders with an ability to capture the long-term value of New Par, the joint venture which CCI entered into with AirTouch. Set forth below is an overview of the Original Transactions. This overview is intended only to summarize the basic framework of the Original Transactions. Accordingly, this description is qualified in its entirety by reference to the 1990 Merger Agreement and other agreements referred to below. A copy of the 1990 Merger Agreement and each of the other agreements referred to below has been filed by CCI with the SEC as exhibits to its Current Report on Form 8-K dated December 26, 1990.

         The Original Transactions provided for, in part, (a) the creation in 1991 of New Par, a joint venture which combined CCI's Ohio cellular operations (the "CCI Ohio System") with the Ohio and Michigan cellular operations of AirTouch (the "AirTouch Midwest System"), (b) an initial investment of approximately $87 million in 1991 by AirTouch in CCI and the establishment of a mechanism whereby AirTouch has acquired additional ownership interests in CCI through such methods as open market purchases and the MRO, (c) the purchase by AirTouch from CCI of the AirTouch Replacement Option for approximately $107.7 million, an amount equal to the aggregate consideration paid by CCI for cancellation of the Employee Replacement Options on January 4, 1996 and (d) the Appraisal Process, commencing in August 1996 (unless deferred as described below), pursuant to which AirTouch has the right to acquire CCI, including its interest in (i) New Par or (ii) New Par and any other venture entered into between CCI and AirTouch (in either case, together with such other assets of CCI as AirTouch and CCI may agree upon) by causing CCI to redeem (through the Appraisal Process Redemption) each share of CCI's redeemable stock (consisting of CCI Series A Common Stock and the CCI Redeemable Preferred Stock (collectively the "CCI Redeemable Stock")) not owned by AirTouch at a price reflecting the appraised private market value of such assets of CCI, less certain adjustments.

         Pursuant to the 1990 Merger Agreement, on August 1, 1991, Newco Sub was merged (the "1991 Merger") with and into Old CCI pursuant to the provisions of the DGCL. In the 1991 Merger, the common stock, par value $.01 per share, of Old CCI was converted into CCI Redeemable Preferred Stock. As a result of the 1991 Merger, Old CCI (now known as Cellular Communications of Ohio, Inc.) became a wholly owned subsidiary of CCI. The purpose of the 1991 Merger was to recapitalize Old CCI and create a capital structure for CCI that included the various classes of redeemable stock and other equity securities necessary to facilitate the Original Transactions. CCI was incorporated in Delaware on November 9, 1990. Old CCI was incorporated in Delaware on April 7, 1981.

         Immediately following the 1991 Merger, CCI contributed the CCI Ohio System and AirTouch contributed the AirTouch Midwest System to New Par. New Par is a Delaware general partnership operated in accordance with the terms of a Partnership Agreement, dated as of August 1, 1991 (the "Partnership

Agreement"), by and among the CCI Group and the AirTouch Group (each as defined therein). New Par is owned equally by CCI and AirTouch and is governed by a four person partnership committee, with two members appointed by each of CCI and AirTouch.

         In connection with the Original Transactions, on July 31, 1991, Old CCI distributed pro rata to its stockholders all of the capital stock of its former subsidiaries that conducted its international and long distance/ microwave operations (Cellular Communications International, Inc. ("CCII") and OCOM Corporation, now known as International CableTel Incorporated ("ICTL"), respectively). On February 28, 1992, also in connection with the Original Transactions, CCI distributed pro rata to its stockholders all of the capital stock of its former subsidiary Cellular Communications of Puerto Rico, Inc. ("CCPR").

         Immediately following the 1991 Merger, AirTouch purchased 2,206,410 shares of CCI's Class A Preferred Stock, par value $.01 per share (the "CCI Class A Preferred Stock") and 25,641 shares of CCI Series C Common Stock, for approximately $87.0 million in the aggregate, or an effective price of approximately $39 per share. Pursuant to the terms of the Termination Agreement (defined below) AirTouch subsequently exchanged all of its shares of Class A Preferred Stock for an equal number of shares of Series A Preference Stock. In August 1991 and February 1992, CCI paid AirTouch a total of approximately $1.4 million in closing adjustments. At the time of such purchase, such shares of CCI Class A Preferred Stock (which are convertible into CCI Series C Common Stock on a one-for-one basis, subject to certain adjustments) and CCI Series C Common Stock represented approximately 5% of CCI's equity on a fully diluted basis. In accordance with the terms of the 1990 Merger Agreement, AirTouch has increased its ownership of CCI's equity through April 26, 1996 to approximately 39% of CCI's equity on a fully diluted basis. In addition, AirTouch may by the same means increase its ownership in CCI to 49% on a fully diluted basis. CCI and AirTouch have obtained from the SEC an exemption from Rule 10b-13 under the Exchange Act with respect to such purchases by AirTouch.

         At the close of business on October 27, 1995, CCI redeemed 10.04 million shares of Redeemable Preferred Stock at $60 per share in the MRO pursuant to the 1990 Merger Agreement. In connection with the MRO, AirTouch purchased (i) 10.04 million newly issued shares of CCI Series C Common Stock for $602.4 million and (ii) an option to purchase 10,700 shares of CCI Series C Common Stock, at an exercise price of $28.51 per share, for approximately $0.3 million. Pursuant to a registration rights agreement, CCI has agreed to register the newly issued shares purchased by AirTouch in the MRO, as well as shares of CCI Series C Common Stock purchased by AirTouch (x) upon exercise of the options referred to in the preceding sentence and the following paragraph or (y) (as described in the following paragraph) under terms that are intended to provide AirTouch with the ability to sell such shares equivalent to that which AirTouch would have had if the shares were registered at the time of purchase by AirTouch.

         Pursuant to the 1990 Merger Agreement, CCI was obligated to cancel on January 4, 1996 certain Employee Replacement Options (as defined in the 1990 Merger Agreement) to the extent requested by holders thereof, and repurchase certain Option Shares (as defined in the 1990 Merger Agreement) of CCI, covering in the aggregate approximately 2.4 million shares of CCI Stock. The Employee Replacement Options were canceled in exchange for a payment of $60 less the applicable exercise price for each share subject thereto, and the Option Shares were repurchased at $60. Pursuant to the 1990 Merger Agreement, AirTouch purchased from CCI on January 4, 1996 an option (the "AirTouch Replacement Option") to purchase the number of shares of CCI Series C Common Stock equal to the number of shares subject to the Employee Replacement Options canceled on January 4, 1996. AirTouch purchased the AirTouch Replacement Option for approxi mately $107.7 million, an amount equal to the aggregate consideration paid by CCI for cancellation of the Employee Replacement Options on January 4, 1996. The exercise price per share for AirTouch Replacement Option was $15.03 (the weighted average exercise price per share for the Employee Replacement Options canceled on January 4, 1996) and the term of such option is the later of (i) in the event of a PacTel Acceptance (as defined in the 1990 Merger Agreement), one year after the Final Redemption Date (as defined in the 1990 Merger Agreement) or (ii) in the event AirTouch does not accept either of the Two Main Values (as defined in the 1990 Merger Agreement), thirty (30) days after the Back End Termination Date (as defined in the 1990 Merger Agreement).

         Appraisal Process. Unless the Merger is approved and completed, the Appraisal Process will commence in August 1996 in accordance with the terms of the 1990 Merger Agreement, unless deferred for six months as described below. Pursuant to the Appraisal Process, which is expressly designed to recognize CCI's share of any control premium for New Par, AirTouch will have the right, by causing the Appraisal Process Redemption, to acquire CCI, including its interest in (i) New Par or (ii) New Par and any other venture entered into between AirTouch and CCI (together in either case with such other CCI assets as AirTouch and CCI may agree upon (the "Other Assets")), at a price intended to reflect the appraised private market value of such acquired interests determined in accordance with the procedures set forth in the 1990 Merger Agreement. AirTouch will finance the Appraisal Process Redemption by providing to CCI the necessary funds. The Appraisal Process Redemption Price will be subject to reduction for certain adjustments. The CCI Redeemable Stock held by stockholders of CCI (other than AirTouch) is subject to redemption at the Appraisal Process Redemption Price determined pursuant to the Appraisal Process, which price is not known at this time. If AirTouch elects to cause the Appraisal Process Redemption, no further action by holders of CCI Stock will be required, and the equity interest of all stockholders in CCI (other than AirTouch) will be terminated.

         In the event that any Other Assets are retained, the Appraisal Process Redemption Price per share will be increased by an amount based upon the appraised private market value of such Other Assets retained. Any Other Assets not mutually agreed to be retained will be sold. Any net proceeds from such sale remaining after reduction for CCI's costs, expenses, appropriate escrows and taxes relating to the sale will be distributed to CCI stockholders.

         In the event that AirTouch does not exercise its right to cause the Appraisal Process Redemption, CCI is obligated promptly to commence a process to sell CCI (and, under certain circumstances, AirTouch's interest in New Par). In the alternative, CCI has the right to purchase (the "CCI Purchase Right") AirTouch's interest in CCI or CCI and New Par, as the case may be, at a price based upon their appraised values determined in accordance with the 1990 Merger Agreement. CCI may not exercise the CCI Purchase Right or elect not to accept certain bids resulting from the sales process described above (if the effect in either case would be to release AirTouch from its Make Whole Obligation (as defined below)) without the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock (other than AirTouch), voting together as a class.

         Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. CCI may defer the appraisal process for six months in the event there exists a calamitous or severe adverse economic condition in the United States (the "Initial Deferral"). Should CCI elect to cause the Initial Deferral, each of the appraisals would commence six months after the indicated date. AirTouch will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals, and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process

Redemption. The ability to cause such deferrals may impact the price, if any, to be received by CCI stockholders in the Appraisal Process due to potential valuation changes during such period. In the event AirTouch causes two deferrals and thereafter elects to cause an Appraisal Process Redemption in the third appraisal, the Appraisal Process Redemption Price will be increased by two percent. The Appraisal Process may commence in August 1996 as follows:

8/2/96(1)

CCI Exercises
Initial Deferral(1)

NO                         YES

First Appraisal(2)         Defer Appraisal
                           1/2 Year
                           (the "Initial Deferral")

AirTouch Elects to
Cause Redemption?

YES                       NO

CCI Redeemable Stock      2/2/97(1)
Redeemed(3)               Second Appraisal

                          AirTouch Elects to
                          Cause Redemption?

                          YES                            NO

                          CCI Redeemable Stock           8/2/97(1)
                          Redeemed(3)                    Third Appraisal

                                                         AirTouch Elects to
                                                         Cause Redemption?

                                                         YES                         NO

                                                         CCI Redeemable              CCI Sales Process(4)
                                                         Stock Redeemed(3)           CCI Purchase Right(4)
                                                                                     Make Whole Obligation

- ----------------

(1) Accordingly, unless the Initial Deferral occurs, the first appraisal would begin on August 2, 1996. If the Initial Deferral occurs, the first appraisal would occur on February 2, 1997 and the second and third appraisals would be concomitantly delayed until August 2, 1997 and February 2, 1998, respectively. At each appraisal, AirTouch may elect to purchase any other venture entered into between CCI and AirTouch (and not New Par). If such election occurs in the first or second appraisal, the subsequent appraisals will continue without such other venture. At this time, there is no other venture between CCI and AirTouch.

(2) Each share of CCI Redeemable Stock will be redeemed at a price reflecting the appraised private market value per share of CCI's interest in (i) New Par or (ii) New Par and any other venture entered into between AirTouch and CCI (adjusted in either case to take into account such Other Assets as AirTouch and CCI may agree upon) less the Total Per Share Adjustment (as defined in the 1990 Merger Agreement).

(3) CCI may not exercise the CCI Purchase Right or elect not to accept certain bids resulting from the sales process described above (if the effect in either case would be to release AirTouch from its Make Whole Obligation), without the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock (other than AirTouch) voting together as a class.

(4) CCI may not exercise the CCI Purchase Right or elect not to accept certain bids resulting from the sales process described above (if the effect in either case would be to release AirTouch from its Make Whole Obligation), without the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock (other than AirTouch), voting together as a class.

         AirTouch Make Whole Obligation. Pursuant to the terms of the 1990 Merger Agreement, as supplemented by the Termination Agreement (defined below), if AirTouch elects not to cause the Appraisal Process Redemption and CCI or CCI's and AirTouch's interest in New Par (or, if at AirTouch's election New Par is dissolved, New Par's assets received upon dissolution by CCI) is sold pursuant to a Qualifying Third Party Sale (as defined below) i.e., a sale within certain specified time periods not to exceed two years) for a Third Party Price Per Share (as defined below) less than the Gross Make Whole Price Per Share (as defined below), AirTouch is obligated to pay to each CCI stockholder (the "Make Whole Obligation") an amount equal to the specified percentage of such shortfall set forth below.

 THIRD PARTY PRICE PER SHARE
     AS A PERCENTAGE OF                         PORTION OF SHORTFALL
GROSS MAKE WHOLE PRICE PER SHARE                COVERED BY AIRTOUCH
- --------------------------------                --------------------

80-100%.........................     All

60-80%..........................     20% of Gross Make Whole Price Per Share +
                                     80% of difference between Third Party Price
                                     Per Share and 80% of Gross Make Whole Price
                                     Per Share

Below 60%.......................     36% of Gross Make Whole Price Per Share +
                                     50% of difference between Third Party Price
                                     Per Share and 60% of Gross Make Whole Price
                                     Per Share

         The Make Whole Obligation will be reduced by the Total Per Share Adjustment (which is equal to the Unanticipated Tax Adjustment (as defined in the 1990 Merger Agreement) and the Liquidity Adjustment (calculated according to the Market Illiquidity Compensation Mechanism described in Exhibit F to the 1990 Merger Agreement), but without regard to the Fixed Liquidity Adjustment (as defined in Exhibit F to the 1990 Merger Agreement) which was effectively terminated by the Termination Agreement, divided by the number of Fully Diluted Shares held by CCI stockholders other than AirTouch or its affiliates). If the amount of the Total Per Share Adjustment exceeds the Make Whole Obligation, CCI is obligated to pay AirTouch an amount (the "AirTouch Payment") equal to the aggregate of such excess amounts (increased to compensate AirTouch for the portion of any such payment indirectly borne by it as a stockholder of CCI). Such payment would be made by CCI to AirTouch subsequent to the sale of CCI (and the receipt of the proceeds therefrom by CCI's stockholders) or the sale of CCI's interest in New Par (or, if New Par has been dissolved, New Par's assets) (and the receipt of the proceeds therefrom by CCI). Since the AirTouch Payment would be a liability of CCI, it may be expected to affect the price received by CCI stockholders in a Qualifying Third Party Sale. Pursuant to the CCI Certificate of Incorporation, CCI may not take certain actions that would result in a waiver of AirTouch's Make Whole Obligation without the approval of CCI's stockholders (other than AirTouch). If a third party sale is not consummated within certain time periods, the Make Whole Obligation will expire without any further obligation by AirTouch with respect thereto.

         Certain Required Asset Sales; Other Adjustments. In the event that AirTouch does not cause the Appraisal Process Redemption, CCI is obligated to commence the sale of all of its assets (other than its interest in New Par) no later than one year after AirTouch loses its right to cause the Appraisal Process Redemption and to promptly consummate such sale. Such a sale may be in conjunction with a Qualifying Third Party Sale. In connection with a sale of CCI or CCI's interest in New Par (or, if New Par has been dissolved, New Par's assets), other than a Qualifying Third Party Sale, CCI is obligated to pay AirTouch an amount (the "Other Sale Payment") equal to the aggregate amount of the Total Per Share Adjustment (increased to compensate AirTouch for the portion of any such payment indirectly borne by it as a stockholder of CCI). Such obligation continues, regardless of when such a sale is made, whether the Make Whole Obligation has expired or whether AirTouch has ceased to hold an ownership interest in CCI or New Par.

         Events Subsequent to the 1991 Merger. On December 11, 1992, CCI entered into a termination agreement (the "Termination Agreement") with AirTouch and Telesis, AirTouch's then parent corporation, in connection with the spin-off by Telesis of AirTouch which was completed on April 1, 1994. The Termination Agreement had the effect, among other things, of eliminating one of the adjustments that previously would have been included in the Total Per Share Adjustment and of increasing under certain instances the Make Whole Obligation that AirTouch might have to pay. AirTouch also exchanged all of its shares of CCI Class A Preferred Stock for an equal number of shares of CCI Class A Preference Stock. As part of the Termination Agreement, CCI agreed to terminate the Telesis letter of responsibility that had been executed in connection with the Merger Agreement. At the date of separation of Telesis and AirTouch, AirTouch provided substitute credit assurance for its obligation to CCI at the time of the MRO, and for the payment of any Make Whole Obligation.

         During the course of the negotiations leading to the Termination Agreement, representatives of AirTouch also raised the possibility of restructuring the form and timing of stock purchase rights and obligations contemplated under the 1990 Merger Agreement to permit AirTouch to use its equity rather than cash as consideration. Ensuing discussions proved inconclusive, however, and the parties subsequently abandoned that aspect of the negotiations.

         In March 1995, CCI's chairman, George S. Blumenthal, met with AirTouch's then-Senior Vice President, Arun Sarin, to discuss the MRO and appraisal process under the 1990 Merger Agreement and the possibility of structuring an alternative transaction for the acquisition of CCI. At the conclusion of such meeting, Messrs. Blumenthal and Sarin agreed that preliminary discussions between the parties' financial advisors would be appropriate.

         Subsequently, discussions were held among the respective financial advisors to CCI and AirTouch regarding a change to the form and timing of the transactions, but proved inconclusive. In June 1995, after reviewing the status of their respective financial advisors' discussions, Messrs. Blumenthal and Sarin determined not to further explore at such time any alternative transaction for the acquisition of CCI by AirTouch.

         In October 1995, the MRO was completed. In January 1996, the Employee Replacement Options were canceled and AirTouch acquired the AirTouch Replacement Option.

         From time to time in December 1995 and January 1996, Messrs. Sarin and Blumenthal had general discussions about the possibility of a transaction to be effected prior to commencement of the Appraisal Process and exchanged views regarding the parties' differing perspectives on value and various potential structures. In early February, 1996, AirTouch proposed a transaction consisting of units of cash, convertible preferred and mandatorily convertible preferred to be received by CCI stockholders. During February and March 1996, AirTouch and CCI moved closer to each other's positions on appropriate value and terms for a transaction as representatives of CCI and its financial advisors, Donaldson, Lufkin & Jenrette and Wasserstein Perella, and AirTouch and its financial advisor, Lehman Brothers, discussed a number of variations of this basic economic structure, including the amount of cash, the face value, coupon, conversion price and term of the convertible preferred and mandatorily convertible preferred stock and the timing and nature of the pricing mechanism for such securities. During these periods, various discussions occurred among CCI Board members (other than Messrs. C. Lee Cox and Mohan S. Gyani) concerning the status of the conversations with AirTouch.

         On March 23, 1996, the CCI Board (excluding Messrs. Cox and Gyani, the AirTouch-elected directors, who were absent) discussed the status of the transaction and on March 27, 28, 29 and 30, representatives of CCI and its legal and financial advisors and AirTouch and its legal and financial advisors met in New York to discuss a draft merger agreement and a number of significant issues with respect thereto, principally the tax status of the proposed Merger, conditions to the Merger, treatment of CCI and New Par employee benefit plans, level of CCI transaction expenses and the dilution provisions of the preferred stocks. A series of correspondence and telephonic discussions between CCI and AirTouch executive personnel concerning these issues ensued during the period from March 28 until April 3. As the negotiations and documentation concluded, the AirTouch Board approved the transaction at a meeting held on April 4, 1996. On April 5, 1996, the CCI Board (with Messrs. Cox and Gyani absent) met and approved the 1996 Merger Agreement, which was executed later that day.

CCI REASONS FOR THE MERGER; RECOMMENDATION OF THE CCI BOARD

         At a special meeting of the CCI Board held on April 5, 1996, the CCI Board received presentations concerning, and reviewed the terms of, the 1996 Merger Agreement with members of CCI's management and its legal counsel and financial advisors and also received presentations from CCI's management and representa tives of Donaldson, Lufkin & Jenrette and Wasserstein Perella concerning the business and prospects of CCI (including New Par) and the potential combination of CCI and AirTouch. At the meeting, the CCI Board (with Messrs. Cox and Gyani absent) unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the holders of CCI Stock. Accordingly, the CCI Board (excluding Messrs. Cox and Gyani, who did not participate) has unanimously adopted the 1996 Merger Agreement and unanimously recommends that CCI Stockholders vote for approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, at the Meeting. See "--Background of the Merger" and "--Certain Transactions; Conflicts of Interest."

         In reaching its determination, the CCI Board consulted with CCI's management, as well as its legal counsel and financial advisors, and considered a number of factors, including the following principal factors:

                  (i) The expected value of the consideration to be received by the holders of CCI Stock in the Merger, as compared with the CCI Board's perceptions of the possible range of outcomes of the Appraisal Process and the then-prevailing market price ($[51-3/16]) of CCI Series A Common Stock (which the CCI Board believed reflected, to some extent, the market's perception of the possible range of outcomes of the Appraisal Process). See "--Form of the Merger," "--Merger Consideration," "--Effective Time" and "Procedures for Exchange of CCI Common Stock Certificates" and "RISK FACTORS--Fluctuation in Value of Stock Consideration."

                  (ii) The ability of holders of CCI Stock who wish to do so to continue to participate in the growth of the business conducted by AirTouch after the Merger and to benefit from the potential appreciation in the value of AirTouch Common Stock by electing to receive the Units, while realizing an immediate premium for their CCI Stock and while obtaining tax-free treatment to the extent that they receive Units. See "--Certain Federal Income Tax Considerations."

                  (iii) The review of the timing and terms of the available alternative, the Appraisal Process. See "--Background of the Merger." Based upon their review of the Appraisal Process and the advantages that could be achieved from CCI's combination with AirTouch, the members of the CCI Board did not believe that the Appraisal Process could reasonably be expected to offer values after adjusting for the time value of money (when giving effect to AirTouch's contractual rights to defer the process and the time value of money) significantly in excess of those which the CCI Board believed were presented by a business combination with AirTouch under the terms of the 1996 Merger Agreement. Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. AirTouch will have the opportunity to cause up to two deferrals of appraisals and therefore will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals, and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. As a result, the Appraisal Process Redemption could occur as late as the fourth quarter of 1997. Moreover, AirTouch may elect not to exercise its right to cause the Appraisal Process Redemption, in which case CCI is obligated to then commence a process to sell CCI which will result in additional deferral of the receipt by holders of CCI Stock of payment for their CCI Stock.

                  (iv) The respective business, assets, liabilities, managements, strategic objectives, competitive positions and prospects of CCI (including New Par) and AirTouch. In assessing AirTouch, the CCI Board considered the significant opportunities for value creation that it believed were inherent in AirTouch's international operations, as value as its domestic cellular operations.

                  (v) Information provided by CCI's legal counsel with respect to the federal income tax consequences of the Merger to holders of CCI Stock. The CCI Board was advised that, for federal income tax purposes, holders that exchange CCI Stock solely for the Units generally would not recognize taxable gain or loss on the exchange, that holders that exchange CCI Stock solely for cash generally would be taxed on the difference between their tax basis in the CCI Stock exchanged and the cash received, and that holders that exchange CCI Stock for a combination of cash and Units generally would recognize taxable gain in an amount equal to the lesser of (a) the excess of the sum of the cash and the fair market value of the Units received over the tax basis in the CCI Stock exchanged and (b) the amount of cash received. The CCI Board was also advised that holders of CCI Stock could not ascertain their tax consequences at the time of making an election due to possible applicability of proration. See "--Description of Election Procedures" and "--Certain Federal Income Tax Considerations." The CCI Board also considered the fact that the terms of the Merger Agreement will permit holders of CCI Stock to elect to receive the consideration to be issued to them pursuant to the Merger Agreement in the form of Units or cash (subject to proration in each case), thereby generally permitting holders of CCI Stock to influence the tax consequences to them of the Merger. In addition, the CCI Board noted that the provisions of the 1996 Merger Agreement will enable holders of CCI Stock who prefer cash to avoid the necessity of selling any Units they otherwise would have received if all the consideration was in the form of Units. See "--Form of the Merger," "--Merger Consideration," "--Description of Election Procedures," "--Procedures for Exchange of CCI Common Stock Certificates" and "--Effective Time."

                  (vi) The joint presentation of Donaldson, Lufkin & Jenrette and Wasserstein Perella delivered to the CCI Board on April 5, 1996, including their opinions that, as of such date, the Merger Consideration to be received by the holders of CCI Stock (other than AirTouch) pursuant to the 1996 Merger Agreement was fair to such holders from a financial point of view. Each of Donaldson, Lufkin & Jenrette and Wasserstein Perella subsequently confirmed its respective April 5, 1996 opinion by delivery of its written opinion dated the date of this Proxy Statement-Prospectus. Copies of such opinions are attached to this Proxy Statement-Prospectus as Annexes E and F. See "--Opinions of the Financial Advisors to the CCI Board."

                  (vii) The analysis and recommendation of the 1996 Merger Agreement, and the transactions contemplated thereby, including the Merger, by CCI's management.

                  (viii) The terms and conditions of the 1996 Merger Agreement, including the amount and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement, and the terms of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT." The CCI Board, based on presentations by its legal and financial advisors, deemed the terms of the 1996 Merger Agreement, and the terms of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be reasonable and acceptable. In so determining, the CCI Board considered the terms of the 1990 Merger Agreement and the restrictions that it placed on both CCI and AirTouch. In considering the securities to be received as part of the Units, the CCI Board considered the views of Donaldson, Lufkin & Jenrette, Wasserstein Perella and legal counsel with respect to customary market terms of financially similar securities as well as the characteristics of AirTouch, including, without limitation, the prospects for growth in both the domestic and international segments of AirTouch's business and the desire to receive a portion of the benefit thereof.

                  (ix) The uncertainties in the wireless industry, including the likelihood of increased competition in the industry and the possibility that changes in the industry, depending on their nature, could be disadvantageous to CCI (including New Par) and/or AirTouch. The CCI Board believed that, although the uncertainties of the wireless industry could also be advantageous to CCI and disadvantageous to AirTouch, the combined company would be better able to respond to the changes in the industry and to take advantage of the opportunities that such changes might bring.

                  (x) The fact that, as a result of the Merger, holders of CCI Stock will not receive the full benefit of any future growth in the value of their equity that CCI may have achieved as an independent company, and the potential disadvantage to holders of CCI Stock who receive Units in the event that AirTouch does not perform as well in the future as CCI may have performed as an independent company. In considering this factor, the CCI Board considered the fact that the provisions of the Appraisal Process made it unlikely, in the CCI Board's view, that CCI would continue as an independent company.

         The foregoing discussion of information and factors considered and given weight by the CCI Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the CCI Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual members of the CCI Board may have given different weights to different factors.

         THE CCI BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN DIRECTORS ELECTED BY AIRTOUCH, WHO DID NOT ATTEND OR PARTICIPATE IN THE MEETINGS AT WHICH THE 1996 MERGER AGREEMENT WAS DISCUSSED AND APPROVED), RECOMMENDS THAT CCI STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE 1996 MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND FOR THE CCI RIGHTS REDEMPTION. See "--Certain Transactions; Conflicts of Interest."

EFFECTS OF A FAILURE TO APPROVE THE MERGER

         If the Merger is not approved, the Appraisal Process will commence in August 1996, unless deferred for six months by CCI as a result of a calamitous or severe adverse economic condition in the United States. The price that may be received by holders of CCI Stock for their shares in the Appraisal Process Redemption has not yet been determined and holders of CCI Stock will have no right to approve or reject the Appraisal Process Redemption upon determination of such price. There can be no assurance that holders of CCI Stock will be able to obtain a value for their shares in the Appraisal Process which is higher than the value of the Merger Consideration. Moreover, there can be no assurance that the Appraisal Process Redemption Price will equal or exceed the public market trading prices of the CCI Redeemable Stock at or about the date of the Appraisal Process Redemption. Although the provisions of the 1990 Merger Agreement relating to the Appraisal Process specify definitions of value and other considerations to be taken into account, they do not specifically require the appraisers to adopt any particular valuation methodology in reaching their conclusions as to value.

         Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. AirTouch will have the opportunity to cause up to two deferrals of appraisals and therefore will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals, and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. As a result the Appraisal Process Redemption could occur as late as the fourth quarter of 1997 (assuming no deferral by CCI). Moreover, AirTouch may elect not to exercise its right to cause the Appraisal Process Redemption, in which case CCI is obligated to then commence a process to sell CCI which will result in further deferrals.

CCI FAIRNESS OPINIONS OF WASSERSTEIN PERELLA & CO., INC. AND DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

         On April 5, 1996, Wasserstein Perella and Donaldson, Lufkin & Jenrette delivered a joint financial presentation to the effect, and their oral opinions that, as of the date of such opinions, and subject to the various assumptions and considerations set forth in such opinions, the Merger Consideration to be received in the Merger by holders of CCI Stock other than AirTouch is fair from a financial point of view to such holders. Wasserstein Perella and Donaldson, Lufkin & Jenrette have confirmed their April 5, 1996 oral opinions by delivery of their respective CCI Fairness Opinions. Wasserstein Perella and Donaldson, Lufkin & Jenrette each noted in its Fairness Opinion that it was not expressing any opinion as to the prices at which the AirTouch Class B Preferred Stock, or AirTouch Class C Preferred Stock will actually trade at any time.

         THE FULL TEXT OF EACH OF THE CCI FAIRNESS OPINIONS ARE ATTACHED HERETO AS ANNEXES E AND F. HOLDERS OF CCI STOCK ARE URGED TO READ THE CCI FAIRNESS OPINIONS IN THEIR ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY EACH OF WASSERSTEIN PERELLA AND DONALDSON, LUFKIN & JENRETTE IN RENDERING ITS FAIRNESS OPINION. REFERENCES TO THE CCI FAIRNESS OPINIONS HEREIN AND THE SUMMARY OF THE CCI FAIRNESS OPINIONS SET FORTH BELOW ARE QUALIFIED BY ANNEXES E AND F, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

         The CCI Fairness Opinions are directed only to the fairness from a financial point of view to the holders of CCI Stock other than AirTouch of the Merger Consideration pursuant to the Merger, and they do not address any other aspect of the Merger. The CCI Fairness Opinions do not constitute a recommendation to any holder with respect to whether to vote in favor of the Merger and should not be relied upon by any holder of CCI Stock as such.

         The CCI Fairness Opinions were prepared and delivered based upon conditions as they existed and could be evaluated by each of Wasserstein Perella and Donaldson, Lufkin & Jenrette as of the date thereof. In arriving at their opinions, Wasserstein Perella and Donaldson, Lufkin & Jenrette each reviewed the draft of the 1996 Merger Agreement dated April 4, 1996, certain publicly available financial and other information concerning CCI and AirTouch, certain financial and operating information and projections relating to CCI provided by management of CCI, and information concerning the business, operations, assets, financial condition and future prospects of CCI and AirTouch provided during discussions with management of CCI and AirTouch, respectively.

         At the April 5, 1996 meeting of the CCI Board, Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed with the members of the CCI Board certain financial, industry and market information with respect to CCI, the procedures used and the analyses underlying the CCI Fairness Opinions. In connection with their presentation to the CCI Board, Wasserstein Perella and Donaldson, Lufkin & Jenrette provided the directors with a joint written report summarizing such information, procedures and analyses. The full text of the report presented to the CCI Board on April 5, 1996 is attached as an exhibit to Schedule 13E-3, and is also available for inspection and copying at the principal offices of CCI during CCI's regular business hours by any interested holder of CCI Stock or such holder's representative who has been so designated in writing. The summary set forth below does not purport to be a complete description of the CCI Fairness Opinions or of Wasserstein Perella's and Donaldson, Lufkin & Jenrette's joint financial presentation as set forth in an exhibit to Schedule 13E-3. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analyses or summary description. It involves complex considerations and judgments. Interested holders of CCI Stock are encouraged to review the CCI Fairness Opinions in their entirety and to obtain a copy of the Wasserstein Perella and Donaldson, Lufkin & Jenrette report for a more complete description of the procedures used and the analyses underlying the CCI Fairness Opinions.

         In arriving at their opinions, Wasserstein Perella and Donaldson, Lufkin & Jenrette each assumed and relied upon the accuracy of all the financial and other information that was provided to, discussed with or publicly available to each of them. Wasserstein Perella and Donaldson, Lufkin & Jenrette each also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses supplied to them by management of CCI and have assumed that they were reasonably prepared in good faith on bases reflecting the best currently available judgments and estimates of CCI's management and neither Wasserstein Perella nor Donaldson, Lufkin & Jenrette expresses any opinion with respect to such financial projections, forecasts and analyses. Wasserstein Perella and Donaldson, Lufkin & Jenrette also did not assume any responsibility for conducting a physical inspection of the properties or facilities of CCI, or for making an independent evaluation or appraisal of the assets or liabilities of CCI. In addition, Wasserstein Perella and Donaldson, Lufkin & Jenrette were not authorized to, and did not solicit alternative offers for CCI or its assets, or investigate any other alternative transactions which might be available to CCI.

         In performing their analyses for the CCI Fairness Opinions, Wasserstein Perella and Donaldson, Lufkin & Jenrette each relied on numerous assumptions made by the management of CCI, and made industry judgments of its own with regard to the performance of CCI and New Par, industry performance, general business and economic conditions and other matters, many of which are beyond CCI's ability to control. Any estimates contained in such analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested in the Wasserstein Perella and Donaldson, Lufkin & Jenrette report. In addition, analyses relating to values of companies do not purport to be appraisals or to reflect the prices at which companies may actually be sold. Since such estimates are inherently subject to uncertainty, none of CCI, Wasserstein Perella, Donaldson, Lufkin & Jenrette or any other person assumes responsibility for their accuracy.

         In connection with their presentation to the CCI Board on April 5, 1996, advising the CCI Board of their opinion on April 5, 1996 and confirming their opinions in writing on the date hereof, representatives of Wasserstein Perella and Donaldson, Lufkin & Jenrette considered and discussed various financial and other matters that they deemed relevant. General valuation considerations, deemed to be relevant by Wasserstein Perella and Donaldson, Lufkin & Jenrette include, without limitation, (i) wireless communication and demographic trends as a whole in CCI's markets; (ii) CCI's historical financial and operating performance and future prospects in the context of its business strategy, market position and current and prospective competition; (iii) CCI's technological, marketing and product strategy; (iv) projections for CCI and New Par provided by CCI management; (v) CCI's size and asset mix; (vi) CCI's shared control of New Par with AirTouch and the markets therein; (vii) the breadth and depth of the potential acquisition universe for CCI; (viii) the potential public market trading value of CCI as a stand-alone entity; (ix) publicly available commentary, research and valuation estimates of industry analysts; (x) AirTouch's ownership of a substantial economic interest in CCI; (xi) AirTouch's ability to act as a buyer of the CCI public shares; and (xii) the Appraisal Process scheduled to begin in August 1996.

         The financial analyses underlying the CCI Fairness Opinions are outlined in the Wasserstein Perella and Donaldson, Lufkin & Jenrette report and are summarized below. The report contains reference ranges of implied prices per CCI Common Equivalent Share based on Wasserstein Perella's and Donaldson, Lufkin & Jenrette's judgment of the data analyzed. These reference ranges include reference points, implicit in the Merger Consideration, including a multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA") for 1995 of 18.2x, the estimated latest twelve months ("LTM") ending June 30, 1996 EBITDA multiple of 16.3x, an estimated 1996 EBITDA multiple of 13.9x, an estimated LTM ending June 30, 1997 multiple of 12.7x, an estimated 1997 EBITDA multiple of 11.4x and a price of $322 per POP. ("POPs" refer to the population of a market multiplied by a percentage ownership interest in an entity licensed or designated to receive a license by the FCC to construct and operate a cellular telephone system in such market. POPs do not represent actual subscribers in a cellular system.)

         These reference points were all considered in the context of the analyses described below. Each of these analyses supports the conclusion in the Wasserstein Perella and Donaldson, Lufkin & Jenrette CCI Fairness Opinions because the Merger Consideration estimated at $55.00 per CCI Common Equivalent Share for this purpose, and the per POP prices and the 1995 EBITDA, LTM EBITDA ending June 30, 1996 and 1997, respectively, estimated 1996 EBITDA and estimated 1997 EBITDA multiples implied by the Merger Consideration, are within the reference ranges for such prices and multiples calculated using public company trading analysis, precedent merger and acquisition transactions analysis and discounted cash flow analysis.


         Public Company Trading Analysis. Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed, analyzed and compared certain operating, financial and trading information of CCI and seven other publicly traded cellular companies (AirTouch, Centennial Cellular Corp. ("Centennial"), CommNet Cellular, Inc. ("CommNet"), Palmer Wireless, Inc. ("Palmer"), United States Cellular Corporation ("US Cellular"), 360[Degree] Communications Corporation ("360[Degree] Comm.") and Vanguard Cellular Systems, Inc. ("Vanguard")), including market values, adjusted market values (defined as market value plus debt, preferred stock and minority interest less cash and cash equivalents) (also "enterprise value"), estimated adjusted markets values of non-U.S. and non-cellular operations, estimated adjusted market values of domestic cellular operations, number of domestic POPs, estimated implied enterprise value per POP, and multiples derived by dividing estimated adjusted market values of domestic cellular operations by each of domestic cellular estimated 1995 EBITDA and estimated 1996 EBITDA. These values and multiples, based on closing stock prices on April 2, 1996, are set forth below.


                                        Enterprise Enterprise Value/ Enterprise Value/
                                        Value/POP     1995E EBITDA     1996E EBITDA
                                        ---------- ----------------- ----------------
AirTouch .....................            $ 209           13.1x            10.3x
Centennial ...................            $ 116           12.7x            10.5x
CommNet ......................            $ 185           25.4x               NA
Palmer .......................            $ 229           14.1x            11.2x
US Cellular ..................            $ 131           20.3x            14.2x
360o Comm ....................            $ 222              NA               NA
Vanguard .....................            $ 176           18.8x            11.4x
   AVERAGE ...................            $ 181           17.4x            11.5x

         Wasserstein Perella and Donaldson, Lufkin & Jenrette noted, among other things, that the trading pattern of the CCI Stock has been affected by the anticipation of the Appraisal Process and that CCI lacks a precise analog among publicly traded cellular companies due to its major-market presence and its lack of international assets. Wasserstein Perella and Donaldson, Lufkin & Jenrette noted that the per POP approach to analyzing the cellular industry has become less influential among analysts than cash-flow multiples as the industry has matured.

         Based on the above values and multiples and in Wasserstein Perella's and Donaldson, Lufkin & Jenrette's judgment, the appropriate reference ranges derived from public company trading analysis were implied reference ranges of multiples for CCI of 12.0x (Centennial) to 20.0x (US Cellular) estimated 1995 EBITDA and 10.0x to 13.0x estimated 1996 EBITDA, yielding a reference range of implied public trading prices of $35.39 to $60.54 per CCI Common Equivalent Share.

         Precedent Merger and Acquisition Transactions. Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed and analyzed selected going private transactions and merger and acquisition transactions involving other companies in the cellular industry that they deemed relevant. Wasserstein Perella and Donaldson, Lufkin & Jenrette noted that, while there have been a number of recent transactions in the cellular industry, the acquisition of LIN Broadcasting ("LIN") by AT&T Corporation ("AT&T") is the most recent cellular industry acquisition of comparable scale.

         Wasserstein Perella and Donaldson, Lufkin & Jenrette performed an analysis of the AT&T acquisition of LIN and indicated that, based on the final offer price of $129.90 per LIN common share, the per POP price paid for LIN was $320 per POP, the multiple of estimated EBITDA for the 12-month period ending June 30,

1995 was 20.7x, the multiple of estimated EBITDA for the 12-month period ending June 30, 1996 was 13.8x and the multiple of estimated EBITDA for the 12-month period ending June 30, 1997 was 11.2x. This analysis yielded an implied price per CCI Common Equivalent Share of $54.70 based on per POP analysis, $72.93 based on estimated EBITDA for the 12-month period ending June 30, 1996, $59.86 based on estimated EBITDA for the 12-month period ending June 30, 1997 and $59.29 based on estimated EBITDA for the 12-month period ending June 30, 1998.

         In addition to reviewing AT&T's acquisition of LIN, Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed and analyzed selected transactions involving other companies in the cellular industry that they deemed relevant, including selected going private transactions. The transactions reviewed included the following, which are listed by acquiror/seller: GTE Corporation/Contel Cellular, Inc., SBC Communications, Inc./Associated Communications Corporation, AT&T/McCaw Cellular Communications, Inc. and U S WEST/ U S WEST NewVector Group, Inc. Wasserstein Perella's and Donaldson, Lufkin & Jenrette's analysis yielded an implied CCI Common Equivalent Share value reference range of $89.71 to $102.41 based on estimated EBITDA for the 12 months ending June 30, 1996, $62.49 to $107.05 based on estimated EBITDA for the 12 months ending June 30, 1997, and $24.06 to $48.24 based on per POP values.

         Discounted Cash Flow Analysis. Wasserstein Perella and Donaldson, Lufkin & Jenrette performed discounted cash flow analysis based on the financial projections developed by New Par and provided by CCI management in mid-year 1995, with 1995 and estimated 1996 EBITDA values revised by New Par and provided by CCI management. The analysis derives a range of present values per CCI Common Equivalent Share as of August 1, 1996. The analysis uses an estimate, based on New Par 1996 projections, of cash flows from August 1, 1996 to December 31, 1996, and New Par projections for 1997, 1998 and 1999. Wasserstein Perella and Donaldson, Lufkin & Jenrette noted that given the nature of the cellular industry, discounted cash flow valuation ranges are extremely sensitive to changes in both operating assumptions and valuation parameters.

         Wasserstein Perella and Donaldson, Lufkin & Jenrette believed it appropriate to, and did, utilize a discount rate range of 9.0% to 15.0%. Wasserstein Perella and Donaldson, Lufkin & Jenrette also believed it appropriate to use terminal valuations based on multiple of terminal year (1999 in this case, since the New Par projections obtained from management of CCI were through 1999) of 10.0x to 14.0x.

         As determined by Wasserstein Perella and Donaldson, Lufkin & Jenrette, the reference range values, taking into account CCI's 50% ownership of New Par, were between $46.89 to $77.53 per CCI Common Equivalent Share. This reference range implied a perpetuity growth rate of free cash flow of 4.1% to 11.2%.

         Preliminary Merger Consequences Analysis. Wasserstein Perella and Donaldson, Lufkin & Jenrette performed preliminary pro forma analysis of the proposed merger of CCI with AirTouch. CCI projections were obtained from CCI management. AirTouch projections were based on publicly available institutional equity analyst research and discussions with AirTouch management. AirTouch management did not provide specific projections for 1996, 1997 and 1998.

         As determined by Wasserstein Perella and Donaldson, Lufkin & Jenrette, assuming, among other things, an 8% interest rate on acquisition debt and a tax rate of 46.2% based on AirTouch's historical effective tax rate, the preliminary pro forma merger consequences analysis yielded dilution of earnings per common equivalent AirTouch share of 12.9%, 7.8% and 5.1% in 1996, 1997 and 1998, respectively. The analysis yielded accretion of EBITDA per common equivalent AirTouch share of 4.1%, 4.6% and 4.4% in 1996, 1997 and 1998, respectively. The analysis also yielded accretion of EBITDA minus interest per common equivalent AirTouch share of 0.9%, 1.5% and 1.6% for 1996, 1997 and 1998, respectively.

         Wasserstein Perella and Donaldson, Lufkin & Jenrette also performed a preliminary implied AirTouch value per share accretion analysis based on illustrative trading multiples of AirTouch for 1996, 1997 and 1998, pro forma post the Merger. The analysis yielded a dilution of 0.4% to an accretion of 1.8% for 1996, accretion of 1.0% to 2.7% for 1997, and accretion of 2.0% to 2.7% for 1998.

         In addition to the above outlined analyses, each of Wasserstein Perella and Donaldson, Lufkin & Jenrette performed such other valuation analyses as it deemed appropriate in determining the fairness to holders of CCI Stock other than AirTouch of the Merger Consideration to be received in the Merger. Each of Wasserstein Perella and Donaldson, Lufkin & Jenrette concluded, based on the full range of their analyses, that the Merger Consideration to be paid in the Merger was fair from a financial point of view to the holders of CCI Stock other than AirTouch. However, each of Wasserstein Perella and Donaldson, Lufkin & Jenrette noted in its Fairness Opinion that it was not expressing any opinion as to the prices at which the AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock will actually trade at any time.

         Wasserstein Perella is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities and private placements. Wasserstein Perella was selected to render its opinion regarding the fairness of the consideration to be received by the holders of CCI Stock other than AirTouch in the Merger because it is a nationally recognized investment banking firm and because of its experience in the valuation of companies, including companies in the cellular industry.

         Donaldson, Lufkin & Jenrette is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities and private placements. Donaldson, Lufkin & Jenrette was selected to render its opinion regarding the fairness of the consideration to be received by the holders of CCI Stock other than AirTouch in the Merger because it is a nationally recognized investment banking firm and because of its experience in the valuation of companies, including companies in the cellular industry.

         Terms of Wasserstein Perella's Engagement. Pursuant to the terms of an engagement letter dated March 1, 1996, CCI agreed to pay Wasserstein Perella:
(i) a fee equal to $250,000, to be paid upon the signing of the engagement letter (which fee has been paid); (ii) a fee equal to $750,000, to be paid on the date on which, at CCI's request, Wasserstein Perella informed CCI that it was prepared to render a Fairness Opinion (which fee has been paid); (iii) a fee equal to $250,000, to be paid upon mailing of this Proxy Statement; (iv) a fee equal to $750,000, to be paid on the date on which Wasserstein Perella informed CCI that it was prepared to render an updated Fairness Opinion, if requested by CCI, prior to the vote by CCI Stockholders on whether to approve the Merger; and
(v) a fee equal to $4,250,000 to be paid on the closing of the Merger less any fee(s) paid pursuant to clauses (i), (ii), (iii) and (iv) above. The engagement letter noted that CCI also had retained Donaldson, Lufkin & Jenrette to act as a financial advisor with respect to the Merger. CCI also agreed to reimburse Wasserstein Perella for its out-of-pocket expenses, including reasonable fees and disbursements of its counsel. CCI agreed to indemnify Wasserstein Perella and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Wasserstein Perella or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

         Terms of Donaldson, Lufkin & Jenrette's Engagement. Pursuant to the terms of an engagement letter dated March 1, 1996, CCI agreed to pay Donaldson, Lufkin & Jenrette: (i) a fee equal to $250,000, to be paid upon the signing of the engagement letter (which fee has been paid); (ii) a fee equal to $750,000, to be paid on the date on which, at CCI's request, Donaldson, Lufkin & Jenrette informed CCI that it was prepared to render a Fairness Opinion (which fee has been paid); (iii) a fee equal to $250,000, to be paid upon mailing of this Proxy Statement; (iv) a fee equal to $750,000, to be paid on the date on which Donaldson, Lufkin & Jenrette informed CCI that it was prepared to render an updated Fairness Opinion, if requested by CCI, prior to the vote by CCI Stockholders on whether to approve the Merger; and (v) a fee equal to $4,250,000 to be paid on the closing of the Merger less any fee(s) paid pursuant to clauses
(i), (ii), (iii) and (iv) above. The engagement letter noted that CCI also had retained Wasserstein Perella to act as a financial advisor with respect to the Merger. CCI also agreed to reimburse Donaldson, Lufkin & Jenrette for its out-of-pocket expenses, including reasonable fees and disbursements of its counsel. CCI agreed to indemnify Donaldson, Lufkin & Jenrette and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Donaldson, Lufkin & Jenrette or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

FAIRNESS OPINION OF LEHMAN BROTHERS

         AirTouch has engaged Lehman Brothers to act as its financial advisor in connection with the Merger and to render its opinion (the "Lehman Brothers' Opinion") with respect to the fairness, from a financial point of view, to AirTouch of the consideration to be paid by AirTouch in the Merger.

         On March 26, 1996, Lehman Brothers participated telephonically in a meeting among members of the AirTouch Board in connection with their evaluation of the transactions contemplated by the proposed 1996 Merger Agreement and delivered its oral opinion, which opinion was subsequently confirmed in writing, that, as of such date and subject to certain assumptions, factors and limitations as described below, from a financial point of view, the consideration to be paid by AirTouch in the Merger was fair to AirTouch.

         THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS, DATED APRIL 5, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS, IS ATTACHED AS ANNEX G TO THIS PROXY STATEMENT-PROSPECTUS. THE SUMMARY OF THE LEHMAN BROTHERS' OPINION SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         No limitations were imposed by AirTouch on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except as described below. Lehman Brothers was not requested to and did not make any recommendation to the AirTouch Board as to the form or amount of consideration to be paid by AirTouch in the Merger, which was determined through active negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to CCI, but made its determination as to the fairness of the consideration to be paid by AirTouch on the basis of the financial and comparative analyses described below. Lehman Brothers' Opinion is for the use and benefit of the AirTouch Board and was rendered to the AirTouch Board in connection with its consideration of the Merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers' Opinion does not in any manner address, (1) the fairness to CCI Stockholders of the Merger Consideration to be paid by AirTouch, (2) AirTouch's underlying business decision to proceed with or effect the Merger or (3) the actual future result of the Appraisal Process set forth in the 1990 Merger Agreement.

         In arriving at its opinion, Lehman Brothers reviewed and analyzed: (1) the 1990 Merger Agreement, (2) the 1996 Merger Agreement, (3) the Certificates of Designation, Preferences, and Rights relating to AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, (4) publicly available information concerning AirTouch, CCI and New Par that it believed to be relevant to its inquiry, including without limitation, the Form 10-K dated December 31, 1995 for each of AirTouch and CCI, (5) financial and operating information with respect to the business, operations and prospects of New Par prepared by AirTouch or New Par, as the case may be, and furnished to Lehman Brothers in either case by AirTouch, (6) the trading history of CCI's publicly traded stock from August 1991 to the present, (7) the terms and trading histories of certain other publicly traded convertible preferred securities that Lehman Brothers deemed relevant, (8) a comparison of stock market trading data, historical financial results and present financial condition of AirTouch and CCI with those of other companies that Lehman Brothers deemed relevant, (9) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant and (10) the terms of the Appraisal Process set forth in the 1990 Merger Agreement and several hypothetical future appraisal values for a share of CCI Common Stock as of the appraisal dates outlined in the 1990 Merger Agreement. In addition, Lehman Brothers had discussions with the management of AirTouch and CCI concerning the business, operations, assets, financial condition and prospects of CCI and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

         In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. In arriving at its opinion, Lehman Brothers relied on financial projections for New Par prepared by AirTouch and financial projections for New Par prepared by New Par. With respect to such financial projections for New Par, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AirTouch and New Par, respectively, as to the future financial performance of New Par. However, with AirTouch's consent, Lehman Brothers did not conduct any discussions with the management of New Par concerning such projections or the business, operations, assets, financial condition or prospects of New Par. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of CCI or New Par and did not make or obtain any evaluations or appraisals of the assets or liabilities of CCI or New Par. Lehman Brothers also assumed, with AirTouch's consent, that the Merger would (a) not have any adverse impact on AirTouch and/or CCI under any existing agreement to which AirTouch and/or
CCI is a party, including any agreement with U S WEST and (b) qualify as a tax-deferred transaction without any adverse tax consequences to AirTouch or CCI. Lehman Brothers did not express any opinion as to what the market value of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock will be when issued pursuant to the 1996 Merger Agreement or the price at which AirTouch Class B Preferred Stock or the AirTouch Class C Preferred Stock will actually trade subsequent to the consummation of the Merger. Lehman Brothers' Opinion was necessarily based upon market, economic and other conditions as any existed on, and could be evaluated as of the date of the opinion.

         In arriving at its fairness opinion, Lehman Brothers performed certain financial and comparative analyses, as described below. None of these analyses was presented to the AirTouch Board. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of both AirTouch and CCI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

         Financial Terms of the Merger. Lehman Brothers compared the terms of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock with the terms and trading histories of certain other publicly traded convertible preferred securities that it deemed relevant. Utilizing this methodology, assuming the consideration payable by AirTouch in the transaction to be allocated among cash, AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in approximately the following proportion: 30%, 35% and 35%, and taking into account the terms of the collar on AirTouch Common Stock set forth in the 1996 Merger Agreement, Lehman Brothers assumed for purposes of its analysis the cost to AirTouch as of March 26, 1996 of the consideration payable by AirTouch in the Merger to be $54.50 per share of CCI. As executed, the 1996 Merger Agreement provides that somewhat less than 35% of the consideration payable by AirTouch in the transaction effectively will be allocated to the AirTouch Class B Preferred Stock and that 72% rather than 70% of the overall consideration will be payable in AirTouch Preferred Stock, Series 1996.

         Lehman Brothers then calculated (i) a transaction multiple for the Merger by comparing the total transaction value (i.e., market value of equity including all CCI options based on the per share consideration in the Merger plus total debt less cash, including cash from exercise of the options) for CCI in the Merger to CCI's estimated 1996 EBITDA based on projections prepared by New Par of its estimated 1996 EBITDA and (ii) a per POP value for CCI by comparing the total transaction value for CCI in the Merger to the number of CCI's domestic POPS. Utilizing this methodology, Lehman Brothers calculated the transaction EBITDA multiple for the Merger to be approximately 13.8x and the per POP value to be approximately $319 (or, assuming the CCI options owned by AirTouch, which were acquired for approximately $108 million in October 1995 and January 1996 and which have an exercise price of approximately $15 per share, are canceled rather than exercised, a transaction EBITDA multiple of approximately 13.3x and a per POP value of approximately $307). The subsequent analyses outlined in this Proxy Statement-Prospectus, are premised on all CCI options being exercised rather than canceled. While, as part of its analyses, Lehman Brothers also compared EBITDA multiples for comparable companies and comparable transactions to the 13.3x transaction EBITDA multiple for the Merger, Lehman Brothers' analyses outlined in this Proxy Statement-Prospectus are premised on the exercise of all CCI options because Lehman Brothers believes that analysts are more likely to analyze the transaction in such a manner.


         Comparable Company Analysis. Using publicly available information, Lehman Brothers compared selected financial information, ratios and public market multiples of CCI with similar data of seven other selected publicly traded domestic cellular companies including AirTouch, Centennial CommNet, Palmer, U.S. Cellular Vanguard, and 360 [degrees] Comm. (collectively the "Comparable Universe"). Lehman Brothers calculated the following multiples for each of the above companies based on public market prices as of March 22, 1996:
(i) the net market capitalization (i.e., market value of equity plus total debt and preferred stock less cash and less non-cellular and/or international assets) (i.e., "Net Market Capitalization") divided by 1996 estimated domestic EBITDA as determined by various research analysts and (ii) a per POP value (e.g., the Net Market Capitalization divided by the number of domestic POPS). Utilizing this methodology, Lehman Brothers calculated a range of EBITDA trading multiples of 11.3x to 15.2x (with an average of 12.6x) and a range of POP values of $123 to $300 (with an average of $199). Applying the above average values and multiples to projections prepared by New Par of its estimated 1996 EBITDA, Lehman Brothers derived the implied equity value of CCI to be (i) $49.61 per share based on the EBITDA trading multiples and (ii) $33.10 per share based on the per POP values. Lehman Brothers believes that for more mature cellular companies a per POP approach to analyzing the cellular industry is less determinative among analysts than cash-flow multiples.

         Because of the inherent differences between the businesses, operations and prospects of CCI and the businesses, operations and prospects of the companies included in the Comparable Universe, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning the differences between the financial and operating characteristics of CCI and the companies in the Comparable Universe that would affect the public trading values of CCI and such other companies.

         Comparable Transaction Analysis. Using publicly available information, Lehman Brothers compared selected financial data with respect to the Merger (including the transaction EBITDA multiple and per POP value) with similar data for five selected transactions in the domestic cellular industry. The comparable transactions reviewed included the acquisition of selected GTE cellular properties by Palmer Wireless, the acquisition of LIN by AT&T, the acquisition of Contel Cellular by GTE, the acquisition of Associated Communications Corporation by SBC Communications, Inc. and the acquisition of McCaw Cellular by AT&T (the "Comparable Transaction Universe"). Using the same methodology as in the analysis of financial terms of the Merger, Lehman Brothers calculated the transaction year EBITDA multiples for the comparable transactions to range between 13.1x to 20.9x (with an average of 16.0x) and the per POP values to range between $191 to $314 (with an average of $239). Applying the above average values and multiples to projections prepared by New Par of its estimated 1996 EBITDA, Lehman Brothers derived the implied equity value of CCI to be (i) $63.01 per share based on the EBITDA trading multiples and (ii) $40.26 per share based on the per POP values.

         Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business operations and prospects of CCI and the businesses, operations and prospects of the companies included in the Comparable Transaction Universe, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of CCI and such acquired companies.

         Discounted Cash Flow Analysis. Lehman Brothers performed a discounted cash flow analysis by calculating the present value as of August 1, 1996 (the anticipated closing date of the Merger) of CCI based on the future streams of unleveraged after-tax cash flows of New Par (since CCI is a 50% owner of New Par and

New Par is CCI's primary asset) utilizing projections for New Par prepared by New Par and projections for New Par prepared by AirTouch. In its analysis, Lehman Brothers assumed various factors including (i) discount rates, (ii) terminal multiples and (iii) a terminal year of 2000 (in the case of the projections prepared by New Par) and 2004 (in the case of the projections prepared by AirTouch). Lehman Brothers estimated the discount rates and multiples based on its analysis of companies engaged in businesses considered to be comparable to those of AirTouch and CCI and based on several assumptions regarding factors such as the inflation rate, interest rates and the inherent business risks of CCI. Utilizing this methodology, Lehman Brothers derived the implied equity value per share of CCI Common Stock to range between approximately $50 and $70.

         Stock Price Performance/Equity Research Analysts' Private Market Value. Lehman Brothers reviewed the trading history of CCI Common Stock from the creation of New Par from 1991 to March 22, 1996. During that period, CCI's publicly traded stock traded in a range of $29.75 to $55.75. In 1996, prior to the date of Lehman Brothers' Opinion, CCI's publicly traded stock has traded as low as $48.75 and as high as $51.75 per share.

         Lehman Brothers also reviewed estimates of CCI's 1996 private market value by several equity research analysts which reflect an estimated private market value per share of CCI Common Stock ranging between $55.00 and $65.00 (with an average value per share of CCI Common Stock of $60.97).


         Analysis of Hypothetical Future Appraisal Values. As part of Lehman Brothers' ongoing analysis for AirTouch, Lehman Brothers calculated possible future appraisal values for a share of CCI Common Stock for each of the three possible appraisal dates (August 1996, February 1997 and August 1997). Utilizing projections prepared by New Par and assuming various factors including EBITDA multiples ranging from 10x to 16x, Lehman Brothers derived potential future appraisal values for a share of CCI Common Stock to range between approximately $38 and $97 per share as of their respective dates (which if, for example, were discounted to April 1, 1996 using a 13% discount rate, would range from approximately $36 to $83 per share with an average of approximately $59 per share). These analyses were hypothetical and preliminary in nature, were dependent on the fulfillment of the assumptions and projections utilized and were not intended to be an opinion by Lehman Brothers as to the future appraisal value of a share of CCI Common Stock or the actual future result of the appraisal process set forth in the 1990 Merger Agreement. With AirTouch's consent, Lehman Brothers did not conduct any discussions with the management of New Par concerning such projections or the business, assets, financial conditions or prospects of New Par.


         Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and for other purposes. AirTouch selected Lehman Brothers to act as its financial advisor in connection with the Merger because of its expertise, reputation and substantial expense in transactions comparable to the Merger and because it is familiar with AirTouch and its business.


         In connection with Lehman Brothers' services as financial advisor to AirTouch, AirTouch has paid Lehman Brothers to date $150,000 and has agreed to pay Lehman Brothers an additional fee which will be contingent upon the consummation of the Merger. In addition, in connection with the rendering of financial advisory services to AirTouch with respect to the Merger, AirTouch has agreed to reimburse Lehman Brothers for certain out-of-pocket expenses incurred in connection with its services to AirTouch and to indemnify Lehman Brothers and certain related persons against certain liabilities and expenses in connection with the Merger, including liabilities under the federal securities laws.


         Lehman Brothers has performed various investment banking services for AirTouch in the past (including acting as managing underwriter for AirTouch's initial public offering and currently as a commercial paper dealer on behalf of AirTouch) and has received customary fees for such services. Lehman Brothers has also performed various investment banking services for CCI in the past (including acting as financial advisor to

CCI in connection with CCI's negotiation with AirTouch of the 1990 Merger Agreement and rendering a fairness opinion to CCI with respect thereto) and has received customary fees for such services.

         In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of AirTouch and CCI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

AIRTOUCH REASONS FOR THE MERGER AND FOR THE STRUCTURE

         AirTouch entered into the 1996 Merger Agreement in order to acquire the CCI Stock that it does not already own in an alternative transaction to the Appraisal Process Redemption under the 1990 Merger Agreement. By entering into the 1996 Merger Agreement, AirTouch will be able to acquire all of the CCI Stock while avoiding the uncertainty, costs and time commitment related to the Appraisal Process. Pursuant to the 1996 Merger Agreement, AirTouch will obtain sole ownership of New Par and the cellular markets in Ohio and Michigan operated by New Par at an earlier date then would have been possible by exercising its redemption right under the 1990 Merger Agreement, enabling it more rapidly to extend the AirTouch brand name into those markets and further its strategy of increasing its national scale and scope. See "--Certain Considerations with Respect to the Merger."

         AirTouch and CCI structured the transaction described in this Proxy Statement-Prospectus as a merger using a combination of cash and AirTouch Preferred Stock, Series 1996 in order to allow AirTouch to acquire all of the CCI Stock that it does not own in a single transaction while generally providing the holders of CCI Stock with tax-free treatment with respect to the portion of Merger Consideration received in the form of AirTouch Preferred Stock, Series 1996, as described in "--Federal Income Tax Consequences." By using equity securities as a portion of the Merger Consideration, AirTouch will avoid the need to borrow cash for the entire acquisition price, thereby preserving its future borrowing capacity. AirTouch structured the AirTouch Preferred Stock, Series 1996 as convertible preferred stock with conversion premiums of 24% and 25% in order to minimize dilution to holders of AirTouch Common Stock.

         AirTouch has concluded that the terms of the Merger are fair to the CCI Stockholders. In arriving at this conclusion, AirTouch considered (i) the fact that the Merger Consideration and the other terms and conditions of the 1996 Merger Agreement resulted from active bargaining between AirTouch, on the one hand, and CCI and its advisors, on the other, (ii) the unanimous determination, and the basis therefor, of the CCI Board (excluding the two directors elected by AirTouch, who did not participate) that the terms of the Merger are fair to, and in the best interest of the CCI Stockholders (see "--Reasons For Merger; Recommendations of the CCI Board), and (iii) the fact that the CCI Board had received an opinion from each of its financial advisors, that the Merger Consideration to be received by the CCI Stockholders was fair to such holders (see "--CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson Lufkin & Jenrette Securities Corporation"). In view of the wide variety of factors considered, AirTouch did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors considered in reaching its conclusion regarding the fairness of the terms of the Merger.


         In connection with its consideration of a potential transaction with CCI, AirTouch management periodically requested Lehman Brothers to prepare financial analyses with respect to possible transaction scenarios, including the operation of the terms of the 1990 Merger Agreement. These analyses were intended by AirTouch only as background information as part of its exploration of various courses of action available to AirTouch as it entered the final phase of its relationship with CCI. These analyses were recognized by AirTouch to be hypothetical analyses designed to respond to AirTouch's specific requests, were preliminary in nature, were in many cases revised, were dependent on the fulfillment of the assumptions and projections utilized in the particular analysis and were not intended to be an opinion by Lehman Brothers as to the future appraisal value of a share of CCI Common Stock or the actual future result of the Appraisal Process set forth in the 1990 Merger Agreement. None of these analyses was prepared with a view to disclosure to the AirTouch Board or was ever presented to the AirTouch Board.


MERGER CONSIDERATION

         The 1996 Merger Agreement provides that, subject to the election and allocation procedures provided for therein, each share of CCI Stock outstanding immediately prior to the Effective Time (other than shares owned by AirTouch and shares of Dissenting CCI Stock) will be converted into the right to receive, for each CCI Common Equivalent Share represented thereby:

                  (i) $55.00 in cash, without interest, subject to adjustment and proration as described below, or

                  (ii) a Unit consisting of (a) an amount of shares of AirTouch Class B Preferred Stock equal to the Class B Per-Unit Amount and (b) an amount of shares of AirTouch Class C Preferred Stock equal to the Class C Per-Unit Amount, subject to adjustment and proration as described below, or

                  (iii) a combination of a fractional Unit and cash,

provided that the total number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time to be converted into the right to receive Units and cash will be adjusted pursuant to the election procedures set forth in the 1996 Merger Agreement. CCI Stock held by AirTouch, which represented approximately ___% of CCI Stock at April __, 1996, will be canceled in the Merger without consideration. Of the remaining CCI Stock outstanding immediately prior to the Effective Time, an aggregate of approximately 28% (subject to reduction to the extent of Dissenting CCI Stock) will be converted into the right to receive cash, and an aggregate of approximately 72% (subject to increase to the extent of Dissenting CCI Stock) will be converted into the right to receive Units. See "Election Procedures" below. As discussed below, the Merger is conditioned on being a tax-free reorganization and up to an additional 8% of the CCI Common Equivalent Shares will be exchanged for Units rather than cash to the extent necessary to achieve tax-free treatment.

         Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued. The number of shares of AirTouch Class B Preferred Stock issued in the Merger (without regard to conversions of CCI Convertible Notes or exercises of outstanding CCI stock options occurring, in either case, after the Effective
Time) will in no event exceed the Class B Maximum (________ shares). In the event that, absent any adjustment, the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger would exceed the Class B Maximum, then instead of issuing shares of AirTouch Class B Preferred Stock in excess of the Class B Maximum (the "Class B Excess") the composition of each Unit will be adjusted as follows:

                  (i) The Class B Per-Unit Amount will be decreased by an amount equal to (x) the Class B Excess, divided by (y) the number of Units to be issued in the Merger (the "Class B Per-Unit Reduction"); and

                  (ii) The Class C Per-Unit Amount will be increased by an amount equal to (x) the amount of the Class B Per-Unit Reduction, multiplied by (y) a fraction, the numerator of which is the Class C Per-Unit Amount (prior to making any adjustment hereunder) and the denominator of which is Class B Per-Unit Amount (prior to making any adjustment hereunder).

This adjustment would have the effect of increasing the Class C Per-Unit Amount and decreasing the Class B Per-Unit Amount (and thus increasing the number of shares of AirTouch Class C Preferred Stock to be issued in the Merger while limiting the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger to the Class B Maximum).

         As of the date of this Proxy Statement-Prospectus, there were issued and outstanding shares of CCI Stock representing _____ CCI Common Equivalent Shares. Based on this number of CCI Common Equivalent Shares (and assuming that no other adjustments to the Merger Consideration would be required pursuant to other provisions of the 1996 Merger Agreement), the formula described above would adjust the Class B Per-Unit Amount and Class C Per-Unit Amount to equal _____ and _____, respectively.

         No Fractional Shares. Each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of either of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock, after taking into account all certificates delivered by such holder, will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part multiplied by the Preferred Stock Issue Price (in the case of the AirTouch Class B Preferred Stock) or $50 (in the case of the AirTouch Class C Preferred Stock). No such holder shall be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of either of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock.

         Adjustments to Preserve Tax Status of Merger. If Pillsbury Madison & Sutro LLP determines that the tax opinion of such firm required to be delivered to AirTouch, as of the Effective Time (described under "Certain Federal Income Tax Consequences") cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then, to the minimum extent necessary to enable such tax opinion to be rendered: (i) the Cash Election Number (the number of CCI Common Equivalent Shares to be converted into the right to receive cash in the Merger) will be reduced and the Unit Election Number (the number of CCI Common Equivalent Shares to be converted into the right to receive Units in the Merger) will be correspondingly increased on a share-for-share basis and (ii) the composition of each Unit will be adjusted by recalculating the Class B Per-Unit Amount and the Class C Per-Unit Amount pursuant to a formula, set forth immediately below, which would have the effect of increasing the Class C Per-Unit Amount and decreasing the Class B Per-Unit Amount.

         The adjusted Class B Per-Unit Amount will be calculated according to the following formula:

                          Class B Shares Pre-Adjustment
                  ---------------------------------------------
                  Units Pre-Adjustment + Additional Unit Amount

         The adjusted Class C Per-Unit Amount will be calculated according to the following formula:

               Class C Shares Pre-Adjustment + Additional C Shares
               ---------------------------------------------------
                  Units Pre-Adjustment + Additional Unit Amount

         As used herein, the following terms have the following meanings:

         Additional C Shares                =               Cash Reduction Amount
                                                            ---------------------
                                                                  FMV-C Share

         Additional Unit Amount             =               Cash Reduction Amount
                                                            ---------------------
                                                                      $55

         Cash Reduction Amount              =    (a) the amount of the reduction in the Cash Election
                                                 Number required to enable Pillsbury Madison & Sutro
                                                 LLP to render its tax opinion, multiplied by (b) $55

         Class B Shares Pre-Adjustment      =    [(a) $500 million, divided by (b) the Preferred Stock
                                                 Issue Price of the AirTouch Class B Preferred Stock.]

         Class C Shares Pre-Adjustment      =    (a) (i) Units Pre-Adjustment, multiplied by $55, minus,
                                                 (ii) $500 million, divided by (b) $50

         FMV-C Share                        =    the fair market value of one share of AirTouch Class
                                                 C Preferred Stock determined in writing by Lehman
                                                 Brothers as of the Effective Time

         Units Pre-Adjustment               =    72% of the number of CCI Common Equivalent Shares
                                                 outstanding as of immediately prior to the Effective Time

The effect of the foregoing adjustment will be to increase the equity component, and reduce the cash component, of the Merger Consideration, while obtaining the same aggregate value of consideration to be delivered in the Merger that would have resulted if no such adjustment had been made. Notwithstanding anything to the contrary contained in the 1996 Merger Agreement, in the event that as a result of the foregoing adjustments, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, then the AirTouch Board, in its sole discretion, may elect to terminate the 1996 Merger Agreement. See "THE MERGER AGREEMENT--Termination; Effect of Termination."

         Adjustments for Dilution and Other Matters. The 1996 Merger Agreement provides that if, prior to the Effective Time, CCI declares a stock dividend or distribution upon or subdivides, split ups, reclassifies or combines the CCI Stock, or declares a dividend, or makes a distribution, on the CCI Stock in any security convertible into CCI Stock, an appropriate adjustment will be made to the Per Share Cash Consideration and Per Share Unit Consideration. The 1996 Merger Agreement also provides that if, at the Effective Time, CCI has outstanding more shares of CCI Stock than are contemplated by the representation and warranty of CCI set forth in the Merger Agreement to be outstanding or subject to subscription, option, stock-based or stock-related award or right, warrant, right, conversion, exchange or other agreement, arrangement or commitment of any character then, at the election of the AirTouch Board, the Per Share Cash Consideration and the Per Share Unit Consideration will be appropriately adjusted downward to obtain the same aggregate value of Merger Consideration that would have resulted if such representation and warranty had been true and correct at the Effective Time.

         Other Matters Relating to Conversion of CCI Stock. All shares of CCI Stock converted into the right to receive the consideration payable in the Merger will no longer be outstanding and will automatically be canceled and will cease to exist, and each certificate previously representing any such shares will thereafter represent the right to receive cash and/or a certificate representing the AirTouch Preferred Stock, Series 1996 into which such shares of CCI Stock are exchangeable. Certificates previously representing shares of CCI Stock will be exchanged for cash and/or certificates representing whole shares of AirTouch Securities issued in consideration therefor upon the surrender of such certificates as provided below, without interest. No fractional shares of AirTouch Preferred Stock, Series 1996 will be issued, and, in lieu thereof, a cash payment will be made as provided below.

         For a description of the procedures for exchanging certificates for shares of CCI Stock for certificates for shares of AirTouch Preferred Stock, Series 1996 and for payment of cash for shares of CCI Stock or in lieu of the issuance of fractional shares, see "--Procedures for Exchange of Certificates."

         CCI Convertible Notes. The 1996 Merger Agreement provides that, at the Effective Time, the CCI Convertible Notes will be assumed by the Surviving Corporation. The Surviving Corporation will execute one or more supplemental indentures as may be required pursuant to the terms of the indenture relating to the CCI Convertible Notes.

         Treasury Shares; Shares Held by AirTouch. Each share of CCI Stock held in the treasury of CCI and each share of CCI Stock owned by AirTouch or any direct or indirect wholly owned subsidiary of AirTouch or of CCI immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

         CCI Rights Plan Redemption Consideration. In addition to the Merger Consideration which each holder of a share of CCI Stock will be entitled to receive, $.01 in value per CCI Common Equivalent Share will be paid in consideration of the CCI Rights Redemption. The CCI Rights Redemption Payment will be paid with respect to each CCI Right upon surrender by such holder of the certificate for the share of CCI Stock with which such CCI Right was associated in the manner described below under "--Procedures for Exchange of Certificates."

ELECTION PROCEDURES

         Both the Cash Election Number and the Unit Election Number are fixed under the terms of the 1996 Merger Agreement. The Cash Election Number will be equal to (i) approximately 28% of the number of CCI Common Equivalent Shares, minus (ii) the number of CCI Common Equivalent Shares represented by Dissenting CCI Stock. The Unit Election Number will be equal to approximately 72% of the number of shares of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. Both the Cash Election Number and the Unit Election Number will be subject to adjustment as discussed under "--Merger Consideration--Adjustments to Preserve Tax Status of Merger."

         Election of Consideration. Subject to the allocation procedures set forth below, each record holder of shares of CCI Stock will be entitled (i) to make a Cash Election (i.e., to elect to receive cash for all of such shares);
(ii)) to make a Unit Election (i.e., to elect to receive Units for all of such shares; or (iii) to make a Non-Election (i.e., to indicate that such holder has no preference as to the receipt of cash or Units for such shares). All such elections are to be made on a Form of Election. Holders of record of shares of CCI Stock who hold such shares as Representatives (i.e., as nominees, trustees or in other representative capacities) may submit multiple Forms of Election, provided that each such Representative certifies that each Form of Election covers all the shares of CCI Stock held by such Representative for a particular beneficial owner. All elections will be revocable until 5:00 p.m. New York time on the last business day prior to the Effective Time.

         Holders of CCI Stock should consider that the conversion ratios and the dividend rates of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock were determined based on the market price of AirTouch Common Stock over a period prior to the date of mailing of this Proxy Statement-Prospectus and prevailing interest rates at the time of the 1996 Merger Agreement, respectively. Since the market price of AirTouch Common Stock and interest rates are subject to fluctuation, the combined market value of the AirTouch Preferred Stock, Series 1996 underlying a Unit that holders of shares of CCI Stock may receive in the Merger may be less than, greater than or equal to $55.00. In addition, because of fluctuations in the value of AirTouch Preferred Stock, Series 1996 the market value of the AirTouch Preferred Stock, Series 1996 that holders of shares of CCI Stock may receive in the Merger may increase or decrease following the Merger.

         Excess Cash Election. If the aggregate number of Cash Election Shares (i.e., CCI Common Equivalent Shares covered by Cash Elections) exceeds the Cash Election Number, then all shares of CCI Stock covered by Unit Elections and all shares of CCI Stock covered by Non-Elections will be converted into the right to receive Units and the shares of CCI Stock covered by Cash Elections will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $55.00 and (y) the Cash Fraction, the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (ii) a number of Units equal to the product of the Per Share Unit Consideration multiplied by a fraction equal to one minus the Cash Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such shares.

         Excess Unit Elections. If the aggregate number of Unit Election Shares (i.e., CCI Common Equivalent Shares covered by Unit Elections) exceeds the Unit Election Number, then all shares of CCI Stock covered by Cash Elections and all shares of CCI Stock covered by Non-Elections will be converted into the right to receive cash, and all shares of CCI Stock covered by Unit Elections will be converted into the right to receive (i) a number of Units equal to the Unit Fraction, the numerator of which will be the Unit Election Number and the denominator of which will be the total number of Unit Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Unit Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

         Insufficient Elections. In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Unit Election Shares does not exceed the Unit Election Number, all shares of CCI Stock covered by Cash Elections will be converted into the right to receive cash, all shares of CCI Stock covered by Unit Elections will be converted into the right to receive Units, and the shares of CCI Stock covered by Non-Elections, if any, will be converted into the right to receive
(i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) the Non-Election Fraction, the numerator of which will be the excess of the Cash Election Number over the total number of Cash Election Shares and the denominator of which will be the excess of (A) the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and the total number of Unit Election Shares and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Non-Election Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

         BOTH THE NUMBER OF CCI COMMON EQUIVALENT SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE CASH (INCLUDING DISSENTING CCI STOCK) AND THE NUMBER OF SUCH SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE UNITS IN THE MERGER ARE FIXED UNDER THE TERMS OF THE 1996 MERGER AGREEMENT. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT AN ELECTION BY ANY GIVEN HOLDER OF CCI STOCK CAN BE ACCOMMODATED. RATHER, THE ELECTION BY EACH HOLDER OF CCI STOCK WILL BE SUBJECT TO THE RESULTS OF THE ALLOCATION AND PRORATION PROCEDURES DESCRIBED ABOVE.

         A FORM OF ELECTION IS BEING SENT SEPARATELY TO HOLDERS OF RECORD OF CCI STOCK ON THE RECORD DATE. THE FORM OF ELECTION WILL SPECIFY THAT DELIVERY WILL BE EFFECTED AND RISK OF LOSS AND TITLE TO THE CERTIFICATES REPRESENTING SHARES OF CCI STOCK WILL PASS, ONLY UPON PROPER DELIVERY OF SUCH CERTIFICATES TO THE EXCHANGE AGENT. TO BE EFFECTIVE, A FORM OF ELECTION MUST BE PROPERLY COMPLETED AND SIGNED AND MUST BE RECEIVED BY ________________, AS EXCHANGE AGENT, ACCOMPANIED BY ALL STOCK CERTIFICATES REPRESENTING SHARES OF CCI STOCK HELD BY THE PERSON SUBMITTING SUCH FORM OF ELECTION NO LATER THAN 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME. THE 1996 MERGER AGREEMENT PROVIDES THAT AIRTOUCH AND CCI WILL CAUSE THE EFFECTIVE TIME TO OCCUR AS ON THE SECOND BUSINESS DAY AFTER THE APPROVAL BY THE CCI STOCKHOLDERS OF THE 1996 MERGER AGREEMENT AND THE SATISFACTION (OR WAIVER, IF PERMISSIBLE) OF THE OTHER CONDITIONS SET FORTH IN THE 1996 MERGER AGREEMENT. THUS, EACH HOLDER OF CCI STOCK IS URGED TO DELIVER A PROPERLY COMPLETED FORM OF ELECTION TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. NEW YORK TIME, ON ___________, 1996, IN ORDER TO ENSURE THAT ITS FORM OF ELECTION WILL BE RECEIVED PRIOR TO THE EFFECTIVE TIME. AS SOON AS THE DATE ON WHICH THE EFFECTIVE TIME IS ANTICIPATED TO OCCUR IS DETERMINED, AIRTOUCH AND CCI WILL PUBLICLY ANNOUNCE SUCH DATE, ALTHOUGH NO ASSURANCE CAN BE GIVEN THAT THE EFFECTIVE TIME WILL NOT BE DELAYED. ALL ELECTIONS MAY BE REVOKED UNTIL 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME.

         In the 1996 Merger Agreement, AirTouch and CCI have each agreed to use their best efforts to mail a Form of Election to all persons who become holders of CCI Stock between the Record Date and 10:00 a.m., New York time, on the fifth business days prior to the anticipated Effective Time and to make a Form of Election available to all persons who become holders of CCI Stock subsequent to such date and not later than the close of business on the business day prior to the Effective Time. Persons who become holders of CCI Stock after the Record Date or any other holders of CCI Stock who need a Form of Election may obtain copies of the Form of Election upon request from the Exchange Agent either in writing at ____________________, [mailing address] or by telephone at (XXX) XXX-XXXX.

         HOLDERS OF SHARES OF CCI STOCK THAT WISH TO SUBMIT A FORM OF ELECTION SHOULD DELIVER THEIR STOCK CERTIFICATES WITH SUCH FORM OF ELECTION.

         ANY HOLDER OF CCI STOCK THAT DOES NOT SUBMIT A PROPERLY COMPLETED FORM OF ELECTION ACCOMPANIED BY THE APPLICABLE STOCK CERTIFICATES WHICH IS RECEIVED AND ACCEPTED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME WILL BE DEEMED TO HAVE MADE A NON-ELECTION.

         If AirTouch or the Exchange Agent determines that any purported Cash Election or Unit Election was not properly made, such purported Cash Election or Unit Election will be deemed to be of no force and effect and the holder of CCI Stock making such purported Cash Election or Unit Election will, for purposes hereof, be deemed to have made a Non-Election. Neither AirTouch or CCI nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election.

         Subsequent to the Effective Time, AirTouch will mail a letter of transmittal to holders of record of CCI Stock immediately prior to the Effective Time who did not deliver their stock certificates with a Form of Election for use in submitting such certificates for the cash and/or Units which they are entitled to receive in exchange therefor. See "--Procedures for Exchange of Certificates."

         The tax consequences of receiving cash and/or Units are different. See "--Certain Federal Income Tax Consequences."

TREATMENT OF CCI EMPLOYEE AND DIRECTOR STOCK OPTIONS

         Pursuant to the 1996 Merger Agreement, CCI is required to use its reasonable best efforts to obtain the written consent of each holder of options outstanding under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan to the conversion procedure described in the next paragraph. In the event that a holder of options outstanding under a CCI Option Plan fails prior to the Effective Time to consent to such conversion procedure, the conversion procedure described in the second paragraph below will be applied to such options.

         Consenting Optionholder Procedure. If the optionholder consents, at and as of the Effective Time AirTouch will substitute an AirTouch Common Option for each CCI Option. Each AirTouch Common Option so substituted by AirTouch under this Agreement will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options, except that (i) such AirTouch Common Option will be exercisable for that number of whole shares of AirTouch Common Stock equal to the product of the number of shares of CCI Common Stock that were purchasable under such CCI Option immediately prior to the Effective Time multiplied by the Option Adjustment Ratio, rounded down to the nearest whole number of shares of AirTouch Common Stock; and (ii) the per share exercise price for the shares of AirTouch Common Stock issuable upon exercise of such AirTouch Common Option will be equal to the quotient determined by dividing the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time by the Option Adjustment Ratio and rounding the resulting exercise price up to the nearest whole cent. The Option Adjustment Ratio will be equal to (A) the Volume-Weighted Average Trading Price of a share of CCI Common Stock during the last five trading days on which CCI Common Stock is traded before the Effective Time divided by (B) the Volume-Weighted Average Trading Price of a share of AirTouch Common Stock during such period.

         Nonconsenting Optionholder Procedure. If no consent is obtained, at and as of the Effective Time AirTouch will substitute an AirTouch Preferred Option to purchase one Unit for each CCI Option. Each AirTouch Preferred Option so substituted by AirTouch will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options. The per Unit exercise price for the Unit issuable upon exercise of such AirTouch Preferred Option will be equal to the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time.

         As soon as reasonably practicable after the Effective Time, AirTouch will register the shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 underlying the AirTouch Common Options and AirTouch Preferred Options with the SEC on a Form S-8 and will keep such registration effective until the exercise or termination of all AirTouch Common Options and AirTouch Preferred Options. AirTouch will reserve for issuance a sufficient number of shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 for issuance upon exercise of the AirTouch Common Options and AirTouch Preferred Options.

CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST

         Certain members of CCI's management and the CCI Board have interests in the Merger in addition to their interests solely as CCI Stockholders, as described below.

         As set forth above in "--Treatment of CCI Employee and Director Stock Options," all CCI Options will be converted at the time of the Merger and subject to the treatment described. Set forth below is the number (and approximate weighted average exercise price) of the CCI Options held by executive officers and directors of CCI:


                                                                           Average
CCI Executive                                          Total               Exercise
Officers and Directors                                Options               Price
- ----------------------                                -------               -----
William B. Ginsberg                                   205,500             $   39.47
George S. Blumenthal                                  113,000                 36.76
J. Barclay Knapp                                      113,000                 36.76
Richard J. Lubasch                                     87,500                 36.25
Leigh Costikyan Wood                                  162,500                 40.69
Gregg Gorelick                                         87,500                 38.63
C. Lee Cox                                                 --
Mohan S. Gyani                                             --
Ted H. McCourtney                                      21,250                 40.45
Del Mintz                                              21,250                 40.45
Sidney R. Knafel                                       21,250                 40.45
Alan J. Patricof                                       21,250                 40.45
Warren Potash                                          21,250                 40.45


         The 1996 Merger Agreement provides that from and after the Effective Time, AirTouch will cause the Surviving Corporation to (i) indemnify and hold harmless the present and former officers and directors of CCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under CCI's Certificate of Incorporation and bylaws in effect on the date hereof and
(ii) perform and fulfill all of CCI's obligations under the Indemnification Agreements between CCI and certain persons (including each of the executive officers and directors of CCI other than Messrs. Cox and Gyani) and in effect as of the date of the 1996 Merger Agreement. In addition, the 1996 Merger Agreement provides that, at all times during the period from the date hereof through the Effective Date, CCI will maintain in full force and effect its directors' and officers' insurance policy, which was obtained at AirTouch's request prior to the execution of the 1996 Merger Agreement.

         The 1996 Merger Agreement provides that as of the Effective Time, the Cellular One Long-Term Incentive Plan (the "LTIP") will terminate, the stock appreciation rights granted thereunder will vest in full and, within 45 days following the Effective Time (or such shorter period as is reasonably practicable, but no sooner than 30 days following the Effective Time), AirTouch will cause all vested stock appreciation rights outstanding thereunder to be paid in cash based on the closing prices of CCI Series A Common Stock and AirTouch Common Stock on the termination of the LTIP, which will occur at the Effective Time. Under the LTIP, and using ________ __, 1996 as the calculation date of the payment (for illustration purposes only), Messrs. Gorelick and Lubasch and Ms. Wood will receive payments of $________, $________ and $________, respectively.

         The 1996 Merger Agreement provides that, at or before the Effective Time, CCI will cause the office lease for CCI's offices at 110 East 59th Street, New York, New York (the "Headquarters Lease") to be terminated or novated, such that after the Effective Time neither AirTouch nor the Surviving Corporation will have any liability or obligation of any kind whatsoever with respect to the Headquarters Lease. Neither CCI nor any subsidiary thereof is permitted to make, or obligate itself to make, any payment to any person or entity including, without limitation, the lessors in connection with such termination or novation. CCI has a binding commitment from a former subsidiary, ICTL, for the assignment thereto of the Headquarters Lease in the manner required. Each executive officer of CCI (other than Mr. Ginsberg and Ms. Wood) and each director of CCI (other than Messrs. Ginsberg, Cox and Gyani) is an executive officer and director, respectively, of ICTL.

         The 1996 Merger Agreement provides that, at or before the Effective Time, CCI will sell, or cause to be sold, all office equipment, fixtures, furniture and leasehold improvements owned by CCI and located at CCI's offices at 110 East 59th Street, New York, New York for net proceeds to CCI of not less than the book value of such equipment, fixtures, furniture and leasehold improvements. CCI has a binding commitment from ICTL to purchase such fixtures, furniture and leasehold improvements on the foregoing terms.

         The Merger Agreement provides that CCI will use its best efforts to sell, at or before the Effective Time, the capital stock (or all of the assets and liabilities) of CCI Data, Inc. and CCI Sub, Inc. for proceeds to CCI of not less than $2 million. (These entities own an interest in Celsat, Inc., a private company engaged in developing and promoting satellite communications systems.) It is possible that ICTL, CCII or CCPR (former affiliates of CCI) may be a buyer of such assets although no agreement with respect thereto currently exists. Certain executive officers and directors of CCI are directors, executive officers and stockholders of these former affiliates.

EFFECTIVE TIME

         The Merger will become effective when (i) a Certificate of Merger has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing and (ii) an Agreement of Merger, together with related certificates, has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of California for filing, or at such later time as may be specified in the Certificate of Merger or Agreement of Merger. The filings with respect to the Merger will occur as soon as practicable after the second business day after the satisfaction (or waiver, if permissible) of each condition to the consummation of the Merger, or such later time as the parties may mutually agree. See "THE MERGER AGREEMENT--Conditions."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

CCI STOCKHOLDERS THAT WISH TO SUBMIT A FORM OF ELECTION SHOULD DELIVER THEIR STOCK CERTIFICATES TOGETHER WITH SUCH FORM OF ELECTION.

         If a holder of CCI Stock does not submit such holder's stock certificates with a properly completed Form of Election by 5:00 p.m. New York time on the last business day prior to the Effective Time, as soon as reasonably practicable after the Effective Time, AirTouch will instruct the Exchange Agent to mail to each such holder of record (other than holders of CCI Dissenting Stock) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CCI Stock (such certificates, together with certificates delivered with a Form of Election, the "Certificates") (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing AirTouch Preferred Stock, Series 1996 or cash. After the Effective Time, holders of CCI Stock who have surrendered a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, or submitted a Certificate with a Form of Election, will be entitled to receive in exchange for such Certificate
(i) a certificate representing that number of whole shares of AirTouch Preferred Stock, Series 1996 which such holder has the right to receive in respect of the shares of CCI Stock formerly represented by such Certificate; (ii) cash to which such holder is entitled; (iii) cash in lieu of fractional shares of AirTouch Preferred Stock, Series 1996; and (iv) any dividends or other distributions to which such holder is entitled as described below, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of CCI Stock which is not registered in the transfer records of CCI, a certificate representing the proper number of shares of AirTouch Preferred Stock, Series 1996 and/or cash may be issued and/or paid to a transferee if the Certificate representing such shares of CCI Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of AirTouch Preferred Stock, Series 1996 or cash, cash in lieu of any fractional shares of AirTouch Preferred Stock, Series 1996 and any dividends or other distributions to which such holder is entitled as described above.

         Promptly after completion of the election allocation and adjustment procedures relating to the Merger Consideration, AirTouch will deposit or cause to be deposited with the Exchange Agent the applicable amounts of AirTouch Preferred Stock, Series 1996 and cash that comprise the Merger Consideration.

         No dividends or other distributions declared or made after the Effective Time with respect to shares of AirTouch Preferred Stock, Series 1996 with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to AirTouch Preferred Stock, Series 1996 represented thereby, and no cash payment or cash payment in lieu of fractional shares of AirTouch Preferred Stock, Series 1996 will be paid to any such holder, until the holder of such Certificate surrenders such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of AirTouch Preferred Stock, Series 1996 issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of AirTouch Preferred Stock, Series 1996 to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AirTouch Preferred Stock, Series 1996 and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole share of AirTouch Preferred Stock, Series 1996. All shares of AirTouch Preferred Stock, Series 1996 issued upon conversion of the shares of CCI Stock (including any cash paid for fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CCI Stock. No interest will be paid on the consideration payable in the Merger.

         Neither AirTouch nor CCI will be liable to any holder of CCI Stock for any AirTouch Preferred Stock, Series 1996 (or dividends or distributions with respect thereto) or cash in respect of shares of CCI Stock or in lieu of fractional shares of AirTouch Preferred Stock, Series 1996 delivered to a public official pursuant to any abandoned property, escheat or similar law.

         Each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AirTouch Preferred Stock, Series 1996, after taking into account all certificates delivered by such holder, will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of AirTouch Preferred Stock, Series 1996 multiplied by ________ [the Preferred Stock Issue Price] (in the case of AirTouch Class B Preferred Stock) or $50 (in the case of the AirTouch Class C Preferred Stock). No such holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of AirTouch Preferred Stock, Series 1996.

         After the Effective Time, there will be no transfers on the stock transfer books of CCI of the shares of CCI Stock.

STOCK EXCHANGE LISTING

         It is a condition to each party's obligation to consummate the Merger that the shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be issued in connection with the Merger be approved for listing on the NYSE, subject to official notice of issuance. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger--Conditions to Each Party's Obligation to Effect the Merger."

ACCOUNTING TREATMENT

         The Merger will be accounted for by AirTouch under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," ("APB No. 16"). Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. AirTouch currently accounts for its investment in CCI in accordance with the equity method of accounting. After the Effective Time, AirTouch will include CCI's results using the consolidation method of accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material U.S. federal income tax consequences of (i) the Merger to a holder of CCI Stock and (ii) an investment in shares of AirTouch Preferred Stock, Series 1996. The discussion set forth below is for general information only and may not apply to a holder subject to special treatment under the Code, such as a holder that is a bank, an insurance company, a dealer in securities, a tax-exempt organization or that acquired its shares of CCI Stock pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, this summary only applies to a holder of CCI Stock (or AirTouch Preferred Stock, Series 1996 received in exchange for CCI Stock) holding its shares of CCI Stock (or such AirTouch Preferred Stock, Series 1996) as a capital asset and who is a U.S. citizen or resident, a U.S. corporation, partnership or other entity created or organized under the laws of the United States, or an estate or trust the income of which is subject to U.S. taxation regardless of its source (a "Holder"). This summary is based upon the Code, administrative pronouncements, judicial decisions, and Treasury Regulations in effect as of the date hereof, all of which are subject to change, retroactively or prospectively, and to differing interpretation. No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the Merger and an investment in AirTouch Preferred Stock, Series 1996 and, accordingly, there can be no assurance that the Internal Revenue Service will agree with the discussion of the tax consequences of the Merger or of an investment in AirTouch Preferred Stock, Series 1996 set forth below. Due to the uncertainty concerning some of the federal income tax consequences of the Merger (see, for example, "Tax Consequences of the Merger--Contingent Payment Right") and due to the summary nature of the following discussion, Holders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Merger and an investment in AirTouch Preferred Stock, Series 1996 and as to the foreign, state, local and other tax consequences thereof.

         Consummation of the Merger is conditioned upon the receipt by AirTouch of the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, and by CCI of the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, each dated the closing date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization under Section 368(b) of the Code. If Pillsbury Madison & Sutro LLP is unable to issue such an opinion because of a concern that the Merger would not satisfy the "continuity of interest" requirement for tax-free reorganization treatment, the Unit consideration to be issued in the Merger will be increased to the minimum extent necessary to enable such opinion to be issued and the cash consideration will accordingly be reduced; provided, however, that the requirement to issue additional Units will not be applicable in the event that the Unit Election Number, the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive Units in the Merger, would exceed 80% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time.

         If, in accordance with the opinions referred to above, the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences are as follows.

Tax Consequences of the Merger.

         Exchange of CCI Stock. As discussed below, the U.S. federal income tax consequences of the Merger to a Holder will depend on whether the Holder exchanges its CCI Stock for cash, AirTouch Preferred Stock, Series 1996, or a combination thereof, and may further depend on whether (i) the Holder is deemed to constructively own shares of CCI Stock under Section 318 of the Code (which generally deems a person to own stock that is owned by certain family members or related entities or that is the subject of an option or options owned or deemed owned by such person), and (ii) the Holder actually or constructively owns any AirTouch stock (including but not limited to AirTouch Common Stock).

         Exchange Solely for Cash. In general, if pursuant to the Merger a Holder exchanges all of the shares of CCI Stock actually owned by it solely for cash (including pursuant to the exercise of its right to seek an appraisal), it will recognize capital gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of CCI Stock surrendered. That gain or loss generally will be long-term capital gain or loss if the Holder held the shares of CCI Stock surrendered for more than one year as of the date of the exchange. If, however, any such Holder constructively owns shares of CCI Stock that are exchanged for shares of AirTouch Preferred Stock, Series 1996 in the Merger, or, possibly, owns shares of AirTouch stock actually or constructively after the Merger, in unusual circumstances the consequences to such Holder may be similar to the consequences described below under the heading "Exchange for AirTouch Preferred Stock, Series 1996 and Cash," except that the amount of consideration, if any, treated as a dividend would not be limited to the amount of such Holder's gain. Gain or loss must be calculated separately for each block of CCI Stock (shares of CCI Stock acquired at the same time in a single transaction) held by a Holder.

         Exchange Solely for AirTouch Preferred Stock, Series 1996. If pursuant to the Merger a Holder exchanges all of the shares of CCI Stock actually owned by it solely for shares of AirTouch Preferred Stock, Series 1996, it should not recognize any gain or loss except in respect of cash received in lieu of a fractional share of AirTouch Preferred Stock, Series 1996 (as discussed below). The aggregate adjusted tax basis of the shares of AirTouch Preferred Stock, Series 1996 received in that exchange (allocated between the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in proportion to their respective fair market values) will be equal to the aggregate adjusted tax basis of the shares of CCI Stock surrendered therefor (adjusted with respect to fractional shares), and the holding period of such AirTouch Preferred Stock, Series 1996 will include the period during which such shares of CCI Stock were held. If a Holder has differing bases and/or holding periods in respect of its shares of CCI Stock, it should consult its tax advisor prior to the exchange with regard to identifying the bases and/or holding periods of the particular shares of AirTouch Preferred Stock, Series 1996 received in the exchange, since several methods of determination may be available.

         Exchange for AirTouch Preferred Stock, Series 1996 and Cash. If pursuant to the Merger a Holder exchanges all of the shares of CCI Stock actually owned by it for a combination of AirTouch Preferred Stock, Series 1996 and cash, the Holder should recognize gain, but not loss, with respect to each block of CCI Stock surrendered in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash and the fair market value of AirTouch Preferred Stock, Series 1996 received that is allocable to such block of CCI Stock over the tax basis of such block) and (ii) the amount of cash received allocable to such block of CCI Stock. For purposes of such calculation, the aggregate amount of cash and AirTouch Preferred Stock, Series 1996 received by a Holder will be allocated proportionately among the shares of CCI Stock surrendered. Any such recognized gain will be treated as capital gain unless the cash received has the effect of the distribution of a dividend, in which case the gain would be treated as a dividend to the extent of the Holder's ratable share of CCI's undistributed earnings and profits.

         In general, the determination as to whether the gain recognized in that exchange will be treated as capital gain or dividend income depends upon whether and to what extent that exchange reduces the Holder's deemed percentage stock ownership of AirTouch. For purposes of that determination, the Holder is treated as if it first exchanged all of its shares of CCI Stock solely for AirTouch Preferred Stock, Series 1996 and then AirTouch immediately redeemed (the "deemed redemption") a portion of such AirTouch Preferred Stock, Series

1996 in exchange for the cash the Holder actually received. The gain recognized in that exchange will be treated as capital gain if under Section 302 of the Code the deemed redemption is (i) "not essentially equivalent to a dividend" or
(ii) "substantially disproportionate" with respect to the Holder.

         Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a Holder will depend upon the Holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the Holder's deemed percentage stock ownership of AirTouch. In general, that determination requires a comparison of (i) the percentage of the outstanding stock of AirTouch the Holder is deemed actually and constructively to have owned immediately before the deemed redemption and
(ii) the percentage of the outstanding stock of AirTouch immediately after the deemed redemption. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction.

         The deemed redemption will be "substantially disproportionate" with respect to a Holder if the percentage of the outstanding voting stock of AirTouch actually and constructively owned by the Holder immediately after the deemed redemption (treating AirTouch Preferred Stock, Series 1996 acquired by AirTouch in the deemed redemption as not outstanding) is less than 80% of the percentage of the outstanding voting stock of AirTouch actually and constructively owned by the Holder immediately before the deemed redemption (treating the AirTouch Preferred Stock, Series 1996 acquired by AirTouch in the deemed redemption as outstanding). However, the deemed redemption will not be treated as substantially disproportionate unless the Holder's actual and constructive ownership of AirTouch Common Stock immediately following and before the deemed redemption also meets the 80% requirement of the preceding sentence.

         In applying the foregoing test, under certain attribution rules, a stockholder is deemed to own stock owned and, in some cases, constructively owned by certain family members, by certain estates and trusts of which the Holder is a beneficiary, and by certain affiliated entities, as well as stock subject to an option actually or constructively owned by the stockholder or such other persons. As these rules are complex, each Holder that believes it may be subject to these rules should consult its tax advisor.

         Under the foregoing tests, in most circumstances, gain recognized by a Holder that exchanges its share of CCI Stock for a combination of AirTouch Preferred Stock, Series 1996 and cash is expected to be treated as capital gain, and will be long-term capital gain if the holding period for such shares was greater than one year as of the date of the exchange. Holders of CCI Stock who receive such cash should, however, consult their own tax advisors to determine the proper treatment of such cash payments in their individual situations (including the impact, if any, of CCI Stock or AirTouch stock owned by related persons).

         The aggregate tax basis of AirTouch Preferred Stock, Series 1996 (allocated between AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in proportion to their respective fair market values) received by a Holder that exchanges its shares of CCI Stock for a combination of AirTouch Preferred Stock, Series 1996 and cash pursuant to the Merger, will be the same as the aggregate tax basis of the shares of CCI Stock surrendered therefor, decreased by the cash received and increased by any recognized gain (whether capital gain or dividend income). The holding period of AirTouch Preferred Stock, Series 1996 will include the holding period of the shares of CCI Stock surrendered therefor.

         If a Holder has differing basis and/or holding periods in respect of its shares of CCI Stock, it should consult its tax advisor prior to the exchange with regard to identifying the particular basis and or holding period of the shares of CCI Stock to be sold in the exchange and the particular bases and/or holding periods of the particular shares of AirTouch Preferred Stock, Series 1996 it receives in the exchange.

         Cash Received in Lieu of a Fractional Share. Cash received in lieu of a fractional share of AirTouch Preferred Stock, Series 1996 will be treated as received in redemption of such fractional share and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of CCI Stock allocable to such fractional interest. Such gain or loss will constitute capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares of CCI Stock was greater than one year as of the date of the exchange.

         Contingent Payment Right. The proper characterization of the Contingent Payment and of the right of a Holder of AirTouch Class B Preferred Stock to the Contingent Payment (the "Contingent Right") for federal income tax purposes is uncertain under current law. The following discussion addresses only some of the possible characterizations of the Contingent Payment and the Contingent Right and should be used for general information purposes only. Accordingly, each Holder is urged to consult with such Holder's own tax advisor regarding the tax consequences to such Holder of the Contingent Right and the Contingent Payment.

         If the Contingent Right is treated as an indivisible part of AirTouch Class B Preferred Stock for federal income tax purposes, the Contingent Payment may be characterized as a dividend to the Holders of such AirTouch Class B Preferred Stock. Under such an analysis, if the Contingent Payment is made in cash, the Contingent Payment would generally be taxed in the same manner as a cash dividend as described below in "--Tax Consequences of an Investment in AirTouch Preferred Stock, Series 1996--Cash Dividends." However, if the Contingent Payment is made in AirTouch Class C Preferred Stock or AirTouch Common Stock ("Contingent Payment Stock"), the Contingent Payment would generally be taxed in the same manner as a distribution of stock. Subject to certain exceptions discussed below, a distribution of Contingent Payment Stock generally would be treated as a non-taxable distribution to the Holder. The Holder would be required to allocate its basis in its AirTouch Class B Preferred Stock between such AirTouch Class B Preferred Stock and the Contingent Payment Stock received in proportion to their relative fair market values on the date of distribution of the Contingent Payment Stock. There are several exceptions to the general rule that stock distributions are generally non-taxable distributions. One such exception arises in connection with a stock distribution that is made with respect to "preferred stock." AirTouch Class B Preferred Stock should not, however, be treated as preferred stock for purposes of such exception. Another exception to the general rule may arise if a stock distribution, when viewed in connection with other distributions made by a company to its stockholders has the effect of the receipt of "property" by some stockholders and an increase in the proportionate interest in the assets or earnings and profits of the corporation by the other stockholders (a "disproportionate distribution"). For additional discussion of these two exceptions, see "--Tax Consequences of an Investment in AirTouch Preferred Stock, Series 1996--Constructive Dividends." A third exception to the general rule may arise upon the distribution of convertible preferred stock unless it can be established that such distribution would not result in a disproportionate distribution. It is unclear whether any of the foregoing exceptions apply. However, in the event that any such exception does apply to all or any portion of a distribution of Contingent Payment Stock with respect AirTouch Class B Preferred Stock, such distribution of the Contingent Payment Stock would be taxable as ordinary dividend income to the extent of the Holder's ratable share of AirTouch's current and accumulated earnings or profits. To the extent that the distribution of Contingent Payment Stock is taxable as a dividend, a Holder's basis in such Contingent Payment Stock would equal the fair market value of such Contingent Payment Stock on the date of distribution.

         If the Contingent Right is not treated for federal income tax purposes as an indivisible part of AirTouch Class B Preferred Stock but is instead treated as a separable property right, for federal income tax purposes the Contingent Right may be characterized as additional consideration in the reorganization. Although by no means certain, the most likely consequence of such treatment to a Holder that exchanges CCI Stock for AirTouch Preferred Stock would be as follows: (i) the Holder would be required to take the fair market value at the Effective Time of the Contingent Rights received (the "Contingent Rights Value") into account (in addition to any cash received in the exchange) for purposes of determining (a) the amount of gain recognized (and the amount of gain or loss realized) in the exchange, and (b) whether any gain recognized in the exchange will be treated as capital gain or dividend income; (ii) the aggregate tax basis of AirTouch Class B Preferred Stock received by each Holder in the exchange would be decreased by the Contingent Rights Value of the Contingent Rights received in the exchange; (iii) the Holder would obtain a tax basis in the Contingent Rights equal to the Contingent Rights Value; (iv) a Holder of the Contingent Right contained in AirTouch Class B Preferred Stock would generally recognize gain or loss on the sale or exchange of the Contingent Right equal to the difference between the amount realized with respect to such Contingent Right and such Holder's tax basis in the Contingent Right sold or exchanged; (v) upon maturity of the Contingent Right, a Holder would generally recognize gain or loss in an amount equal to the difference between the amount of the Contingent Payment and such Holder's tax basis in the Contingent Right; (vi) any gain or loss upon sale or exchange or maturity of the Contingent Right generally would be characterized as capital gain or loss if AirTouch Class B Preferred Stock containing such Contingent Right is held as a capital asset; (vii) certain Holders such as taxpayers using an accrual method of accounting and regulated investment companies may be required to characterize a portion of the Contingent Payment as acquisition discount; (viii) a Holder of a Contingent Right may be considered to hold a "straddle" for federal income tax purposes in which the Contingent Right constitutes an offsetting position with respect to AirTouch Class B Preferred Stock such that, for purposes of determining whether capital gain or loss upon disposition of such property is treated as long-term or short-term capital gain or loss, such Holder may not be allowed to take into account any holding period with respect to which one position resulted in a substantial diminution in the risk of loss with respect to the other position (resulting in, among other things, the characterization of any gain or loss upon the sale or exchange or maturity of a Contingent Right as short-term gain or loss); and (ix) with respect to corporate Holders, rules similar to the straddle rules could result in a suspension of the holding period necessary in order for such Holder to be eligible for the dividends received deduction.

         Another possible characterization of the Contingent Payment is as a purchase price adjustment to the original Merger Consideration (as compared to a distribution with respect to AirTouch Class B Preferred Stock or as a separable property right). Under such an analysis, if Contingent Payment Stock is issued to the original Holder of the Contingent Right, such Holder could arguably be taxed as if AirTouch Class B Preferred Stock had been received by such Holder as of the Closing Date (at least where such Holder is not subject to the acquisition discount rules which may apply to certain taxpayers, such as taxpayers using an accrual method of accounting and regulated investment companies).

         AS DESCRIBED ABOVE, FOR FEDERAL INCOME TAX PURPOSES THE
CHARACTERIZATION AND TREATMENT OF THE CONTINGENT PAYMENT AND THE CONTINGENT RIGHT IS UNCERTAIN AND COMPLEX. EACH HOLDER OF AIRTOUCH CLASS B PREFERRED STOCK IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR.

         Additional Considerations. In addition, a Holder who receives AirTouch Preferred Stock, Series 1996 could be subject to special rules under Section 306 of the Code on the sale, exchange, redemption or other disposition thereof if the receipt of cash in lieu of such stock would have been treated as a dividend under the Section 302 rules described above. Each Holder of CCI Stock should consult its tax advisor on the potential application of Section 306 to the receipt of AirTouch Preferred Stock, Series 1996.

         Backup Withholding. Unless a Holder complies with certain reporting and/or certification procedures or is an "exempt recipient" (i.e., in general, corporations and certain other entities), the Holder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Merger. Foreign stockholders should consult with their own tax advisors regarding withholding taxes in general.

Tax Consequences of an Investment in AirTouch Preferred Stock, Series 1996.

         Cash Dividends. Any cash dividends that are paid in respect of AirTouch Preferred Stock, Series 1996, to the extent paid out of AirTouch's current and accumulated earnings and profits, will be taxable as ordinary income. Corporate Holders generally will qualify for the dividends-received deduction with respect to such dividends, subject to the minimum holding period and other applicable requirements. To the extent that AirTouch does not have sufficient current or accumulated earnings and profits, all or a portion of any distribution made with respect to AirTouch Preferred Stock, Series 1996 in any particular year will not qualify as a dividend for U.S. federal income tax purposes and, as a result, will not be eligible for the dividends-received deduction. A distribution in respect of AirTouch Preferred Stock, Series 1996 that does not constitute a dividend for U.S. federal income tax purposes will represent a non-taxable distribution to the extent of the Holder's basis in its AirTouch Preferred Stock, Series 1996 (correspondingly reducing such Holder's basis in such Holder's shares of stock) and, to the extent such distributions exceed the Holder's basis in such stock, a capital gain.

         Under certain circumstances, a corporate stockholder that receives "extraordinary dividends," as defined in Section 1059(c) of the Code, is required to reduce its tax basis in the stock on which such dividends are paid by the non-taxed portion of such dividends. For this purpose, under Section 1059(f) of the Code, any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend." Generally, quarterly dividends not in arrears paid to an original Holder of AirTouch Preferred Stock, Series 1996 will not constitute extraordinary dividends under Section 1059(c) of the Code. In addition, although the issue is not free from doubt, AirTouch Preferred Stock, Series 1996 should not constitute "disqualified preferred stock" under Section 1059(f) of the Code.

         Mandatory or Optional Conversion of AirTouch Class B Preferred Stock into AirTouch Common Stock; Optional Conversion of AirTouch Class C Preferred Stock into AirTouch Common Stock. Except as provided below, gain or loss will not be recognized by a Holder upon the mandatory or optional conversion, as the case may be, of its AirTouch Preferred Stock, Series 1996 for shares of AirTouch Common Stock. Dividend income may be recognized at such time, however, to the extent cash or AirTouch Common Stock is received in payment of accrued and unpaid dividends, provided that AirTouch has sufficient current or accumulated earnings and profits.

         A Holder who receives cash in lieu of a fractional share of AirTouch Common Stock upon conversion of its AirTouch Preferred Stock, Series 1996 will be treated as having first received such fractional share and as having then exchanged such fractional share for cash in a taxable transaction. Gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of AirTouch Preferred Stock, Series 1996 allocable to such fractional interest. Such gain or loss will constitute capital gain or loss.

         Generally, a Holder's basis in AirTouch Common Stock received upon the conversion of AirTouch Preferred Stock, Series 1996 (other than AirTouch Common Stock, if any, taxed as a dividend upon receipt as described above) will equal the Holder's adjusted basis in its converted shares of AirTouch Preferred Stock, Series 1996. The holding period of such AirTouch Common Stock will include the holding period of the converted shares of AirTouch Preferred Stock, Series 1996.

         Adjustments of the Conversion Rates. Certain possible future adjustments of the conversion rates to reflect AirTouch's issuance of certain rights, warrants or evidence of indebtedness, or distributions of securities or other assets to holders of AirTouch Common Stock may result in constructive distributions taxable as dividends to the holders of AirTouch Preferred Stock, Series 1996 (to the extent that AirTouch has current and accumulated earnings and profits) which may constitute (and cause other dividends to constitute) "extraordinary dividends" to corporate holders as described above.

         Constructive Dividends. Under Section 305 of the Code, if the mandatory redemption price at maturity of stock exceeds its issue price, such redemption premium may be considered a constructive stock distribution taxable as a dividend (to the extent of current and accumulated earnings and profits) over a specified period. An exception to this rule exists for a redemption premium that does not exceed a de minimis amount equal to the product of (i) one-quarter of one percent of the mandatory redemption price and (ii) the number of complete years from the date of issuance of such stock to the maturity date. AirTouch and CCI, based on advice of their respective financial advisors, currently expect that the Call Price at the Class C Maturity Date with respect to AirTouch Class C Preferred Stock will not exceed its issue price by more than the de minimis amount. If such is the case, AirTouch Series C Preferred Stock will not have a redemption premium for purposes of these rules. In the event, however, that a redemption premium in excess of the defined de minimis amount exists with respect to AirTouch Class C Preferred Stock, the following tax consequences may result.

         Since the rules in this area are highly complex and uncertain in a number of respects, no assurance can be given that the Internal Revenue Service could not successfully challenge, or that the Treasury Department will not issue retroactively effective regulations contrary to, the results described below. The entire redemption premium with respect to AirTouch Class C Preferred Stock may constitute a constructive stock distribution to a holder of such stock on an economic accrual basis (determined under the principles of Section 1273(a)(3) of the Code). This constructive stock distribution will not be taxable to the holder of AirTouch Class C Preferred Stock unless one of the two exceptions, discussed below, applies to the constructive distribution.

         First, constructive stock distributions will be subject to taxation (to the extent of AirTouch's current and accumulated earnings and profits) if AirTouch Class C Preferred Stock constitutes "preferred stock" for purposes of
Section 305 of the Code (the "preferred stock exception"). Although the issue is not free from doubt, AirTouch and CCI believe that AirTouch Class C Preferred Stock should not be treated as preferred stock for this purpose because the liquidation rights of such stock should provide significant participation in the corporate growth of AirTouch. Accordingly, the preferred stock exception should not apply.

         Second, constructive stock distributions will be subject to taxation (to the extent of AirTouch's current and accumulated earnings and profits) if distributions, when viewed in connection with certain other distributions made by AirTouch with respect to other classes of its stock, are determined to have the effect of the receipt of "property" by such other stockholders and an increase in the proportionate interest in the assets or earnings and profits of AirTouch by holders of AirTouch Class C Preferred Stock (the "disproportionate distribution exception"). For purposes of the disproportionate distribution exception, "property" includes money, securities and any other property except stock of AirTouch.

         In the event that either the preferred stock exception or the disproportionate distribution exception applies to constructive stock distributions with respect to AirTouch Class C Preferred Stock, such constructive distributions would be taxable as ordinary dividend income as described above, thereby subjecting Holders to tax in advance of the actual redemptions of such AirTouch Class C Preferred Stock. A Holder's tax basis in its stock would be increased by such taxable amount.

         Backup Withholding. As set forth above, certain noncorporate holders may be subject to backup withholding at a rate of 31% on dividends received on AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 and certain consideration received upon the conversion of AirTouch Preferred Stock, Series 1996.

         Holders should be aware that legislation has been proposed in Congress and by the President which, if enacted in its current proposed form, would affect the above summary of the federal income tax consequences. It is impossible to predict whether these proposals or other legislation will be enacted and in what form. In addition, it is uncertain whether the effective date of any such legislation would apply to the Merger or to the ownership of the AirTouch Preferred Stock, Series 1996. Holders should consult their own tax advisors concerning possible changes to the tax laws.

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. SINCE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE HOLDERS OF CCI COMMON STOCK DEPEND TO A GREAT EXTENT ON WHETHER THEY RECEIVE AIRTOUCH PREFERRED STOCK OR CASH, IT IS IMPORTANT THAT EACH CCI STOCKHOLDER RETURN THE ELECTION FORM, SO THAT IT IS RECEIVED BEFORE THE ELECTION DEADLINE.

DISSENTING STOCKHOLDERS' RIGHTS OF APPRAISAL

         HOLDERS OF SHARES OF CCI STOCK ARE ENTITLED TO DISSENTERS' RIGHTS UNDER
SECTION 262 OF THE DGCL. SECTION 262 IS REPRINTED IN ITS ENTIRETY AS ANNEX B TO THIS PROXY STATEMENT-PROSPECTUS. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS DISCUSSION AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY

HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE.

         A CCI Stockholder who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of
Section 262 and who neither votes in favor of the 1996 Merger Agreement nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of its shares of CCI Stock. Except as set forth herein, CCI Stockholders will not be entitled to appraisal rights in connection with the Merger. Stockholders of AirTouch will have no appraisal rights in connection with the Merger.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement-Prospectus will constitute such notice to the CCI Stockholders.

         CCI Stockholders who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to CCI prior to the vote by the CCI Stockholders on the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger. A CCI Stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that its shares of CCI Stock be voted against the proposal or that an abstention be registered with respect to its shares of CCI Stock in connection with the proposal will effectively have thereby waived its appraisal rights as to those shares of CCI Stock because, in the absence of express contrary instructions, such shares of CCI Stock will be voted in favor of the proposal. See "THE MEETING--Voting and Revocation of Proxies." Accordingly, a CCI Stockholder who desires to perfect appraisal rights with respect to any of its shares of CCI Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the 1996 Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the CCI Stockholder of record and must reasonably inform CCI of the identity of the CCI Stockholder of record and that such record CCI Stockholder intends thereby to demand appraisal of the CCI Stock. A person having a beneficial interest in shares of CCI Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of CCI Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of CCI Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

         A record owner, such as a broker, fiduciary or other nominee, who holds shares of CCI Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of CCI Stock outstanding in the name of such record owner.

         A CCI Stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Cellular Communications, Inc., 110 East 59th Street, New York, New York 10022, Attention:
Richard J. Lubasch, Secretary.

         The written demand for appraisal should specify the CCI Stockholder's name and mailing address, the number of shares of CCI Stock owned, and that the CCI Stockholder is thereby demanding appraisal of its shares. A proxy or vote against the 1996 Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to all CCI Stockholders who have complied with
Section 262.

         Within 120 days after the Effective Time, either the Surviving Corporation or any CCI Stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a CCI Stockholder, demanding a determination of the fair value of the shares of all dissenting CCI Stockholders. There is no present intent on the part of AirTouch to file an appraisal petition and CCI Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, CCI Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, within 120 days after the Effective Time, any CCI Stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of CCI Stock not voting in favor of the 1996 Merger Agreement and with respect to which demands for appraisal were received by CCI and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

         If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which CCI Stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the CCI Stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any CCI Stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such CCI Stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of CCI Stock owned by such CCI Stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

         CCI Stockholders considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the 1996 Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting CCI Stockholder, the

Delaware Court may order that all or a portion of the expenses incurred by any dissenting CCI Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

         Any CCI Stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to CCI Stockholders of record at a date prior to the Effective Time.

         At any time within 60 days after the Effective Time, any CCI Stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the CCI Stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, CCI Stockholders' rights to appraisal will cease, and CCI Stockholders will be entitled to receive the Merger Consideration. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and AirTouch has no present intention to do so, any CCI Stockholder who desires such a petition to be filed is advised to file it on a timely basis. Any CCI Stockholder may withdraw such CCI Stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of its demand for appraisal and acceptance of the Merger Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (ii) that no appraisal proceeding in the Delaware Court will be dismissed as to any CCI Stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just. Any CCI Stockholder who withdraws such CCI Stockholder's demand for appraisal or who fails to perfect such demand after the Effective Time will be treated as having made a Non-Election with respect to its CCI Stock.

                          REDEMPTION OF THE CCI RIGHTS

         The 1996 Merger Agreement provides that CCI will redeem the CCI Rights prior to the Effective Time. The CCI Rights Agreement requires such a redemption to be approved by the CCI Stockholders (as discussed below). Of the Per Share Cash Consideration and Per Share Unit Consideration to be received by holders of CCI Stock, $.01 in value per CCI Common Stock Equivalent Share shall be in payment for the Redemption of the CCI Right. Approval of the Merger is contingent upon approval of the CCI Rights Redemption, and approval of the CCI Rights Redemption is contingent on approval of the Merger. Redemption of the CCI Right will entitle each holder of a share of CCI Stock to receive $.01 in value per CCI Common Stock Equivalent Share (the "CCI Rights Redemption Payment").

         The CCI Board by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved) recommends that CCI Stockholders vote FOR approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption.

         On July 31, 1991, CCI, AirTouch and Continental Stock Transfer & Trust Company, a New York corporation (the "CCI Rights Agent"), entered into the CCI Rights Agreement. The CCI Rights Agreement was subsequently amended on December 11, 1992 and April 5, 1996. The CCI Rights Agreement provides that one CCI Right be attached with each share of CCI Redeemable Preferred Stock issued in, the 1991 Merger. In addition, the CCI Rights Agreement provides that each share of CCI Series A Common Stock, CCI Series C Common Stock and CCI Redeemable Preferred Stock issued on or after the date of the 1991 Merger, including shares of CCI Common Stock issued in connection with the conversion of the CCI Series A Preference Stock and the CCI Convertible Notes, be issued with a CCI Right attached.

         Each CCI Right entitles the registered holder thereof to purchase from CCI at any time following a CCI Rights Distribution Date and prior to the earlier of the date 10 years following the date of the 1991 Merger and the close of business on the day immediately preceding the Final Redemption Date (the "CCI

Rights Expiration Date") a unit consisting of one one-hundredth of a share (a "CCI Rights Unit") of Series D Preference Stock at a purchase price reflecting the long-term value of the CCI capital stock, as determined by the CCI Board in consultation with its financial advisor (the "Purchase Price"). At the close of business on the day preceding the Final Redemption Date, each share of Series D Preferred Stock is automatically converted into one hundred shares of CCI Series A Common Stock.

         The CCI Rights will separate from the CCI Stock to which it is attached and a "CCI Rights Distribution Date" will occur upon the earlier of: (i) the date on which there is a public announcement that a person or group of affiliated or associated persons has, after the date of the 1991 Merger, become an Acquiring Person (as defined in the CCI Rights Agreement) (such date being referred to below as the "CCI Stock Acquisition Date"), or (ii) any date, as determined by the CCI Board with the prior written consent of AirTouch, on or following the date on which a person commences a tender offer or exchange offer that if consummated would result in a person becoming an Acquiring Person.

         AirTouch or its affiliates and associates will not be considered an Acquiring Person as a result of AirTouch becoming the beneficial owner of CCI Stock to which the CCI Rights are attached pursuant to, and in compliance with, the 1991 Merger Agreement, except as otherwise provided in the CCI Rights Agreement, and AirTouch and its subsidiaries will not be considered an Acquiring Person as a result of the execution of the 1996 Merger Agreement or the consummation of the Merger.

         The CCI Rights are not exercisable until the CCI Rights Distribution Date and will expire at the close of business on the CCI Rights Expiration Date unless earlier redeemed by CCI as described below. As soon as practicable after the CCI Rights Distribution Date, certificates will be mailed to holders of record of the CCI Stock to which the CCI Rights attach as of the close of business on the CCI Rights Distribution Date and, thereafter, the separate certificates alone will represent the CCI Rights.

         In the event, after the date of the 1991 Merger, that a person or group becomes an Acquiring Person, except pursuant to a tender offer or an exchange offer for all outstanding shares of the CCI Stock to which the CCI Rights attach (which offer is consummated after the Back End Termination Date) at a price and on terms determined by at least a majority of the members of the CCI Board who are not officers of CCI and who are not representatives, nominees, affiliates or associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (i) at a price which is fair to CCI stockholders (taking into account all factors which members of the CCI Board deem relevant including, without limitation, prices which could reasonably be achieved if CCI or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of, CCI and its stockholders (a "CCI Qualifying Offer"), each holder of a CCI Right will thereafter have the right to receive, upon exercise, CCI Series A Common Stock (or, in certain circumstances, cash, property or other securities of CCI) having a value equal to two times the exercise price of the CCI Right. Notwithstanding any of the foregoing, following the occurrence of any such event, all CCI Rights that are, or (under certain circumstances specified in the CCI Rights Agreement) were, beneficially owned by any Acquiring Person (or certain related parties) will be null and void.

         In the event that, at any time following the CCI Stock Acquisition
Date: (i) CCI is acquired in a merger or other business combination transaction in which CCI is not the surviving corporation (other than a merger which follows a CCI Qualifying Offer and satisfies certain other requirements); or (ii) more than 50 percent of CCI's assets or earning power is sold or transferred; each holder of a CCI Right (except CCI Rights which previously have been voided described as above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company (the "Acquiring Company") having a value equal to two times the exercise price of the CCI Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events." The April 5, 1996 amendment to the CCI Rights Agreement provides that neither the execution of the Merger Agreement nor the consummation of the Merger will cause AirTouch or any subsidiary thereof to become an Acquiring Person or cause a Triggering Event or Distribution Event to occur.

         The Purchase Price payable, and the number of CCI Units or other securities or property issuable, upon exercise of the CCI Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series D Preference Stock; (ii) if holders of the Series D Preference Stock are granted certain rights or warrants to subscribe for Series D Preference Stock or convertible securities at less than the current market price of the Series D Preference Stock; or (iii) upon the distribution to holders of the Series D Preference Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional CCI Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series D Preference Stock on the last trading day prior to the date of exercise.

         The CCI Rights Agreement provides that it may be amended to permit the redemption of all but not less than all of the outstanding CCI Rights prior to the Back End Termination Date at a redemption price of $.01 per CCI Right with the approval of the holders of a majority of the then outstanding CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch. Except as described above, the CCI Rights are not redeemable prior to the Back End Termination Date. At any time following the Back End Termination Date and prior to the close of business on the CCI Stock Acquisition Date, CCI may redeem the CCI Rights in whole, but not in part, at a price of $.01 per CCI Right (payable in cash, CCI Redeemable Preferred Stock and CCI Common Stock or other consideration deemed appropriate by the CCI Board). Immediately upon the action of the CCI Board ordering redemption of the CCI Rights, the CCI Rights will terminate and the only right of the holders of CCI Rights will be to receive the $.01 per CCI Right redemption price.

         The CCI Rights may have the effect of delaying or preventing a change in control of CCI by significantly increasing the cost of acquiring CCI. If a person were to attempt to acquire control of CCI prior to the Back End Termination Date or following the Back End Termination Date (without the approval of the disinterested members of the CCI Board), the CCI Rights, should they become exercisable, would substantially dilute the purchaser's stock position in CCI, thereby increasing the effective cost of control commensurately.

         The foregoing summary description of the CCI Rights does not purport to be complete and is qualified in its entirety by reference to the description and terms of the CCI Rights set forth in the CCI Rights Agreement (a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part).

                CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER
                         AND OPERATIONS AFTER THE MERGER

         AirTouch anticipates that at or prior to the Effective Time, all of CCI's existing employees will resign or will be terminated by CCI. After the Effective Time, New Par will continue to exist and to operate the Michigan and Ohio cellular properties that it currently operates. AirTouch anticipates that after the Effective Time, most of the employees of New Par, other than certain employees seconded to New Par by CCI, will remain employees of New Par, AirTouch, or one of its subsidiaries. Certain CCI employees who are seconded to New Par will resign or will be terminated by CCI prior to the Effective Time. Under the terms of the New Par Partnership Agreement, CCI currently has the right to appoint certain members of New Par's management. After the Effective Time, AirTouch will have the sole right to appoint all members of New Par's management. Upon the Effective Time, AirTouch intends to cause cellular service in the New Par markets to be offered under the AirTouch Cellular brand name. AirTouch does not anticipate that the Merger will have a significant impact upon New Par's customers.

         AirTouch intends to eliminate the corporate headquarters' management functions of CCI and integrate all of those management functions into AirTouch's existing headquarters. AirTouch expects to achieve modest operating cost savings through the consolidation of certain operations, the elimination of duplicative corporate and administrative expense, and the consolidation of marketing efforts with those of AirTouch Cellular and U S WEST NewVector upon the introduction of the AirTouch Cellular brand name to the New Par properties. However, there can be no assurance that AirTouch will be able to fully realize such cost savings or that such cost savings will be significant.

         There also can be no assurance given as to the future market value of AirTouch Class B Preferred Stock, AirTouch Class C Preferred Stock, or AirTouch Common Stock after the Merger. For a discussion and analysis of AirTouch's financial results, including its rate of return on average total assets, its rate of return on average common stockholders' equity, its ratio of common stockholders' equity to total assets and its earnings per common and common equivalent share, see AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For certain risks associated with AirTouch's business and financial results, see "RISK FACTORS."

         In deciding whether to approve and adopt the 1996 Merger Agreement, CCI Common Stockholders should take particular note of the foregoing matters and other matters contained herein or in those documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                              THE MERGER AGREEMENT

         The following is a summary of material provisions of the 1996 Merger Agreement, a copy of which is attached as Annex A to this Proxy
Statement-Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the 1996 Merger Agreement.

THE MERGER

         The 1996 Merger Agreement provides that CCI will be merged with and into AirTouch Cellular, a California corporation and a wholly owned subsidiary of AirTouch, with AirTouch Cellular being the Surviving Corporation, subject to the requisite approval of CCI Stockholders and the satisfaction or waiver of the other conditions to the Merger. The Merger will become effective when (a) a Certificate of Merger has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing and (b) an Agreement of Merger, together with related certificates, has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of California for filing, or at such later time as may be specified in the Certificate of Merger or Agreement of Merger. The filings with respect to the Merger will occur as soon as practicable after the second business day after the satisfaction (or waiver, if permissible) of each condition to the consummation of the Merger, or such later time as the parties may mutually agree.

CERTAIN REPRESENTATIONS AND WARRANTIES

         Representations and Warranties of AirTouch and CCI. The 1996 Merger Agreement contains various representations and warranties of AirTouch and CCI relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions and, generally, apply only to facts and circumstances existing as of the date of the 1996 Merger Agreement): (i) the due organization, power and good standing of, and similar corporate matters with respect to, each of AirTouch, AirTouch Cellular, CCI and their respective subsidiaries; (ii) each of AirTouch's and CCI's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the 1996 Merger Agreement by each such party;
(iv) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger, other than as disclosed; (v) the absence of any conflict with such party's certificate of incorporation or by-laws, or with applicable law, or with certain contracts; (vi) delivery of reports and other documents filed with the SEC and other regulatory authorities and the accuracy of the information contained therein; (vii) the absence of certain changes or events prior to the date of the 1996 Merger Agreement having a material adverse effect on the business, financial condition, assets, liabilities or results of operations (the "Business Condition") of CCI and its subsidiaries or AirTouch and its subsidiaries, as the case may be; (viii) the absence of any brokerage, finder's or other fee due in connection with the Merger (except, in the case of CCI, such fees payable to Donaldson, Lufkin & Jenrette and Wasserstein Perella as described in "THE MERGER--CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation" and, in the case of AirTouch, such fees payable to Lehman Brothers); and (ix) the absence of actions taken by CCI or AirTouch that would prevent the Merger from qualifying as a tax-free reorganization under the Code.

         Additional Representations and Warranties of CCI. CCI also has made certain additional representations and warranties to AirTouch relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) absence of undisclosed liabilities; (ii) compliance with applicable laws; (iii) absence of material pending or threatened litigation; (iv) CCI's tax returns and taxes owed; (v) CCI's employee benefit plans; (vi) CCI's receipt of opinions of its financial advisors; (vii) intercompany balances and transactions with certain affiliated or formerly affiliated persons or entities; (viii) information with respect to certain contractual arrangements of CCI's business; and (ix) the vote of CCI Stockholders required to approve the Merger;

         Additional Representations and Warranties of AirTouch. AirTouch also has made certain additional repre sentations and warranties to the authorization and validity of the AirTouch Preferred Stock, Series 1996 to be issued pursuant to the 1996 Merger Agreement.

         New Par Not a Subsidiary of CCI for Purposes of Representation and Warranties; Non-Survival of Repre sentations and Warranties. The representations and warranties of CCI generally relate only to CCI and its subsidiaries other than New Par, except as otherwise specified. The respective representations and warranties of AirTouch and CCI will not survive the Effective Time, although it is a condition of each party's obligations under the 1996 Merger Agreement that the other party's representations and warranties (unless made as of a specified date) be true and correct in all material respects as if made as of the Effective Time.

PRE-CLOSING COVENANTS

         CCI Interim Operations. CCI covenants in the 1996 Merger Agreement that, during the period from the date of the 1996 Merger Agreement to the Effective Time, CCI will conduct its business, and will cause its subsidiaries to conduct their respective businesses, only in the ordinary course of their respective existing businesses and as otherwise required by section 3.1.1(a) of the 1996 Merger Agreement.

         CCI also covenants in the 1996 Merger Agreement, that during the period from the date of the 1996 Merger Agreement to the Effective Time, except as otherwise specifically contemplated by the 1996 Merger Agreement or as otherwise approved in writing by AirTouch (which approval will not be unreasonably withheld), CCI will not, and CCI will cause its subsidiaries not to: (i) make or propose any change or amendment in their respective charters or by-laws; (ii) make any change in their respective direct or indirect ownership interests in New Par; (iii) do or effect any of the following actions with respect to its securities: (a) issue, pledge or sell any shares of capital stock (including treasury shares) or any other securities of any of them, (b) issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or based on or otherwise tracking the performance or characteristics of capital stock, (c) grant any stock-based or stock-related awards or rights or make any similar arrangements or awards with respect to or based upon other securities of any of them, (d) enter into any arrangement or contract with respect to the purchase or voting of shares of any of their capital stock, (e) adjust, split, combine or reclassify any of their capital stock or other securities, or (f) make any other changes in their structures (other than, in each case, (1) the issuance of shares of CCI Series A Common Stock in connection with conversion of CCI Redeemable Preferred Stock, (2) the issuance of shares of CCI Series A Common Stock in connection with the conversion of CCI Series B Preference Stock, (3) the issuance of shares of CCI Series A Common Stock upon exercise of certain outstand-ing employee stock options, or (4) the issuance of shares of CCI Series A Common Stock upon conversion of CCI Convertible Notes); (iv) declare, set aside or pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem any shares of its capital stock; (v) authorize, recommend, propose or enter into an agreement in principle or a definite agreement with respect to any merger, consolidation, liquidation, dissolution or similar business combination, any joint venture, partnership or collaborative arrangement, or any acquisition of a material amount of assets or securities; (vi) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; (vii) enter into, or otherwise engage in, any transaction with certain affiliated or formerly affiliated persons or entities; (viii) except for normal changes in the ordinary course of business and that in the aggregate do not result in a material increase of benefits or compensation expense to CCI or any of its subsidiaries relative to the level in effect prior to such changes and except as required by law: (a) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation, employment or other employee benefit plan, agree ment, trust, fund or other arrangement for the benefit or welfare of any individual, to the extent that any such action would affect directors, officers or employees associated with CCI, its subsidiaries or New Par, (b) enter into any new employment arrangements or relationships with new or existing employees which has the legal effect of any relationship other than at-will employment, (c) increase in any manner the compensation or fringe benefits of any director, officer or employee associated with CCI, its subsidiaries or New Par or pay any benefit to any director, officer or employee associated with CCI, its subsidiaries or New Par other than pursuant to an existing plan or arrangement and in amounts consistent with past practice, or (d) grant any awards to any director, officer or employee associated with CCI, its subsidiaries or New Par under any bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder); (ix) except as required by law, take any action to segregate assets for, or in any other way secure, the payment of compensation or benefits to any employee associated with CCI, its subsidiaries or New Par under any employee plan, agreement, contract or arrangement or adopt, enter into or amend any contract, agreement, commitment or arrangement to do any of the acts described in clause (viii); (x) become obligated to make any payment or transfer of property that constitutes a "parachute payment" within the meaning of section 280G(b)(2) of the Code; (xi) encumber, sell, lease or otherwise dispose of any material assets or cancel, release or assign any indebtedness owed thereto or any claims held thereby, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; (xii) except in the ordinary course of business consistent with past practice, (a) incur or assume any indebtedness (and any indebtedness permitted by the preceding will, to the extent of indebtedness for money borrowed or capital leases, be pre-payable without penalty, other than customary prepayment charges of a nature substantially similar to those provided in the Credit Agreement, dated as of December 27, 1995, by and among Cellular Communications of Ohio, Inc., certain of its subsidiaries and the lenders named therein for LIBOR and CD rate loans), (b) make any loans, advances or capital contributions to, or investments in, any other person (other than a direct or indirect wholly owned subsidiary of CCI), (c) issue or sell any debt securities or guarantee any indebtedness; or (d) enter into any contract, agreement, commitment or arrangement to do any of the foregoing; (xiii) settle any claim, action or proceeding involving monetary damages, except in the ordinary course of business consistent with past practice; (xiv) change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by its independent accountants; (xv) pay (or agree to become obligated to pay) any fees and expense to attorneys, accountants, investment bankers and other advisers in connection with the Merger in excess of the amount set forth in the 1996 Merger Agreement, other than any excess amounts which are immaterial in the aggregate incurred in connection with, and in furtherance of, consummation of the transactions contemplated by the 1996 Merger Agreement; or (xvi) take, or agree to take any action that would result in any of the conditions to AirTouch closing the Merger not being satisfied.

         CCI also covenants in the 1996 Merger Agreement that, during the period from the date of the 1996 Merger Agreement through the Effective Time, CCI will and will cause its subsidiaries to, cooperate fully with AirTouch to effect a transition to AirTouch of control of New Par as of the Effective Time. The parties have formed a team (chaired by AirTouch) to implement the transition.

         Additional Covenants of CCI. CCI covenants in the 1996 Merger Agreement to, among other things: (i) cause the CCI Rights Redemption to occur immediately prior to the Effective Time; (ii) identify those persons who are "affiliates" for purposes of Rule 145 under the Securities Act, and to use best effort to cause each such person to enter into an agreement with AirTouch not to dispose of the AirTouch Preferred Stock, Series 1996 received by them in connection with the Merger except in compliance with the Securities Act; (iii) at or before the Effective Time repay (or cause to be repaid) certain intercompany balances, and to terminate (or cause to be terminated) certain agreements, contracts or other arrangements, with certain affiliated or formerly affiliated entities or persons; (iv) to redeem on or before the date of the Meeting the outstanding shares of CCI Series B Preference Stock (except to the extent that holders of shares of CCI Series B Preference Stock have elected to exercise their conversion right in lieu of redemption and CCI has, on or before such date, converted their shares of Series B Preference Stock into shares of CCI Series A Common Stock); (v) at or before the Effective Time, obtain, or cause its subsidiaries to obtain, either a letter or resignation (in form and substance reasonably satisfactory to AirTouch) from, or terminate, each employee of CCI or any subsidiary thereof; (vi) at all times during the period from the date of the 1996 Merger Agreement through the Effective Time, maintain in full force and effect the directors' and officers' insurance policy which was in effect on the date of the 1996 Merger Agreement; and (vii) at or before the Effective Time, cause the lease for CCI's headquarters office to be terminated or novated, and dispose of certain assets for the consideration specified in the 1996 Merger Agreement.

         Certain Covenants of AirTouch. AirTouch covenants in the 1996 Merger Agreement that during the period from the date of the 1996 Merger Agreement to the Effective Time, except as otherwise specifically contemplated by the 1996 Merger Agreement or as otherwise approved in writing by CCI (which approval will not be unreasonably withheld), AirTouch will not: (i) make any change or amendment in its charter or by-laws, except for such changes or amendments that would not have had a material adverse effect on the rights of the AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock were such AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock to have been outstanding on the date thereof; (ii) undertake a reclassification of AirTouch Common Stock, or pay any single dividend or other distribution (whether in cash, capital stock or other assets) to holders of AirTouch Common Stock where the value of such dividend or distribution (in excess of the fair market value of any consideration received therefor) together with the amount of all dividends and distributions made to the holders of AirTouch Common Stock during the period from the date of the 1996 Merger Agreement and prior to such dividend or distribution exceeds 20% of the product of (x) the Volume-Weighted Average Trading Price on the record date for determining the stockholders entitled to receive such dividend or distribution and (y) the number of shares of AirTouch Common Stock outstanding on such record date; or (iii) enter into any agreement providing for a transaction or series of related transactions that results in the transfer, sale or other disposition by AirTouch of assets of (a) AirTouch International, a California corporation, (b) AirTouch Cellular of Nevada, a Nevada corporation, or (c) AirTouch Cellular, to the extent that the assets subject to such transfer, sale or disposition in the aggregate would represent more than 20% of the total fair market value of AirTouch and its subsidiaries, taken as whole, measured on a proportionate basis immediately prior to such disposition (excepting any such transaction or series of related transactions in which a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature and excepting any transactions pursuant to existing agreements).

         Additional Covenants of AirTouch. AirTouch also covenants in the 1996 Merger Agreement to, among other things: (i) from and after the Effective Time, cause the Surviving Corporation to (a) indemnify and hold harmless the present and former officers and directors of CCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under CCI's Certificate of Incorporation and by-laws as in effect on the date of the 1996 Merger Agreement and (b) perform and fulfill all of its obligations under certain indemnification agreements between CCI and certain of its officers and directors in effect on the date of the 1996 Merger Agreement; and (ii) within 45 days following the Effective Time (or such shorter period as is reasonably practicable, but no sooner than 30 days following the Effective Time), cause all vested stock appreciation rights outstanding under the LTIP to be paid in cash.

         Additional Covenants of AirTouch and CCI. The 1996 Merger Agreement contains additional covenants of each of AirTouch and CCI to, among other things: (i) allow the other party reasonable access to its officers, employees, agents, books, commitments, records and properties; (ii) furnish to the other party certain financial information; (iii) notify the other of any change in the Business Condition of it and its subsidiaries, taken as a whole; (iv) perform its obligations under the 1996 Merger Agreement and take or cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and other necessary consents and satisfy all conditions to the obligations of the parties under the 1996 Merger Agreement and to cause the transactions contemplated thereby to be carried out promptly in accordance with the terms thereof; (v) cooperate fully with one another and their respective officers, directors, employees, agents and other representatives in connection with any steps required to be taken as part of their respective obligations under the 1996 Merger Agreement; (vi) do such things as may be reasonably requested by the other in order to more effectively consummate the transactions contemplated by the 1996 Merger Agreement (including, but no limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers); (vii) cooperate and use reasonable efforts to defend against any claim, action, suit, investigation or other proceeding by any governmental body or other person which questions the validity or legality of the Merger or seeks damages in connection therewith and to use best efforts to have dissolved any injunction, order or decree of a governmental entity of competent jurisdiction which enjoins or prohibits the transactions contemplated by the 1996 Merger Agreement; (viii) notify the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the disclosing party contained in the 1996 Merger Agreement to be untrue or inaccurate in any material respect at any time from the date of the 1996 Merger Agreement to the Effective Time or which will or may result in the failure to satisfy any of the conditions to consummation of the Merger or (b) any failure of the disclosing party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the 1996 Merger Agreement; and (ix) use best efforts to cause to be delivered to the other "comfort" letters from their respective independent accountants, in form and substance satisfactory to the recipient dated two days prior to the date of this Proxy Statement-Prospectus and two days prior to the date of the Meeting.

CONDITIONS

         Conditions to Obligations of AirTouch and CCI. The 1996 Merger Agreement provides that the obligations of AirTouch and CCI to effect the Merger are subject to the fulfillment or waiver of the following conditions, among others: (i) the CCI Stockholders will have approved all matters relating to the 1996 Merger Agreement, the Merger and the CCI Rights Redemption required to be approved by such CCI Stockholders by the vote required under the DGCL at the Meeting; (ii) all required authorizations, orders, grants, consents, permissions, approvals and waivers of any governmental entity with jurisdiction over the transactions contemplated by the 1996 Merger Agreement, other than those authorizations, orders, grants, consents, permissions, approvals and waivers the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the Business Condition of CCI, its subsidiaries and New Par taken as a whole, will have been received and will remain in effect, provided, however, that if AirTouch will waive the condition to its obligation to effect the Merger that all orders and approvals of the FCC required in connection with the consummation of the transactions contemplated by the 1996 Merger Agreement ("FCC Consents") will have been obtained or made, then the foregoing condition will be deemed satisfied with respect to the FCC Consents; (iii) any applicable waiting period under the HSR Act will have expired or been terminated; (iv) the Registration Statement will have been declared effective and will not be subject to a stop order or any threatened stop order; (v) AirTouch will have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the 1996 Merger Agreement; (vi) the AirTouch Securities to be issued to the holders of the capital stock of CCI upon consummation of the Merger will have been authorized for listing on the NYSE, subject to official notice of issuance; (vii) neither AirTouch nor CCI will be subject to any order, decree or injunction of a governmental entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by the 1996 Merger Agreement and no proceeding will have been initiated by any governmental entity and be continuing which seeks such an injunction; and (viii) there will not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

         Conditions to Obligations of CCI. The 1996 Merger Agreement provides that the obligations of CCI to effect the Merger also are subject to the fulfillment or waiver of the following conditions, among others: (i) the representations and warranties of AirTouch set forth in the 1996 Merger Agreement will have been true and correct in all material respects when made and (unless made as of a specified date) will be true and correct in all material respects as if made as of the Effective Time, and CCI will have received a certificate dated as of the closing of the Merger signed by the vice chairman and the chief financial officer of AirTouch to that effect; (ii) AirTouch will have performed in all material respects all obligations required to be performed by it under the 1996 Merger Agreement prior to the Effective Time, and CCI will have received a certificate dated as of the closing of the Merger signed by the vice chairman and chief financial officer of AirTouch to that effect; (iii) CCI will have received the opinions of Margaret G. Gill, Senior Vice President, Legal, External Affairs and Secretary of AirTouch, and Pillsbury Madison & Sutro LLP, counsel to AirTouch, both dated as of the closing of the Merger, substantially in the form attached as exhibits to the 1996 Merger Agreement;
(iv) CCI will have received "comfort" letters of Price Waterhouse LLP, AirTouch's independent accountants, as of the dates specified in the 1996 Merger Agreement; and (v) CCI will have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, dated as of the closing of the Merger, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch and CCI will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the holders of CCI Stock to the extent they receive AirTouch Preferred Stock, Series 1996 solely in exchange for shares of CCI Stock.

         Conditions to Obligations of AirTouch. The 1996 Merger Agreement provides that the obligations of AirTouch to effect the Merger also are subject to the fulfillment or waiver of the following conditions, among others: (i) the representations and warranties of CCI set forth in the 1996 Merger Agreement will have been true and correct in all material respects when made and (unless made as of a specified date) will be true and correct in all material respects as if made as of the Effective Time, and AirTouch will have received a certificate dated as of the closing of the Merger signed by the chairman and the chief financial officer of CCI to that effect; (ii) CCI will have performed in all material respects all obligations required to be performed by it under the 1996 Merger Agreement prior to the Effective Time, and AirTouch will have received a certificate dated as of the closing of the Merger signed by the chairman and the chief financial officer of CCI to that effect; (iii) all FCC Consents will have been obtained or made, whether or not any appeal or for reconsideration thereof is pending, or whether the time for filing any such appeal or requests for reconsideration or for any sua sponte action by the FCC has expired; (iv) AirTouch will have received the opinions of Richard J. Lubasch, Vice President-General Counsel of CCI, and Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, both dated as of the closing of the Merger, substantially in the form attached as exhibits to the 1996 Merger Agreement; (v) AirTouch will have received the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, dated as of the closing of the Merger, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization within the meaning of Section 368(b) of the Code; (vi) there will be no pending or threatened material action or proceeding by any person against AirTouch, CCI, any subsidiary of either or New Par, or any director, officer or employee thereof, challenging or in any way or in any manner seeking to restrict or prohibit the transactions contemplated by the 1996 Merger Agreement or seeking to obtain any damages against any person as a result of the transactions contemplated thereby, which action or proceeding has or would have a reasonable likelihood of success;
(vii) AirTouch will have received "comfort" letters from Ernst & Young LLP, as CCI's independent accountants, as of the dates specified in the 1996 Merger Agreement; (viii) the CCI Rights will have been redeemed (by resolution of the CCI Board and provision for payment as set forth in the 1996 Merger Agreement) in accordance with their terms; (ix) there will not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which, in connection with the transactions contemplated by the 1996 Merger Agreement, imposes any condition or restriction upon AirTouch or the Surviving Corporation or their respective subsidiaries which in the reasonable business judgment of AirTouch would materially interfere with the benefits sought to be obtained by AirTouch under the 1996 Merger Agreement; (x) except for matters described in the schedules delivered by CCI to AirTouch under the 1996 Merger Agreement, at the time of the closing of the Merger (a) there will not be any suit, action or proceeding, or any investigation or inquiry, by any governmental entity (collectively,

"proceeding"), which will be pending or, to the knowledge of CCI, threatened against or affecting CCI, any subsidiary thereof or New Par, and (b) there will not be any potential unasserted claim or liability against CCI, any subsidiary thereof or New Par (whether or not such claim or liability is required to be accrued or disclosed under SFAS No. 5), in the case of either a proceeding under clause (a) or a claim or liability under clause (b), which could be reasonably expected to have, either individually or in the aggregate with all other such proceedings, claims, or liabilities, a material adverse effect on CCI, its subsidiaries and New Par taken as a whole (which will be deemed to have occurred if involving losses, liabilities (which if contingent could reasonably be expected to result in loss), costs or expenses of more than $50 million); (xi) since the date of the 1996 Merger Agreement, there will not have occurred any change in the Business Condition of CCI, its subsidiaries and New Par, taken as a whole, that would have or would be reasonably likely to have, individually or in the aggregate, a materially adverse effect thereon, provided, however, that the foregoing will not apply to any change resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally; and (xii) prior to the Effective Time, CCI will have entered into an amendment of each indemnity agreement by and between CCI and any officer or director of CCI or any other entity, pursuant to which the indemnitee (a) acknowledges that for purposes of indemnification by CCI or its subsidiaries such indemnitee has not served at the request of CCI or any such subsidiary thereof as a director, officer, employee, trustee, agent or fiduciary of any corporation, partnership, joint venture, trust or other entity other than CCI or any of its current subsidiaries ("non-CCI position") and (b) waives any rights to indemnification that would arise out of or relate to such indemnitee's service in any such non-CCI position and to which such indemnitee would otherwise be entitled pursuant to such indemnity agreement or the certificate of incorporation or bylaws of CCI or any subsidiary thereof.

TERMINATION; EFFECT OF TERMINATION

         The 1996 Merger Agreement may be terminated at any time prior to the Effective Time:

                  (i) by mutual consent of AirTouch and CCI;

                  (ii) by either AirTouch or CCI, if the Effective Time does not occur on or before September 15, 1996 (unless the failure of such occurrence will be due to the failure of the party seeking to terminate the 1996 Merger Agreement to perform or observe its covenants and agreements set forth therein required to be performed or observed by such party on or before the Effective Time);

                  (iii) by AirTouch, in the event that, as a result of the adjustments (provided for in the 1996 Merger Agreement) required to maintain the tax-free status of the Merger, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time; provided that AirTouch will have given CCI five business days' written notice of such termination;

                  (iv) (a) by either AirTouch or CCI, if the approval of the CCI Stockholders contemplated by the 1996 Merger Agreement will not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof, or (b) by AirTouch, if the recommendations of CCI that CCI Stockholders approve the 1996 Merger Agreement, the Merger and the CCI Rights Redemption will have been withdrawn or modified;

                  (v) by AirTouch, if at the time of the Meeting the CCI Stockholders representing more than 10% of the CCI Common Equivalent Shares have submitted written demands for appraisal of their respective shares pursuant to Section 262 of the DGCL which demands have not been withdrawn; or

                  (vi) by either AirTouch or CCI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger will have become final and nonappealable.

         In the event of the termination of the 1996 Merger Agreement by either AirTouch or CCI, the 1996 Merger Agreement will become void and have no effect, except that (i) certain provisions of the 1996 Merger Agreement relating to expenses and the continuing effect of the 1990 Merger Agreement and [Confidentiality Agreement] will survive such termination and (ii) no party will be relieved or released from any liability arising out of an intentional breach of any provision of the 1996 Merger Agreement.

EXPENSES

         Under the 1996 Merger Agreement, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the 1996 Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that all costs and expenses, including filing fees, related to the printing, mailing or filing of the Registration Statement and this Proxy Statement-Prospectus or to any other filing with any governmental entity in connection with the transactions contemplated by the 1996 Merger Agreement will be shared equally by AirTouch and CCI.

         CCI has agreed in the 1996 Merger Agreement that if the 1996 Merger Agreement is terminated because (i) the CCI Rights Redemption or the 1996 Merger Agreement fail to receive the requisite vote for approval by the CCI Stockholders or (ii) the recommendation of the Board of Directors of CCI that CCI Stockholders approve the Merger, the Rights Redemption and the 1996 Merger Agreement is withdrawn or modified, then AirTouch will be entitled to reimbursement from CCI and its subsidiaries for all reasonable internal and external costs, fees and expenses incurred by AirTouch and any of its subsidiaries in connection with the transactions contemplated by the 1996 Merger Agreement including the preparation, printing, filing, shipping, and distribution of the Registration Statement and this Proxy Statement-Prospectus and the pursuit of regulatory approvals (such fees and expenses to include all legal, consulting and accounting fees, disbursements and expenses).

AMENDMENT AND WAIVER

         Any provision of the 1996 Merger Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits thereof. The 1996 Merger Agreement may be amended or supplemented at any time before or after approval of the 1996 Merger Agreement by the CCI Stockholders to the extent permitted under Section 251(d) of the DGCL.

               CERTAIN PROJECTED FINANCIAL INFORMATION FOR NEW PAR

         As part of New Par's governance procedure, the New Par Partnership Committee reviews and approves business plans and budgets. In addition, information on future projections of New Par's anticipated financial operations have been prepared by New Par management. Set forth below are (i) projections from the 1996 business plan approved by the New Par Partnership Committee, (ii) preliminary projections for 1997 through 2000 prepared by New Par management in connection with the 1996 business planning process, but not presented to the Partnership Committee for approval nor subjected to New Par's standard review procedures for projections presented with the business plan, and (iii) projections prepared by New Par management and presented to the Partnership Committee in connection with the 1995 business plan. These projections are included in this Proxy Statement-Prospectus only because they were provided to AirTouch and CCI employees or its members on the Partnership Committee in connection with the New Par business planning process, and such inclusion should not be regarded as indicative of AirTouch's or CCI's internal estimates for New Par.

         These projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of AirTouch, AirTouch Cellular, New Par, CCI, or any of their affiliates. These projections are also not prepared on the same basis or presented in the same manner as AirTouch's or CCI's financial statements and do not reflect adjustments to the carrying value of New Par's assets and liabilities, and the impact to net income, resulting from the application of the purchase method of accounting, assuming consummation of the Merger. Such adjustments could be material. None of AirTouch, AirTouch Cellular, New Par, CCI, or any of their financial advisors assumes any responsibility for the accuracy of these projections. While presented with numerical specificity, these projections are based upon a variety of assumptions relating to the business of New Par and are inherently subject to significant uncertainties and contingencies that are beyond the control of management of AirTouch, AirTouch Cellular, New Par and CCI, including the impact of economic conditions, the competitive environment in which New Par operates, and other factors set forth under "RISK FACTORS." Accordingly, actual results may differ materially from those projected. The inclusion of these projections herein should not be regarded as a representation by AirTouch, AirTouch Cellular, New Par, CCI or any other person that the projections will prove to be correct. None of AirTouch, AirTouch Cellular, New Par or CCI intends to update or otherwise revise the projections presented below to reflect circumstances existing after the date of the most recent financial statements incorporated by reference in this Proxy Statement-Prospectus or to reflect the occurrence of unanticipated events. These projections should be read together with the audited financial statements of AirTouch, New Par and CCI, incorporated herein by reference, and the Pro Forma Statements and explanatory notes set forth under "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

NEW PAR 1996 BUSINESS PLAN

                                                                   (Dollars in millions)
                                                                            1996
                                                                         --------
Operating revenues ...............................................       $  930.2
Cost of sales ....................................................           74.3
                                                                         --------
   Net operating revenues ........................................          855.9

Cash operating expenses ..........................................          480.1
                                                                         --------
Operating income before depreciation
   and amortization ..............................................          375.8
Depreciation and amortization ....................................          103.8
Interest (income) expense ........................................           (3.2)
Tax provisions ...................................................            5.8
                                                                         --------
   Net income ....................................................       $  269.4
                                                                         ========


PRELIMINARY PROJECTIONS PREPARED BY NEW PAR MANAGEMENT IN JANUARY 1996 IN CONNECTION WITH 1996 BUSINESS PLANNING PROCESS:

In addition to the other considerations in the two paragraphs above, the reader should bear in mind that these preliminary projections were prepared by New Par management and were not presented to the New Par Partnership Committee as part of the 1996 Business Plan nor were they subjected to the standard preparation and review procedures for projections to be presented to the Partnership Committee as part of the business planning process.

                                               For the Year Ended December 31,
                                      --------------------------------------------
                                                   (Dollars in Millions)
                                        1997        1998        1999        2000
                                      --------    --------    --------    --------

Operating revenues ................   $1,109.4    $1,281.9    $1,436.7    $1,580.9
Cost of sales .....................       93.5       120.6       143.9       172.1
                                      --------    --------    --------    --------
      Net operating revenues ......    1,015.9     1,161.3     1,292.8     1,408.8

Cash operating expenses ...........      541.0       584.3       631.1       671.6
                                      --------    --------    --------    --------
Operating income before
      depreciation and amortization      474.9       577.0       661.7       737.2
Depreciation and amortization .....      119.4       131.8       142.4       155.4
Interest (income) expense .........       (4.7)       (5.2)       (5.9)       (6.4)
Tax provisions ....................        7.4         9.0        10.3        11.5
                                      --------    --------    --------    --------
      Net income ..................   $  352.8    $  441.4    $  514.9    $  576.7
                                      ========    ========    ========    ========

PROJECTIONS PREPARED BY NEW PAR MANAGEMENT IN JANUARY 1995 AND PRESENTED TO THE NEW PAR PARTNERSHIP COMMITTEE IN CONNECTION WITH THE 1995 BUSINESS PLAN:



                                               For the Year Ended December 31,
                                      --------------------------------------------
                                                  (Dollars in Millions)
                                        1996        1997        1998        1999
                                      --------    --------    --------    --------
Operating revenues ................   $  955.9    $1,136.1    $1,304.8    $1,461.2
Cost of sales .....................       86.2        95.4       105.4       114.2
                                      --------    --------    --------    --------
      Net operating revenues ......      869.7     1,040.7     1,199.4     1,347.0

Cash operating expenses ...........      505.8       581.3       645.8       704.7
                                      --------    --------    --------    --------
Operating income before
      depreciation and amortization      363.9       459.4       553.6       642.3
Depreciation and amortization .....      128.6       154.2       179.7       203.8
Interest (income) expense .........       (1.5)       (1.5)       (1.5)       (1.5)
Tax provisions ....................        5.2         6.8         8.3         9.7
                                      --------    --------    --------    --------
      Net income ..................   $  231.6    $  299.7    $  367.1    $  430.3
                                      ========    ========    ========    ========

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1995 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and CCI and subsidiaries as if the 1996 Merger had been effective on December 31, 1995 and after giving effect to the purchase method of accounting and other Merger-related adjustments described in the accompanying explanatory notes and (2) Phase II of the AirTouch/U S WEST joint venture described in the accompanying explanatory notes, assuming Phase II occurred on December 31, 1995, and (A) all of the domestic cellular interests owned by each of AirTouch and U S WEST, including those subject to regulatory and other approvals, were contributed at such time to the joint venture, and (B) U S WEST did not cause the contribution of the AirTouch/U S WEST PCS partnership to this joint venture at such time. The unaudited Pro Forma Condensed Combined Statement of Income presents the combined results of operations of (1) AirTouch and CCI as if the 1996 Merger had been effective on January 1, 1995 after giving effect to the purchase method of accounting and other Merger-related adjustments described in the accompanying explanatory notes, and (2) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective on January 1, 1995 as described in the accompanying explanatory notes.


         The Pro Forma Statements and accompanying explanatory notes reflect the application of the purchase method of accounting for the Merger. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. As described in the accompanying notes, estimates of the fair values of CCI and subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch. However, changes to adjustments included in the Pro Forma Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. In addition, the results of operations of CCI subsequent to December 31, 1995 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those set forth in the Pro
Forma Statements.


         The equity method of accounting was applied for Phase II of the AirTouch/U S WEST joint venture. The equity method of accounting requires recognition of AirTouch's share of the financial condition and operating results of the AirTouch/U S WEST joint venture on one line in the balance sheet and in the statement of income, respectively. The actual interests of AirTouch and U S WEST in the capital, income (loss) and cash flows of the joint venture will depend on a number of factors, the outcomes of which are subject to significant uncertainties and contingencies, and the individual or aggregate effect of which cannot currently be reliably estimated. These factors include, among other things, the timing of the actual closing of Phase II, the ability of the parties to contribute certain of their domestic cellular interests to the joint venture (and the timing of such contributions), the ability of the parties to restructure the allocation of profits and losses and the distribution of cash and property of the joint venture in the event that they are unable to contribute all of their domestic cellular interests to the joint venture at the closing of Phase II (and the manner in which any such restructuring is implemented, see discussion below), the timing of the parties' contribution of their PCS Partnership to the joint venture (and the value of the PCS Partnership at the time of such contribution), and the timing of the closing of the Merger. The closing of Phase II is conditioned upon the satisfaction of certain conditions, including the ability of AirTouch and U S WEST to contribute at least 60% of their respective domestic cellular interests to the joint venture, measured on the basis of the adjusted POPS represented by such interests and, in the case of AirTouch, excluding New Par. AirTouch anticipates that Phase II will occur in the fourth quarter of 1996 or the first quarter of 1997.

         Some of the cellular interests of AirTouch and U S WEST, including their general partner interests in Los Angeles and Seattle, respectively, are subject to consent provisions in connection with certain transactions. In addition, other partnership interests may, under certain circumstances, be subject to rights of first refusal provisions in favor of third parties. The foregoing provisions may or may not result in certain of the parties' properties not being contributed to the joint venture. AirTouch and U S WEST have agreed that, in the event that either is unable to contribute all of its domestic cellular interests to the joint venture, the parties, to the extent feasible (including with respect to obligations to third parties) will (for a five-year period following the Phase II closing) restructure, among other things, the allocation of profits and losses and the distribution of cash and property of the joint venture or, to the extent such a restructuring is not feasible, to otherwise implement a compensation mechanism, in each case, to provide each party with the same economic result (taking into account all tax consequences) such party would have obtained if all of the parties' domestic cellular interests had been contributed to the joint venture at the Phase II closing. AirTouch and U S WEST have not yet determined whether any such restructuring is feasible, or how any such restructuring or other compensation mechanism would be implemented. In addition, a limited partner in U S WEST's majority-owned Seattle system has initiated litigation challenging the arrangements between AirTouch and U S WEST as they relate to the Seattle property and the parties' joint venture. As a result of the foregoing, AirTouch cannot predict the actual interest which it will have upon the closing of Phase II in the capital, income (loss) or cash flow of the joint venture, or the degree to which its domestic cellular operations will be deconsolidated, and such interest and manner of accounting presentation could differ materially from the pro forma information presented below. AirTouch has chosen to use the above-described assumption that all cellular properties are contributed to the joint venture in the pro forma presentation because it results in full deconsolidation for the purposes of AirTouch's financial statement reporting of all of AirTouch's domestic cellular properties.

         The Pro Forma Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or the financial position or the results of operations of the combined company that would have actually occurred had the Merger and Phase II of the AirTouch/U S WEST partnership been in effect as of the date or for the periods presented.

         The Pro Forma Statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including accompanying notes, of AirTouch, and CCI included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the Consolidated Financial Statements of U S WEST NewVector Group attached hereto as Annex H.

                                    AIRTOUCH
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1995


                                                                                                           AirTouch/
                                                                                                           U S WEST      Pro Forma
                                                         As Reported                 CCI      Pro Forma   Partnership    CCI Merger
                                                ----------------------------       Adjust-       CCI        Adjust-         and
       Dollars in millions)                     AirTouch     CCI    New Par        ments       Merger       ments        Phase II
- ----------------------------------              --------   -------  --------   ------------  ---------   -----------    ----------
              ASSETS

Current assets................................  $  506.2   $ 167.2  $  162.6  $    (7.0)(1)              $  (219.2)(a)
                                                                                 (118.9)(2)                 (162.6)(c)
                                                                                   25.3 (4)   $  735.4                   $  353.6
Property, plant, and equipment, net ..........   1,320.2       1.9     463.9                   1,786.0      (870.6)(a)
                                                                                                            (463.9)(c)      451.5
Investments in unconsolidated wireless
   systems ...................................   3,076.3     449.7              1,614.7 (1)                  911.3 (a)
                                                                               (3,390.4)(4)    1,750.3     3,999.2 (c)
                                                                                                            (293.8)(e)    6,367.0
Intangible assets, net........................     605.7               413.1    2,149.3 (4)                 (159.3)(a)
                                                                                  879.4 (5)    4,047.5    (3,441.8)(c)      446.4
Deferred charges and other noncurrent assets..     139.5      32.1      32.6                     204.2       (60.4)(a)
                                                                                                             (32.6)(c)      111.2
                                                --------   -------  --------  ---------       --------   ---------       --------
Total assets..................................  $5,647.9   $ 650.9  $1,072.2  $ 1,152.4       $8,523.4   $  (793.7)      $7,729.7
                                                ========   =======  ========  =========       ========   =========       ========
     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities...........................  $  487.7   $   6.6  $  125.0  $   (28.7)(3)   $  590.6   $  (240.3)(a)
                                                                                                             (96.3)(c)   $  254.0
Long-term obligations.........................     892.4     355.6                527.7 (1)
                                                                                 (107.9)(2)    1,667.8        (1.8)(a)    1,666.0
Deferred income taxes.........................     258.6      32.4                879.4 (5)    1,170.4      (293.8)(e)      876.6

Deferred credits..............................     106.0                 3.9                     109.9       (11.2)(a)
                                                                                                              (3.9)(c)       94.8
                                                --------   -------  --------  ---------       --------   ---------       --------
Total liabilities.............................   1,744.7     394.6     128.9    1,270.5        3,538.7      (647.3)       2,891.4
                                                --------   -------  --------  ---------       --------   ---------       --------
Minority interests in consolidated wireless
  systems.....................................     152.5       0.0       1.5        0.0          154.0      (144.9)(a)
                                                                                                              (1.5)(c)        7.6
                                                --------   -------  --------  ---------       --------    --------       --------

Stockholders' equity:
6.00% Mandatorily Convertible Class B
   Preferred Stock, Series 1996...............                                    500.0 (1)      500.0                      500.0
4.25% Convertible Class C Preferred Stock,
   Series 1996................................                                    580.0 (1)      580.0                      580.0
Common stock..................................       5.0                                           5.0                        5.0
Additional paid-in capital....................   3,877.2                                       3,877.2                    3,877.2
Accumulated deficit...........................    (158.1)                                       (158.1)                    (158.1)
Cumulative translation adjustment.............      17.1                                          17.1                       17.1
Other.........................................       9.5                                           9.5                        9.5
Stockholders' equity - CCI....................               256.3                (11.0)(2)
                                                                                 (245.3)(4)        0.0                        0.0
Partners' capital - New Par...................                         941.8       28.7 (3)
                                                                                 (970.5)(4)        0.0                        0.0
                                                --------   -------  --------  ---------       --------    --------       --------
TOTAL STOCKHOLDERS' EQUITY....................   3,750.7     256.3     941.8     (118.1)       4,830.7         0.0        4,830.7
                                                --------   -------  --------  ---------       --------    --------       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...  $5,647.9   $ 650.9  $1,072.2  $ 1,152.4       $8,523.4    $ (793.7)      $7,729.7
                                                ========   =======  ========  =========       ========    ========       ========



 See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                                    AIRTOUCH
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                                                   AirTouch/
                                                                                                   U S WEST      Pro Forma
                                                  As Reported               CCI        Pro Forma  Partnership    CCI Merger
                                          ------------------------------  Adjust-         CCI       Adjust-         and
         (Dollars in millions)            AirTouch   CCI(*)   New Par(*)   ments         Merger      ments        Phase II
- ----------------------------------------  --------   ------   ----------  -------      ---------  -----------    ----------
OPERATING REVENUES......................  $1,618.6   $  0.0    $ 660.3                 $2,278.9   $(1,188.7)(b)
                                                                                                     (660.3)(d)    $ 429.9
                                          --------   ------    -------                 --------                    -------
OPERATING EXPENSES:
   Cost of revenues.....................     372.9               133.4                    506.3      (231.0)(b)
                                                                                                     (133.4)(d)      141.9
  Selling and customer operations
    expenses ...........................     524.7               204.4                    729.1      (380.6)(b)
                                                                                                     (204.4)(d)      144.1
  General, administrative, and other
    expenses ...........................     392.4     13.6       38.4                    444.4      (122.4)(b)
                                                                                                      (38.4)(d)      283.6
  Depreciation and amortization
    expenses ...........................     215.8      2.2       86.4    $ (10.2)(6)                (127.6)(b)
                                                                            110.0 (8)     404.2      (186.2)(d)       90.4
                                          --------   ------    -------    -------      --------   ---------        -------
Total operating expenses................   1,505.8     15.8      462.6       99.8       2,084.0    (1,424.0)         660.0
                                          --------   ------    -------    -------      --------   ---------        -------
OPERATING INCOME (LOSS).................     112.8    (15.8)     197.7      (99.8)        194.9      (425.0)        (230.1)
Equity in net income (loss) of
  unconsolidated wireless systems:
   Domestic.............................     188.2    101.3                (207.1)(7)      82.4       279.6 (b)
                                                                                                      100.5 (d)
                                                                                                       (3.7)(f)
                                                                                                      (12.0)(g)      446.8
   International........................     (35.9)                                       (35.9)                     (35.9)
Minority interests in net (income) loss
  of consolidated wireless systems......     (36.5)               (0.9)                   (37.4)       56.4 (b)
                                                                                                        0.9 (d)       19.9
Interest:
   Income...............................      34.9     15.1        8.8                     58.8       (12.3)(b)
                                                                                                       (8.8)(d)       37.7
   Expense..............................     (13.0)   (27.5)      (0.1)     (68.0)(9)    (108.6)        5.1 (b)
                                                                                                        0.1 (d)     (103.4)
Miscellaneous income (expense)..........      (5.5)    16.1       (0.9)                     9.7        (1.7)(b)
                                                                                                        0.9 (h)        8.9
                                          --------   ------    -------    -------      --------   ---------        -------
INCOME BEFORE EXTRAORDINARY ITEM AND
  INCOME TAXES..........................     245.0     89.2      204.6     (374.9)        163.9       (20.0)         143.9
Income taxes............................     113.1     31.3        4.3      (54.4)(10)     94.3        (4.3) (d)
                                                                                                       (1.0)(h)       89.0
                                          --------   ------    -------    -------      --------   ---------        -------
INCOME BEFORE EXTRAORDINARY ITEM........  $  131.9   $ 57.9    $ 200.3    $(320.5)     $   69.6   $   (14.7)       $  54.9
                                          ========   ======    =======    =======      ========   =========        =======
Preferred dividends.....................                                                   54.7                       54.7
                                                                                       --------   ---------        -------
Income attributable to common
   stockholders                                                                        $   14.9   $   (14.7)       $  0.20
                                                                                       ========   =========        =======
INCOME BEFORE EXTRAORDINARY ITEM
 PER SHARE..............................  $   0.27                                     $   0.03                    $  0.00
                                          ========                                     ========                    =======
Weighted average shares outstanding
  (in thousands) .......................   494,925                                      494,925                    494,925
                                          ========                                     ========                    =======

- ----------------
(*)  Conformed to AirTouch's Statement of Income presentation.

 See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

CCI Merger Pro Forma

         Basis of Presentation. The 1996 Merger Agreement provides that at the Effective Time, and subject to election and allocation procedures, each share of CCI Stock outstanding immediately prior to the Effective Time will be converted into the right to receive for each CCI Common Stock Equivalent Share either (i) $55 in cash, or (ii) one Unit, or (iii) a combination of a fraction of a Unit and cash. Each Unit consists of a number of shares of AirTouch Class B Preferred Stock and a number of shares of AirTouch Class C Preferred Stock. The total number of CCI Common Stock Equivalent Shares outstanding immediately prior to the Effective Time to be converted into the right to receive Units and cash will be adjusted pursuant to the election procedures. Of the CCI Stock not held by AirTouch approximately 28%, less Dissenting CCI Stock, will be converted into the right to receive cash and an aggregate of approximately 72% will be converted into the right to receive Units.

         Under the 1996 Merger Agreement, the number of shares of AirTouch Class B Preferred Stock issued in the Merger (without regard to the conversions of CCI Convertible Notes or exercises of CCI Options occurring, in either case, after the Effective Time) should not exceed the quotient of $500 million, divided by the Preferred Stock Issue Price. In the event that the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger would exceed the Class B Maximum, the composition of each Unit will be adjusted to increase the Class C Per-Unit Amount and decrease the Class B Per-Unit Amount. The effect of such an adjustment would limit the Class B Preferred to be issued in the Merger to the Class B Maximum.

         Under the 1996 Merger Agreement, CCI Convertible Notes will be assumed by the Surviving Corporation at the Effective Time. Each holder of CCI Options may exercise the stock options held before the Effective Time, subject to certain election procedures, or after, subject to certain conversion procedures.


         Pro forma income before extrordinary item per share is calculated based on income before extraordinary item after deducting dividends of $54.7 million for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and on weighted average shares of 494.9 million as of December 31, 1995. The effect of convertible preferred stock, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The effect of CCI Options and the CCI convertible debt has not been considered since the impact is immaterial.


         In the unaudited Pro Forma Condensed Combined Balance Sheet, (1) outstanding CCI options have not been considered in the pro forma presentation since their impact is immaterial, (2) CCI Convertible Debt is assumed to not convert into CCI Stock prior to the Effective Time and the supplemental indenture is assumed to be obtained from the Bank (see Treatment of CCI Convertible Notes) and (3) amounts presented assume that the election would be for the maximum amounts of cash and AirTouch Class B Preferred Stock.

         The Purchase Price, exclusive of expenses related thereto, for the 1996 Merger is summarized below (in millions of dollars):

Cash...........................................................  $   420
Price for Maximum AirTouch Class B Preferred Stock.............      500
Price for AirTouch Class C Preferred Stock.....................      580
                                                                 -------

Purchase Price.................................................  $ 1,500
                                                                 =======

         For purposes of this Pro Forma Condensed Combined Statement of Income, the MRO is assumed to have occurred concurrently with the Merger although it actually occurred in late October 1995.

         The Merger will be accounted for by AirTouch under the purchase method of accounting in accordance with APB Opinion No. 16, and accordingly, this method of accounting has been applied in the Pro

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)

Forma Statements. The acquisition of CCI pursuant to the 1990 Merger Agreement was accounted for using the equity method of accounting.

         Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Estimates of the fair values of CCI and its subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch and subsidiaries in the unaudited Pro Forma Statements. However, changes to adjustments included in the Pro Forma Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. In addition, the results of operations of CCI subsequent to December 31, 1995 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those in the Pro Forma Statements.

         CCI Merger Pro Forma Adjustments

1. Records the Merger along with the $107.7 million AirTouch Replacement Option payment made by AirTouch in January 1996. This entry also accrues the estimated professional fees related to the Merger. For Pro Forma Statement purposes, the as reported values on CCI's balance sheet other than its investment in New Par have been estimated to approximate fair value.

2. Applies CCI's reported cash balances toward payment of its estimated merger fees and the reduction of its long-term debt.

3. Reverses New Par's as reported distribution payable to partners at December 31, 1995.

4. Eliminates AirTouch's equity investment reflecting its equity interest in CCI pursuant to the 1990 Merger Agreement and CCI's investment in New Par. In addition, this entry allocates the full amount of the excess purchase price over the as reported amounts on CCI's and New Par's consolidated balance sheets to identifiable intangibles of New Par. Under the purchase method of accounting, the purchase price is based on the total cost of all equity acquired pursuant to the 1990 Merger Agreement and the 1996 Merger Agreement.


5. Records the deferred tax liability related to identifiable intangible assets other than goodwill and corresponding adjustment to goodwill (see entry 8).


6. Adjusts New Par's as reported depreciation expense to extend the lives of certain domestic cellular telecommunications equipment from seven years to ten years, to conform to AirTouch's useful lives.

7. Reverses AirTouch's 1995 equity in net income of CCI and New Par and CCI's 1995 equity in net income of New Par.

8. Records the amortization expense for identifiable intangible assets and goodwill. For purposes of calculating the amortization of intangibles, management has preliminarily estimated that approximately $191 million relates to subscriber list and $1,951.6 million relates to FCC licenses. Amortization periods for subscriber lists and FCC licenses are five and forty years, respectively.

9. Records interest expense incurred on $420 million of borrowings related to the Merger and $710.4 million of borrowings related to the MRO and option payment, based on assumed average interest rates of 7.00% and 6.33%, respectively.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)

10. Records net income tax effects on the relevant Pro Forma items arising from the CCI acquisition at the combined statutory rate of 41.05%.

Phase II of AirTouch/U S WEST Partnership Pro Forma

         Basis of Presentation. In July 1994, AirTouch and U S WEST entered into an agreement to combine their domestic cellular properties into a partnership in a multi-phased transaction. Phase I of the transaction commenced on November 1, 1995, and had no immediate financial accounting presentation impact. In Phase II, the partners will combine their domestic properties into a partnership, subject to obtaining certain required consents and authorizations. AirTouch believes that Phase II is a probable transaction. The most significant effect of Phase II is the deconsolidation of AirTouch's domestic cellular interests and the use of the equity method of accounting for its investment in the partnership.

         The Pro Forma Condensed Combined Financial Statements assume that all of AirTouch's domestic cellular properties (including the properties acquired in the Merger) are contributed to the partnership at the beginning of Phase II. Similarly, all domestic cellular properties of U S WEST are assumed to be contributed to the partnership. The Pro Forma Condensed Combined Financial Statements exclude the PCS partnership since its inclusion is solely at the option of U S WEST, could occur as late as mid-1998, and the effect of the contribution to the relative ownership interest of the partners is not readily determinable. The assumed ownership interests for AirTouch and U S WEST approximate 74% and 26%, respectively, pursuant to a computation set forth in the partnership agreement.

         The following is selected pro forma financial information as of December 31, 1995 and the year then ended for the AirTouch/U S West Partnership:

                          AIRTOUCH/U S WEST PARTNERSHIP
                     SUMMARY PRO FORMA FINANCIAL INFORMATION

                                                          Pro Forma
                                                          Combined
                                                          ---------
              OPERATING RESULTS
              Operating revenues.......................   $ 2,790.2
              Operating income.........................   $   572.1
              Net income from operations...............   $   508.7

              BALANCE SHEET
              Total assets.............................   $ 7,133.1
              Total partners' capital..................   $ 5,939.4


         Pro forma income before extrordinary item per share is calculated based on income before extraordinary items after deducting dividends of $54.7 million for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and assumes 494.9 million weighted average shares outstanding as of December 31, 1995. The effect of convertible preferred stock, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The CCI options and CCI convertible debt have not been considered in pro forma presentation since their impact is immaterial.


         Phase II Pro Forma Adjustments

a. Converts AirTouch's as reported investment in domestic cellular net assets (before the CCI transaction) contributed to the partnership to the equity method of accounting.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(CONTINUED)


b. Converts to the equity method of accounting AirTouch's as reported domestic cellular consolidated 1995 results of operations.

c. Converts to the equity method of accounting AirTouch's interest in New Par's as reported net assets (after the Merger), including the related intangibles.

d. Converts to the equity method of accounting AirTouch's interest in New Par's 1995 as reported results of operations, including the amortization of intangibles arising from the Merger.

e. Adjusts AirTouch's deferred income tax balances after the Merger and the investment in the partnership for the tax effects of its contribution to the partnership.

f. Reduces AirTouch's as reported income in its domestic cellular properties to reflect its ownership interest in the partnership.


g. Adjusts AirTouch's share of the partnership's net income for the amortization of the implied goodwill (the difference between carrying value of AirTouch's net assets (after the Merger) contributed to the partnership and AirTouch's proportionate share of the pro forma net assets of the partnership at December 31, 1995). The amortization period for implied goodwill is 40 years.


h. Records net income tax effects on the relevant pro forma items arising from Phase II at the statutory rate of 41.05%.


                      DESCRIPTION OF AIRTOUCH CAPITAL STOCK

GENERAL

         AirTouch's authorized capital stock consists of 1,100,000,000 shares of AirTouch Common Stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share ("AirTouch Preferred Stock"). At ________________, there were approximately ________ shares of AirTouch Common Stock outstanding, exclusive of treasury shares, and no shares of AirTouch Preferred Stock outstanding.

         Descriptions of the material terms of AirTouch's capital stock are set forth below. Such descriptions are not complete and are subject in all respects to the DGCL and AirTouch's Certificate of Incorporation, including the certificates of designation pursuant to which the AirTouch Class B Preferred Stock and the AirTouch Class C Preferred Stock will be issued.

AIRTOUCH COMMON STOCK

         The AirTouch Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of AirTouch Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of AirTouch. Holders of shares of AirTouch Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of AirTouch. The holders of AirTouch Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the AirTouch Board out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of AirTouch, the holders of AirTouch Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of AirTouch available for distribution to holders of AirTouch Common Stock. The shares of AirTouch Common Stock currently outstanding are fully paid and nonassessable.

CERTAIN CERTIFICATE OF INCORPORATION PROVISIONS

         Certain provisions in AirTouch's Certificate of Incorporation and By-laws may have the effect of delaying, deferring or preventing a change in control of AirTouch. These provisions require that the AirTouch Board be divided into three classes that are elected for staggered three-year terms; provide that stockholders may act only at annual or special meetings and may not act by written consent; do not permit stockholders to cumulate votes in the election of directors; authorize the directors of AirTouch to determine the size of the AirTouch Board; require a vote of 66-2/3% of the shares outstanding for the amendment of any of the foregoing provisions; require that stockholder nominations for directors be made by the Nominating Committee of AirTouch prior to a meeting of stockholders or by any stockholder of record pursuant to timely notice; provide that special meetings of stockholders may be called only by certain officers of AirTouch or by the AirTouch Board; and authorize the AirTouch Board to establish one or more series of AirTouch Preferred Stock, without any further stockholder approval, having rights, preferences, privileges and limitations that could impede or discourage the acquisition of control of AirTouch.

RIGHTS AGREEMENT

         The AirTouch Board has adopted a shareholder rights plan (the "AirTouch Rights Plan") that provides for the distribution of rights ("AirTouch Rights") to holders of outstanding shares of AirTouch Common Stock. Except as set forth below, each AirTouch Right, when exercisable, entitles the holder thereof to purchase from AirTouch one one-hundredth of a share of AirTouch Series A Preferred Stock at a price of $80 per share, subject to adjustment. The AirTouch Rights do not have voting rights.

         Initially, the AirTouch Rights are attached to all AirTouch Common Stock certificates representing shares then outstanding, and no separate AirTouch Rights certificates will be distributed. The AirTouch Rights will not separate from the AirTouch Common Stock and will not be exercisable until the earlier of either (i) a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing 10% or more of the AirTouch Common Stock (an "AirTouch Acquiring Party") or (ii) 10 days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of affiliated persons becoming an AirTouch Acquiring Party. The AirTouch Rights will expire on the earliest of
(x) September 19, 2004, (y) consummation of a merger transaction with a person or group acquiring AirTouch Common Stock pursuant to an AirTouch Permitted Offer (defined below), or (z) redemption by AirTouch, as described below.

         In the event that a person has become an AirTouch Acquiring Party, proper provision will be made so that each holder of an AirTouch Right (other than an AirTouch Acquiring Party) will thereafter have the right (the "AirTouch Subscription Right") for a 60-day period to receive, upon the exercise of the AirTouch Right by the holder at the then current exercise price, that number of shares of AirTouch Common Stock (or of AirTouch Series A Preferred Stock or other AirTouch Common Stock equivalents if all AirTouch Common Stock has been issued) which would have a market value at the time of such transaction of two times the exercise price for each AirTouch Right. This provision of the AirTouch Rights Plan does not apply, however, to a tender offer or exchange offer for all outstanding shares of AirTouch Common Stock at a price and on terms determined by at least a majority of the disinterested members of the AirTouch Board to be in the best interests of AirTouch and its stockholders (an "AirTouch Permitted Offer").

         If, after a public announcement has been made that a person has become an AirTouch Acquiring Party, either (i) AirTouch is involved in a merger or other business combination (other than with a person who acquired shares pursuant to an AirTouch Permitted Offer) or (ii) 50% or more of AirTouch's assets are sold in one or a series of transactions, proper provision will be made so that each holder of an AirTouch Right (other than an AirTouch Acquiring Party) will thereafter have the right to receive, upon the exercise of the AirTouch Right by the holder at the then current exercise price, that number of shares of AirTouch Common Stock or of the acquiring company (whichever remains as the surviving corporation under the terms of the merger or consolidation) which would have a market value at the time of such transaction of two times the exercise price for each AirTouch Right.

         The AirTouch Board, at its option, may at any time after a person becomes an AirTouch Acquiring Party (but not after the acquisition by such person of 50% or more of the outstanding AirTouch Common Stock) exchange on behalf of AirTouch all or part of the then outstanding and exercisable AirTouch Rights for shares of AirTouch Common Stock (or AirTouch Common Stock equivalents), at an exchange ratio of one share of AirTouch Common Stock or equivalent for each AirTouch Right.

         At any time prior to the earlier to occur of either (i) a person becoming an AirTouch Acquiring Party or (ii) the expiration of the AirTouch Rights, AirTouch may redeem the AirTouch Rights in whole, but not in part, at a price of $0.01 per AirTouch Right (the "AirTouch Redemption Price"). After a person becomes an AirTouch Acquiring Party, AirTouch may also redeem the AirTouch Rights in whole, but not in part, at the AirTouch Redemption Price (x) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving AirTouch but not involving an AirTouch Acquiring Party or certain other related parties or (y) following an event giving rise to, and the expiration of the 60-day exercise period for, the AirTouch Subscription Right if and for as long as any AirTouch Acquiring Party owns less than 10% of AirTouch's voting securities.

         The AirTouch Rights Plan may have the effect of delaying, deferring or preventing a change in control of AirTouch without further action of the stockholders and therefore could have a depressive effect on the price of AirTouch Common Stock.

LISTING

         The AirTouch Common Stock is listed on the NYSE and the Pacific Stock Exchange under the symbol "ATI."

AIRTOUCH CLASS B PREFERRED STOCK

         The description of AirTouch Class B Preferred Stock should be read carefully by the holders of CCI Stock. As described in "THE MERGER--Merger Consideration," at the Effective Time, the issued and outstanding CCI Stock may be converted into the right to receive a Unit containing a fraction of a share of AirTouch Class B Preferred Stock.

         THE FOLLOWING SUMMARY OF THE TERMS OF THE AIRTOUCH CLASS B PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF AIRTOUCH'S CERTIFICATE OF INCORPORATION AND CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS RELATING TO THE AIRTOUCH CLASS B PREFERRED STOCK (THE "CLASS B CERTIFICATE OF DESIGNATION"), A COPY OF WHICH IS INCLUDED HEREIN AS ANNEX C.

         The AirTouch Board has adopted resolutions authorizing the issuance of up to 24,000,000 shares of 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996, par value $.01 per share.

         Dividends. A holder of a share of AirTouch Class B Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends from the date of issuance of such share of AirTouch Class B Preferred Stock, at the rate of 6.00% per annum of the Preferred Stock Issue Price of ____ per share (equivalent to $______ per annum), payable quarterly in arrears on the 15th day of each February, May, August and November or, if any such date is not a business day, on the next succeeding business day. The first dividend period will be from the date of initial issuance of the share of AirTouch Class B Preferred Stock to but excluding the first day of the next calendar quarter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next quarterly period will be a dividend period.

However, if the date of issuance of a particular share of AirTouch Class B Preferred Stock is later than the Effective Time solely due to a delay in the surrender by the holder of a certificate representing a share of CCI Stock pursuant to Section 3.2 of the 1996 Merger Agreement, then, notwithstanding the foregoing, dividends on such AirTouch Class B Preferred Stock will be payable from the Effective Time.

         The AirTouch Board may fix a record date for the determination of holders entitled to receive payment of a dividend or distribution declared thereon, which will be no more than 60 days preceding the payment date thereof. Dividends payable on shares of AirTouch Class B Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on shares of AirTouch Class B Preferred Stock will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated unpaid dividends will not bear interest. Dividends will cease to accrue in respect of the shares of AirTouch Class B Preferred Stock on the Class B Maturity Date or on the date of their earlier conversion.

         The shares of AirTouch Class B Preferred Stock will rank on a parity as to payment of dividends with the outstanding shares of AirTouch Class C Preferred Stock and with any future preferred stock issued by AirTouch that by its terms ranks on a parity with the shares of AirTouch Class B Preferred Stock (the "Class B Parity Preferred Stock") with respect to payment of dividends. The shares of AirTouch Class B Preferred Stock will be subordinate as to payment of dividends with any future shares of AirTouch Preferred Stock that by its terms is senior to the shares of AirTouch Class B Preferred Stock (the "Class B Senior Preferred Stock").

         As long as any shares of AirTouch Class B Preferred Stock are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, AirTouch Common Stock or any other capital stock of AirTouch ranking junior to the AirTouch Class B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation ("Class B Junior Stock") and cash in lieu of fractional shares of such Class B Junior Stock in connection with any such dividend) will be paid on any Class B Junior Stock unless: (i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock (including the AirTouch Class B Preferred Stock) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class B Junior Stock dividend or distribution and for the current dividend period, to the extent such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock.

         In addition, as long as any shares of AirTouch Class B Preferred Stock are outstanding, no shares of any Class B Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries (except in connection with a reclassification or exchange of any Class B Junior Stock through the issuance of other Class B Junior Stock (and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith) or the purchase, redemption or other acquisition of any Class B Junior Stock with any Class B Junior Stock (and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Class B Junior Stock unless: (i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock.

         Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Class B Junior Stock) as may be determined from time to time by the AirTouch Board may be declared and paid on the shares of any Class B Junior Stock, and from time to time Class B Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Class B Junior Stock will be entitled, to the exclusion of holders of any outstanding Class B Senior Preferred Stock or Class B Parity Preferred Stock, to share therein according to their respective interests.

         As long as any shares of AirTouch Class B Preferred Stock are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Class B Parity Preferred Stock (other than dividends or other distributions payable in Class B Junior Stock and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock; or
(b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding AirTouch Class B Preferred Stock and each other share of such Class B Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding AirTouch Class B Preferred Stock and such other outstanding shares of Class B Parity Preferred Stock bear to each other.

         In addition, as long as any shares of AirTouch Class B Preferred Stock are outstanding, AirTouch may not purchase, redeem or otherwise acquire any Class B Parity Preferred Stock (except with any Class B Junior Stock and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith) unless: (i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class B Senior Preferred Stock or Class B Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Class B Senior Preferred Stock and Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock; (iii) AirTouch is not in default of any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock unless all Class B Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

         Mandatory Conversion. Unless previously converted at the option of the holder into AirTouch Common Stock, as hereinafter described, on the Class B Maturity Date, which is the day following the third anniversary of the Effective Date, each outstanding share of AirTouch Class B Preferred Stock will automatically convert into AirTouch Common Stock at the Class B Maturity Exchange Rate in effect on the Class B Maturity Date, and each holder will be entitled to receive cash in an amount equal to all accrued and unpaid dividends on such share of AirTouch Class B Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) through and including the Class B Maturity Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the conversion of the shares of AirTouch Class B Preferred Stock at the option of the holder at any time prior to the Class B Maturity Date. The "Class B Maturity Exchange Rate" is equal to, subject to adjustment as to amount and shares, as described herein, (a) if the Class B Maturity Price is greater than or equal to the Class B Conversion Price ($___ per share), 0.806 shares of Common Stock per AirTouch Class B Preferred Share, (b) if the Class B Maturity Price is less than the AirTouch Class B Conversion Price but greater than the Preferred Stock Issue Price ($___ per share), the rate of AirTouch Common Stock per AirTouch Class B Preferred Stock that is equal to the Preferred Stock Issue Price divided by the Class B Maturity Price, and (c) if the Class B Maturity Price is less than or equal to the Preferred Stock Issue Price, one share of AirTouch Common Stock per AirTouch Class B Preferred Stock.

         Because the price of the AirTouch Common Stock is subject to market fluctuations, the value of the AirTouch Common Stock that may be received by a holder of a share of AirTouch Class B Preferred Stock upon its mandatory conversion may be more or less than the stated amount of a share of AirTouch Class B Preferred Stock. See "RISK FACTORS--Less Opportunity for Price Appreciation Compared to AirTouch Common Stock."

         Optional Redemption or Redemption for Regulatory Reasons. Except as described below, shares of AirTouch Class B Preferred Stock are not redeemable by AirTouch prior to the Class B Maturity Date. See "--Class C Preferred Stock--Redemption for Regulatory Reasons."

         Conversion at the Option of the Holder. The shares of AirTouch Class B Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Class B Maturity Date into shares of AirTouch Common Stock at a rate of .806 of a share of AirTouch Common Stock for each share of AirTouch Class B Preferred Stock (the "Class B Optional Conversion Rate"), equivalent to a conversion price of $____ per share of AirTouch Common Stock, subject to adjustment as described below.

         Conversion of AirTouch Class B Preferred Stock at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificate to AirTouch or in blank, to the office or agency to be maintained by AirTouch for that purpose, and otherwise in accordance with conversion procedures established by AirTouch. Each optional conversion will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements will have been satisfied and dividends will cease to accrue in respect of AirTouch Class B Preferred Stock at such time. The conversion will be at the Class B Optional Conversion Rate in effect at such time and on such date.

         Holders of AirTouch Class B Preferred Stock at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date and prior to the corresponding dividend payment date. Except as provided above, upon any optional conversion of AirTouch Class B Preferred Stock, AirTouch will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted AirTouch Class B Preferred Stock or for previously declared dividends or distributions on the shares of AirTouch Common Stock issued upon such conversion.

         Conversion Adjustments. The Class B Maturity Exchange Rate (including the Preferred Stock Issue Price and the Class B Conversion Price) and the Class B Optional Conversion Rate are each subject to adjustment as appropriate in certain circumstances, including if AirTouch will after the initial issuance date (a) pay a stock dividend or make a distribution with respect to AirTouch Common Stock in shares of AirTouch Common Stock, (b) subdivide or split outstanding AirTouch Common Stock into a greater number of shares, (c) combine outstanding AirTouch Common Stock into a smaller number of shares, (d) issue any shares of capital stock of AirTouch as a distribution with respect to, or by reclassification of, the AirTouch Common Stock (other than the AirTouch Rights, AirTouch Common Stock or any debt, equity or other security or contractual right, in each case that is convertible into or exercisable or exchangeable for, or based on the value of, the AirTouch Common Stock or any warrants, options or other rights to purchase the AirTouch Common Stock (other than the AirTouch Rights) (collectively the "AirTouch Equity Securities") and distributions pursuant to the Contingent Payment), (e) issue AirTouch Equity Securities (other than AirTouch Common Stock, the AirTouch Rights or Exempt Issuances (as defined below)) to all holders of AirTouch Common Stock entitling them (for a period not exceeding 45 days from the later of the record date and the determination date of such issuance) to subscribe for or purchase shares of AirTouch Common Stock or other AirTouch Equity Securities at a price per share less than the Fair Market Value (as defined below) of Common Stock or other Equity Security unless such Equity Securities are issued to each holder of shares of AirTouch Class B Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class B Optional Conversion Rate in effect on the date immediately preceding such issuance, (f) pay a dividend or make a distribution to all holders of AirTouch Common Stock (i) of cash in an amount that, when combined with all other cash dividends over the previous 12-month period, exceeds 12.5% of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such distribution or (ii) of evidences of its indebtedness of AirTouch or evidences of indebtedness or securities of any other person or any other property, in each case unless such dividend or distribution is made to each holder of shares of AirTouch Class B Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class B Optional Conversion Rate in effect on the record date for such dividend or distribution, or (g) sell, issue or exchange shares of AirTouch Common Stock (other than pursuant to the AirTouch Rights, Exempt Issuances, or certain other instances) or any AirTouch Equity Securities where the consideration received is less than the Fair Market Value of such AirTouch Common Stock or rights or warrants to purchase AirTouch Common Stock, unless the AirTouch Board has determined that the value of the consideration to be received following arm's-length negotiations was based on prevailing market prices. "Fair Market Value" means the Volume-Weighted Average Trading Price of the security in question for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, means the first day on which AirTouch Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market to determine that day's Volume-Weighted Average Trading Price. With respect to any asset or security for which there is no established trading market, the Fair Market Value of such asset or security will be determined in good faith by the AirTouch Board. "Exempt Issuance" means (a) Equity Securities issued pursuant to any existing or future employee stock purchase plan, employee stock option plan or other employee or director benefit plan or (b) Equity Securities issued pursuant to any stockholder purchase plan or plan for the reinvestment of dividends or interest, to the extent that the consideration paid for the Equity Securities issued pursuant to any such stockholder or dividend or interest reinvestment plan is not less than 95% of the Fair Market Value of such securities as of the date of the issuance of the Equity Securities.

         If AirTouch will, after the Effective Time, make a distribution to the holders of AirTouch Common Stock of any equity interest in an International Entity (as defined below) (an "International Distribution"), and on the record date for such International Distribution the Fair Market Value of the AirTouch Common Stock is greater than the Class B Conversion Price, then each holder of shares of AirTouch Class B Preferred Stock as of the record date of such International Distribution will receive such distribution on a pro rata basis with the shares of AirTouch Common Stock based on the Class B Optional Conversion Rate in effect on the record date for such International Distribution, and the Preferred Stock Issue Price and the Class B Conversion Price will be adjusted appropriately. In addition, with respect to all shares of Series B Preferred Shares outstanding and subsequently issued, the dividend and the liquidation amount for each share of AirTouch Series B Preferred Stock will each be reduced appropriately. If AirTouch has received an opinion of a nationally recognized law firm or accounting firm that the International Distribution to the holders of AirTouch Class B Preferred Stock would result in an adverse tax consequence to AirTouch or the holders of the AirTouch Common Stock, then no such distribution will be made, and alternatively an appropriate adjustment will be made to the Class B Maturity Exchange Rate (including the Preferred Stock Issue Price and the Class B Conversion Price) and the Class B Optional Conversion Rate. An "International Entity" means any entity predominately holding interests in cellular operations outside the United States that has an aggregate Fair Market Value of US$1 billion or more.

         In addition, AirTouch will be entitled (but will not be required) to make adjustments in the Class B Maturity Exchange Rate and the Class B Optional Conversion Rate as AirTouch, in its sole discretion, will determine to be advisable, in order that any stock dividend, subdivision or split of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to section 305 of the Code) hereafter made by AirTouch to its stockholders will not be taxable. All adjustments to the Class B Maturity Exchange Rate and the Class B Optional Conversion Rate will be calculated to the nearest 1/1000th of a share of AirTouch Common Stock. No adjustment in the Class B Maturity Exchange Rate or the Class B Optional Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent in the Class B Maturity Exchange Rate; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.

         Whenever the Class B Maturity Exchange Rate and the Class B Optional Conversion Rate are adjusted as provided in the preceding paragraph, AirTouch will file with the transfer agent for the shares of AirTouch Class B Preferred Stock a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the shares of AirTouch Class B Preferred Stock providing specified information with respect to such adjustment.

         Effect of Consolidations or Mergers. In case of (A) any consolidation or merger to which AirTouch is a party (other than a merger or consolidation in which AirTouch is the surviving or continuing corporation and in which the AirTouch Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (B) any sale or transfer to another corporation of the property of AirTouch as an entirety or substantially as an entirety, or (C) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition in which AirTouch is the surviving or continuing corporation and in which the AirTouch Common Stock outstanding immediately prior to the merger or consolidation remains unchanged) (each a "Reorganization Event"), then the Class B Maturity Date will accelerate to be the time and date that is immediately prior to the effective time of the Reorganization Event, and the AirTouch Class B Preferred Stock will automatically convert on such date into AirTouch Common Stock at the Class B Maturity Exchange Rate without any further action on the part of the holder or AirTouch. Notwithstanding the foregoing, a transaction described in (A), (B) or
(C) above will only be a Reorganization Event if it is a bona fide transaction not entered into primarily for the purposes of causing the Class B Maturity Date to occur.

         Any sale or transfer to another corporation of property of AirTouch which did not account for at least 50% of the consolidated net income of AirTouch for its most recent fiscal year ending prior to the consummation of such transaction will not in any event be deemed to be a sale or transfer of the property of AirTouch as an entirety or substantially as an entirety.

         Fractional Shares. No fractional shares or script representing fractional shares of AirTouch Common Stock will be issued upon the redemption or conversion of any AirTouch Class B Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of AirTouch Class B Preferred Stock of any holder which are converted at the Class B Maturity Date or upon any optional conversion, such holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) the Class B Maturity Price of the Common Stock, in the case of conversion at the Class B Maturity Date, or (ii) the market price as of the second trading date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share will be surrendered for conversion at one time by or for the same holder, the number of full shares of AirTouch Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of AirTouch Class B Preferred Stock so surrendered.

         Contingent Payment. Holders of outstanding AirTouch Class B Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, a contingent payment (the "Contingent Payment") in the amount set forth below if the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock over the 30 consecutive calendar days commencing [THE DATE THAT IS THREE MONTHS AFTER THE EFFECTIVE TIME] (the "Contingent Payment Calculation Date") is as follows:

                                                       Cumulative Amount
                                                       -----------------
                                                           Per Share
                                                           ---------
        Trading Price                                     ($ million)
        -------------

      $54.50 to $55.00     in each case multiplied                  0.00    in each case divided by
      $54.49 to $54.00     by the quotient obtained                 2.00    the total number of
      $53.99 to $53.75     by dividing the                          4.00    shares of AirTouch
      $53.74 to $53.50     Preferred Stock Issue                    6.00    Class B Preferred Stock
      $53.49 to $53.25     Price by $55.00                          8.00    issued and outstanding
      $53.24 to $53.00                                             10.00    as of the Contingent
      $52.99 to $52.75                                             12.50    Payment Calculation
      less than $52.75                                             15.00    Date

         AirTouch may, at its option, pay the Contingent Payment in the form of capital stock by delivering a number of shares of AirTouch Class C Preferred Stock or AirTouch Common Stock equal to the Contingent Payment Amount divided by the Volume-Weighted Average Trading Price of the AirTouch Class C Preferred Stock or AirTouch Common Stock, as applicable, over the 30 day period described above, or cash in lieu of fractional shares at such price.

         Liquidation Rights. In the event of the liquidation, dissolution or winding up of the business of AirTouch, whether voluntary or involuntary, the holders of outstanding shares of AirTouch Class B Preferred Stock after payment or provision for payment of the debts and other liabilities of AirTouch and the payment or provision for payment of any distribution on any shares of AirTouch having a preference and a priority over the Class B Preferred Stock on liquidation are entitled to receive an amount equal to the Preferred Stock Issue Price, plus accrued and unpaid dividends thereon, out of the assets of AirTouch available for distribution to stockholders, before any distribution of assets is made to holders of Class B Junior Stock upon liquidation, dissolution or winding up.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of AirTouch, the assets of AirTouch are insufficient to permit the payment of the full preferential amounts payable with respect to shares of AirTouch Class B Preferred Stock and all other series of Class B Parity Preferred Stock, the holders of shares of AirTouch Class B Preferred Stock and of all other series of Class B Parity Preferred Stock will share ratably in any distribution of assets of AirTouch in proportion to the full respective preferential amounts to which they are entitled. If the holders of AirTouch Common Stock have received an amount per share of AirTouch Common Stock equal to the amount paid per share of AirTouch Class B Preferred Stock, the holders of AirTouch Class B Preferred Stock are entitled to participate on a pro rata basis with the holders of AirTouch Common Stock.

         A consolidation or merger of AirTouch with one or more corporations (whether or not AirTouch is the corporation surviving such consolidation or merger) or a sale, lease, transfer or exchange of all or substantially all of the assets of AirTouch will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of AirTouch.

         Voting Rights. The holders of shares of AirTouch Class B Preferred Stock will have the right with the holders of AirTouch Common Stock to vote in the election of directors and upon each other matter coming before any meeting on which the holders of AirTouch Common Stock are entitled to vote, on the basis of four-fifths of a vote for each share of AirTouch Class B Preferred Stock held. The holders of shares of AirTouch Class B Preferred Stock and the holders of AirTouch Common Stock will vote together as one class on such matters except as otherwise provided by law or the Certificate of Incorporation of AirTouch.

         In the event that dividends payable on the shares of AirTouch Class B Preferred Stock or any other series of AirTouch Class B Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of AirTouch Preferred Stock is entitled for any other reason to exercise voting rights, separate from the AirTouch Common Stock, to elect any directors of AirTouch ("Preferred Stock Directors"), the holders of the shares of AirTouch Class B Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of AirTouch Class B Preferred Stock entitled to one vote, will be entitled to vote for the election of two Preferred Stock Directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. Such right, when vested, will continue until all dividends in arrears on the shares of AirTouch Class B Preferred Stock and such other series of preferred stock will have been paid in full and the right of any other series of preferred stock to exercise voting rights, separate from the AirTouch Common Stock, to elect Preferred Stock Directors terminates or has terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of AirTouch Class B Preferred Stock will cease. The term of office of any Preferred Stock Director elected by the holders of the shares of AirTouch Class B Preferred Stock and such other series will terminate on the earlier of
(i) the next annual meeting of stockholders at which a successor will have been elected and qualified or (ii) the termination of the right of holders of the shares of AirTouch Class B Preferred Stock and such other series to vote for such directors. Vacancies on the AirTouch Board (including with respect to a Preferred Stock Director) resulting from death, resignation or other cause will be filled exclusively by no less than two-thirds of the remaining directors and the director so elected will hold office until a successor is elected and qualified.

         The affirmative consent of the holders of at least two-thirds of the AirTouch Class B Preferred Stock thereof actually voting, i.e., voting affirmatively or negatively (voting separately as a class), will be necessary to amend, alter or repeal any of the provisions of the AirTouch Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the AirTouch Class B Preferred Stock then outstanding or reduce the minimum time required for any notice to which such holders may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the AirTouch Class B Preferred Stock with respect to payment of dividends or payment upon liquidation will be deemed not to affect adversely such powers, preferences or rights and will not be subject to approval by the holders of AirTouch Class B Preferred Stock. The holders of the AirTouch Class B Preferred Stock will not have any voting rights with respect to the amendment, alteration or repeal of any provisions of the AirTouch Certificate of Incorporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any AirTouch Class B Preferred Stock.

         There is no limitation on the issuance by AirTouch of any class of stock ranking senior to, equal to or junior to the shares of AirTouch Class B Preferred Stock.

         Listing. Application has been made to list the AirTouch Class B Preferred Stock on the NYSE under the symbol "______."

         Transfer Agent and Registrar. The Bank of New York will act as transfer agent and registrar for, and paying agent for the payment of dividends on, the shares of AirTouch Class B Preferred Stock.

         Miscellaneous. Upon issuance, the shares of AirTouch Class B Preferred Stock will be fully paid and nonassessable. Holders of shares of AirTouch Class B Preferred Stock have no preemptive rights. AirTouch will at all times reserve and keep available out of its authorized and unissued AirTouch Common Stock, solely for issuance upon the conversion or redemption of shares of AirTouch Class B Preferred Stock, such number of shares of AirTouch Common Stock as will from time to time be issuable upon the conversion or redemption of all the shares of AirTouch Class B Preferred Stock then outstanding.

AIRTOUCH CLASS C PREFERRED STOCK

         The description of AirTouch Class C Preferred Stock should be read carefully by the holders of CCI Stock. As described in "THE MERGER--Merger Consideration," at the Effective Time, the issued and outstanding CCI Stock may be converted into the right to receive a Unit containing a fraction of a share of AirTouch Class C Preferred Stock or cash.

         THE FOLLOWING SUMMARY OF THE TERMS OF THE AIRTOUCH CLASS C PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF AIRTOUCH'S CERTIFICATE OF INCORPORATION AND CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS RELATING TO THE AIRTOUCH CLASS C PREFERRED STOCK (THE "CLASS C CERTIFICATE OF DESIGNATION"), A COPY OF WHICH IS INCLUDED HEREIN AS ANNEX D.

         The AirTouch Board has adopted resolutions authorizing the issuance of up to 19,000,000 shares of 4.25% Class C Convertible Preferred Stock, Series 1996, par value $.01 per share.

         Dividends. A holder of a share of AirTouch Class C Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends from the date of issuance of such share of AirTouch Class C Preferred Stock, at the rate of 4.25% per annum of the Call Price of $50.00 per share (equivalent to $2.125 per annum), payable quarterly in arrears on the 15th day of each February, May, August and November or, if any such date is not a business day, on the next succeeding business day. The first dividend period will be from the date of initial issuance of the share of AirTouch Class C Preferred Stock to but excluding the first day of the next calendar quarter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next quarterly period will be a dividend period. However, if the date of issuance of a particular share of AirTouch Class C Preferred Stock is later than the Effective Time solely due to a delay in the surrender by the holder of a certificate representing a share of CCI Stock pursuant to Section 3.2 of the 1996 Merger Agreement, then, notwithstanding the foregoing, dividends on such AirTouch Class C Preferred Stock will be payable from the Effective Time.

         The AirTouch Board may fix a record date for the determination of holders entitled to receive payment of a dividend or distribution declared thereon, which will be no more than 60 days preceding the payment date thereof. Dividends payable on shares of AirTouch Class C Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on shares of AirTouch Class C Preferred Stock will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated unpaid dividends will not bear interest. Dividends will cease to accrue in respect of the shares of AirTouch Class C Preferred Stock on the Class C Maturity Date or on the date of their earlier conversion.

         The shares of AirTouch Class C Preferred Stock will rank on a parity as to payment of dividends with the outstanding shares of AirTouch Class B Preferred Stock and with any future preferred stock issued by AirTouch that by its terms ranks on a parity with the shares of AirTouch Class C Preferred Stock (the "Class C Parity Preferred Stock"). The shares of AirTouch Class C Preferred Stock will be subordinate as to payment of dividends with any future shares of AirTouch Preferred Stock that by its terms is senior to the shares of AirTouch Class C Preferred Stock (the "Class C Senior Preferred Stock").

         As long as any shares of AirTouch Class C Preferred Stock are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, AirTouch Common Stock or any other capital stock of AirTouch ranking junior to the AirTouch Class C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation ("Class C Junior Stock") and cash in lieu of fractional shares of such Class C Junior Stock in connection with any such dividend) will be paid on any Class C Junior Stock unless: (i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock (including the AirTouch Class C Preferred Stock) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class C Junior Stock dividend or distribution and for the current dividend period, to the extent such Class C Senior Preferred Stock or Class C

Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock; and
(iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock.

         In addition, as long as any shares of AirTouch Class C Preferred Stock are outstanding, no shares of any Class C Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries (except in connection with a reclassification or exchange of any Class C Junior Stock through the issuance of other Class C Junior Stock (and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith) or the purchase, redemption or other acquisition of any Class C Junior Stock with any Class C Junior Stock (and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Class C Junior Stock unless: (i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock.

         Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Class C Junior Stock) as may be determined from time to time by the AirTouch Board may be declared and paid on the shares of any Class C Junior Stock and from time to time Class C Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Class C Junior Stock will be entitled, to the exclusion of holders of any outstanding Class C Senior Preferred Stock or Class C Parity Preferred Stock, to share therein according to their respective interests.

         As long as any shares of AirTouch Class C Preferred Stock are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Class C Parity Preferred Stock (other than dividends or other distributions payable in Class C Junior Stock and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock; or
(b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding AirTouch Class C Preferred Stock and each other share of such Class C Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding AirTouch Class C Preferred Stock and such other outstanding shares of Class C Parity Preferred Stock bear to each other.

         In addition, as long as any shares of AirTouch Class C Preferred Stock are outstanding, AirTouch may not purchase, redeem or otherwise acquire any Class C Parity Preferred Stock (except with any Class C Junior Stock and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith) unless: (i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred

Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class C Senior Preferred Stock or Class C Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Class C Senior Preferred Stock and Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock; (iii) AirTouch is not in default of any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock unless all Class C Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

         Maturity. On the Class C Maturity Date, which is the day following the twentieth anniversary of the Effective Date, the AirTouch Class C Preferred Stock will mature and the holder of each outstanding share of AirTouch Class C Preferred Stock will be entitled to receive an amount in cash equal to $50.00 per share (the "Call Price") plus all accrued and unpaid dividends on such AirTouch Class C Preferred Stock (other than previously declared dividends payable to a holder of record on a prior date) to the Class C Maturity Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the redemption of the AirTouch Class C Preferred Stock by AirTouch or the conversion of the shares of AirTouch Class C Preferred Stock at the option of the holder at any time prior to the Class C Maturity Date. Dividends on the AirTouch Class C Preferred Stock will cease to accrue and such shares will cease to be outstanding on the Class C Maturity Date. AirTouch will make such arrangements as it deems appropriate for the payment of cash in respect of the Call Price and accrued and unpaid dividends, if any, in exchange for and contingent upon surrender of certificates representing AirTouch Class C Preferred Stock, and AirTouch may defer the payment of the Call Price or dividends on such shares of AirTouch Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing AirTouch Class C Preferred Stock, provided that AirTouch will give the holders of AirTouch Class C Preferred Stock such notice of any such actions as AirTouch deems appropriate and upon such surrender such holders will be entitled to receive such dividends declared and paid on such shares of AirTouch Common Stock subsequent to the Class C Maturity Date. Amounts payable in cash in respect of the AirTouch Class C Preferred Stock or in respect of such shares of AirTouch Common Stock will not bear interest.

         Optional Redemption. Except as discussed below, AirTouch Class C Preferred Stock is not redeemable by AirTouch prior to the third anniversary of the Effective Time (the "Provisional Redemption Date"). From and after the Provisional Redemption Date until the fourth anniversary of the Effective Time (the "Provisional Redemption Year"), the AirTouch Class C Preferred Stock may be redeemed by AirTouch at any time after the Volume-Weighted Average Trading Price of the AirTouch Common Stock on a per day basis has exceeded $______ [130% OF THE PRODUCT OF THE AIRTOUCH CLASS C ISSUE PRICE AND 1.25] on 15 separate trading days during any 30 consecutive trading day period during the Provisional Redemption Year (the "Provisional Redemption Price"). After the Provisional Redemption Year, the AirTouch Class C Preferred Stock may be redeemed by AirTouch regardless of whether the AirTouch Common Stock has achieved the Provisional Redemption Price. Until the tenth anniversary of the Effective Time, AirTouch may only redeem the Class C Preferred Stock by delivering an amount of AirTouch Common Stock equal to the Call Price divided by the Volume-Weighted Average Trading Price of AirTouch Common Stock for the 15 consecutive trading-day period prior to the record date for such redemption. From the tenth anniversary of the Effective Time until the AirTouch Class C Maturity Date, the AirTouch Class C Preferred Stock may be redeemed by AirTouch by delivering either (a) the amount of AirTouch Common Stock described in the previous sentence or (b) cash in an amount equal to the Call Price.

         The public announcement of any call for redemption will be made prior to, or at the time of, the mailing of the notice of such call to holders of AirTouch Class C Preferred Stock as described below. If fewer than all the outstanding shares of AirTouch Class C Preferred Stock are to be redeemed, the shares of AirTouch Class C Preferred Stock to be redeemed will be selected by AirTouch from outstanding AirTouch Class C Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the AirTouch Board in its sole discretion to be equitable. The term "Notice Date" with respect to any notice given by AirTouch in connection with a redemption of AirTouch Class C Preferred

Stock means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of AirTouch Class C Preferred Stock.

         AirTouch will provide notice of any redemption of the AirTouch Class C Preferred Stock to holders of record of AirTouch Class C Preferred Stock to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice will be provided by mailing notice of such redemption, first class postage prepaid, to each holder of record of AirTouch Class C Preferred Stock to be redeemed, at such holder's address as it appears on the stock register of AirTouch; provided, however, that neither failure to give such notice nor any defect therein will affect the validity of the proceeding for the redemption of any Class C Preferred Stock to be redeemed except as to the holders to whom AirTouch has failed to give said notice or whose notice was defective.

         Each holder of shares of AirTouch Class C Preferred Stock called for redemption must surrender the certificates evidencing such shares to AirTouch at the place designated in the notice of redemption and will thereupon be entitled to receive certificates for shares of AirTouch Common Stock and cash for any fractional share amount.

         Redemption for Regulatory Reasons. Notwithstanding any other provision of AirTouch's Certificate of Incorporation to the contrary, outstanding shares of stock of AirTouch will always be subject to redemption by AirTouch, by action of the AirTouch Board, if in the judgment of the AirTouch Board such action should be taken, pursuant to applicable law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by AirTouch or any subsidiary to conduct any portion of the business of AirTouch or any subsidiary, which license or franchise is conditioned upon some or all of the holders of AirTouch's stock possessing prescribed qualifications. The redemption price is to be equal to the fair market value of such shares. The redemption price may be paid in cash, redemption securities or any combination thereof.

         Conversion at the Option of the Holder. The shares of AirTouch Class C Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Class C Maturity Date into shares of AirTouch Common Stock at a rate of ____ shares of AirTouch Common Stock for each share of AirTouch Class C Preferred Stock (the "Class C Exchange Rate"), subject to adjustment as described below.

         Conversion of AirTouch Class C Preferred Stock at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to AirTouch or in blank, to the office or agency to be maintained by AirTouch for that purpose, and otherwise in accordance with conversion procedures established by AirTouch. Each optional conversion will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements will have been satisfied and dividends will cease to accrue in respect of AirTouch Class C Preferred Stock at such time. The conversion will be at the Class C Exchange Rate in effect at such time and on such date.

         Holders of AirTouch Class C Preferred Stock at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date and prior to the corresponding dividend payment date. Except as provided above, upon any optional conversion of AirTouch Class C Preferred Stock, AirTouch will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted AirTouch Class C Preferred Stock or for previously declared dividends or distributions on the shares of AirTouch Common Stock issued upon such conversion.

         Conversion Adjustments. The Class C Exchange Rate is subject to adjustment as appropriate in certain circumstances, including if AirTouch will after the initial issuance date (a) pay a stock dividend or make a distribution with respect to AirTouch Common Stock in shares of AirTouch Common Stock, (b) subdivide or split outstanding AirTouch Common Stock into a greater number of shares, (c) combine outstanding AirTouch

Common Stock into a smaller number of shares, (d) issue any shares of capital stock of AirTouch as a distribution with respect to, or by reclassification of, the AirTouch Common Stock (other than the AirTouch Rights and the AirTouch Equity Securities), (e) issue AirTouch Equity Securities (other than AirTouch Common Stock, the AirTouch Rights or Exempt Issuances) to all holders of AirTouch Common Stock entitling them (for a period not exceeding 45 days from the later of the record date and the determination date of such issuance) to subscribe for or purchase shares of AirTouch Common Stock or other AirTouch Equity Securities at a price per share less than the Fair Market Value of AirTouch Common Stock or other AirTouch Equity Security unless such AirTouch Equity Securities are issued to each holder of shares of AirTouch Class C Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class C Exchange Rate in effect on the date immediately preceding such issuance, (f) pay a dividend or make a distribution to all holders of AirTouch Common Stock (i) of cash in an amount that, when combined with all other cash dividends over the previous 12 month period, exceeds 12.5% of the aggregate Fair Market Value of all shares of AirTouch Common Stock outstanding on the record date for determining the stockholders entitled to receive such distribution or (ii) of evidences of its indebtedness of AirTouch or evidences of indebtedness or securities of any other person or any other property, in each case unless such dividend or distribution is made to each holder of shares of AirTouch Class C Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class C Exchange Rate in effect on the date immediately preceding such dividend or distribution, (g) issue AirTouch Common Stock or rights or warrants to purchase AirTouch Common Stock where the consideration received is less than the Fair Market Value of such AirTouch Common Stock or rights or warrants to purchase AirTouch Common Stock, unless the AirTouch Board has determined that the value of the consideration to be received following arm's-length negotiations was based on prevailing market prices.

         If AirTouch will, after the Effective Time, make an International Distribution to the holders of AirTouch Common Stock, then each holder of shares of AirTouch Class C Preferred Stock as of the record date of such International Distribution will receive such distribution on a pro rata basis with the shares of Common Stock based on the Class C Exchange Rate in effect on the record date for such International Distribution. With respect to all shares of AirTouch Class C Preferred Stock outstanding and subsequently issued, the dividend and the Liquidation Amount for each share of AirTouch Class C Preferred Stock will each be reduced appropriately. If AirTouch has received an opinion of a nationally recognized law firm or accounting firm that the International Distribution to the holders of AirTouch Class C Preferred Stock would result in an adverse tax consequence to AirTouch or the holders of the AirTouch Common Stock, then no such distribution will be made, and alternatively an appropriate adjustment will be made to the Class C Exchange Rate.

         In addition, AirTouch will be entitled (but will not be required) to make adjustments in the Class C Exchange Rate as AirTouch, in its sole discretion, will determine to be advisable, in order that any stock dividend, subdivision or split of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to section 305 of the Code hereafter made by AirTouch to its stockholders will not be taxable. All adjustments to the Class C Exchange Rate will be calculated to the nearest 1/100th of a share of AirTouch Common Stock. No adjustment in the Class C Exchange Rate will be required unless such adjustment would require an increase or decrease of at least one percent in the Class C Exchange Rate; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.

         Whenever the Class C Exchange Rate is adjusted as provided in the preceding paragraph, AirTouch will file with the transfer agent for the shares of AirTouch Class C Preferred Stock a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the shares of AirTouch Class C Preferred Stock providing specified information with respect to such adjustment.

         Effect of Consolidations or Mergers. In case of a Reorganization Event, then proper provision will be made so that each AirTouch Class C Preferred Share will, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the Merger Consideration (as defined below) receivable upon consummation of such transaction by a holder of the number of shares of AirTouch Common Stock into which such AirTouch Class C Preferred Share might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Class C Maturity Date into the Merger Consideration receivable upon consummation of such transaction by a holder of the number of shares of AirTouch Common Stock into which such AirTouch Class C Preferred Share would have converted if the conversion on the Class C Maturity Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such AirTouch Class C Preferred Shares (other than previously declared dividends payable to a holder of record as of a prior date), (iii) redemption on any redemption date in exchange for the Reorganization Consideration receivable upon consummation of such transaction by a holder of the number of shares of AirTouch Common Stock that would have been issuable in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the notice date for such redemption is not prior to such transaction, the notice date had been the date of such transaction.

         "Reorganization Consideration" means the kind or amount of securities, cash or other property receivable upon consummation of a Reorganization Event (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share will be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         For purposes of the preceding provisions, any sale or transfer to another corporation of property of AirTouch which did not account for at least 50% of the consolidated net income of AirTouch for its most recent fiscal year ending prior to the consummation of such transaction will not in any event be deemed to be a sale or transfer of the property of AirTouch as an entirety or substantially as an entirety.

         Fractional Shares. No fractional shares or script representing fractional shares of AirTouch Common Stock will be issued upon the redemption or conversion of any AirTouch Class C Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of AirTouch Class C Preferred Stock of any holder which are converted at the Class C Maturity Date or upon any optional conversion, such holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Class C Maturity Price or the market price on the second trading date immediately preceding the effective date of conversion. If more than one share will be surrendered for conversion at one time by or for the same holder, the number of full shares of AirTouch Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of AirTouch Class C Preferred Stock so surrendered.

         Liquidation Rights. In the event of the liquidation, dissolution or winding up of the business of AirTouch, whether voluntary or involuntary, the holders of AirTouch Class C Preferred Shares then outstanding, after payment or provision for payment of the debts and other liabilities of AirTouch and the payment or provision for payment of any distribution on any shares of AirTouch having a preference and a priority over the Class C Preferred Shares on liquidation, will be entitled to be paid out of the assets of AirTouch available for distribution to its stockholders on a parity basis with the holders of AirTouch Common Stock, as if such shares of AirTouch Class C Preferred Stock had converted to AirTouch Common Stock at the Class C Exchange Rate then in effect on the date immediately prior to such distribution, an amount per share of AirTouch Class C Preferred Stock of cash equal to the amount paid per share of AirTouch Common Stock. The holders of shares of AirTouch Class C Preferred Stock and of all other series of AirTouch Common Stock will share ratably in such distribution of assets in proportion to the amount of shares of AirTouch Common Stock held by such holders, in the case of AirTouch Common Stock, or represented by the shares of AirTouch Class C Preferred Stock, in the case of shares of AirTouch Class C Preferred Stock. Except as provided above, holders of shares of AirTouch Class C Preferred Stock will not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of AirTouch.

         A consolidation or merger of AirTouch with one or more corporations (whether or not AirTouch is surviving such consolidation or merger), or a sale, lease or transfer or exchange of all or substantially all of the assets of AirTouch will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of AirTouch.

         Voting Rights. The AirTouch Class C Preferred Stock will not have any voting rights except as required by law and as described below.

         In the event that dividends payable on the shares of AirTouch Class C Preferred Stock or any other series of AirTouch Class C Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of preferred stock is entitled for any other reason to exercise voting rights, separate from the AirTouch Common Stock, to elect any Preferred Stock Directors, the holders of the shares of AirTouch Class C Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of AirTouch Class C Preferred Stock entitled to one vote, will be entitled to vote for the election of two Preferred Stock Directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. Such right, when vested, will continue until all dividends in arrears on the shares of AirTouch Class C Preferred Stock and such other series of Preferred Stock will have been paid in full and the right of any other series of preferred stock to exercise voting rights, separate from the AirTouch Common Stock, to elect Preferred Stock Directors terminates or has terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of AirTouch Class C Preferred Stock will cease. The term of office of any Preferred Stock Director elected by the holders of the shares of AirTouch Class C Preferred Stock and such other series will terminate on the earlier of
(i) the next annual meeting of stockholders at which a successor will have been elected and qualified or (ii) the termination of the right of holders of the shares of AirTouch Class C Preferred Stock and such other series to vote for such directors. Vacancies on the AirTouch Board (including with respect to a Preferred Stock Director) resulting from death, resignation or other cause will be filled exclusively by no less than two-thirds of the remaining directors and the director so elected will hold office until a successor is elected and qualified.

         The affirmative consent of the holders of at least two-thirds of AirTouch Class C Preferred Stock thereof actually voting, i.e., voting affirmatively or negatively (voting separately as a class), will be necessary to amend, alter or repeal any of the provisions of AirTouch's Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the AirTouch Class C Preferred Stock then outstanding or reduce the minimum time required for any notice to which such holders may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the AirTouch Class C Preferred Stock with respect to payment of dividends or payment upon liquidation will be deemed not to affect adversely such powers, preferences or rights and will not be subject to approval by the holders of AirTouch Class C Preferred Stock. The holders of AirTouch Class C Preferred Stock will not have any voting rights with respect to the amendment, alteration or repeal of any provisions of AirTouch's Certificate of Incorporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any AirTouch Class C Preferred Stock.

         There is no limitation on the issuance by AirTouch of any class of stock ranking senior to, equal to or junior to the shares of AirTouch Class C Preferred Stock.

         Listing. Application has been made to list the AirTouch Class C Preferred Stock on the NYSE under the symbol "______."

         Transfer Agent and Registrar. The Bank of New York will act as transfer agent and registrar for, and paying agent for the payment of dividends on, the shares of AirTouch Class C Preferred Stock.

         Miscellaneous. Upon issuance, the shares of AirTouch Class C Preferred Stock will be fully paid and nonassessable. Holders of shares of AirTouch Class C Preferred Stock have no preemptive rights. AirTouch will at all times reserve and keep available out of its authorized and unissued AirTouch Common Stock, solely for issuance upon the conversion or redemption of shares of AirTouch Class C Preferred Stock, such number of shares of AirTouch Common Stock as will from time to time be issuable upon the conversion or redemption of all the shares of AirTouch Class C Preferred Stock then outstanding.

            COMPARISON OF RIGHTS OF STOCKHOLDERS OF AIRTOUCH AND CCI

         The rights of AirTouch stockholders are governed by AirTouch's Certificate of Incorporation, its By-laws (the "AirTouch By-laws") and the laws of the State of Delaware. The rights of CCI stockholders are governed by CCI's Certificate of Incorporation, its By-laws ("CCI By-laws") and the laws of the State of Delaware. After the Effective Time of the Merger, the rights of holders of CCI Stock who become AirTouch stockholders will be governed by AirTouch's Certificate of Incorporation, the AirTouch By-laws and the laws of the State of Delaware. In most respects, the rights of AirTouch stockholders and CCI stockholders are similar. The following is a summary of all material differences between the rights of AirTouch stockholders and the rights of CCI stockholders under their respective Certificates of Incorporation and By-laws.

NOTICE OF STOCKHOLDER BUSINESS

         Under the AirTouch By-laws, no business may be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in the AirTouch By-laws. Under the AirTouch By-laws, a stockholder must give timely notice of the stockholder's intention to bring business before the annual meeting. To be timely, the stockholder's notice must be mailed or delivered to and received by the Secretary of AirTouch within the time specified in the federal proxy rules for timely submission of a stockholder proposal for inclusion of such proposal in the proxy statement or, if not within such time, then not less than 75 days prior to the meeting; provided, however, that if less than 90 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then notice by the stockholder to be timely must be so received by the earlier of (X) the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever is first to occur, and (Y) two days prior to the date of the meeting (a notice received by AirTouch within such time periods will be referred to herein as an "AirTouch Timely Notice"). The notice must contain a brief description of the business, the name and record address of the stockholder proposing the business, the number and class of shares of stock of AirTouch beneficially owned by the stockholder and any material interest of the stockholder in such business.

         The CCI By-laws contain a similar requirement that no business may be conducted at any annual or special meeting of stockholders except in accordance with the procedures set forth in the CCI By-laws. Under the CCI By-laws, stockholders must give timely advance notice to the Secretary of CCI of business the stockholder intends to bring before any annual or special meeting of stockholders (other than a stockholder proposal governed by the federal proxy rules). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of CCI not less than 60 nor more than 90 days prior the anniversary date of the immediately preceding annual meeting of stockholders or, in the case of a special meeting or in the event that the annual meeting is called for a date more than 60 days prior to such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of such meeting was made, whichever first occurs (a notice received by CCI within such time periods will be referred to herein as a "CCI Timely Notice"). The notice must contain a brief description of the business and the reasons for conducting such business, the name and record address of the stockholder proposing the business, the number, class and series of shares of stock of CCI beneficially owned by the stockholder and any other information which would be required to be included in a proxy statement or other filing required to be filed with the SEC if such stockholder were a participant in a solicitation subject to the federal proxy rules.

NOTICE OF DIRECTOR NOMINATIONS

         Under the AirTouch By-laws, only persons who are nominated in accordance with the procedures set forth in the AirTouch By-laws may be eligible for election as directors. Stockholders may nominate persons at an annual meeting for election to the board of directors only if such stockholder provides an AirTouch Timely Notice to the Secretary of AirTouch of such stockholder's intention to make such nomination at the meeting. The notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) a statement as to the person's citizenship, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation which are beneficially owned by the stockholder and (iii) such other information as may be reasonably requested by AirTouch to determine the eligibility of such proposed nominee to serve as director.

         Similarly, only persons who are nominated in accordance with the procedures set forth in the CCI By-laws are eligible for election as directors at any meeting of stockholders of CCI. Stockholders may nominate persons at an annual meeting for election of directors only if such stockholder provides CCI Timely Notice to the Secretary of CCI of such stockholder's intention to make such nomination at the meeting. The notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, number and series of shares of capital stock of CCI which are beneficially owned by the person, (iv) any other information relating to such person that is required to be disclosed in proxy solicitations for election of directors under the federal proxy rules and (v) the consent of such person and
(b) as to the stockholder giving such notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of CCI which are beneficially owned by the stockholder, (iii) a representation that such stockholder intends to appear at the meeting to nominate such person and
(iv) a representation that the stockholder is qualified as of the date of the notice to have such individual serve as the nominee of such stockholder.

STOCKHOLDER MEETINGS

         Section 228 of the DGCL provides that, unless otherwise provided in its certificate of incorporation, any action required to (or which may) be taken at any annual or special meeting of stockholders of a Delaware stock corporation may be taken without notice and without a meeting if a consent or consents in writing, signed by the holders of outstanding stock having not less than the minimum votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to the corporation. AirTouch's Certificate of Incorporation prohibits stockholders from acting by written consent. CCI's Certificate of Incorporation contains an identical provision.

DIRECTORS; CLASSIFIED BOARD

         The authorized number of directors of AirTouch is fixed from time to time by resolution of the AirTouch Board. Under CCI's Certificate of Incorporation, the authorized number of directors may not be less than eight nor more than 25, with the exact number fixed by resolution of the AirTouch Board from time to time.

         Both the AirTouch Board and the CCI Board are each divided into three classes of directors serving staggered three-year terms (a "classified board"), with each class being as nearly equal in number as possible. As a result, approximately one-third of each of the AirTouch Board and the CCI Board is elected each year. In addition, under the DGCL, stockholders of a company with a classified board may remove a director or the entire board of directors only for cause.

RIGHT TO ELECT DIRECTORS

         CCI's Certificate of Incorporation provides that the holders of CCI Class A Preference Stock are entitled to elect one director to the CCI Board of Directors if the number of shares of CCI Common Stock beneficially owned by them (assuming conversion of all then outstanding shares of convertible stock owned by them at the then applicable conversion rate(s)) represents at least 10% of the total number of fully diluted shares of CCI then outstanding. As of the date hereof, AirTouch is the only holder of CCI Class A Preference Stock and has elected Mr. Cox pursuant to this provision. CCI's Certificate of Incorporation also provides that the holders of CCI Class A Preference Stock are entitled to elect one additional director to the CCI Board if (i) the number of shares of CCI Common Stock beneficially owned by them (assuming conversion of all then outstanding shares of convertible stock owned by them at the then applicable conversion rate(s)) represents at least 30% of the total number of fully diluted shares of CCI then outstanding (excluding certain shares) or (ii) the value of CCI's assets on a consolidated basis (excluding CCI's interest in New Par) exceeds 20% of the total value of CCI's assets on a consolidated basis (including CCI's interest in New Par). In November 1995, Mr. Gyani was elected to the CCI Board as a result of this provision.

AMENDMENT TO BY-LAWS

         Section 109 of the DGCL provides that, after a corporation has received any payment for its shares of stock, the power to adopt, amend or repeal bylaws will be in the stockholders entitled to vote, provided that the corporation may, in its certificate of incorporation, confer such power also upon the directors of the corporation. Under AirTouch's Certificate of Incorporation, the AirTouch Board may make, amend or repeal the AirTouch By-laws without stockholder approval by a vote of at least 66-2/3% of the directors. AirTouch stockholders may amend or repeal the AirTouch By-laws with the affirmative vote of the holders of shares representing at least 66-2/3% of the combined voting power.

         Under CCI's Certificate of Incorporation, the CCI Board and the CCI stockholders may make, alter, amend and repeal the CCI By-laws. However, an amendment to or repeal of any CCI By-law relating to terms of office and election of directors or amendment to By-laws may not be amended without the vote of two-thirds of the stockholders.

AMENDMENT TO CERTIFICATES

         An amendment to AirTouch's Certificate of Incorporation affecting the following provisions requires the vote of 66-2/3% of the shares outstanding: (i) the directors may determine the size of the AirTouch Board; (ii) the classified board; (iii) stockholders may not cumulate votes in the election of directors;
(iv) indemnification and limitation of director liability for monetary damages;
(v) redemption to prevent the loss or secure the reinstatement of any license or franchise; (vi) stockholders may act only at an annual or special meeting and may not act by written consent; and (vii) amendments to or repeals of the AirTouch By-laws.

         An amendment to CCI's Certificate of Incorporation affecting the following provisions requires the affirmative vote of the holders of at least two-thirds of the combined voting power, voting as a class: (i) the classified board; (ii) the range of the authorized number of directors; (iii) amendments or repeals of the CCI By-laws by the CCI stockholders requiring the affirmative vote of the holders of two-thirds of the combined voting power; (iv) stockholders may act only at annual or special meeting and may not act by written consent; and (v) indemnification and limitation of director liability for monetary damages outstanding.

INDEMNIFICATION

         Both ATI's and CCI's Certificates of Incorporation provide that directors, officers and certain other persons will be indemnified to the fullest extent authorized by the DGCL.

REDEMPTION TO PREVENT THE LOSS OR SECURE THE REINSTATEMENT OF A GOVERNMENTAL LICENSE OR FRANCHISE

         Notwithstanding any other provision of ATI's Certificate of Incorporation to the contrary, outstanding shares of stock of AirTouch will always be subject to redemption by AirTouch, by action of the AirTouch Board if in the judgment of the AirTouch Board such action should be taken, pursuant to applicable law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by AirTouch or any subsidiary to conduct any portion of the business of AirTouch or any subsidiary, which license or franchise is conditioned upon some or all of the holders of AirTouch's stock possessing prescribed qualifications. The redemption price is to be equal to the fair market value of such shares. The redemption price may be paid in cash, redemption securities or any combination thereof. CCI's Certificate of Incorporation contains no similar provisions.

                                  OTHER MATTERS

REGULATORY APPROVALS REQUIRED

         The Merger cannot proceed in the absence of the requisite regulatory approvals. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger--Conditions to Each Party's Obligation to Effect the Merger" and "--Termination." There can be no assurance that such regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the 1996 Merger Agreement. Specifically, under the 1996 Merger Agreement, neither party is obligated to effect the Merger unless all required approvals of governmental entities are obtained, other than those which would not have a material adverse effect on the Business Condition of CCI. In addition, AirTouch is not obligated to effect the Merger unless the FCC Consents are obtained. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger--Conditions to the Obligations of AirTouch to Effect the Merger."

         Antitrust Regulation. On September 21, 1995, in connection with the MRO, CCI and AirTouch filed with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") material required under HSR Act relating to the acquisition by AirTouch of CCI voting stock in connection with the MRO and the acquisition of up to 100% of the outstanding voting stock of CCI. By letter dated October 4, 1995, the FTC notified CCI and AirTouch that their request for early termination of the waiting period under the Act was granted effective as of such date. As a result, AirTouch has the right for a period of one year from October 4, 1995 to acquire up to 100% of the outstanding stock of CCI.

         The DOJ and the FTC frequently scrutinize the legality under the antitrust laws of transaction such as the acquisition by AirTouch of voting securities of CCI. At any time before of after the Effective Time either or both of such agencies could take such action under the antitrust laws as it deems or they deem necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the acquisition by AirTouch of voting securities of CCI.

         Communications Act Regulation. The Merger is also subject to the requirements of the Communications Act and the rules, regulations and policies of the FCC. Under such rules, regulations and policies, the acquisition by AirTouch of all of the outstanding stock of CCI is deemed to result in a pro forma transfer of control of New Par and its subsidiaries holding FCC licenses. Applications requesting the FCC's consent to the foregoing pro forma transfer of control were filed with the FCC on ________ __, 1996.

         State Regulation. CCI and AirTouch are required to file notices of the Merger with the Ohio Public Utilities Commission and the Kentucky Public Service Commission upon consummation of the Merger. No further state filings or approvals are necessary.

CERTAIN LITIGATION RELATED TO THE MERGER

         Since April 8, 1996, seven lawsuits have been filed in Delaware Chancery Court, in and for New Castle County, and one lawsuit has been filed in the Supreme Court of the State of New York, County of New York, naming as defendants CCI, AirTouch and CCI's directors. Certain of the lawsuits also name as a defendant one member of the Partnership Committee which manages New Par who is not a CCI director. Each lawsuit purports to be a class action brought on behalf of all CCI common and convertible preferred stockholders and alleges that the consideration to be paid the class under the 1996 Merger Agreement is inadequate. The Delaware Chancery Court has granted plaintiffs' motion to consolidate the Delaware cases. CCI and its directors (other than Messrs. Cox and Gyani) have filed an answer in the consolidated proceeding.

         Plaintiffs contend that the director defendants have breached their fiduciary duties to CCI stockholders and that AirTouch, as an approximately 40% stockholder of CCI, has breached fiduciary duties owed to CCI's minority stockholders. One or more complaints also allege that those defendants who are members of the Partnership Committee which manages New Par owe plaintiffs fiduciary duties which are also breached by the 1996 Merger Agreement. In addition, plaintiffs allege that actions taken under the 1996 Merger Agreement violated certain contractual rights owing under the 1990 Merger Agreement. The complaints seek an injunction against the Merger, rescission of the Merger, if consummated, unspecified damages, attorneys' fees and other relief.

         Both CCI and AirTouch believe that these lawsuits are without merit and they and the other named defendants intend to oppose vigorously these lawsuits.

PURCHASES OF CCI STOCK BY CCI AND AIRTOUCH DURING THE PAST TWO FISCAL YEARS

         In addition to the purchases of CCI Stock by AirTouch described in "THE MERGER--Background of the Merger," since January 1, 1994, AirTouch has purchased an aggregate of 192,000 shares of CCI Series A Common Stock, for prices ranging from $46.875 to $47.5625 per share. The average purchase price per share that AirTouch paid for CCI Stock in the second quarter of 1994 was $47.267. The average price per share of the CCI Series C Common Stock purchased in the fourth quarter of 1995 was $60. The purchase price paid by AirTouch for the AirTouch Replacement Option in the first quarter of 1996 represents an average price of $44.975 per CCI Common Equivalent Share.


         Since January 1, 1995, CCI purchased an aggregate of 1,005,000 shares of CCI Series A Common Stock in open market purchases, for an aggregate purchase price of $48,356,000, at prices per share ranging from $47.875 to $48.955. The average purchase price per share that CCI paid for CCI Series A Common Stock in each of the third and fourth calendar quarters of 1995 and the first calendar quarter of 1996 was $47.875, $48.125, $48.955, respectively.


TREATMENT OF CCI CONVERTIBLE NOTES

         As of April __, 1996, CCI had ________ CCI Convertible Notes outstanding. Under the terms of the Indenture dated as of January 27, 1992 between CCI and Chemical Bank, as trustee (the "CCI Indenture"), the Merger will result in a Change of Control (as defined in the CCI Indenture) of CCI. As a result of such Change of Control, holders of the CCI Convertible Notes may, at their option, require CCI or its successor to purchase their CCI Convertible Notes on the date that is 35 business days after the occurrence of the Change of Control (the "CCI Note Purchase Date") for an amount equal to the Issue Price (as defined in the CCI Indenture) plus Original Issue Discount (as defined in the Indenture) through the CCI Note Purchase Date. As of April __, 1996, the Issue Price plus Original Issue Discount per CCI Convertible Note through such date was $__________.

         The Surviving Corporation will enter into a supplemental indenture pursuant to which it will assume any CCI Convertible Notes not required by the holder thereof to be purchased by CCI or its successor, as described above. Each CCI Convertible Note that is outstanding after the Effective Time will, under the terms of the CCI Indenture, be convertible into the Merger Consideration that would have been received by a holder of the number of CCI Common Equivalent Shares into which such CCI Convertible Note would have been convertible but for the occurrence of the Merger, assuming such CCI Common Equivalent Shares had been covered by a Non-Election.

         As of April __, 1996, the CCI Convertible Notes were convertible into an aggregate of 3,146,500 CCI Common Equivalent Shares.

DIRECTORS AND EXECUTIVE OFFICERS OF AIRTOUCH AND CCI

Directors and Executive Officers of AirTouch

         Below is information with respect to those individuals who serve as directors and executive officers of AirTouch.

Sam Ginn.............  59    Chairman of the Board and Chief Executive
                             Officer

C. Lee Cox...........  55    Vice Chairman of the Board

Arun Sarin...........  41    Vice Chairman of the Board

Mohan S. Gyani.......  44    Executive Vice President and Chief Financial
                             Officer

Margaret G. Gill.....  56    Senior Vice President, Legal, External Affairs and
                             Secretary

Dwight Jasmann.......  60    Vice President, Human Resources and Corporate
                             Services

Michael Miron........  41    Vice President, Corporate Development and Strategy

Carol A. Bartz.......  47    Director

Paul Hazen...........  54    Director

James R. Harvey......  61    Director

Arthur Rock..........  69    Director

George P. Shultz.....  75    Director

Donald G. Fisher.....  67    Director

Charles R. Schwab....  58    Director

         Sam Ginn has been Chairman of the Board and Chief Executive Officer of AirTouch since December 1993. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 to April 1994 and became a director of Pacific Telesis Group in 1983. He was Chairman of the Board of Pacific Bell from 1988 to April 1994. Mr. Ginn is also a director of Chevron Corporation, Safeway Inc., Transamerica Corporation and Hewlett-Packard Company.

         C. Lee Cox was named Vice Chairman of the Board in November 1994, and has been President and Chief Executive Officer of AirTouch Cellular since November 1990. He was President and Chief Operating Officer of AirTouch from December 1993 to November 1994. He was President and Chief Executive Officer of AirTouch from 1987 to December 1993, was a director of AirTouch from 1987 to April 1993 and became a director again in January 1994. He was a director and a Group President of Pacific Telesis Group from 1988 to April 1994. Mr. Cox is a director of CCI and Pacific Gas & Electric Company.

         Arun Sarin became Vice Chairman of the Board in August 1995, and has been President and Chief Executive Officer of AirTouch International since May 1995. He was Senior Vice President, Corporate Strategy/Development and International Operations until August 1995, and was also responsible for Human Resources through 1994. He was Vice President, Organization Design of Pacific Telesis Group from March 1993 to April 1994. Mr. Sarin joined Pacific Telesis Group in 1984 and held a variety of positions there until the spin-off of AirTouch in April 1994.

         Mohan S. Gyani became Executive Vice President and Chief Financial Officer of AirTouch in September 1995. From November 1993 until that time he was Vice President, Finance and Treasurer of AirTouch. He was Vice President and Treasurer of Pacific Telesis Group from March 1993 to November 1993. From February 1992 to March 1993 he was Vice President and Controller at Pacific Bell. From November 1991 to February 1992 he was Vice President Financial Assurance for Pacific Bell. From April 1989 to November 1991 he was Assistant Treasurer at Pacific Telesis Group. Mr. Gyani is a director of CCI.

         Margaret G. Gill became Senior Vice President, Legal, External Affairs and Secretary of AirTouch in January 1994. She had been a partner in the law firm of Pillsbury Madison & Sutro LLP since 1973 and was the head of the firm's Corporate and Securities Group. Mrs. Gill is a director of Consolidated Freightways, Inc.


         Michael Miron has been Vice President, Corporate Development and Strategy since April 1996. Prior to joining AirTouch, Mr. Miron was Managing Director, Strategic Planning and Analysis at Salomon Brothers Inc. Mr. Miron joined Salomon Brothers Inc in 1990.


         Dwight Jasmann has been Vice President, Human Resources and Corporate Services since January 1995. He was an international telecommunications consultant from 1993 to 1994. From 1987 to 1992 he was President and Managing Director for AT&T Asia/Pacific Communications Services, Inc. Mr. Jasmann is a director of Elcotel, Inc.

         Carol A. Bartz became a director of AirTouch in February 1994. She has been Chairman of the Board, President and Chief Executive Officer of Autodesk, Inc. since April 1992. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is also a Director of Cadence Design Systems and Network Appliance.

         Paul Hazen became a director of AirTouch in April 1993. He became Chairman and Chief Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, N.A., in January 1995. He was President and Chief Operating Officer of Wells Fargo & Company and Wells Fargo Bank, N.A. from 1984 to January 1995. He served as a director of Pacific Telesis Group from 1989 to April 1994. Mr. Hazen is a director of Wells Fargo & Company, Wells Fargo Bank, N.A., Phelps Dodge Corporation and Safeway Inc.

         James R. Harvey became a director of AirTouch in April 1993. Mr. Harvey has been Chairman of the Executive Committee of the Board of Directors of Transamerica Corporation since January 1, 1996 and was Chairman of the Board of Transamerica Corporation from 1993 to 1996. He was Chief Executive Officer of Transamerica from 1981 through 1991. He was a director of Pacific Telesis Group from 1983 to April 1994. Mr. Harvey is a director of The Charles Schwab Corporation and McKesson Corporation.

         Arthur Rock became a director of AirTouch in January 1994. He has been a principal in Arthur Rock & Co., a venture capital firm, since 1969. Mr. Rock is a director of Intel Corporation and Argonaut Group, Inc.

         George P. Shultz became a director of AirTouch in January 1994. He has been a Professor at the Stanford University Graduate School of Business for more than five years. He served as United States

Secretary of State from 1982 to 1989. Mr. Shultz is a Distinguished Fellow at the Hoover Institution, a director of the Bechtel Group, Inc., Chairman of J.P. Morgan's International Council and Chairman of the Governor's California Economic Policy Advisory Council.

         Donald G. Fisher became a director of AirTouch in January 1994. He is the founder and Chairman of the Board of The Gap, Inc. and was Chief Executive Officer of The Gap, Inc. until November 1995. He is a director of The Charles Schwab Corporation, San Francisco Bay Area Council and the National Retail Federation.

         Charles R. Schwab became a director of AirTouch in January 1994. He is the founder, Chairman of the Board and Chief Executive Officer of The Charles Schwab Corporation and Chairman of Charles Schwab & Co. Inc. Mr. Schwab is a director of The Gap, Inc. and Transamerica Corporation.

Directors and Executive Officers of CCI

         Set forth below is information with respect to those individuals who serve as directors and executive officers of CCI.

William B. Ginsberg.......  52   President, Chief Executive Officer and Director

George S. Blumenthal......  52   Chairman of the Board, Treasurer and Director

J. Barclay Knapp..........  39   Executive Vice President, Chief Operating and
                                 Financial Officer and Director

Richard J. Lubasch........  49   Vice President-General Counsel and Secretary

Gregg Gorelick............  37   Vice President-Controller

Leigh Costikyan Wood......  38   Vice President-Operations

Sidney R. Knafel..........  65   Director

Ted H. McCourtney.........  57   Director

Del Mintz.................  68   Director

Alan J. Patricof..........  61   Director

Warren Potash.............  65   Director

C. Lee Cox................  54   Director

Mohan Gyani...............  44   Director

         William B. Ginsberg, one of the co-founders of CCI, has been President, Chief Executive Officer and a director of CCI since its founding. Prior to March 1981, Mr. Ginsberg was employed at the FCC, commencing in July 1978, first as Special Assistant to the Chairman, and then as Deputy Chief, Policy in the FCC's Common Carrier Bureau. Mr. Ginsberg is also Chairman, President, Chief Executive Officer and a director of CCII.

         George S. Blumenthal, one of the co-founders of CCI, has been Chairman, Treasurer and a director since CCI's founding. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal is Chairman, Chief Executive Officer, Treasurer and a director of ICTL and CCPR and a director of Andover Togs, Inc.

         J. Barclay Knapp, a director since 1989, is CCI's Executive Vice President, Chief Operating and Financial Officer, positions he has held since 1989 and 1984, respectively. Mr. Knapp is also Executive Vice

President, Chief Operating Officer and a director of CCII and President, Chief Operating Officer, Chief Financial Officer and a director of ICTL and CCPR.

         Richard J. Lubasch, CCI's Vice President-General Counsel and Secretary, joined CCI in July 1987. Mr. Lubasch is Senior Vice President-General Counsel and Secretary of CCII, ICTL and CCPR, as well as Treasurer of CCII.

         Gregg Gorelick, CCI's Vice President-Controller, joined CCI in September 1986. From 1981 to 1986, he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and holds an M.B.A. from Rutgers University. Mr. Gorelick is also Vice President-Controller of CCII, ICTL and CCPR.

         Leigh Costikyan Wood, CCI's Vice President-Operations, joined CCI in November 1984. Ms. Wood has been the Chief Executive Officer of New Par since April 1993. From October 1982 until November 1984, she was Deputy Chief Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood is a certified public accountant and holds an M.B.A. from New York University. Ms. Wood is also Vice President-Operations of CCII and CCPR.

         Sidney R. Knafel, a director since 1982, has been Managing Partner of SRK Management Company, a private investment concern, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and Microbiological Associates, Inc. Mr. Knafel is also director of General American Investors Company, Inc., IGENE Biotechnology, Inc., four distinct Prudential Mutual Funds, CCII, ICTL, CCPR and several privately owned companies.

         Ted H. McCourtney, a director since 1982, is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also serves as a director of MedPartners/Mullikin, Inc., CCII, ICTL, CCPR and several privately owned companies.

         Del Mintz, a director since 1985, is President of Cleveland Mobile Tele Trak, Inc. and President of Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services to Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since June 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such company was acquired by merger with CCI in May 1985. Mr. Mintz is also a director of CCII, ICTL, CCPR and several privately owned companies.

         Alan J. Patricof, a director during the period December 1981 until April 1982 and from February 1985, is Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of CCII, ICTL, CCPR and several privately owned companies.

         Warren Potash has been a director since 1984. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he had held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CCII, ICTL and CCPR.

         For information with respect to C. Lee Cox and Mohan Gyani, see "--Directors and Executive Officers of AirTouch" above.

         All the directors and executive officers of AirTouch and CCI are United States citizens.

SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         The source of the cash to be paid by AirTouch as part of the Merger Consideration will be (1) borrowings (a) under the Credit Agreement dated as of July 20, 1995 among AirTouch, Bank of America N.T. & S.A., as agent, and the other financial institutions party thereto, (b) pursuant to AirTouch's commercial paper program, or (c) pursuant to debt which may be issued from time to time pursuant to AirTouch's Registration Statement on Form S-3 (Registration No. 33-62787) or pursuant to a transaction exempt from registration under the Securities Act, or (2) any combination of one or more of the foregoing. AirTouch has no current plans regarding the refinancing or repayment of any such borrowings.

                     PRINCIPAL AND OTHER STOCKHOLDERS OF CCI

         The following table sets forth certain information regarding the beneficial ownership of CCI Stock, as of April 10, 1996, by (i) each officer and director of CCI, (ii) stockholders holding 5% or more of CCI Stock and (iii) all directors and executive officers as a group.

                                                              Beneficial Ownership
                                                          --------------------------
                                                            Presently
Executive Officers, Directors                 CCI          Exercisable     Total
and Principal Stockholders                 Stock (1)       Options (2)    Options     Percent (3)
- --------------------------                 ---------       -----------   ---------    -----------
William B. Ginsberg (4).................     170,684         158,500       205,500          *
George S. Blumenthal (5)................     144,056          98,500       113,000          *
J. Barclay Knapp........................         427          98,500       113,000          *
Richard J. Lubasch (6)..................       5,387          76,500        87,500          *
Leigh Costikyan Wood....................       1,907         117,500       162,500          *
Gregg Gorelick..........................         424          70,000        87,500          *
C. Lee Cox (7)..........................          --              --            --         --
Mohan S. Gyani (8)......................          --              --            --         --
Ted H. McCourtney (9)...................      30,336          16,000        21,250          *
Del Mintz (10)..........................     603,349          16,000        21,250       1.48%
Sidney R. Knafel (11)...................     328,601          16,000        21,250          *
Alan J. Patricof (12)...................      35,520          16,000        21,250          *
Warren Potash...........................         251          16,000        21,250          *
AirTouch Communications, Inc............  15,722,851(13)   2,405,193     2,405,193      41.03%
   One California Street
   San Francisco, CA 94111
The Capital Group Companies, Inc.          2,150,400(14)          --            --       5.15%
   Capital Research and
     Management Company.................   1,920,310(14)          --            --       4.60%
   333 South Hope Street
   Los Angeles, CA 90071
HBK Investments L.P.....................   1,696,722(15)          --            --       4.06%
   777 Main Street, Suite 2750
   Fort Worth, TX 76102
All directors and officers as a group
   (13 in number).......................   1,321,042         699,500       875,250       4.76%

- ----------------
*        Less than 1%.

(1) The title of the class of CCI Stock owned by each officer and director listed is CCI Redeemable Preferred Stock. Based upon information available to CCI, including the Schedule 13-D referred to in footnote 12, AirTouch owns 3,450,800 shares of CCI Series A Common Stock, 10,065,641 shares of CCI Series C Common Stock and 2,206,410 shares of CCI Class A Preference Stock. Based upon the

         Form 13-G referred to in footnote 13, the title of the class of CCI Stock owned by The Capital Group Companies, Inc. is Redeemable Preferred Stock.

(2) Includes shares of CCI Stock purchasable upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options").

(3)      Includes CCI Stock and Presently Exercisable Options.

(4) Includes 31,126 shares of CCI Stock owned by Mr. Ginsberg's wife, as to which shares Mr. Ginsberg disclaims beneficial ownership. Includes 61,032 shares of CCI Stock owned by a charitable trust.

         Mr. and Mrs. Ginsberg are the trustees of this trust.

(5) Includes 5,800 shares of CCI Stock held by trusts for the benefit of Mr. Blumenthal's children.

(6) Includes 305 shares for which Mr. Lubasch acts as a custodian under the N.Y. U.G.M.A. for shares registered in his daughter's name.

(7) Mr. Cox is Vice Chairman and President of AirTouch. Mr. Cox is entitled to receive option grants pursuant to CCI's nonemployee director stock option plan. Mr. Cox has declined to accept such options.

(8) Mr. Gyani is Executive Vice President and Chief Financial Officer of AirTouch. Mr. Gyani is entitled to receive option grants pursuant to CCI's nonemployee director stock option plan. Mr. Gyani has declined to accept such options.

(9) Includes 1,524 shares of CCI Stock held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

(10) Includes 99,640 shares of CCI Stock owned by Mr. Mintz's children or by Mr. Mintz's children as trustees for their children as well as a niece and daughters-in-law, and 50,167 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

(11) Includes 130,709 shares of CCI Stock owned by a trust account for the benefit of a child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership. An additional 130,709 shares are owned by an adult child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership. An additional 91,549 shares of CCI Stock are owned by a corporation of which Mr. Knafel is President and a director, as to which shares Mr. Knafel disclaims beneficial ownership.

(12) Includes 190 shares of CCI Stock owned by Mr. Patricof's wife and 7,758 shares owned by, or in trust for the benefit of, Mr. Patricof's children, as to which shares Mr. Patricof disclaims beneficial ownership.

(13) Information on ownership of CCI Series A Common Stock is based solely upon an amendment to Schedule 13-D filed on October 30, 1995 by AirTouch with the SEC.

(14) Based solely upon a Form 13-G (Amendment No. 5), dated February 9, 1996, filed by the Capital Group Companies, Inc. with the SEC.

(15) Based solely upon a Form 13-D, dated April 8, 1996, filed by HBK Investments L.P. with the SEC.


                                     EXPERTS

         The consolidated financial statements of AirTouch and subsidiaries as of December 31, 1995, incorporated in this Proxy Statement-Prospectus by reference to AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of AirTouch and subsidiaries for the two year period ended December 31, 1994, incorporated by reference from AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of Cellular Communications, Inc. incorporated by reference in AirTouch Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of New Par (A Partnership) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 included in AirTouch Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of U S WEST NewVector Group, Inc. and subsidiaries as of December 31, 1995, included in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of CMT Partners for the years ended December 31, 1995 and 1994 and for the four-month period ended December 31, 1993, incorporated by reference from AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The financial statements of Mannesmann Mobilfunk GmbH as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of AirTouch Preferred Stock, Series 1996 offered hereby will be passed upon for AirTouch by Margaret G. Gill. As of March 31, 1995, Mrs. Gill had a direct or indirect interest in 1,932 shares of AirTouch Common Stock and had options to purchase 326,880 additional shares, of which 30,000 options were exercisable. Certain legal matters relating to the Merger will be passed upon for AirTouch by Pillsbury Madison & Sutro LLP, San Francisco, California and for CCI by Skadden, Arps, Slate, Meagher and Flom, New York, New York.

                                                                         ANNEX A
- --------------------------------------------------------------------------------





                          AGREEMENT AND PLAN OF MERGER

                                      among

                         AIRTOUCH COMMUNICATIONS, INC.,

                                AIRTOUCH CELLULAR

                                       and

                          CELLULAR COMMUNICATIONS, INC.




                                 --------------




                            Dated as of April 5, 1996




- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I           THE MERGER................................................................................     1
         1.1        Effective Time of the Merger..............................................................     1
         1.2        Closing...................................................................................     2
         1.3        Effects of the Merger.....................................................................     2

ARTICLE II          MANNER OF CONVERTING SHARES...............................................................     2
         2.1        Certain Definitions.......................................................................     2
         2.2        Conversion of Securities..................................................................     3

                    (a)    AirTouch Cellular Capital Stock....................................................     3
                    (b)    CCI Stock..........................................................................     3
                    (c)    Election of Consideration..........................................................     3
                    (d)    Excess Cash Elections..............................................................     4
                    (e)    Excess Unit Elections..............................................................     4
                    (f)    Insufficient Elections.............................................................     4
                    (g)    Class B Maximum Adjustment.........................................................     5
                    (h)    Treasury Shares; Shares Held by AirTouch...........................................     5
                    (i)    Dissenting Shares..................................................................     5
                    (j)    No Fractional Shares...............................................................     5
                    (k)    Closing of Transfer Books..........................................................     6
                    (l)    Adjustments to Preserve Tax Status of Merger.......................................     6
         2.3        Election Procedures.......................................................................     6
         2.4        Adjustments for Dilution and Other Matters................................................     7
         2.5        Conversion of Dissenting CCI Stock........................................................     7
         2.6        Employee Stock Options....................................................................     7
         2.7        CCI Convertible Debt......................................................................     8
         2.8        Calculation of Conversion Price for AirTouch Class B and Class C Preferred................     8
         2.9        Rights Plan Redemption Consideration......................................................     9

ARTICLE III         EXCHANGE OF SHARES........................................................................     9
         3.1        Exchange Procedures.......................................................................     9
         3.2        Voting and Dividends......................................................................    10
         3.3        No Liability..............................................................................    10
         3.4        Withholding Rights........................................................................    10

ARTICLE IV          REPRESENTATIONS AND WARRANTIES............................................................    11
         4.1        Representations and Warranties of CCI.....................................................    11
                    (a)    Corporate Organization.............................................................    11
                    (b)    Capitalization.....................................................................    11
                    (c)    Authority..........................................................................    12
                    (d)    Disclosure Documents...............................................................    12
                    (e)    Consents; No Violation.............................................................    13
                    (f)    SEC Reports; Material Contracts; Financial Statements..............................    13
                    (g)    Absence of Certain Changes.........................................................    14
                    (h)    Undisclosed Liabilities............................................................    14
                    (i)    Compliance with Laws...............................................................    14
                    (j)    Legal Proceedings..................................................................    14
                    (k)    Finders; Investment Bankers........................................................    14
                    (l)    Tax Returns, Audits and Liabilities................................................    14
                    (m)    Employee Benefit Plans.............................................................    16
                    (n)    Opinion of Financial Advisor.......................................................    17
                    (o)    Intercompany Balances; Transactions with Affiliates................................    17

                    (p)    Tax Matters........................................................................    18
                    (q)    Material Contracts.................................................................    18
         4.2        Representations and Warranties of AirTouch................................................    18
                    (a)    Corporate Organization.............................................................    18
                    (b)    Capitalization.....................................................................    18
                    (c)    Authority..........................................................................    18
                    (d)    Valid Issuance.....................................................................    18
                    (e)    Disclosure Documents...............................................................    18
                    (f)    Consents; No Violation.............................................................    19
                    (g)    SEC Reports; Financial Statements..................................................    19
                    (h)    Absence of Certain Changes.........................................................    19
                    (i)    Finders; Investment Bankers........................................................    20
                    (j)    Tax Matters........................................................................    20

ARTICLE V           PRE-CLOSING COVENANTS.....................................................................    20
         5.1        CCI Interim Operations....................................................................    20
                    (a)    Conduct of Business................................................................    20
                    (b)    Charters and By-Laws; Ownership of New Par.........................................    20
                    (c)    Capital Stock......................................................................    20
                    (d)    Dividends; Other Payments..........................................................    20
                    (e)    No Material Transactions; No Affiliate Transactions................................    20
                    (f)    Employee Plans, Compensation, et. .................................................    21
                    (g)    Assets.............................................................................    21
                    (h)    Debt...............................................................................    21
                    (i)    Settlements........................................................................    22
                    (j)    Accounting Methods.................................................................    22
                    (k)    Merger Fees........................................................................    22
                    (l)    No Inconsistent Acts...............................................................    22
         5.2        Certain Covenants of AirTouch.............................................................    22
                    (a)    Charters and Bylaws................................................................    22
                    (b)    Capital Stock; Dividends...........................................................    22
                    (c)    Disposition of Assets..............................................................    22
         5.3        Access and Information....................................................................    23
         5.4        Registration Statement....................................................................    23
         5.5        Stockholders' Approval....................................................................    24
         5.6        Stockholder Rights Plan...................................................................    24
         5.7        Tax Matters...............................................................................    24
         5.8        Indemnification...........................................................................    24
         5.9        Further Assurances; Cooperation...........................................................    24
         5.10       New York Office Lease; Furniture and Fixtures.............................................    25
         5.11       Affiliates; Other Documents...............................................................    25
         5.12       Affiliate Transactions....................................................................    25
         5.13       Redemption of Series B Preference Stock...................................................    25
         5.14       Accountants "Comfort" Letters.............................................................    26
         5.15       Employees.................................................................................    26
         5.16       Expenses..................................................................................    26
         5.17       Sale of Celsat Subsidiaries...............................................................    26
         5.18       Transition Arrangements...................................................................    26
         5.19       Maintenance of D&O Insurance..............................................................    27

ARTICLE VI          CONDITIONS................................................................................    27
         6.1        Conditions to Each Party's Obligation to Effect the Merger................................    27
                    (a)    Stockholder Approval...............................................................    27
                    (b)    Regulatory Approvals...............................................................    27

                    (c)    HSR Act............................................................................    27
                    (d)    Registration Statement Effective...................................................    27
                    (e)    State Securities Laws..............................................................    27
                    (f)    NYSE Listing.......................................................................    27
                    (g)    No Injunction......................................................................    27

         6.2        Conditions to Obligations of CCI to Effect the Merger.....................................    27
                    (a)    Representations and Warranties.....................................................    28
                    (b)    Performance of Obligations.........................................................    28
                    (c)    Legal Opinions.....................................................................    28
                    (d)    Comfort Letter of AirTouch's Accountants...........................................    28
                    (e)    Tax Opinion........................................................................    28
         6.3        Conditions to Obligations of AirTouch to Effect the Merger ...............................    28
                    (a)    Representations and Warranties.....................................................    28
                    (b)    Performance of Obligations.........................................................    28
                    (c)    FCC Consents.......................................................................    28
                    (d)    Consents Under Agreements..........................................................    28
                    (e)    Legal Opinions.....................................................................    29
                    (f)    Tax Opinion........................................................................    29
                    (g)    Litigation, etc....................................................................    29
                    (h)    Comfort Letter of CCI's Accountants................................................    29
                    (i)    Rights Agreement...................................................................    29
                    (j)    Consummation of Certain Transactions...............................................    29
                    (k)    Absence of Restrictive Conditions..................................................    29
                    (l)    Contingent Liabilities.............................................................    29
                    (m)    Change in Business Condition.......................................................    30
                    (n)    Amendment of Indemnification Agreements............................................    30

ARTICLE VII         TERMINATION; AMENDMENT AND MISCELLANEOUS..................................................    30
         7.1        Termination...............................................................................    30
         7.2        Effect of Termination.....................................................................    31
         7.3        Termination Expenses......................................................................    31
         7.4        Non-Survival of Representations, Warranties and Coventants Following the Effective Time...    31
         7.5        Waiver and Amendment......................................................................    31
         7.6        Entire Agreement..........................................................................    31
         7.7        Applicable Law............................................................................    31
         7.8        Interpretation............................................................................    31
         7.9        Notices...................................................................................    31
         7.10       Counterparts..............................................................................    32
         7.11       Severability..............................................................................    32
         7.12       No Assignment.............................................................................    32
         7.13       Specific Performance......................................................................    33
         7.14       Consent to Jurisdiction...................................................................    33
         7.15       Publicity.................................................................................    33


                    Certain Schedules and Exhibits that do not contain material information have been omitted. The
                    Company will furnish such exhibits and schedules to the Commission supplementally upon request.

                         Table of Certain Defined Terms
                         ------------------------------

Term                                                       Section
- ----                                                       -------
Affiliate Transactions                                     4.1(o)
AirTouch Common Stock                                      4.2(b)
AirTouch Preferred Stock Issue Price                       2.8(c)
AirTouch Security                                          2.2(j)
Business Condition                                         4.1(e)
Cash Election                                              2.2(c)
Cash Election Shares                                       2.2(d)
CCI Class A Preferred                                      4.1(b)
CCI Class A Preference Stock                               4.1(b)
CCI Convertible Debt                                       2.7
CCI Financial Statements                                   4.1(f)
CCI Option Plans                                           2.6
CCI Redeemable Preferred                                   4.1(b)
CCI Series A Common                                        4.1(b)
CCI Series B Preference Stock                              4.1(b)
CCI Series C Common                                        4.1(b)
CCI Series D Preference Stock                              4.1(b)
CGCL                                                       1.1(b)
Closing                                                    1.2
Closing Date                                               1.2
Code                                                       Recitals
Commission                                                 2.6(b)
Confidentiality Agreement                                  7.2(b)
Credit Agreement                                           5.1(h)
DGCL                                                       1.1(a)
Disclosure Documents                                       4.1(d)
Dissenting CCI Stock                                       2.2(i)
Effective Time                                             1.1
Employee New Options                                       4.1(b)
Exchange Act                                               4.1(d)
Exchange Agent                                             2.2(k)
Existing Agreement                                         Recitals
FCC Consents                                               6.3(c)
Form of Election                                           2.2(c)
Governmental Entity                                        4.1(e)
HSR Act                                                    4.1(e)
Intercompany Balances                                      4.1(o)
Merger                                                     Recitals
Merger Fees                                                4.1(k)
New Par                                                    Recitals
Non-Election                                               2.2(c)
Non-Election Shares                                        2.2(d)
NYSE                                                       2.8(c)
Per Share Cash Consideration                               2.2(b)
Per Share Unit Consideration                               2.2(b)
Proxy Statement                                            4.1(d)
Registration Statement                                     4.2(e)
Regulatory Approvals                                       4.1(e)
Rights                                                     4.1(b)
Rights Agreement                                           4.1(b)

Term                                                       Section
- ----                                                       -------
Rights Redemption                                          5.6
Securities Act                                             3.1(c)
Stockholders Meeting                                       5.5
Surviving Corporation                                      1.3(a)
Unit Election                                              2.2(c)
Unit Election Shares                                       2.2(e)
Volume Weighted-Average Trading Price                      2.8(c)

                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 5, 1996, among AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("AirTouch"), AIRTOUCH CELLULAR, a California corporation ("AirTouch Cellular"), and CELLULAR COMMUNICATIONS, INC., a Delaware corporation ("CCI").

                              W I T N E S S E T H:

          WHEREAS, AirTouch and CCI, among others, are parties to an Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 (the "Existing Agreement"); and

          WHEREAS, pursuant to the Existing Agreement, AirTouch and CCI on July 31, 1991 organized New Par, a Delaware general partnership ("New Par"), and currently each hold indirectly a fifty percent ownership interest therein; and

          WHEREAS, AirTouch presently owns approximately 37% of the outstanding capital stock of CCI and, pursuant to an Appraisal Process (as defined in the Existing Agreement) which is currently scheduled to commence on August 2, 1996, has the right, by causing the Redemption (as defined in the Existing Agreement), to acquire the rest of CCI's equity; and

          WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, AirTouch and CCI desire instead to effect a business combination in the form of a merger of CCI with and into AirTouch Cellular, or another wholly owned subsidiary of AirTouch (the "Merger"); and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, the respective Boards of Directors of AirTouch, AirTouch Cellular and CCI have resolved that the transactions described herein are in the best interests of the parties and their respective stockholders and have approved the transactions described herein.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

          1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date:

                (a) a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by AirTouch Cellular and thereafter delivered to the Secretary of State of Delaware for filing, as provided in the Delaware General Corporation Law ("DGCL"); and

                (b) an agreement of merger, together with related certificates (the "Agreement of Merger"), shall be duly prepared and executed by AirTouch Cellular and thereafter delivered to the Secretary of State of California for filing, as provided in the California General Corporation Law ("CGCL").

        The Merger shall become effective upon the later of such filings, or at such time thereafter as is provided in the Certificate of Merger or Agreement of Merger (the "Effective Time").

        1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction (or waiver) of each of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Pillsbury Madison & Sutro LLP in San Francisco, California, unless another time, date or place is agreed to in writing by the parties hereto.

        1.3  Effects of the Merger.

        (a) At the Effective Time, (i) the separate existence of CCI shall cease, and CCI shall be merged with and into AirTouch Cellular with the result that AirTouch Cellular shall be the "Surviving Corporation" following the Effective Time, (ii) the Certificate of Incorporation of AirTouch Cellular as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and (iii) the by-laws of AirTouch Cellular as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

        (b) The directors and officers of AirTouch Cellular immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation as of the Effective Time and until their successors are duly appointed and elected in accordance with applicable law.

        (c) At and after the Effective Time, the Merger shall have the effects set forth in section 259 of the DGCL and section 1107 of the CGCL.

                                   ARTICLE II

                          MANNER OF CONVERTING SHARES

        2.1 Certain Definitions. As used in Article II and elsewhere in this Agreement, the following terms shall have the meanings set forth below:

                "AirTouch Class B Preferred" means AirTouch's 6.00% Mandatorily Convertible Class B Preferred Stock, Series 1996, par value $0.01 per share, to be issued at the Closing pursuant to the Certificate of Designation, Preferences and Rights attached hereto as Exhibit 2.1(a).

                "AirTouch Class C Preferred" means AirTouch's 4.25% Convertible Class C Preferred Stock, Series 1996, par value $0.01 per share, to be issued at the Closing pursuant to the Certificate of Designation, Preferences and Rights attached hereto as Exhibit 2.1(b).

                "AirTouch Preferred Stock Issue Price" has the meaning set forth in Section 2.8(c).

                "Cash Election Number" shall be equal to (i) 28% of the number of CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time, minus (ii) the number of CCI Common Equivalent Shares represented by Dissenting CCI Stock; provided that the Cash Election Number shall be subject to adjustment in accordance with
        Section 2.2(l).

                "Class B Per-Unit Amount" means an amount equal to (i) $27.50, divided by (ii) the AirTouch Preferred Stock Issue Price, as adjusted in accordance with Sections 2.2(g) and 2.2(l) (calculated to the nearest one-thousandth).

                "Class C Per-Unit Amount" means 0.550, as adjusted in accordance with Sections 2.2(g) and 2.2(l) (calculated to the nearest one-thousandth).

                "CCI Common Stock" means the CCI Series A Common and the CCI Series C Common.

                "CCI Stock" means the CCI Common Stock, the CCI Redeemable Preferred, the CCI Class A Preference Stock, and the CCI Series B Preference Stock.

                "CCI Common Equivalent Shares" means, as of any particular time, the sum of (i) the number of issued and outstanding shares of CCI Common Stock and (ii) the number of shares of CCI Common Stock into which shares of issued and outstanding shares of CCI Redeemable Preferred, CCI Class A Preference Stock and CCI Series B Preference Stock are convertible (excluding, for purposes of either calculation, any treasury shares and shares held by AirTouch).

                "Unit" means one unit of AirTouch securities (nominal value, $55 per unit) consisting of (i) a number of shares of AirTouch Class B Preferred equal to the Class B Per-Unit Amount and (ii) a number of shares of AirTouch Class C Preferred equal to the Class C Per-Unit Amount.

                "Unit Election Number" shall be equal to 72% of the number of CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time; provided that the Unit Election Number shall be subject to adjustment in accordance with Section 2.2(l).

        2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AirTouch, AirTouch Cellular, CCI or the holders of any of the following securities:

                (a) AirTouch Cellular Capital Stock. Each share of capital stock of AirTouch Cellular issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of Common Stock of the Surviving Corporation;

                (b)  CCI Stock.  Subject to the other provisions of this
        Section 2.2 and Article II (including, without limitation, Section 2.9), each share of CCI Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by AirTouch, and shares of Dissenting CCI Stock) shall be converted into the right to receive, for each CCI Common Equivalent Share represented thereby:

                   (i) one Unit, subject to adjustment in accordance with
                Section 2.4 (the "Per Share Unit Consideration"),

                   (ii) $55 in cash, without interest, subject to adjustment in accordance with Section 2.4 (the "Per Share Cash
                Consideration"), or

                   (iii) a combination of a fraction of a Unit and cash;

        determined in accordance with Section 2.2(d), Section 2.2(e) or Section 2.2(f), as applicable.

                (c) Election of Consideration. Subject to the allocation and election procedures set forth in this Section 2.2, each holder of record (as of the Effective Time) of shares of CCI Stock will be entitled (i) to elect to receive cash for all of such shares (a "Cash Election"), (ii) to elect to receive Units for all of such shares (a "Unit Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Units for such shares (a "Non-Election"). All such elections shall be made on a form designed for that purpose (a

        "Form of Election"). Holders of record of shares of CCI Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of CCI Stock held by each Representative for a particular beneficial owner.

                (d) Excess Cash Elections. If the aggregate number of CCI Common Equivalent Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of CCI Stock covered by Unit Elections and all shares of CCI Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Units, and the shares of CCI Stock covered by Cash Elections shall be converted into the right to receive Units and cash in the following manner:

                each share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Cash Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

                (e) Excess Unit Elections. If the aggregate number of CCI Common Equivalent Shares covered by Unit Elections (the "Unit Election Shares") exceeds the Unit Election Number, all shares of CCI Stock covered by Cash Elections and all shares of CCI Stock covered by Non-Elections shall be converted into the right to receive cash, and all shares of CCI Stock covered by Unit Elections shall be converted into the right to receive Units and cash in the following manner:

                each share shall be converted into the right to receive (i) a number of Units equal to a fraction (the "Unit Fraction"), the numerator of which shall be the Unit Election Number and the denominator of which shall be the total number of Unit Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Unit Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

                (f) Insufficient Elections. In the event that neither Section 2.2(d) nor Section 2.2(e) above is applicable, all shares of CCI Stock covered by Cash Elections shall be converted into the right to receive cash, all shares of CCI Stock covered by Unit Elections shall be converted into the right to receive Units, and the shares of CCI Stock covered by Non-Elections, if any, shall be converted into the right to receive Units and cash in the following manner:

                each share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess, if any, of the Cash Election Number over the total number of Cash Election Shares and the denominator of which shall be the excess of (A) the number of shares of CCI Common Equivalent Shares immediately prior to the Effective Time over
                (B) the sum of the total number of Cash Election Shares and the total number of Unit Election Shares and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Non-Election Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

                (g) Class B Maximum Adjustment. Notwithstanding the foregoing, the number of shares of AirTouch Class B Preferred issued in the Merger (without regard to conversions of CCI Convertible Debt or exercises of options under the CCI Option Plans occurring, in either case, after the Effective Time) shall in no event exceed the quotient of (i) $500 million, divided by (ii) the AirTouch Preferred Stock Issue Price (the "Class B Maximum"). If the calculations pursuant to Sections 2.2(d)-(f) would otherwise cause the number of shares of AirTouch Class B Preferred issued in the Merger to exceed the Class B Maximum, then instead of issuing such shares of AirTouch Class B Preferred in excess of the Class B Maximum (the "Class B Excess"), the composition of each Unit shall be adjusted as follows:

                   (i) the Class B Per-Unit Amount shall be decreased by an amount equal to (x) the Class B Excess, divided by (y) the number of Units to be issued in the Merger (the "Class B Per-Unit Reduction"); and

                   (ii) the Class C Per-Unit Amount shall be increased by an amount equal to (x) the amount of the Class B Per-Unit Reduction, multiplied by (y) a fraction, the numerator of which is the Class C Per-Unit Amount (prior to making any adjustment hereunder) and the denominator of which is the Class B Per-Unit Amount (prior to making any adjustment hereunder).

                (h) Treasury Shares; Shares Held by AirTouch. Each share of CCI Stock held in the treasury of CCI and each share of CCI Stock owned by AirTouch or any direct or indirect wholly owned subsidiary of AirTouch or of CCI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                (i) Dissenting Shares. Each outstanding share of CCI Stock as to which a written demand for appraisal is filed in accordance with section 262 of the DGCL at or prior to the Stockholders' Meeting and not withdrawn at or prior to the Stockholders' Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive Units or cash hereunder unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her CCI Stock under such section 262, at which time his or her shares shall be treated in accordance with Section 2.5. All such shares of CCI Stock as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the time of such vote and which are not voted in favor of the Merger, except any such shares of CCI Stock the holder of which, prior to the Effective Time, shall have effectively withdrawn or lost his or her right to appraisal of payment for his or her shares of CCI Stock under such section 262,are herein called "Dissenting CCI Stock." CCI shall give AirTouch prompt notice upon receipt by CCI of any written demands for appraisal rights, withdrawal of such demands, and any other instruments served pursuant to section 262 of the DGCL, and CCI shall give AirTouch the opportunity to direct all negotiations and proceedings with respect to such demands. CCI shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of AirTouch, settle or offer to settle any such demands. Each holder of CCI Stock who becomes entitled, pursuant to section 262 of the DGCL, to payment for his or her shares of CCI Stock under the provisions of such section shall receive payment therefor from the Surviving Corporation and such shares of CCI Stock shall be canceled.

                (j) No Fractional Shares. Notwithstanding any other provisions of this Agreement, each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AirTouch Class B Preferred or AirTouch Class C Preferred (each, an "AirTouch Security"), after taking into account all certificates delivered by such holder, shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of an AirTouch Security multiplied by the AirTouch Preferred Stock Issue Price (in the case of the AirTouch Class B Preferred) or $50 (in the case of the AirTouch Class C Preferred).
        No such holder shall be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of AirTouch Security.

                (k) Closing of Transfer Books. At the Effective Time, the stock transfer books of CCI shall be closed as to holders of CCI capital stock immediately prior to the Effective Time and no transfer of CCI capital stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Article III of this Agreement to the exchange agent, Bank of New York (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole AirTouch Securities, and a check representing the amount of cash, if any, into which the CCI Stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, none of AirTouch, CCI, the Surviving Corporation and the Exchange Agent shall be liable to a holder of CCI capital stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                (l) Adjustments to Preserve Tax Status of Merger. If, after giving effect to the calculations made pursuant to Sections 2.2(d)-(f) (but without giving effect to any adjustment that would otherwise be required pursuant to Section 2.2(g)), the Tax Opinion referred to in
        Section 6.3(f) cannot be rendered (as determined in writing by Pillsbury Madison & Sutro LLP) as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganization under Section 368(a) of the Code, then, to the minimum extent necessary (as determined by Pillsbury Madison & Sutro LLP) to enable the Tax Opinion to be rendered: (i) the Cash Election Number shall be reduced (and the Unit Election Number shall be correspondingly increased on a share-for-share basis) and (ii) the composition of each Unit shall be adjusted by recalculating the Class B Per-Unit Amount and the Class C Per-Unit Amount in the manner contemplated by Exhibit 2.2(l). Notwithstanding the foregoing, in the event that as a result of adjustments contemplated by this Section 2.2(l), the Unit Election Number would exceed 80% of the number of CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time, then the Board of Directors of AirTouch, in its sole discretion, may elect to terminate this Agreement by providing written notice to CCI of such intention.

        2.3  Election Procedures.

        (a) Elections shall be made by holders of CCI Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of CCI Stock as to which the election is being made (or by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). AirTouch shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of AirTouch (or the Exchange Agent) in such matters shall be conclusive and binding. Neither AirTouch nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.3 and all such computations shall be conclusive and binding on the holders of CCI Stock. Forms of Election and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of CCI Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as AirTouch and CCI shall mutually agree shall be mailed on the date that the Proxy Statement is first mailed to the stockholders of CCI.

        (b) For the purposes hereof, a holder of CCI Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If AirTouch or the Exchange Agent shall determine that any purported Cash Election or Unit Election was not properly made, such purported Cash Election or Unit Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Unit Election shall, for purposes hereof, be deemed to have made a Non-Election.

        (c) AirTouch and CCI shall each use its best efforts to mail the Form of Election to all persons or entities who become holders of CCI Stock during the period between the record date for the Stockholders' Meeting and 10:00 a.m. New York time, on the date five business days prior to the anticipated Effective Time and to make the Form of Election available to all persons or entities who become holders of CCI Stock subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline.

        2.4 Adjustments for Dilution and Other Matters. If prior to the Effective Time, CCI shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the CCI Stock, or declare a dividend, or make a distribution, on the CCI Stock in any security convertible into CCI Stock (provided that no such action may be taken by CCI without AirTouch's prior written consent as so provided in Article V), an appropriate adjustment or adjustments will be made to the Per Share Cash Consideration and the Per Share Unit Consideration. If at the Effective Time, CCI shall have outstanding more shares of CCI Stock than are contemplated to be outstanding or subject to subscription, option, stock-based or stock-related award or right, warrant, right, conversion, exchange or other agreement, arrangement or commitment of any character by the representation and warranty in Section 4.1(b), then, at the election of the Board of Directors of AirTouch and notwithstanding other provisions hereof, and without limiting any of its other rights hereunder, the Per Share Cash Consideration and the Per Share Unit Consideration shall be appropriately adjusted downward to obtain the same aggregate value of consideration to be delivered in the Merger by AirTouch that would have resulted if such representation and warranty had been true and correct at the Effective Time.

        2.5 Conversion of Dissenting CCI Stock. If prior to the Effective Time any stockholder of CCI shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her shares of Dissenting CCI Stock under section 262 of the DGCL, the Dissenting CCI Stock of such holder shall be treated for purposes of this Article II like any other shares of outstanding CCI Stock. If, after the Effective Time, any holder of CCI Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting CCI Stock under section 262 of the DGCL, each share of Dissenting CCI Stock of such holder shall be treated in the same manner as Non-Election Shares under the procedures of set forth in Article II and in accordance with the procedures, and subject to the conditions, set forth in this Article III.

        2.6  Employee Stock Options.

        (a) CCI shall use its reasonable best efforts to obtain the written consent of each holder of options outstanding under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan (collectively, the "CCI Option Plans") to the conversion procedure described in paragraph (b) below.
In the event that a holder of options outstanding under a CCI Option Plan (each option for one share of CCI Common Stock being a "CCI Option") fails prior to the Effective Time to consent to the conversion procedure described in paragraph (b) below, the conversion procedure described in paragraph (c) below shall be applied to such options.


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



        (b) If this paragraph (b) applies, at and as of the Effective Time AirTouch shall substitute an option to purchase AirTouch Common Stock (an "AirTouch Common Option") for each CCI Option. Each AirTouch Common Option so substituted by AirTouch under this Agreement shall continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of each such CCI Option, except that:

                (i) Such AirTouch Common Option shall be exercisable for that number of whole shares of AirTouch Common Stock equal to the product of the number of shares of CCI Common Stock that were purchasable under such CCI Option immediately prior to the Effective Time multiplied by the Option Adjustment Ratio (as defined below), rounded down to the nearest whole number of shares of AirTouch Common Stock; and

                (ii) The per share exercise price for the shares of AirTouch Common Stock issuable upon exercise of such AirTouch Common Option shall be equal to the quotient determined by dividing the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time by the Option Adjustment Ratio and rounding the resulting exercise price up to the nearest whole cent.

The "Option Adjustment Ratio" shall be equal to (A) the Volume-Weighted Average Trading Price of a share of CCI Common Stock during the last five trading days on which CCI Common Stock is traded before the Effective Time divided by (B) the Volume-Weighted Average Trading Price of a share of AirTouch Common Stock during such period. As soon as reasonably practicable after the Effective Time, AirTouch shall register the shares of AirTouch Common Stock underlying the AirTouch Common Options with the Securities and Exchange Commission (the "Commission") on a Form S-8 and shall keep such registration effective until the exercise or termination of all AirTouch Common Options. AirTouch shall reserve for issuance a sufficient number of shares of AirTouch Common Stock for issuance upon exercise of the AirTouch Common Options.

        (c) If this paragraph (c) applies, at and as of the Effective Time AirTouch shall substitute an option to purchase one Unit (an "AirTouch Preferred Option") for each CCI Option. Each AirTouch Preferred Option so substituted by AirTouch under this Agreement shall continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of each such CCI Option. The per Unit exercise price for the Unit issuable upon exercise of such AirTouch Preferred Option shall be equal to the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time. As soon as reasonably practicable after the Effective Time, AirTouch shall register the shares of AirTouch Class B Preferred and AirTouch Class C Preferred underlying the AirTouch Preferred Options with the Commission on a Form S-8 and shall keep such registration effective until the exercise or termination of all AirTouch Preferred Options. AirTouch shall reserve for issuance a sufficient number of shares of AirTouch Class B Preferred and AirTouch Class C Preferred for issuance upon exercise of the AirTouch Preferred Options.

        2.7 CCI Convertible Debt. Effective as of the Effective Time, the Zero Coupon Convertible Subordinated Notes due 1999 of CCI (the "CCI Convertible Debt") shall be assumed by the Surviving Corporation. The Surviving Corporation shall execute one or more supplemental indentures as may be required pursuant to the terms of the indenture relating to the CCI Convertible Debt.

        2.8 Calculation of Conversion Price for AirTouch Class B and Class C Preferred.

        (a) The Conversion Price for purposes of the Certificate of Designation, Preferences and Rights for the AirTouch Class B Preferred shall be the dollar amount equal to the product of (i) the AirTouch Preferred Stock Issue Price (as defined below) and (ii) 1.24.

        (b) The Conversion Price for purposes of Certificate of Designation, Preferences and Rights for the AirTouch Class C Preferred shall be the dollar amount equal to the product of (i) the AirTouch Preferred Stock Issue Price and
(ii) 1.25.

        (c)  As used in this Section 2.8:

                "AirTouch Preferred Stock Issue Price" means the
        Volume-Weighted Average Trading Price for AirTouch Common Stock for the 15 trading-day period ending on the second calendar day preceding the date on which the Proxy Statement is first mailed to CCI's stockholders, but shall in no event be lower than $29 nor higher than $35.

                "Volume-Weighted Average Trading Price" means, for any given period, an amount equal to (i) the cumulative sum, for each trade of AirTouch Common Stock during such period on the New York Stock Exchange ("NYSE") (or such other principal exchange or over-the-counter market on which such security is listed), of the product of: (x) the sale price times (y) the number of shares of AirTouch Common Stock sold at such price, divided by (ii) the total number of shares of AirTouch Common Stock so traded during the period.

        2.9 Rights Plan Redemption Consideration. Of the consideration provided for in Section 2.2(b) which each holder of a share of CCI Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive, $.01 in value per CCI Common Stock Equivalent Share shall be in payment for the redemption of the Right associated therewith pursuant to
Section 5.6 hereof (the "Rights Redemption Payment"). Accordingly, the consideration provided for in Section 2.2(b) which each holder of a share of CCI Stock shall be entitled to receive by virtue of the Merger shall be the consideration described in (i), (ii) or (iii) thereof, less $.01 in value. The Rights Redemption Payment shall be paid with respect to each Right upon surrender by such holder of the certificate formerly representing CCI Stock with which such Right was associated in the manner provided in Article III.

                                  ARTICLE III

                               EXCHANGE OF SHARES

        3.1  Exchange Procedures.

        (a) Upon the later to occur of the Effective Time and the completion of the allocation procedure set forth in Section 2.2, AirTouch shall issue to the Exchange Agent the number of AirTouch Securities issuable in the Merger and the amount of cash payable in the Merger; provided, however, that notwithstanding any other provision of this Agreement, AirTouch shall not issue to the Exchange Agent AirTouch Securities or cash payable with respect to shares of CCI Stock unless and until share certificates and the required transmittal materials pursuant to Article II and Article III have been received in proper form by the Exchange Agent. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to AirTouch Securities held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

        (b) After completion of the allocation procedure set forth in Section 2.2, each holder of a certificate formerly representing CCI Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in the Election Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to the number of Units, and/or cash, into which the shares of CCI Stock shall have been converted pursuant hereto. AirTouch shall cause the Exchange Agent to accept such certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 3.1,


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


each certificate representing CCI Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender Units and/or cash, as provided in this Agreement.

        (c) To the extent provided by Section 2.2(j) of this Agreement, each holder of shares of CCI Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional AirTouch Securities to which such holder would otherwise be entitled. AirTouch shall not be obligated to deliver the consideration to which any former holder of CCI Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of CCI Stock for exchange as provided in this
Article III. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of CCI for purposes of Rule 144(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for AirTouch Securities until AirTouch has received a written agreement from such person as provided in Section 5.11. If any AirTouch Securities, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

        3.2 Voting and Dividends. Former stockholders of CCI shall not be entitled to exercise any voting rights with respect to AirTouch Securities which they are entitled to receive in the Merger, unless and until such holders have exchanged their certificates representing CCI Stock for certificates representing AirTouch Securities in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of
Section 3.1 of this Agreement, each certificate theretofore representing shares of CCI Stock (other than shares to be canceled pursuant to Section 2.2(h) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive Units, and/or cash, as set forth in this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to AirTouch Securities with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of CCI Stock with respect to the shares of AirTouch Securities represented thereby, until the holder of such certificate of CCI Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificate of CCI Stock, there shall be paid to the holder of the certificates representing whole shares of AirTouch Securities issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional AirTouch Security to which such holder is entitled pursuant to Section 2.2(j) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AirTouch Securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of AirTouch Securities.

        3.3 No Liability. Neither AirTouch nor CCI shall be liable to any holder of shares of CCI Stock for any such AirTouch Security (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        3.4 Withholding Rights. AirTouch or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CCI Stock such amounts as AirTouch or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by AirTouch or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CCI Stock in respect of which such deduction and withholding was made by AirTouch or the Exchange Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        4.1 Representations and Warranties of CCI. CCI hereby represents and warrants to AirTouch and AirTouch Cellular that:

        (a)  Corporate Organization.

        (i) CCI and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. CCI has delivered to AirTouch copies of the certificate of incorporation and by-laws of CCI and each of its subsidiaries, as amended to date, which certificates and by-laws are in full force and effect; and

        (ii) For purposes of this Agreement, neither New Par nor any entity controlled by New Par (a "New Par Subsidiary") shall be deemed to be a subsidiary of CCI, and, unless specifically provided to the contrary, references to "CCI and its subsidiaries, taken as a whole" or phrases of similar effect shall be deemed to exclude New Par or any New Par Subsidiary from their scope. References to New Par shall be deemed to include New Par and the New Par Subsidiaries.

        (b)  Capitalization.

        (i) The authorized capital stock of CCI consists of 100,000,000 shares of Redeemable Common Stock, par value $.01 per share, of which 100,000,000 shares have been designated Series A Common Stock ("CCI Series A Common"); 100,000,000 shares of Nonredeemable Common Stock, par value $.01 per share, of which 100,000,000 shares have been designated Series C Common Stock ("CCI Series C Common"); 100,000,000 shares of Redeemable Participating Convertible Preferred Stock, par value $.01 per share ("CCI Redeemable Preferred"); 2,500,000 shares of Class A Preferred Stock, par value $.01 per share ("CCI Class A Preferred"); 218 shares of Series B Preferred Stock, par value $100 per share ("CCI Series B Preferred"); 3,000 shares of Class C Preferred Stock, par value $100 per share ("CCI Class C Preferred"); and 5,000,000 shares of Preference Stock, par value $1.00 per share, of which 2,500,000 shares have been designated Class A Preference Stock ("CCI Class A Preference Stock"), 3,000 shares have been designated Series B Preference Stock ("CCI Series B Preference Stock"), and 500,000 shares have been designated Series D Junior Participating Preference Stock ("CCI Series D Preference Stock"). As of the date hereof, there were issued and outstanding (A) 17,151,730 shares of CCI Series A Common, (B) 10,066,000 shares of CCI Series C Common, (C) 13,196,498 shares of CCI Redeemable Preferred, (D) 2,206,000 shares of CCI Class A Preference Stock and (E) 1,566 shares of CCI Series B Preference Stock, all of which have been duly authorized and validly issued, and are fully paid and nonassessable and free from preemptive or other similar rights. There are no shares of CCI Class A Preferred, CCI Series B Preferred, CCI Class C Preferred or CCI Series D Preference Stock issued or outstanding. Other than 1,005,000 shares of CCI Series A Common, no shares of CCI capital stock are held as treasury shares.

        (ii) Set forth on Schedule 4.1(b)(ii) is a list of each subsidiary, whether direct or indirect, of CCI. No subsidiary, whether direct or indirect, of CCI holds any shares of CCI capital stock. Except as set forth in Schedule 4.1(b)(ii), CCI owns directly or indirectly all the shares of capital stock of each subsidiary and such shares have been duly authorized and validly issued and are fully paid and nonassessable, and are owned free and clear of all liens, claims or encumbrances (including, without limitation, preemptive or other similar rights) with respect to the equity ownership thereof. Schedule 4.1(b)(ii) lists each subsidiary of CCI that has an ownership interest in New Par, along with the amount of such ownership interest. Each such subsidiary conducts no business other than the ownership of New Par. All such ownership interests in New Par are owned free and clear of all liens, claims or encumbrances with respect to the equity ownership thereof. Except for the subsidiaries of CCI set forth on Schedule 4.1(b)(ii), a 50% equity interest in New Par, and the other equity interests described in Schedule 4.1(b)(ii), CCI has no direct or indirect beneficial ownership interest in any corporation, partnership, joint venture or other entity.

        (iii) Except for (A) the preferred stock purchase rights (the "Rights") of CCI issued pursuant to the Rights Agreement dated as of July 31, 1991 (the "Rights Agreement"), between CCI and Continental Stock Transfer & Trust Company, as Rights Agent, (B) Employee New Options (as defined in the Existing Agreement) outstanding on the date hereof, (C) shares of CCI Redeemable Preferred, CCI Class A Preference Stock, CCI Series B Preference Stock and CCI Series A Common, (D) the CCI Convertible Debt, and (E) the agreements listed on Schedule 4.1(b)(iii), there are no outstanding subscriptions, options, stock-based or stock-related awards or rights, warrants, rights, convertible or exchangeable securities or other agreements, arrangements or commitments of any character (including, without limitation, registration rights) relating to or based upon the issued or unissued capital stock or other securities of CCI or any of it subsidiaries. Schedule 4.1(b)(iii) sets forth the number of Employee New Options outstanding as of the date hereof categorized by name of optionee, character of the option, underlying shares, exercise price, date of vesting, expiration date and employer. CCI has previously furnished to AirTouch a detailed list of Employee New Options setting forth the name of each optionee and the material terms of such option, together with complete copies of each stock option plan and agreement. Except for the Existing Agreement, there are no voting trusts or other agreements or understandings to which CCI or any subsidiary thereof is a party with respect to the voting of capital stock of CCI or any subsidiary thereof.

        (iv) Set forth on Schedule 4.1(b)(iv) is a summary of all repurchases of CCI capital stock effected by CCI or any subsidiary thereof during the last three years, setting forth in reasonable detail the number of shares acquired and the purchase price paid.

        (c) Authority. CCI has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the Rights Redemption and the other transactions contemplated hereby by CCI have been duly authorized by all necessary corporate action on the part of CCI, subject only to approval by the stockholders of CCI at the Stockholders' Meeting by the affirmative vote of a majority of the shares of CCI Stock, voting together as a single class. The Board of Directors of CCI has (i) approved the transactions contemplated hereby, (ii) taken all necessary corporate action so neither Section 203 of the DGCL ("Section 203") nor, to the extent applicable, Section 1707.041 of the Ohio Securities Law ("Section 1707.041"), requires any special vote of stockholders in connection therewith, and none of the restrictions on business combinations set forth in
Section 203 or, to the extent applicable, Section 1707.041 will apply to the Merger, (iii) taken all necessary corporate action so that the Rights Agreement will not apply to the Merger (including without limitation the amendment of the Rights Agreement so that AirTouch will not be deemed to be an Acquiring Person by virtue of the execution of this agreement or the consummation of the transactions contemplated hereby, which amendment is in full force and effect), and (iv) resolved to recommend that stockholders of CCI vote in favor of the approval of this Agreement, the Merger, the Rights Redemption and the other transactions contemplated hereby at the Stockholders' Meeting. This Agreement has been duly executed and delivered by CCI and constitutes a valid and binding obligation thereof, enforceable against it in accordance with its terms.

        (d)  Disclosure Documents.

        (i) None of the information supplied by CCI in writing specifically for inclusion in the Registration Statement or any Disclosure Document (as defined in paragraph (ii) below) in connection with the Merger, or in any amendments or supplements thereto, at the time of effectiveness (with respect to the Registration Statement or any amendment thereto), the first mailing and at the time of the Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (ii) Each other document required to be filed by CCI with the Commission in connection with the Merger (the "Disclosure Documents") including, without limitation, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger, and any schedules required to be filed with the Commission in connection therewith (collectively, the "Proxy Statement"), and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of CCI and at the time of the Stockholders Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Disclosure Documents other than the Proxy Statement and at the time of any distribution thereof, such Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (iii) The representations and warranties contained in Section 4.1(d)(i) and (ii) shall not apply to statements or omissions included in the Disclosure Documents based upon information furnished in writing by AirTouch to CCI specifically for use therein.

        (e) Consents; No Violation. Neither the execution and delivery of this Agreement by CCI, nor the consummation of the transactions contemplated hereby, will (i) conflict with, or result in any breach or violation of, any provision of the certificate of incorporation or by-laws of CCI or any subsidiary thereof; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license, or any mortgage, indenture, lease, agreement or other instrument of CCI or any subsidiary thereof, or to which any of their respective properties is subject, except for breaches, violations, defaults, liens, or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a material adverse effect on the business, financial condition, assets, liabilities or results of operations (the "Business Condition") of CCI and its subsidiaries, taken as a whole, or on the ability of CCI to consummate the transactions contemplated hereby; (iii) give rise to any preemptive or other similar right of any third party with respect to any shares of capital stock or properties of CCI or any subsidiary thereof; or (iv) require any consent, approval or authorization of, notification to, or filing with, any court, governmental agency or regulatory or administrative authority (each, a "Governmental Entity") on the part of CCI or any subsidiary thereof, other than
(A) the filing of certificates with respect to the Merger in accordance with the DGCL and CGCL and, where applicable, the corporation laws of Michigan or Ohio, (B) filings with the Commission under the Securities Act and the Exchange Act, (C) filings under state securities or blue sky laws, (D) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (E) approvals required by the Federal Communications Commission (the "FCC") and, if required, the public utility commissions of Ohio, Kentucky and Indiana to effectuate the Merger (the foregoing being hereinafter referred to as the "Regulatory Approvals"), (F) the consents and approvals listed on Schedule 4.1(e), and (G) consents, approvals, authorizations, notifications, waivers or filings the failure of which to obtain or make would not, singly or in the aggregate, have a material adverse effect on the Business Condition of CCI and its subsidiaries, taken as a whole, or materially adversely affect the ability of CCI to consummate the transactions contemplated hereby.

        (f)  SEC Reports; Material Contracts; Financial Statements.

        (i) CCI has furnished to AirTouch complete copies of all reports, statements and schedules required to be filed by CCI with the Commission pursuant to the Exchange Act since January 1, 1994 (collectively, the "CCI SEC Reports"). As of their respective dates, the CCI SEC Reports complied in all material respects with all applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (ii) The audited and unaudited consolidated financial statements of CCI included (or incorporated by reference) in the CCI SEC Reports (the "CCI Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in the financial statements or the notes thereto), and fairly present the financial position of CCI and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end adjustments.

        (g) Absence of Certain Changes. Since December 31, 1995, (i) except as set forth in Schedule 4.1(g), CCI and its subsidiaries have each conducted their respective businesses only in the ordinary and usual course, and (ii) neither CCI nor any of its subsidiaries has undergone or suffered any change in its Business Condition which has been, individually or in the aggregate, materially adverse to CCI and its subsidiaries, taken as a whole, or to the ability of CCI to consummate the transactions contemplated hereby.

        (h) Undisclosed Liabilities. Except as disclosed in Schedule 4.1(h), neither CCI nor any subsidiary thereof is subject to any liabilities of any nature (whether or not required to be accrued or disclosed under SFAS No. 5) which have had or can reasonably be expected to have, individually or in the aggregate, an adverse financial effect with respect to CCI and its subsidiaries exceeding $10 million, except (i) to the extent set forth or provided for in the CCI Financial Statements for the year ended December 31, 1995 and (ii) liabilities incurred since December 31, 1995 in the ordinary course of business, none of which has had or can reasonably be expected to have individually or in the aggregate an adverse financial effect with respect to CCI and its subsidiaries exceeding $10 million.

        (i) Compliance with Laws. Neither CCI nor any subsidiary thereof is in violation of any decree, order, statute, rule or regulation so as to materially adversely affect the Business Condition of CCI and its subsidiaries, taken as a whole, or the ability of CCI to consummate the transactions contemplated hereby.

        (j) Legal Proceedings. Except as set forth in Schedule 4.1(j), there is no litigation, proceeding or governmental investigation pending or, to the best of CCI's knowledge, threatened, against CCI or any subsidiary thereof or any of their respective properties or businesses or against any CCI Employee Plan or CCI Benefit Arrangement (as each is defined in Section 4.1(m)) or any of their respective assets which, if decided adversely, would have a material adverse effect on the Business Condition of CCI and its subsidiaries, taken as a whole, or on the ability of CCI to consummate the transactions contemplated hereby.

        (k) Finders; Investment Bankers. Neither CCI nor any subsidiary thereof, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that CCI has arrangements with Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella & Co. (a copy of the written agreement relating to each of which has previously been provided to AirTouch). Schedule 4.1(k) sets forth a bona fide estimate of the aggregate amount of all fees and expenses expected to be paid by CCI to all attorneys, accountants, investment bankers, proxy solicitors and other advisors in connection with the Merger ("Merger Fees").

        (l)  Tax Returns, Audits and Liabilities.

        (i) For purposes of this Section 4.1(l), the following terms shall have the following meanings:

                "Income Taxes" means any federal, state, local or foreign income, franchise or similar tax.

                "Group" means each affiliated group, within the meaning of
        Section 1504 of the Code (and any combined, consolidated, unitary group or similar group for purposes of any applicable foreign, state or local law), of which CCI or any present CCI subsidiary, or any predecessors or successors to CCI or any present CCI subsidiary is a member (collectively the "Groups").

                "Returns" means any return, report, information return, questionnaire, statement, estimate, declaration or other document (including any related or supporting information) filed or required to be filed for any period through and including the Closing with any taxing authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes (whether or not payment is required to be made with respect to such document).

                "Subsidiary" means any subsidiary of CCI and shall include any present or former subsidiary for the period during which such subsidiary (i) was owned, directly or indirectly, by CCI; or (ii) was the member of a Group.

                "Tax" or "Taxes" means all material taxes, fees, levies, imposts, assessments or other charges including, but not limited to, foreign, federal, state, county or local income, profits, gross receipts, payroll, excise, property, sales, use, employment, value added, unitary, capital, net worth, transfer, withholding, and franchise taxes and customs duties together with any penalties, interest or additions to tax thereon or costs or expenses related thereto.

        (ii) Except as set forth in Schedule 4.1(l)(ii), CCI, each Subsidiary thereof, New Par (to the extent CCI, or any of its subsidiaries, or any employee thereof, is responsible for the preparation of Returns therefor) and the Groups have (A) timely filed in accordance with all applicable laws, and will continue through the Effective Time to timely file, all Returns required to be filed by them and all Returns were or will be correct and complete in all material respects, and (B) paid all Taxes whether or not shown on any Return required to be paid by CCI, each of its Subsidiaries and the Groups and will continue to pay such Taxes for periods ending on or before the Effective Time. Except as set forth in Schedule 4.1(l)(ii), complete copies of (A) consolidated federal Income Tax Returns for CCI and its Subsidiaries, and (B) state and local Income and other Tax Returns of CCI and its Subsidiaries and the Groups for each of the years ended December 31, 1991, 1992, 1993 and 1994, and (C) all information relating to any valuation of International, LDCO and PRCO (as each is defined in the Existing Agreement) at the time of or done in connection with the distribution of common stock of International, LDCO and PRCO, have heretofore been delivered or made available to AirTouch (it being understood that the only information so described may be earnings and profits workpapers prepared by Ernst & Young LLP). CCI will deliver or make available, within 30 days of filing, (A) the consolidated federal income tax Returns for the year ended December 31, 1995 for CCI and its Subsidiaries (due to be filed on or before September 15, 1996), and (B) state and local income tax Returns of CCI, any Subsidiary thereof and any Group. Except as set forth in Schedule 4.1(l)(ii), (A) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any Return that relates to CCI or any Subsidiary thereof or any Group for Taxes, nor is there any factual or legal basis therefor that has not been reserved or provided for on the audited consolidated and consolidating balance sheet, (B) there are no encumbrances upon any property or assets of CCI, any Subsidiary thereof or any Group that arose in connection with any failure (or alleged failure) to pay any Taxes other than liens for current property taxes not yet due, (C) all amounts required to be collected or withheld by CCI and each Subsidiary thereof with respect to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (D) no extension of time within which to file any Return that relates to CCI, its Subsidiaries or the Groups has been requested which Return has not since been filed, (E) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Return that relates to CCI, any Subsidiary thereof or any Group which remain in effect, (F) there are no tax rulings, requests for rulings, or closing agreements relating to CCI or any Subsidiary thereof or any Group which could affect their liability for Taxes for any period after the Effective Time, (G) all federal, state and local Income Tax Returns of CCI or each Subsidiary thereof or any Group with respect to taxable periods through the year ended December 31, 1990 have been examined and closed or are Returns with respect to which the applicable statute of limitations has expired without extension or waiver and no notification of intention to audit or examine has been received from the Internal Revenue Service or any other taxing authority with respect to the Taxes of CCI, any Subsidiary thereof or any Group, and any deficiencies resulting from such audits have been paid in full, (H) no issue was raised by any taxing authority with respect to any audit that, if raised with respect to any

Return filed for a subsequent taxable period, could result in a deficiency of Taxes or other adjustment, (I) no power of attorney has been granted by CCI or any Subsidiary thereof or any Group with respect to any matter relating to Taxes of CCI or its Subsidiaries or any Group which is currently in force, and
(J) neither CCI or any of its Subsidiaries, nor any Group, has filed a consent under section 341(f) of the Code or any comparable provision of state revenue statutes. Except as set forth in Schedule 4.1(l)(ii), CCI has filed a consolidated Return for federal Income Tax purposes on behalf of itself and other members of the Group (within the meaning of section 1504 of the Code) of which it is the parent corporation since at least the date on which each was incorporated.

        (iii) CCI has heretofore provided AirTouch with complete copies (descriptions if unwritten) of any and all Tax allocation, indemnity, or sharing arrangement or agreement to which CCI or any Subsidiary thereof is a party.

        (iv) Except as set forth in Schedule 4.1(l)(iv), none of CCI, any Subsidiary thereof or any Group has either agreed nor been required to make an adjustment under section 481 of the Code by reason of a change in accounting method or otherwise.

        (v) The unpaid Taxes of CCI and its Subsidiaries (A) did not, as of the year ended December 31, 1995, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the audited consolidated and consolidating balance sheet (rather than in any notes thereto) as of and for the year ended December 31, 1995, and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CCI and its Subsidiaries in filing their Returns.

        (m)  Employee Benefit Plans.

        (i) Schedule 4.1(m)(i) sets forth a correct list of all of the following:

                (A)  each "employee benefit plan," as such term is defined in section 3(3) of ERISA, which is covered by Title I of ERISA and which is maintained, or otherwise contributed to, by CCI or any of its subsidiaries for the benefit of, or pursuant to which any of them has any liability with respect to, current or former employees of CCI or any subsidiary thereof (a "CCI Employee Plan") and any trust (including a trust intended to qualify under section 501(c)(9) of the Code) related thereto;

                (B) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement benefits, profit sharing, incentive pay, stock appreciation rights, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any current or former officer, consultant, director or employee of CCI or any subsidiary thereof or members of their respective families (other than directors' and officers' liability policies), maintained or otherwise contributed to by CCI or any subsidiary thereof, whether or not reduced to writing (a "CCI Benefit Arrangement");

                (C) each "employee benefit plan" and related trust described in subparagraph (A) above, and each plan, program, policy, contract or arrangement described in subparagraph (B) above, that would have been included within the definition of CCI Employee Plan or CCI Benefit Arrangement had such descriptions also referred to current or former employees of New Par (or, with respect to (B), members of their respective families); and

                (D) all individuals employed by CCI or any subsidiary thereof, and the position, employer and compensation payable to each such individual.

        (ii) Each CCI Employee Plan and CCI Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, including, but not limited to, ERISA and the Code. No CCI Employee Plan is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or section 412 of the Code. To the best knowledge of CCI, none of CCI or any subsidiary thereof, or any of the CCI Employee Plans, nor any of their respective current or former directors, officers, employees or agents, have, with respect to any CCI Employee Plan, engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA. With respect to those CCI Employee Plans intended to qualify under the Code, CCI has obtained from the Internal Revenue Service an advance determination letter to the effect that such CCI Employee Plan and related trust are so qualified, and to the best knowledge of CCI, no circumstances exist which would adversely affect such qualification. With respect to any CCI Employee Plan, there has not occurred and no circumstances exist which would constitute a reportable event under section 4043 of ERISA (other than a reportable event for which the 30-day notice requirement has been waived). Neither CCI nor any subsidiary thereof has contributed to a "multiemployer plan" within the meaning of section 3(37) of ERISA.

        (iii) Neither CCI nor any subsidiary thereof has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided at any cost to CCI with life insurance or employee welfare plan benefits (within the meaning of section 3(l) of ERISA) upon their retirement or termination of employment.

        (iv) No payment or benefit which will or may be made by CCI or any subsidiary thereof will be characterized as a "parachute payment" within the meaning of section 280G(b)(2) of the Code.

        (v) CCI has provided to AirTouch complete copies of all CCI Employee Plans, CCI Benefit Arrangements, any trusts related thereto and the most recent annual reports on Form 5500 and Summary Plan Descriptions required to be filed by CCI or any subsidiary thereof in connection with any CCI Employee Plan.

        (vi) Neither CCI nor any subsidiary thereof is a party to a collective bargaining agreement.

        (vii) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or together with any additional or subsequent events), shall constitute an event under any CCI Employee Plan, CCI Benefit Arrangement, loan or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any CCI Employee Plan or CCI Benefit Arrangement, acceleration of payment or funding, vesting, or increase in benefits or compensation with respect to any current or former employee or director of CCI, any subsidiary thereof or New Par, or the forgiveness of any loan.

        (viii) All contributions, premiums or other payments due from CCI or any subsidiary thereof to (or under) any CCI Employee Plan or CCI Benefit Arrangement to provide benefits for any individuals associated with CCI or any subsidiary thereof have been fully paid or adequately provided for on the books or financial statements of CCI or any subsidiary thereof.

        (n) Opinion of Financial Advisor. The Company has received the opinions of Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella & Co. to the effect that, as of the date hereof, the consideration to be received by the holders of the CCI Stock in the Merger is fair to such holders from a financial point of view.

        (o)  Intercompany Balances; Transactions with Affiliates.

        (i) Schedule 4.1(o)(i) sets forth a correct list of each amount (an "Intercompany Balance") due to CCI, its subsidiaries or New Par from, or due from CCI, its subsidiaries or New Par to, (A) any former subsidiary or business unit of CCI, (B) any employee, officer or director of CCI or (C) any other entity (other than a current CCI subsidiary or New Par) of which any employee, officer or director of CCI is an officer, director or significant stockholder (collectively, "CCI Affiliates").

        (ii) Schedule 4.1(o)(ii) sets forth a correct list of all agreements, contracts or other arrangements in effect at any time since December 31, 1995 pursuant to which either (A) any CCI Affiliate provides or provided, or causes or caused, to be provided any assets, services or facilities used by CCI, any subsidiary thereof or New Par or (B) CCI, any subsidiary thereof or New Par provides or provided, or causes or caused to be provided, any assets, services or facilities to any CCI Affiliate (each, an "Affiliate Transaction").

        (p) Tax Matters. Neither CCI or its subsidiaries, nor, to the knowledge of CCI, any of its affiliates has knowingly taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        (q) Material Contracts. Except for the contracts identified as material contracts in CCI's Annual Report on Form 10-K for the year ended December 31, 1995 and the contracts identified on the Schedules hereto, there are no material contracts, leases, agreements or understandings, whether written or oral, to which CCI or any subsidiary is a party or by which any of them is bound.

        4.2 Representations and Warranties of AirTouch. AirTouch hereby represents and warrants to CCI that:

        (a) Corporate Organization. Each of AirTouch and AirTouch Cellular is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

        (b) Capitalization. The authorized capital stock of AirTouch consists of 1,100,000,000 shares of common stock, $.01 par value ("AirTouch Common Stock"), and 50,000,000 shares of preferred stock, $.01 par value ("AirTouch Preferred Stock"). As of the date hereof, there were (i) 499,170,915 shares of AirTouch Common Stock issued and outstanding, all of which have been duly authorized and validly issued, and are fully paid and non-assessable and free from preemptive or other similar rights and (ii) no shares of AirTouch Preferred Stock issued and outstanding.

        (c) Authority. Each of AirTouch and AirTouch Cellular has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AirTouch and AirTouch Cellular have been, and the consummation of the transactions contemplated hereby by AirTouch and AirTouch Cellular will be, duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of AirTouch and AirTouch Cellular and constitutes a valid and binding obligation thereof, enforceable against it in accordance with its terms.

        (d) Valid Issuance. The AirTouch Securities to be delivered at the Closing, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and non-assessable.

        (e)  Disclosure Documents.

        (i) The registration statement(s) to be filed by AirTouch with the Commission with respect to the offering of AirTouch Class B Preferred and AirTouch Class C Preferred in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Securities Act and will not contain, at the time the Registration Statement becomes effective or at the time of the Stockholders' Meeting, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

        (ii) The representations and warranties contained in Section 4.2(e)(i) shall not apply to statements or omissions included in the Registration Statement or the Disclosure Documents based upon information furnished in writing by CCI to AirTouch specifically for use therein.

        (f) Consents; No Violation. Neither the execution and delivery of this Agreement by AirTouch or AirTouch Cellular, nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in any breach or violation of, any provision of the certificate of incorporation or by-laws of AirTouch or AirTouch Cellular or any of their respective subsidiaries; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license, or any mortgage, indenture, lease, agreement or other instrument of AirTouch or AirTouch Cellular or to which any of their respective subsidiaries, or any of their respective properties is subject, except for breaches, violations, defaults, liens, or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a material adverse effect on the Business Condition of AirTouch and its subsidiaries, taken as a whole, or on the ability of AirTouch or AirTouch Cellular to consummate the transactions contemplated hereby; (iii) give rise to any preemptive or other similar right of any third party with respect to any shares of capital stock or properties of AirTouch; or
(iv) require any consent, approval or authorization of, notification to, or filing with, any Governmental Entity on the part of AirTouch or AirTouch Cellular or any of their subsidiaries, other than (A) the filing of certificates with respect to the Merger in accordance with the DGCL and CGCL and, where applicable, the corporation laws of Michigan or Ohio, (B) the filing of the Certificates of Designation, Preferences and Rights of the AirTouch Class B Preferred and the AirTouch Class C Preferred with the Secretary of State of Delaware, (C) filings with the Commission under the Securities Act and the Exchange Act, (D) filings under state securities or "blue" sky laws, (E) filings required pursuant to the HSR Act, (F) the Regulatory Approvals, (G) the consents and approvals listed on Schedule 4.2(f), and (H) consents, approvals, authorizations, notifications, waivers or filings the failure of which to obtain or make would not, singly or in the aggregate, have a material adverse effect on the Business Condition of AirTouch and its subsidiaries, taken as a whole, or materially adversely affect the ability of AirTouch or AirTouch Cellular to consummate the transactions contemplated hereby.

        (g)  SEC Reports; Financial Statements.

        (i) AirTouch has furnished to CCI complete copies of all reports, statements and schedules required to be filed by AirTouch with the Commission pursuant to the Exchange Act since January 1, 1994 (collectively, the "AirTouch SEC Reports"). As of their respective dates, the AirTouch SEC Reports complied in all material respects with all applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (ii) The audited and unaudited consolidated financial statements of AirTouch included (or incorporated by reference) in the AirTouch SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in the financial statements or the notes thereto) and fairly present the financial position of AirTouch and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end adjustments.

        (h) Absence of Certain Changes. From December 31, 1995 to the date hereof, (i) except as set forth in Schedule 4.2(h), AirTouch has conducted its respective businesses only in the ordinary and usual course, and (ii) AirTouch has not undergone or suffered any change in its Business Condition which has been, individually or in the aggregate, materially adverse to AirTouch and its subsidiaries, taken as a whole, or to the ability of AirTouch or AirTouch Cellular to consummate the transactions contemplated hereby.

        (i) Finders; Investment Bankers. Neither AirTouch, AirTouch Cellular or any of their respective subsidiaries, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that AirTouch has an arrangement with Lehman Brothers Inc. and, in connection with the execution of the Existing Agreement, CS First Boston Corporation and Salomon Inc.

        (j) Tax Matters. Neither AirTouch or its subsidiaries, nor, to the knowledge of AirTouch, any of its affiliates has knowingly taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.


                                   ARTICLE V

                             PRE-CLOSING COVENANTS

        5.1 CCI Interim Operations. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement or as otherwise approved in writing by AirTouch, which approval shall not be unreasonably withheld:

        (a) Conduct of Business. CCI shall conduct its business, and shall cause its subsidiaries to conduct their respective businesses, only in the ordinary course of their respective existing businesses and otherwise as required by section 3.1.1(a) of the Existing Agreement.

        (b) Charters and By-Laws; Ownership of New Par. Except as expressly contemplated by this Agreement, CCI will not, and CCI will cause its subsidiaries not to, make or propose any change or amendment in their respective charters or by-laws. CCI will not, and will cause its subsidiaries not to, make any change in their respective direct or indirect ownership interests in New Par.

        (c) Capital Stock. CCI will not, and CCI will cause its subsidiaries not to, (i) issue, pledge or sell any shares of capital stock (including treasury shares) or any other securities of any of them, or (ii) issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or based on or otherwise tracking the performance or characteristics of capital stock, or
(iii) grant any stock-based or stock-related awards or rights or make any similar arrangements or awards with respect to or based upon other securities of any of them, or (iv) enter into any arrangement or contract with respect to the purchase or voting of shares of any of their capital stock, or (v) adjust, split, combine or reclassify any of their capital stock or other securities, or
(vi) make any other changes in their capital structures. Notwithstanding the foregoing, this Section 5.1(c) shall not apply to (A) the issuance of shares of CCI Series A Common in connection with conversion of CCI Redeemable Preferred,
(B) the issuance of shares of CCI Series A Common in connection with the conversion of CCI Series B Preference Stock, (C) the issuance of shares of CCI Series A Common upon exercise of Employee New Options, or (D) the issuance of shares of CCI Series A Common upon conversion of CCI Convertible Debt. CCI shall promptly inform AirTouch of the terms of any issuances of shares in accordance with the preceding sentence.

        (d) Dividends; Other Payments. Neither CCI nor any subsidiary thereof will declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock.

        (e) No Material Transactions; No Affiliate Transactions. CCI will not, and CCI will cause its subsidiaries not to, (A) authorize, recommend, propose or enter into an agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution or similar business combination, any joint venture partnership or collaborative arrangement, or any acquisition of a material amount of assets or securities;
(B) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; or (C) enter into, or otherwise engage in, any Affiliate Transaction. Notwithstanding the foregoing, CCI shall be permitted to effect the transactions contemplated by Section 5.10 and the sale of capital stock contemplated by Section 5.17 with any person or entity.

        (f) Employee Plans, Compensation, etc. Except for normal changes in the ordinary course of business that are consistent with past practice, or as provided by Section 2.6 hereof, and that, in the aggregate, do not result in a material increase of benefits or compensation expense to CCI or any of its subsidiaries relative to the level in effect prior to such changes and except as required by law, CCI will not, and will cause its subsidiaries not to:

                (i) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual, to the extent that any such action would affect directors, officers or employees associated with CCI, its subsidiaries or New Par;

                (ii) enter into any new employment arrangements or relationships with new or existing employees which has the legal effect of any relationship other than at-will employment;

                (iii) increase in any manner the compensation or fringe benefits of any director, officer or employee associated with CCI, its subsidiaries or New Par or pay any benefit to any director, officer or employee associated with CCI, its subsidiaries or New Par other than pursuant to an existing plan or arrangement and in amounts consistent with past practice; or

                (iv) grant any awards to any director, officer or employee associated with CCI, its subsidiaries or New Par under any bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder).

Except as required by law, CCI will not, and will cause its subsidiaries not to, take any action to segregate assets for, or in any other way secure, the payment of compensation or benefits to any employee associated with CCI, its subsidiaries or New Par under any employee plan, agreement, contract or arrangement or adopt, enter into or amend any contract, agreement, commitment or arrangement to do any of the acts described in this Section 5.1(f). CCI will not, and will cause its subsidiaries not to, become obligated to make any payment or transfer of property that constitutes a "parachute payment" within the meaning of section 280G(b)(2) of the Code.

        (g) Assets. CCI will not, and will cause its subsidiaries not to, encumber, sell, lease or otherwise dispose of any material assets or cancel, release or assign any indebtedness owed thereto or any claims held thereby, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        (h) Debt. Except in the ordinary course of its business consistent with past practice, CCI will not, and will cause its subsidiaries not to, (i) incur or assume any indebtedness (and any indebtedness permitted by the preceding shall, to the extent of indebtedness for money borrowed or capital leases, be prepayable without penalty, other than customary prepayment charges of a nature substantially similar to those provided in the Credit Agreement, dated as of December 27, 1995, by and among Cellular Communications of Ohio, Inc., certain of its subsidiaries and the lenders named therein (the "Credit Agreement") for LIBOR and CD rate loans); (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than a direct or indirect wholly owned subsidiary of CCI); (iii) issue or sell any debt securities or guarantee any indebtedness; or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing. CCI will not incur indebtedness under the Credit Agreement that would have a maturity date, or interest period ending, after August 1, 1996, except for any such indebtedness incurred prior to the date hereof.

        (i) Settlements. CCI will not, and will cause its subsidiaries not to, settle any claim, action or proceeding involving monetary damages, except in the ordinary course of business, consistent with past practice.

        (j) Accounting Methods. CCI will not change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by its independent accountants.

        (k) Merger Fees. CCI will not, and will cause its subsidiaries not to, pay (or agree to become obligated to pay) any Merger Fees in excess of the amount set forth in Schedule 4.1(k), other than any excess amounts which are immaterial in the aggregate incurred in connection with, and in furtherance of, consummation of the transactions contemplated hereby.

        (l) No Inconsistent Acts. Neither CCI nor any subsidiary thereof will take, or agree to take, any action that would result in any of the conditions set forth in Sections 6.1 and 6.3 not being satisfied.

        5.2 Certain Covenants of AirTouch. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement or as otherwise approved in writing by CCI, which approval shall not be unreasonably withheld:

                (a) Charters and Bylaws. AirTouch will not make any change or amendment in its charter or by-laws except for such changes or amendments that would not have had a material adverse effect on the rights of the AirTouch Class B Preferred or AirTouch Class C Preferred were such AirTouch Class B Preferred or AirTouch Class C Preferred to have been outstanding on the date thereof.

                (b) Capital Stock; Dividends. AirTouch will not undertake a reclassification of AirTouch Common Stock, or pay any single dividend or other distribution (whether in cash, capital stock or other assets) to holders of AirTouch Common Stock where the value of such dividend or distribution (in excess of the fair market value of any consideration received therefor) together with the amount of all dividends and distributions made to the holders of AirTouch Common Stock during the period from the date hereof and prior to such dividend or distribution exceeds 20% of the product of (i) the Volume-Weighted Average Trading Price on the record date for determining the stockholders entitled to receive such dividend or distribution and (ii) the number of shares of AirTouch Common Stock outstanding on such record date.

                (c) Disposition of Assets. AirTouch will not enter into any agreement providing for a transaction or series of related transactions that results in the transfer, sale or other disposition by AirTouch of assets of (i) AirTouch International, a California corporation, (ii) AirTouch Cellular of Nevada, a Nevada corporation, or (iii) AirTouch Cellular, to the extent that the assets subject to such transfer, sale or disposition in the aggregate would represent more than 20% of the total fair market value of AirTouch and its subsidiaries, taken as whole, measured on a proportionate basis immediately prior to such disposition (excepting any such transaction or series of related transactions in which a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature and excepting any transactions pursuant to existing agreements).

        5.3  Access and Information.

        (a) During the period from the date hereof through the Effective Time, CCI shall, and shall cause its subsidiaries to, afford AirTouch, and its accountants, counsel and other representatives, reasonable access from time to time during normal business hours to the properties, books, contracts, Returns and other tax records, commitments and records of CCI and its subsidiaries, and shall also cause such of its officers, employees, accountants, counsel and other agents or representatives to meet and confer with AirTouch and its accountants, counsel and other representatives as AirTouch may reasonably request, for the purpose of conducting any review or investigation reasonably related to the Merger, and CCI and its subsidiaries will cooperate fully with all such reviews and investigations.

        (b) During the period from the date hereof through the Effective Time, CCI shall furnish to AirTouch (i) all reports filed by CCI or any subsidiary thereof with the Commission (other than reports filed pursuant to section 13(d) or 13(g) of the Exchange Act) promptly upon the filing thereof, and (ii) monthly and other interim financial statements in the form prepared by CCI for its internal use. During this period, CCI also shall notify AirTouch in writing promptly of any material change in the Business Condition of CCI and its subsidiaries, or of CCI, its subsidiaries and New Par, taken as a whole. During the period from the date hereof through the Effective Time, AirTouch shall furnish to CCI all reports filed by AirTouch with the Commission (other than reports filed pursuant to section 13(d) or 13(g) of the Exchange Act) promptly upon the filing thereof. During this period AirTouch also shall notify CCI in writing promptly of any material change in the Business Condition of AirTouch and its subsidiaries, taken as a whole.

        (c) CCI shall and shall cause its subsidiaries to deliver to AirTouch at least ten business days prior to the Closing a schedule which sets forth the following information with respect to CCI and each of its subsidiaries as of December 31, 1995 (it being understood that some information set forth therein may be developed on the basis of estimates derived by CCI and its subsidiaries in good faith and using reasonable best efforts): (A) the adjusted basis of CCI and each of its subsidiaries in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to CCI and each of its subsidiaries; and (C) the amount of any deferred gain or loss allocable to CCI and each of its subsidiaries arising out of any deferred intercompany transaction (within the meaning of section 1.1502-13(a)(2) of the Income Tax Regulations); and (D) the amount of any excess loss accounts (within the meaning of section 1.1502-19 of the Income Tax Regulations), if any, of each of the subsidiaries.

        (d) Notwithstanding the foregoing provisions of this Section, no party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by a party hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

        5.4 Registration Statement. AirTouch and CCI shall promptly prepare and file with the Commission the Proxy Statement, and AirTouch shall prepare and file with the Commission the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of AirTouch and CCI shall provide reasonable opportunity for the other to review and comment upon the contents of the Proxy Statement and the Registration Statement and shall not include therein or omit therefrom any information to which counsel to the other shall reasonably object. After the date of the mailing of the Proxy Statement, each of AirTouch and CCI agrees promptly to notify the other of and to correct any information which either of them shall have furnished for inclusion in the Proxy Statement that shall have become false or misleading in any material respect. Each of AirTouch and CCI shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. AirTouch shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of the AirTouch Securities in the Merger, and CCI shall furnish all information concerning CCI and the holders of CCI Stock as may be reasonably requested in connection with any such action.

        5.5 Stockholders' Approval. CCI shall promptly call a meeting of its stockholders to be held no later than July 26, 1996 for voting upon the Merger (the "Stockholders' Meeting"), provided that the Registration Statement shall then be effective. In connection with the Stockholders' Meeting, CCI shall mail the Proxy Statement and Registration Statement to its stockholders on a timely basis, but in no event earlier than June 17, 1996. The Board of Directors of CCI (i) has recommended approval of the Merger, the Rights Redemption and this Agreement, (ii) shall include, and shall not withdraw or modify, each such recommendation in the Proxy Statement unless under applicable law, including applicable disclosure obligations, it is required to omit, withdraw or modify any such recommendation, (iii) shall submit for approval of its stockholders the matters to be voted upon at the Stockholders' Meeting, and
(iv) shall use its best efforts (including, without limitation, soliciting proxies for such approvals), to the extent permitted by applicable law, to obtain such stockholder approval.

        5.6 Stockholder Rights Plan. CCI will take all actions necessary to cause the Rights to be redeemed immediately prior to the Effective Time (the "Rights Redemption"), with the payment therefor to be in the manner and form provided for by Section 2.9 hereof.

        5.7 Tax Matters. Neither CCI or AirTouch nor any direct or indirect subsidiary of either of them shall knowingly take any action that would jeopardize the treatment of the Merger as a reorganization under section 368 of the Code.

        5.8 Indemnification. From and after the Effective Time, AirTouch shall cause the Surviving Corporation to (i) indemnify and hold harmless the present and former officers and directors of CCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Amended and Restated Certificate of Incorporation and bylaws of CCI in effect on the date hereof and (ii) perform and fulfill all of its obligations under the Indemnification Agreements between CCI and the persons listed in
Schedule 5.8 and in effect as of the date hereof.

        5.9 Further Assurances; Cooperation. Each of the parties hereto shall perform its obligations under this Agreement and take or cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and other necessary consents and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated hereby to be carried out promptly in accordance with the terms hereof and shall cooperate fully with one another and their respective officers, directors, employees, agents, counsel, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement; upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other parties herein in order more effectively to consummate such transactions (including, but not limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers), in each case including, without limitation:

                (a) Subject to the terms and conditions herein provided, CCI and AirTouch shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) obtain the consents, approvals, authorizations and waivers described in Sections 4.1(e) and 4.2(f),
        (ii) comply with the provisions of the HSR Act, and (iii) obtain any other required approval of any Governmental Entity with jurisdiction over the Merger and to obtain any other necessary consents, and, in the event any change in the transactions contemplated hereby is required in order to accomplish the foregoing, except as provided elsewhere in this Agreement, to take all necessary steps to accommodate such change to the extent it would not materially adversely affect the parties' rights or obligations hereunder. Each of the parties hereto agrees to cooperate in the preparation of and to provide all information required for the prompt filing of all applications, the Proxy Statement, the Registration Statement, the Disclosure Documents, approvals and waivers required for the approval and consummation of the Merger.


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



                (b) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if any injunction or other order of the type referred to in Section 6.1(g) is issued in any such action, suit or other proceeding, to use best efforts to have such injunction or other order dissolved, and to cooperate reasonably regarding the removal of any other impediment to the consummation of the Merger.

                (c) AirTouch shall give prompt written notice to CCI and CCI shall give prompt notice to AirTouch, to the extent known by the chief executive officer or any financial officer of the party giving notice, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the disclosing party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or which will or may result in the failure to satisfy any of the conditions specified in Article VI or (ii) any failure of the disclosing party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        5.10  New York Office Lease; Furniture and Fixtures.

        (a) At or before the Effective Time, CCI shall cause the office lease for CCI's offices at 110 E. 59th Street, New York, New York (covering a portion of the 21st floor and all of the 26th floor of such premises) (the "Headquarters Lease"), a copy of which has previously been furnished to AirTouch, to be terminated or novated, such that after the Effective Time neither AirTouch nor the Surviving Corporation shall have any liability or obligation of any kind whatsoever with respect to the Headquarters Lease. Neither CCI nor any subsidiary thereof shall make, or obligate itself to make, any payment to any person or entity including, without limitation, the lessors in connection with such termination or novation. CCI represents and warrants that as of the date hereof it has a binding commitment from a formerly affiliated company for the assignment thereto of the Headquarters Lease in the manner required by this Section 5.10(a).

        (b) At or before the Effective Time, CCI shall sell, or cause to be sold, all office equipment, fixtures, furniture and leasehold improvements owned by CCI and located at CCI's offices at 110 E. 59th Street, New York, New York for net proceeds to CCI of not less than the book value of such equipment, fixtures, furniture and leasehold improvements. CCI represents and warrants that as of the date hereof it has a binding commitment from a formerly affiliated company to purchase such fixtures, furniture and leasehold improvements on the foregoing terms.

        5.11 Affiliates; Other Documents. At least 40 days prior to the Effective Time, CCI shall deliver to AirTouch a letter identifying all persons who are, at the time, "affiliates" of CCI for purposes of Rule 145 under the Securities Act. CCI shall use best efforts to cause each person named in the letter delivered by it to deliver to AirTouch prior to the Closing Date a written "Affiliates" agreement, in the form attached hereto as Exhibit 5.11, providing that such person shall dispose of the AirTouch Securities to be received by such person in the Merger only in accordance with applicable law and, in addition, contains a representation by such "affiliate" that it has no present plan or intention to dispose of any such shares of AirTouch Securities. CCI agrees, upon request, to use all reasonable efforts to obtain and deliver to AirTouch any customary certificate or other document from any officer or stockholder of CCI as may be reasonably requested by Pillsbury Madison & Sutro LLP in connection with the Tax Opinion referred to in Section 6.3(f).

        5.12 Affiliate Transactions. At or before the Effective Time, CCI shall (a) repay, or cause to be repaid, all Intercompany Balances and (b) terminate, or cause to be terminated, all Affiliate Transactions.

        5.13 Redemption of Series B Preference Stock. On or before the date that the Proxy Statement is first mailed to stockholders, CCI shall mail a notice of redemption (a "Redemption Notice") to each of the holders of CCI's Series B Preference Stock, which shall (i) specify a date for redemption no later than the date of the Stockholders' Meeting, (ii) contain the information required by, and otherwise be in form and substance as required by, the terms of the Series B Preference Stock, and (iii) call for redemption all of the issued and outstanding shares of such Series B Preference Stock. On or before the date of the Stockholders' Meeting, CCI shall have redeemed all of the issued and outstanding shares of Series B Preference Stock, except to the extent that holders of shares of Series B Preference Stock have elected to exercise their conversion right in lieu of redemption and CCI has, on or before such date, converted their Series B Preference Stock into shares of CCI's Series A Redeemable Common.

        5.14 Accountants "Comfort" Letters. Each of AirTouch and CCI will use best efforts to cause to be delivered to the other "comfort" letters from their respective independent accountants, in form and substance reasonably satisfactory to the recipient, dated (i) two days prior to the date the Proxy Statement is first mailed to CCI's stockholders and (ii) two days prior to the date the stockholders of CCI adopt this Agreement.

        5.15  Employees; Long-Term Incentive Plan.

        (a) At or before the Effective Time, CCI shall, or shall cause its subsidiaries to, either obtain a letter of resignation in form and substance reasonably satisfactory to AirTouch, or terminate, each employee of CCI or any subsidiary thereof (including any such employees who may be seconded to New Par at the Effective Time).

        (b) Immediately prior to the Effective Time, upon instructions from AirTouch, CCI will terminate, or will cause its subsidiaries to terminate, the secondment to New Par of each employee of CCI or any subsidiary thereof.

        (c) Any voluntary resignation, or termination, of employees of CCI or its subsidiaries effected pursuant to paragraph (a) or (b) above shall be without any cost, expense or contractual liability (including, without limitation, severance payments or similar costs) to CCI, New Par, AirTouch or any of their respective affiliates. CCI shall use its best efforts to obtain a written commitment from such employees of CCI and its subsidiaries as AirTouch may designate to provide AirTouch (at the request of AirTouch) with consulting or advisory services following the Effective Time with respect to the operations of CCI, its subsidiaries or New Par for reasonable and customary compensation.

        (d) As of the Effective Time, the Cellular One Long-Term Incentive Plan will terminate, the stock appreciation rights granted thereunder will vest in full and, within 45 days following the Effective Time (or such shorter period as is reasonably practicable, but no sooner than 30 days following the Effective Time), AirTouch shall cause all vested stock appreciation rights outstanding thereunder to be paid in cash.

        5.16 Expenses. Subject to Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that all costs and expenses, including filing fees, related to the printing, mailing or filing of the Registration Statement and Proxy Statement or to any other filing with any Governmental Entity in connection with the transactions contemplated hereby shall be shared equally by AirTouch and CCI.

        5.17 Sale of Celsat Subsidiaries. CCI shall use its best efforts to sell, at or before the Effective Time, the capital stock (or all of the assets and liabilities) of CCI Data, Inc. and CCI Sub, Inc. for proceeds to CCI of not less than $2 million. CCI hereby represents and warrants to AirTouch that (a) except for CCI Data, Inc. and CCI Sub, Inc., neither CCI nor any subsidiary thereof has any direct or indirect beneficial ownership interest in Celsat America, Inc. and (b) neither CCI Data, Inc. nor CCI Sub, Inc. has any assets (having more than de minimis value) other than in interests in, and rights associated with, Celsat America, Inc.

        5.18 Transition Arrangements. During the period from the date hereof through the Effective Time, CCI shall, and shall cause its subsidiaries to, cooperate fully with AirTouch to effect a transition to AirTouch of control of New Par as of the Effective Time. AirTouch and CCI will form a team (to be chaired by AirTouch) which will have the authority to implement the transition (including, without limitation, a transition to use by New Par of the "AirTouch" brand name as of the Effective Time).

        5.19 Maintenance of D&O Insurance. At all times during the period from the date hereof through the Effective Date, CCI shall maintain in full force and effect the directors' and officers' insurance policy which is in effect on the date hereof.


                                   ARTICLE VI

                                   CONDITIONS

        6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of AirTouch and CCI to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                (a) Stockholder Approval. The stockholders of CCI shall have approved all matters relating to this Agreement, the Merger and the Rights Redemption required to be approved by such stockholders by the vote required under the DGCL at the Stockholders' Meeting.

                (b) Regulatory Approvals. All required authorizations, orders, grants, consents, permissions, approvals and waivers of any Governmental Entity with jurisdiction over the transactions contemplated hereby, other than those authorizations, orders, grants, consents, permissions, approvals and waivers the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the Business Condition of CCI, its subsidiaries and New Par taken as a whole, shall have been received and shall remain in effect, provided, however, that if the condition set forth in Section 6.3(c) is waived by AirTouch, then this condition will be deemed to have been satisfied with respect to the FCC Consents.

                (c) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                (d) Registration Statement Effective. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                (e) State Securities Laws. AirTouch shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

                (f) NYSE Listing. The AirTouch Securities to be issued to the holders of the capital stock of CCI upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                (g) No Injunction. Neither AirTouch nor CCI shall be subject to any order, decree or injunction of a Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby and no proceeding shall have been initiated by any Governmental Entity and be continuing which seeks such an injunction. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

        6.2 Conditions to Obligations of CCI to Effect the Merger. The obligations of CCI to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                (a) Representations and Warranties. The representations and warranties of AirTouch set forth in this Agreement shall have been true and correct in all material respects when made and (unless made as of a specified date) shall be true and correct in all material respects as if made as of the Effective Time, and CCI shall have received a certificate dated as of the Closing Date signed by the vice chairman and the chief financial officer of AirTouch to that effect.

                (b) Performance of Obligations. AirTouch shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and CCI shall have received a certificate dated as of the Closing Date signed by the vice chairman and chief financial officer of AirTouch to that effect.

                (c) Legal Opinions. CCI shall have received the opinions of Margaret G. Gill, Senior Vice President, Legal, External Affairs and Secretary of AirTouch, and Pillsbury Madison & Sutro LLP, counsel to AirTouch, both dated the Closing Date, substantially in the form of Exhibits 6.2(c)-1 and 6.2(c)-2 hereto, respectively.

                (d) Comfort Letter of AirTouch's Accountants. CCI shall have received the letter of Price Waterhouse, AirTouch's independent accountants, prepared pursuant to the provisions of Section 5.14.

                (e) Tax Opinion. CCI shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that AirTouch and CCI will each be a party to that reorganization within the meaning of section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of CCI to the extent they receive AirTouch Securities solely in exchange for shares of CCI Stock.

        6.3 Conditions to Obligations of AirTouch to Effect the Merger. The obligations of AirTouch to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                (a) Representations and Warranties. The representations and warranties of CCI set forth in this Agreement shall have been true and correct in all material respects when made and (unless made as of a specified date) shall be true and correct in all material respects as if made as of the Effective Time, and AirTouch shall have received a certificate dated as of the Closing Date signed by the chairman and the chief financial officer of CCI to that effect.

                (b) Performance of Obligations. CCI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and AirTouch shall have received a certificate dated as of the Closing Date signed by the chairman and the chief financial officer of CCI to that effect.

                (c) FCC Consents. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby ("FCC Consents") shall have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired.

                (d) Consents Under Agreements. The consent, approval or waiver of each person (other than Governmental Entities) whose consent or approval shall be required in order to permit (i) the succession by AirTouch Cellular as the Surviving Corporation in the Merger to any material obligation, right or interest of CCI or any subsidiary of CCI, or (ii) the indirect acquisition of CCI's ownership interest in New Par, under any material loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument (other than the Credit Agreement, as to which the parties acknowledge repayment will be required at the Effective Time) shall have been obtained.

                (e) Legal Opinions. AirTouch shall have received the opinions of Richard J. Lubasch, Vice President- General Counsel of CCI, and Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, both dated the Closing Date, substantially in the form attached hereto as Exhibits 6.3(e)-1 and 6.3(e)-2 hereto, respectively.

                (f) Tax Opinion. AirTouch shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

                (g) Litigation, etc. There shall be no pending or threatened material action or proceeding by any person against AirTouch, CCI, any subsidiary of either or New Par, or any director, officer or employee thereof, challenging or in any way or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any person as a result of the transactions contemplated hereby, which action or proceeding has or would have a reasonable likelihood of success.

                (h) Comfort Letter of CCI's Accountants. AirTouch shall have received the letters from Ernst & Young LLP, as CCI's independent accountants, prepared pursuant to the provisions of Section 5.14.

                (i) Rights Agreement. The Rights shall have been redeemed (by resolution of the Board of Directors of CCI and provision for payment as set forth in Section 2.9) in accordance with their terms.

                (j) Consummation of Certain Transactions. The transactions contemplated by Section 5.10 shall have been consummated in accordance with the provisions thereof.

                (k) Absence of Restrictive Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the transactions contemplated hereby, imposes any condition or restriction upon AirTouch or the Surviving Corporation or their respective subsidiaries which in the reasonable business judgment of AirTouch would materially interfere with the benefits sought to be obtained by AirTouch hereunder.

                (l) Contingent Liabilities. Except for matters described in the schedules delivered by CCI to AirTouch hereunder, at the time of the Closing (i) there shall not be any suit, action or proceeding, or any investigation or inquiry, by any Governmental Entity (collectively, "proceeding"), which shall be pending or, to the knowledge of CCI, threatened against or affecting CCI, any subsidiary thereof or New Par, and (ii) there shall not be any potential unasserted claim or liability against CCI, any subsidiary thereof or New Par (whether or not such claim or liability is required to be accrued or disclosed under SFAS No. 5), in the case of either a proceeding under clause (i) or a claim or liability under clause (ii), which could be reasonably expected to have, either individually or in the aggregate with all other such proceedings, claims or liabilities, a material adverse effect on CCI, its subsidiaries and New Par taken as a whole (which shall be deemed to have occurred if involving losses, liabilities (which if contingent could reasonably be expected to result in loss), costs or expenses of more than $50 million).

                (m) Change in Business Condition. Since the date hereof, there shall not have occurred any change in the Business Condition of CCI, its subsidiaries and New Par, taken as a whole, that would have or would be reasonably likely to have, individually or in the aggregate, a materially adverse effect thereon; provided, however, that the foregoing shall not apply to any change resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally.

                (n) Amendment of Indemnification Agreements. Prior to the Effective Time, CCI shall have entered into an amendment of each indemnity agreement by and between CCI and any officer or director of CCI or any other entity, pursuant to which the indemnitee (i) acknowledges that for purposes of indemnification by CCI or its subsidiaries such indemnitee has not served at the request of CCI or any such subsidiary thereof as a director, officer, employee, trustee, agent or fiduciary of any corporation, partnership, joint venture, trust or other entity other than CCI or any of its current subsidiaries ("non-CCI position") and (ii) waives any rights to indemnification that would arise out of or relate to such indemnitee's serving in any such non-CCI position and to which such indemnitee would otherwise be entitled pursuant to such indemnity agreement or the certificate of incorporation or bylaws of CCI or any subsidiary thereof.


                                  ARTICLE VII

                    TERMINATION; AMENDMENT AND MISCELLANEOUS

        7.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of CCI, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                (a)  By mutual consent of AirTouch and CCI; or

                (b) By either AirTouch or CCI, if the Effective Time does not occur on or before September 15, 1996 (unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its covenants and agreements set forth herein required to be performed or observed by such party on or before the Effective Time); or

                (c) By AirTouch, in accordance with the provisions of Section 2.2(l); provided that AirTouch shall have given CCI five business days' written notice of such termination; or

                (d) (i) By either AirTouch or CCI, if the approval of the stockholders of CCI contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof, or (ii) by AirTouch, if any of the recommendations described in clause (i) of
        Section 5.5 shall not have been included in the Proxy Statement, or shall have been withdrawn or modified; or

                (e) By AirTouch, if at the time of the Stockholders' Meeting the holders of shares of CCI Stock representing more than 10% of the CCI Common Equivalent Shares have submitted written demands for appraisal of their respective shares pursuant to section 262 of the DGCL which demands have not been withdrawn; or

                (f) By either AirTouch or CCI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

        7.2  Effect of Termination.

        (a) In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 7.2, Section 7.3 and Section 7.6 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

        (b) Upon any such termination and abandonment of this Agreement, the Existing Agreement and the letter agreement, dated March 31, 1995, between AirTouch and CCI, as extended by letter agreement dated January 23, 1996 (together, the "Confidentiality Agreement"), shall remain in full force and effect.

        7.3 Termination Expenses. In the event this Agreement is terminated pursuant to Section 7.1(d) AirTouch shall be entitled to reimbursement from CCI and its subsidiaries for all reasonable internal and external costs, fees and expenses incurred by such terminating party and any of its subsidiaries in connection with the transactions contemplated hereby, including the preparation, printing, filing, shipping, and distribution of the Registration Statement and the Proxy Statement and the pursuit of Regulatory Approvals (such fees and expenses to include all legal, consulting and accounting fees, disbursements and expenses).

        7.4 Non-Survival of Representations, Warranties and Covenants Following the Effective Time. Except for Article II, Article III, Section 5.8,
Section 5.15(d) and Article VII (excluding Sections 7.1, 7.2 and 7.3), none of the respective representations, warranties, obligations, covenants and agreements of the parties shall survive the Effective Time.

        7.5 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits hereof and this Agreement may be amended or supplemented at any time before or after approval of this Agreement by the stockholders of CCI to the extent permitted under section 251(d) of the DGCL. No waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

        7.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among AirTouch, AirTouch Cellular and CCI with respect to the transactions contemplated hereby, and this Agreement supersedes all prior agreements among the parties with respect to these matters; provided, however, that the Existing Agreement and the Confidentiality Agreement remain in full force and effect and are not modified hereby.

        7.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

        7.8 Interpretation. The descriptive headings contained in this Agreement are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        7.9 Notices. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or, to its knowledge, a pending or threatened occurrence, of any event which would case or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

         If to CCI:

         Cellular Communications, Inc.
         110 East 59th Street
         New York, NY 10022
         Attention:  Richard J. Lubasch,
                     Vice President and General Counsel
         Telecopy:  (212) 906-8497

         With copies to:

         Skadden, Arps, Slate, Meagher & Flom
         919 Third Avenue
         New York, NY 10022
         Attention:  Kenneth J. Bialkin and
                     Thomas H. Kennedy
         Telecopy:  (212) 735-2000

         If to AirTouch or AirTouch Cellular:

         AirTouch Communications, Inc.
         One California Street
         San Francisco, CA 94111
         Attention:  Margaret G. Gill,
                     Senior Vice President,
                     Legal, External Affairs and Secretary
         Telecopy:  (415) 658-2298

         With copies to:

         Pillsbury Madison & Sutro LLP
         235 Montgomery Street
         San Francisco, CA 94104
         Attention:  Nathaniel M. Cartmell III
         Telecopy:  (415) 983-1200

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 7.9.

  7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

  7.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  7.12 No Assignment. Neither of the parties hereto may assign any of its rights or delegate any of its obligations (whether by operation of law or otherwise) under this Agreement to any other person or entity; provided that AirTouch Cellular shall be entitled to assign all of its rights and obligations hereunder to any wholly owned subsidiary of AirTouch. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect. Subject to the foregoing provisions of this Section 7.12, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  7.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  7.14 Consent to Jurisdiction. Each of the parties hereby submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the Federal courts of the United States of America located in Delaware in respect of the transactions contemplated by this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the transactions contemplated by this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

  7.15 Publicity. So long as this Agreement is in effect, each of AirTouch and CCI agrees to consult with the other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby or the other party, and neither CCI nor AirTouch will issue any press release or make any such public statement prior to such consultation and giving the other a reasonable opportunity to review and comment on any such proposed press release or public statement, except as may be required by law.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                        AIRTOUCH COMMUNICATIONS, INC.



                                        By:  /s/ Arun Sarin
                                             ----------------------------------

                                             Name:  Arun Sarin

                                             Title:  Vice Chairman


                                        AIRTOUCH CELLULAR



                                        By:  /s/ Mohan Gyani
                                             ----------------------------------

                                             Name:  Mohan Gyani

                                             Title: Executive Vice President and
                                                    Chief Executive Officer


                                        CELLULAR COMMUNICATIONS, INC.



                                        By:  /s/ George Blumenthal
                                             ----------------------------------

                                             Name:  George Blumenthal

                                             Title: Chairman

                                 Exhibit 2.2(l)


1.      Definitions
        -----------

        Additional C Shares                     =                       Cash Reduction Amount
                                                                        ---------------------
                                                                              FMV-C Share

        Additional Unit Amount                  =                       Cash Reduction Amount
                                                                        ---------------------
                                                                                 $55

        Cash Reduction Amount                   =        (a) the amount of the reduction in Cash Election Number
                                                         required pursuant to clause (i) of Section 2.2(l), multiplied by (b) $55

        Class B Shares Pre-Adjustment           =        (a) $500 million, divided by (b) the AirTouch Preferred
                                                         Stock Issue Price.

        Class C Shares Pre-Adjustment           =        (a) (i) Units Pre-Adjustment, multiplied by $55, minus,
                                                         (ii) $500 million, divided by (b) $50

        FMV-C Share                             =        the fair market value of one share of AirTouch Class C
                                                         Preferred determined in writing by Lehman Brothers Inc. as of the Effective Time

        Units Pre-Adjustment                    =        72% of the number of CCI Common Equivalent Shares
                                                         outstanding as of immediately prior to the Effective Time


2.      Calculation of Adjustments
        to Class B Per-Unit Amount
        and Class C Per-Unit Amount

                                                                    Class B Shares Pre-Adjustment
        Class B Per-Unit Amount                 =                   -----------------------------
                                                         Units Pre-Adjustment + Additional Unit Amount


        Class C Per-Unit Amount                 =        Class C Shares Pre-Adjustment + Additional C Shares
                                                         ---------------------------------------------------
                                                         Units Pre-Adjustment + Additional Unit Amount

                                     ANNEX B

                        DELAWARE GENERAL CORPORATION LAW
                                   SECTION 262

         APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) or (g) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d)  Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                        ANNEX C

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF 6.00% CLASS B MANDATORILY CONVERTIBLE PREFERRED STOCK,
                                   SERIES 1996

                                       OF

                          AIRTOUCH COMMUNICATIONS, INC.


         AIRTOUCH COMMUNICATIONS, INC. (the "Corporation"), a Delaware corporation governed by the provisions of the General Corporation Law of the State of Delaware, as amended, hereby certifies that, under authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting held on April 4, 1996 duly adopted the following resolution:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors hereby approves the amount, preferences and rights, including voting rights, of this Corporation's 6.0% Class B Mandatorily Convertible Preferred Stock, Series 1996 (the "Class C Preferred"), as presented to the Board of Directors; and be it further

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 141 of the Delaware General Corporation Law, a committee known as the Preferred Stock Committee, of which Arun Sarin shall be the sole member, is established, and that such committee is authorized to incorporate the amount, rights, and preferences of each of the Class B Preferred and the Class C Preferred, as approved by this Board of Directors, into Certificates of Designation, Preferences and Rights to be filed with the Secretary of State of the State of Delaware, provided that the Preferred Stock Committee may approve modifications to the amounts, preferences and rights of the Class B Preferred and the Class C Preferred, other than the voting rights.

         The Corporation further certifies that under the authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors adopted at a meeting held on April 4, 1996 and the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee of the Board of Directors duly adopted the following resolution:

         RESOLVED, that under authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors duly adopted at a meeting held on April 4, 1996 and the provisions of Section 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee hereby fixes the amount, preferences and rights of the shares of the 6% Class B Mandatorily Convertible Preferred Stock, Series 1996, as set forth in Schedule A attached hereto, and the proper officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Designation, Preferences and Rights containing such provisions with the Secretary of the State of Delaware and with such other governmental agencies or authorities as any of such officers may deem appropriate.

                                   SCHEDULE A

1.       DESIGNATION AND AMOUNT.

         The designation of the series of Preferred Stock created by this Certificate shall be "6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996, par value $0.01 per share" (the "Class B Preferred Shares"), and the number of shares constituting such series shall be 24,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Class B Preferred Shares to a number less than that of the Class B Preferred Shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.


2.       DEFINITIONS.

         As used in this Certificate:

         "Anti-Dilution Adjustment Ratio" has the meaning set forth in Section 4(d)(ii).

         "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise.

         "Class B Preferred Shares" means the shares of 6.00% Class B Mandatorily Convertible Preferred Stock, 1996 Series.

         "Class C Preferred Stock" shall mean the 4.25% Class C Convertible Preferred Stock, Series 1996.

         "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

         "Contingent Payment" has the meaning set forth in Section 5(a).

         "Contingent Payment Calculation Date" has the meaning set forth in
Section 5(a).

         "Conversion Price" has the meaning set forth in the definition of Maturity Exchange Rate.

         "Current Market Price" per share of Common Stock at any date shall be deemed to be the Volume-Weighted Average Trading Price over the fifteen consecutive Trading Day period ending on and including such date of determination; provided, however, if any event that results in an adjustment of the Maturity Exchange Rate or the Optional Conversion Rate occurs during such fifteen Trading Day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

         "Determination Date" means, with respect to the issuance, sale or exchange of any Equity Securities, the later of (a) the date upon which the price or the amount of consideration to be received in consideration of such issuance, sale or exchange is fixed and (b) the date upon which a public announcement of the transaction is made, provided that if no public announcement is made, the Determination Date shall be the date set forth in (a).

         "Distribution Adjustment Ratio" has the meaning set forth in Section 4(d)(iii).

         "Dividend Payment Date" has the meaning set forth in Section 3(a).

         "Equity Securities" shall mean the Common Stock or any debt, equity or other security or contractual right, in each case that is convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock or any warrants, options or other rights to purchase the Common Stock or other Equity Securities (other than Rights).

         "Equity Security Adjustment Ratio" has the meaning set forth in Section 4(d)(vi).

         "Exempt Issuance" means (a) Equity Securities issued pursuant to any existing or future employee stock purchase plan, employee stock option plan or other employee or director benefit plan or (b) Equity Securities issued pursuant to any stockholder purchase plan or plan for the reinvestment of dividends or interest, to the extent that the consideration paid for the Equity Securities issued pursuant to any such stockholder or dividend or interest reinvestment plan is not less than 95% of the Fair Market Value of such securities as of the date of the issuance of the Equity Securities.

         "Extraordinary Distribution" means any single dividend or other distribution (including by reclassification of shares or recapitalization of the Corporation, as well as any such dividend or distribution made in connection with a merger or consolidation in which the Corporation is the continuing corporation and the Common Stock is not changed or exchanged) to holders of Common Stock (effected while any of the Class B Preferred Shares are outstanding) (i) of cash, where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Common Stock over the twelve-month period ending on the payment date for such cash dividend or distribution, when combined with the aggregate amount of all previous Pro Rata Repurchases during such period (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day prior to the public announcement of such Pro Rata Repurchase made during such period), exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) of any evidences of indebtedness of the Corporation or evidences of indebtedness or securities of any other person or any other property (including, without limitation, shares of capital stock of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of any such single dividend or other distribution that, pursuant to clause (i), constitutes an Extraordinary Distribution shall for purposes of the first paragraph of Section 4(d)(iii) hereof be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any other cash dividends and distributions made within the relevant period referred to above to holders of Common Stock to the extent such other dividends and distributions were not previously included in the calculation of an adjustment pursuant to the first paragraph of Section 4(d)(iii) hereof within such period.

         "Fair Market Value" shall mean the Volume-Weighted Average Trading Price of the Security in question for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market to determine that day's Volume-Weighted Average Trading Price. With respect to any asset or security for which there is no Current Market Price, the Fair Market Value of such asset or security shall be determined in good faith by the Board of Directors.

         "Initial Issuance Date" means the date upon which the Class B Preferred Shares are initially issued.

         "International Adjustment Ratio" has the meaning set forth in Section 4(d)(iv).

         "International Distribution" means a distribution to the holders of Common Stock of any equity interest in an International Entity, on a per share basis.

         "International Entity" means any entity predominantly holding interests in cellular operations outside the United States that has an aggregate Fair Market Value of U.S.$ 1 billion or more.

         "Issue Price" has the meaning set forth in the definition of Maturity Exchange Rate.

         "Issued Equity Securities" has the meaning set forth in Section
4(d)(ii).

         "Junior Stock" has the meaning set forth in Section 3(b).

         "Liquidation Amount" has the meaning set forth in Section 6(c).

         "Mandatory Conversion" has the meaning set forth in Section 4(a).

         "Maturity Date" has the meaning set forth in Section 4(a).

         "Maturity Exchange Rate" is equal to, subject to adjustment as to amount and shares, as described herein, (a) if the Maturity Price is greater than or equal to $____ per share (the "Conversion Price") [THE ISSUE PRICE TIMES 1.24], 0.806 shares of Common Stock per Class B Preferred Share, (b) if the Maturity Price is less than the Conversion Price but greater than $___ per share (the "Issue Price") [AIRTOUCH PREFERRED STOCK ISSUE PRICE AS DEFINED IN THE MERGER AGREEMENT], the rate of Common Stock per Class B Preferred Share that is equal to the Issue Price divided by the Maturity Price, and (c) if the Maturity Price is less than or equal to the Issue Price, one share of Common Stock per Class B Preferred Share.

         "Maturity Price" means the Volume-Weighted Average Trading Price per share of Common Stock for the 20 consecutive Trading Day period immediately prior to (but not including) the Maturity Date.

         "New Issuance Adjustment Ratio" has the meaning set forth in Section 4(d)(v).

         "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any Equity Securities (other than Common Stock) shall mean the excess of (i) the Fair Market Value of a share of Common Stock on the Determination Date multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise, conversion or exchange in full of such Equity Securities (and any Equity Securities receivable upon exercise, conversion or exchange thereof), whether or not then exercisable, convertible or exchangeable at such date, if any, over (ii) the aggregate amount payable pursuant to the exercise, conversion or exchange of such Equity Securities, whether or not then exercisable, convertible or exchangeable, to purchase or acquire such maximum number of shares of Common Stock (and any Equity Securities receivable upon exercise, conversion or exchange thereof); provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, the amount payable pursuant to the exercise, conversion or exchange of such Equity Securities to purchase or acquire shares of Common Stock shall be deemed to be the Fair Market Value of the consideration payable pursuant to the exercise, conversion or exchange of such Equity Securities on the Determination Date (excluding for that purpose the Fair Market Value of the Equity Security to be so exercised, converted or exchanged).

         "Optional Conversion Rate" has the meaning set forth in Section 4(c).

         "Parity Preferred Stock" has the meaning set forth in Section 3(a).

         "Preferred Stock Directors" has the meaning set forth in Section 8(b).

         "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Corporation or any affiliate thereof (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Class B Preferred Shares are outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any affiliate thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

         "Recapitalization Adjustment Ratio" has the meaning set forth in
Section 4(d)(i).

         "Reorganization Event" has the meaning set forth in Section 4(e).

         "Rights" means rights of the Corporation issued or issuable under the Rights Agreement dated September 9, 1994 between the Corporation and The Bank of New York or pursuant to any successor stockholder rights plan replacing the Rights Agreement.

         "Security Issue Date" means the date on which a particular Class B Preferred Share is issued.

         "Senior Preferred Stock" has the meaning set forth in Section 3(a).

         "Third Party" means any person as to which the Corporation does not own, directly or indirectly, and does not have the power to direct, more than 20% of the outstanding voting interests.

         "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

         "Volume-Weighted Average Trading Price" for any given period means, for a security, an amount equal to (A) the cumulative sum, for each trade of such security during such period on the New York Stock Exchange (or such other principal exchange or over-the-counter market on which such security is listed), of the product of: (x) the sale price times (y) the number of shares of the security sold at such price; divided by (B) the total number of securities so traded during the specified period.


3.       DIVIDENDS.

         (a) Payment of Dividends. The holders of outstanding Class B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential dividends from the Security Issue Date, at the rate per Class B Preferred Share of $____ per annum, as may be adjusted in accordance with the provisions hereof [6% OF THE ISSUE PRICE], and no more, payable quarterly in arrears on the 15th day of each February, May, August and November, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. The first dividend payment shall be for the period from the Security Issue Date to but excluding the first day of the next calendar quarter, and will be payable on the first Dividend Payment Date thereafter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a dividend period. Dividends (or amounts equal to accrued and unpaid dividends) payable on Class B Preferred Shares for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The Board of Directors may fix a record date for the determination of holders of Class B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 calendar days prior to the date fixed for the payment thereof. If the Security Issue Date of a particular Class B Preferred Share is later than the Initial Issuance Date solely due to a delay in the surrender by the holder of a certificate representing a share of capital stock of Cellular Communications, Inc. ("CCI") pursuant to Section 3.2 of the Agreement and Plan of Merger between the Corporation and CCI, then, notwithstanding the foregoing, dividends on such Class B Preferred Share shall be payable from the Initial Issuance Date.

         Dividends on the Class B Preferred Shares will accrue, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, on a daily basis from the previous Dividend Payment Date. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of Class B Preferred Shares on the Maturity Date or on the date of their earlier conversion.

         The Preferred Shares will rank on a parity as to payment of dividends with the Class C Preferred, and with any future preferred stock issued by the Corporation (the "Parity Preferred Stock") that by its terms ranks pari passu with the Preferred Shares with respect to payment of dividends.

         The Preferred Shares will be subordinate as to payment of dividends to any future preferred stock issued by the Corporation that by its terms is senior to the Preferred Shares with respect to payment of dividends (the "Senior Preferred Stock").

         (b) Payment of Dividends on Junior Stock. As long as any Class B Preferred Shares are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Corporation ranking junior to the Class B Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation ("Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid on any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock (including the Class B Preferred Shares) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Junior Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock.

         In addition, as long as any Class B Preferred Shares are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock.

         Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or Junior Stock) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any Junior Stock and from time to time Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of any outstanding Senior Preferred Stock or Parity Preferred Stock, to share therein according to their respective interests.

         (c) Payment of Dividends on Parity Preferred Stock. As long as any Class B Preferred Shares are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Senior Preferred Stock or Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Class B Preferred Shares and each other share of such Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding Class B Preferred Shares and such other outstanding shares of Parity Preferred Stock bear to each other.

         In addition, as long as any Class B Preferred Shares are outstanding, the Corporation may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Senior Preferred Stock or Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Senior Preferred Stock and Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; (iii) the Corporation is not in default of any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock unless all Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

         (d) Any dividend payment made on the Class B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Class B Preferred Shares.

         (e) All dividends paid with respect to the Class B Preferred Shares shall be paid pro rata to the holders entitled thereto.

         (f) Holders of the Class B Preferred Shares shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Corporation ranking junior to the Class B Preferred Shares as to dividends, but subject to the rights of holders of shares of the Corporation having a preference and a priority over the payment of dividends on the Class B Preferred Shares.


4.       CONVERSION.

         (a) Mandatory Conversion. On ______, 1999, or such earlier date as may occur as a result of an event set forth in Section 4(e) (the "Maturity Date") [THREE YEARS AFTER INITIAL ISSUANCE DATE], each outstanding Class B Preferred Share shall convert automatically (the "Mandatory Conversion") into Common Stock at the Maturity Exchange Rate in effect on the Maturity Date, and all accrued and unpaid dividends on such Class B Preferred Share (other than previously declared dividends payable to the holder of record on a prior date) through and including the Maturity Date, whether or not declared, shall be immediately due and payable in cash out of funds legally available for the payment of dividends, subject to the conversion of the Class B Preferred Shares at the option of the holder at any time prior to the Maturity Date. Dividends on the Class B Preferred Shares shall cease to accrue and such shares shall cease to be outstanding on the Maturity Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the Class B Preferred Shares, and the Corporation may defer the payment of dividends on shares of Common Stock issuable upon conversion of the Class B Preferred Shares and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Class B Preferred Shares, provided that the Corporation shall give the holders of the Class B Preferred Shares such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Maturity Date. Amounts payable in cash in respect of the Class B Preferred Shares or in respect of such shares of Common Stock shall not bear interest.

         (b) Redemption by the Corporation. Class B Preferred Shares are not redeemable by the Corporation prior to the Maturity Date.

         (c) Conversion at Option of Holder. Class B Preferred Shares are convertible at the option of the holder thereof at any time prior to the Maturity Date into shares of Common Stock at a rate of 0.806 of a share of Common Stock for each Class B Preferred Share (the "Optional Conversion Rate") (equivalent to a conversion price of $__ per share of Common Stock)[ISSUE PRICE TIMES 1.24], subject to adjustment as set forth below.

         Conversion of Class B Preferred Shares at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied and dividends will cease to accrue in respect of Class B Preferred Shares at such time. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

         Holders of Class B Preferred Shares at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. Except as provided above, upon any optional conversion of Class B Preferred Shares, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Class B Preferred Shares or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

         (d) Maturity Exchange Rate and Optional Conversion Rate Adjustments. The Maturity Exchange Rate and the Optional Conversion Rate shall each be subject to adjustment from time to time as provided below in this section (d).


                  (i) If the Corporation shall, after the Initial Issuance Date:

                           (A) pay a stock dividend or make a distribution with
                  respect to its Common Stock in shares of such Common Stock,

                           (B) subdivide or split its outstanding Common Stock
                  into a greater number of shares,

                           (C) combine its outstanding shares of Common Stock
                  into a smaller number of shares, or

                           (D) issue any shares of capital stock of the
                  Corporation as a distribution with respect to, or by reclassification of, its Common Stock (other than the Rights, Equity Securities covered under Section 4(d)(ii), and distributions pursuant to Section 5 hereof), then, in any such event, (1) the Maturity Exchange Rate in effect immediately prior to such event shall be adjusted such that (aa) the Issue Price and the Conversion Price shall each be adjusted by multiplying them by a fraction, the numerator of which is one and the denominator of which is the number of shares of Common Stock of the Corporation that a holder of one share of Common Stock prior to any event described above would hold after such event (assuming the issuance of fractional shares) (the "Recapitalization Adjustment Ratio"), and (bb) the ratios set forth in (a), (b) and (c) of the definition of Maturity Exchange Rate shall each be adjusted by multiplying them by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio; and (2) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively. In the case of an event described in subsection (D) above, each Class B Preferred Share shall become convertible into shares of capital stock of the Corporation as to which a holder of Common Stock immediately prior to such a distribution shall be entitled, or into which the Common Stock has become reclassified, at the Maturity Exchange Rate or Optional Conversion Rate as modified by this subsection

         (i). In the event of any such reclassification into more than one resulting class of capital stock of the Corporation, the shares of each such resulting class issuable upon conversion of a Class B Preferred Share shall be in the same proportion, if possible, or if not possible, in substantially the same portion, which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassifications.

                  (ii) If the Corporation shall, after the Initial Issuance Date, issue Equity Securities (other than Common Stock, the Rights or Exempt Issuances) ("Issued Equity Securities") to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the later of the record date and the Determination Date of such issuance) to subscribe for or purchase shares of Common Stock or other Equity Securities at a price per share less than the Fair Market Value of the Common Stock or other Equity Security to be acquired in effect on the Determination Date for such issuance of Equity Securities (treating the price per share of the Equity Securities to be acquired as equal to (x) the sum of (A) the Fair Market Value of the consideration payable for a unit of the Equity Security plus (B) the Fair Market Value of any additional consideration initially payable upon the exercise, conversion or exchange of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying or that may be acquired upon the exercise, conversion or exchange of such Equity Security) then, in any such event unless such Equity Securities are issued to holders of Class B Preferred Shares on a pro rata basis with the shares of Common Stock based on the Optional Conversion Rate on the date immediately preceding the record date for such issuance, (A) the Maturity Exchange Rate in effect on the record date described below shall be adjusted (1) by multiplying the ratios set forth in (a), (b) and (c) of the definition of Maturity Exchange by a fraction of which the numerator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such Issued Equity Securities (including the Common Stock that may be acquired upon the exercise, conversion or exchange of the Equity Securities), and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (including, without limitation, the Fair Market Value of the consideration payable for a unit of the Equity Securities so offered plus the Fair Market Value of any additional consideration payable upon exercise, conversion or exchange of such Equity Securities) would purchase at such Fair Market Value as of the record date for such issuance (the "Anti-Dilution Adjustment Ratio") and (2) by multiplying the Issue Price and the Conversion Price by a fraction equal to one divided by the Anti-Dilution Adjustment Ratio, and (B) the Optional Conversion Ratio in effect on the record date described below shall be adjusted by multiplying it by the Anti-Dilution Adjustment Ratio. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Maturity Exchange Rate and the Optional Conversion Rate shall each be readjusted to the Maturity Exchange Rate and the Optional Conversion Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

                  (iii) If the Corporation shall, after the Initial Issuance Date, make an Extraordinary Dividend or effect a Pro Rata Repurchase of Common Stock, then unless such Extraordinary Dividend is made to each holder of Class B Preferred Shares on a pro rata basis with the shares of Common Stock based on the Optional Conversion Rate in effect on the record date for such payment or distribution, in any such event, then
         (A) the Maturity Exchange Rate in effect immediately prior to such event shall be adjusted (1) by multiplying the ratios set forth in (a),
         (b) and (c) of the definition of Maturity Exchange Rate by a fraction of which the numerator shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase (minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation) and (ii) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such Extraordinary Dividend or, with respect to a Pro Rata Purchase, on the Trading Day immediately preceding the first public announcement of such Pro Rata Repurchase, and of which the denominator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution, or, in the case of a Pro Rata Repurchase on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be (provided that such denominator shall never be less than 1.0) (the "Distribution Adjustment Ratio") and
         (2) by multiplying the Issue Price and the Conversion Price by a fraction of which the numerator shall be one and the denominator shall be the Distribution Adjustment Ratio; and (B) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by the Distribution Adjustment Ratio; provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Maturity Exchange Rate or the Optional Conversion Rate unless the amount of all cash dividends and distributions made to holders of Common Stock over the twelve-month period ending on the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases, including such Pro Rata Repurchase (for all purposes of this Section 4(d)(iii) including only that portion of the Fair Market Value of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect each such Pro Rata Repurchase), the Effective Dates of which fall within such period, exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

                  (iv) If the Corporation shall, after the Initial Issuance Date, make an International Distribution, and on the record date for such International Distribution the Fair Market Value of the Common Stock is greater than the Conversion Price, then each holder of Class B Preferred Shares as of the record date of such distribution shall receive such International Distribution on a pro rata basis with the shares of Common Stock based on the Optional Conversion Rate in effect on the record date for such International Distribution, and the Issue Price and the Conversion Price shall be adjusted by multiplying the Issue Price and the Conversion Price by a fraction, of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y)(i) the Fair Market Value of a share of Common Stock on the record date with respect to such International Distribution, minus (ii) the Fair Market Value of the International Distribution, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such International Dividend (the "International Adjustment Rate"). With respect to all shares of Series B Preferred Shares outstanding and subsequently issued, the dividend payable pursuant to Section 2(a) hereof and the Liquidation Amount shall each be adjusted by multiplying each of them by the International Adjustment Rate. Such adjustment shall be made successively. In the event that this subsection (iv) is applicable, then the provisions of subsection (iii) shall not apply. If this subsection (iv) is not applicable, then the provisions of subsection (iii) shall apply to such International Distribution. All adjustments pursuant to this subsection shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such International Distribution. If the Corporation has received an opinion of a nationally recognized law firm or accounting firm that the procedure set forth in this subsection (iv) would result in an adverse tax consequence to the Corporation or the holders of the Common Stock, then the provisions of this subsection
         (iv) shall not apply, and the provisions of subsection (iii) shall be applicable.

                  (v) In case the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any Rights, (ii) Exempt Issuances or pursuant to Equity Securities issued as Exempt Issuances, (iii) pursuant to Equity Security theretofore outstanding entitling the holder to purchase or acquire shares of Common Stock. (iv) a dividend or distribution to holders of Common Stock or (v) distributions pursuant to Section 5 hereof) for a consideration having a Fair Market Value on the Determination Date less than the Fair Market Value of such shares of Common Stock on the Determination Date, then (A) the Maturity Exchange Rate in effect immediately prior to such issuance, sale or exchange shall be adjusted
         (1) by multiplying the ratios set forth in (a), (b) and (c) of the definition of Maturity Exchange Rate by a fraction of which the numerator shall be the sum of (x) number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock so issued, and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate price paid for the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Market Value as of the Determination Date (the "New Issuance Adjustment Ratio") and (2) by multiplying the Issue Price and the Conversion Price by a fraction equal to one divided by the New Issuance Adjustment Ratio, and (B) the Optional Conversion Ratio in effect immediately prior to such issuance shall be adjusted by multiplying it by the New Issuance Adjustment Ratio. Notwithstanding the foregoing, the provisions of this subsection
         (iv) shall not apply if the Board of Directors of the Corporation has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Common Stock to any Third Party following arm's length negotiations shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Common Stock or of the consideration to be paid for the Common Stock, as measured on a single date or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Common Stock.

                  (vi) In case the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Shares are outstanding, issue, sell or exchange any Equity Security (other than Common Stock, the Rights, Exempt Issuances or distributions pursuant to
         Section 5 hereof) other than any such issuance to all holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) for a consideration having a Fair Market Value on the Determination Date less than the Non-Dilutive Amount, then (A) the Maturity Exchange Rate shall be adjusted (1) by multiplying the ratios set forth in (a),
         (b) and (c) of the definition of Maturity Exchange Rate by a fraction, the numerator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the Determination Date and (y) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock underlying or which could be acquired pursuant to such Equity Security at the time of the issuance, sale or exchange of such Equity Security (assuming shares of Common Stock could be acquired pursuant to such Equity Security at such time), and the denominator of which shall be the sum of (x) the Fair Market Value of all the shares of Common Stock outstanding on Determination Date plus (y) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such Equity Security plus (z) the Fair Market Value as of the Determination Date of the consideration which the Corporation would receive upon exercise, conversion or exchange in full of all such Equity Securities (the "Equity Security Issuance Adjustment Ratio") and
         (2) by multiplying the Issue Price and the Conversion Price by a fraction equal to one over the Equity Security Adjustment Ratio, and
         (B) the Optional Conversion Ratio shall be adjusted by multiplying it by the Equity Security Adjustment Ratio. Notwithstanding the foregoing, the provisions of this subsection (vi) shall not apply if the Board of Directors has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Equity Securities to a Third Party following arm's length negotiations shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Equity Securities or of the consideration to be paid therefor, as measured on a single day or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Equity Securities.

                 (vii) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsection (ii) above.

                  (viii) The Corporation shall also be entitled to make such adjustments in the Maturity Exchange Rate and the Optional Conversion Rate as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to
         Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders after the Initial Issuance Date shall not be taxable.

                  (ix) In any case in which subsection 4(d) shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion pursuant to subsection 4(a) or 4(c) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted Class B Preferred Shares the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection 4(i).

                  (x) All adjustments to the Maturity Exchange Rate and the Optional Conversion Rate shall be calculated to the nearest 1/1000th of a share of Common Stock. No adjustment in the Maturity Exchange Rate or the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subsection (x) is not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further that any adjustment shall be required and made in accordance with the provisions of this Section (other than this subparagraph (x)) not later than such time as may be required in order to preserve the taxfree nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Maturity Exchange Rate or the Optional Conversion Rate pursuant to more than one paragraph of this Section 4, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value.

         (e) Adjustment for Consolidation or Merger. In case of (A) any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (B) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (C) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged) (each a "Reorganization Event"), then the Maturity Date of the Class B Preferred Shares shall accelerate to be the time and date that is immediately prior to the effective time of the Reorganization Event, and the Class B Preferred Shares shall automatically convert on such date in accordance with the procedure set forth in Section 4(a) without any further action on the part of the holder or the Corporation. Notwithstanding the foregoing, a transaction described in (A), (B) or (C) above shall only be a Reorganization Event if it is a bona fide transaction not entered into primarily for the purposes of causing the Maturity Date to occur.

         For purposes of the immediately preceding paragraph and subsection 4(g)
(iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

         (f) Notice of Adjustments. Whenever the Maturity Exchange Rate and Optional Conversion Rate are adjusted as herein provided, the Corporation shall:


                  (i) forthwith compute the adjusted Maturity Exchange Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Maturity Exchange Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the Class B Preferred Shares and the Common Stock; and

                  (ii) make a prompt public announcement and mail a notice to the holders of the outstanding Class B Preferred Shares stating that the Maturity Exchange Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Maturity Exchange Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

         (g) Notices. In case, at any time while any of the Class B Preferred Shares are outstanding,


                  (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends (other than Extraordinary Dividends), or

                  (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares or its Common Stock or of any other Equity Securities, or

                  (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or capital stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate name or corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or

                  (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or

                  (v) there shall occur any Pro Rata Repurchase,

         then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Class B Preferred Shares, and shall cause to be mailed to the holders of Class B Preferred Shares at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation. or winding up. The failure to give or receive the notice required by this subsection (g) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

         (h) Effect of Conversions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be usable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the

Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

         (i) No Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any Class B Preferred Shares. In lieu of any fractional share otherwise issuable in respect of the aggregate number of Class B Preferred Shares of any holder which are converted upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) the Maturity Price of the Common Stock, in the case of a Mandatory Conversion, or (ii) the Current Market Price as of the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class B Preferred Shares so surrendered.

         (j) Re-issuance. Class B Preferred Shares that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

         (k) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of share of Class B Preferred Shares pursuant to this Section 4; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class B Preferred Shares redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (l) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the Class B Preferred Shares or any conversion of the Class B Preferred Shares at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding Class B Preferred Shares.


5.       CONTINGENT PRICE ADJUSTMENT PAYMENT.

         (a) Holders of outstanding Class B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, a contingent payment (the "Contingent Payment") in the amount set forth below if the Volume-Weighted Average Trading Price of the Class B Preferred Shares over the 30 consecutive calendar days commencing _______, 1996 [THE DATE THAT IS THREE MONTHS AFTER THE INITIAL ISSUANCE DATE] and ending _______, 1996 (the "Contingent Payment Calculation Date") is as follows:

Trading Price                                    Cumulative Amount per share
- -------------                                    ---------------------------
                                                 ($ million)
$54.50 to $55.00        in each case              0.00        in each case
$54.49 to $54.00        multiplied by the         2.00        divided by the total
$53.99 to $53.75        quotient obtained         4.00        number of Class B
$53.74 to $53.50        by dividing the           6.00        Preferred Shares
$53.49 to $53.25        Issue Price by            8.00        issued and
$53.24 to $53.00        $55.00                   10.00        outstanding as of
$52.99 to $52.75                                 12.50        the Contingent
less than $52.75                                 15.00        Payment
                                                              Calculation Date

         The Contingent Payment shall be sent no later than the tenth Business Day following the Contingent Payment Date to holders of record as of the Contingent Payment Date.

         (b) The Corporation may, at its option, pay the Contingent Payment in the form of capital stock by delivering a number of shares of Class C Preferred Stock or Common Stock equal to the Contingent Payment Amount divided by the Volume-Weighted Average Trading Price of the Class C Preferred Stock or Common Stock, as applicable, over the 30 day period described above, or cash in lieu of fractional shares at such price.

6.       LIQUIDATION RIGHTS.

         (a) The Class B Preferred Shares will rank on a parity as to distribution of assets upon liquidation with the Class C Preferred Stock, and with any future preferred stock issued by the Corporation that by its terms ranks pari passu with the Class B Preferred Shares with respect to distribution of assets upon liquidation.

         (b) The Class B Preferred Shares will be subordinate as to distribution of assets upon liquidation of dividends to any future preferred stock issued by the Corporation that by its terms is senior to the Class B Preferred Shares with respect to distribution of assets upon liquidation.

         (c) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of Class B Preferred Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the Class B Preferred Shares on liquidation, and before any distribution to holders of any shares of the Corporation that are junior and subordinate to the Class B Preferred Shares on liquidation, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per Class B Preferred Share of cash equal to $ ___ [THE "INITIAL ISSUE PRICE"], as adjusted pursuant to the terms hereof (the "Liquidation Amount"), plus an amount equal to all accrued and unpaid dividends thereon, and shall, after the holders of Common Stock have received an amount per share of Common Stock equal to the amount paid per Class B Preferred Share, be entitled to participate on a pro rata basis with the holders of Common Stock. In the event the assets of the Corporation available for distribution to the holders of the Class B Preferred Shares upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Class B Preferred Shares and of all other series of Preferred Stock that ranks on a parity with the Class B Preferred Shares in the event of liquidation, the holders of Class B Preferred Shares and of all other series of such parity Preferred Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Class B Preferred Shares and the holders of outstanding shares of such parity Preferred Stock were paid in full. Except as provided in this Section 6, holders of Class B Preferred Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         (d) For the purposes of this Section 6, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

                  (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

                  (ii) the consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).


7.       NO PREEMPTIVE RIGHTS.

         The holders of Class B Preferred Shares shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.


8.       VOTING RIGHTS.

         (a) The holders of Class B Preferred Shares shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on which the holders of Common Stock are entitled to vote, on the basis of four-fifths of a vote for each share held (which number shall be adjusted in accordance with adjustments to the Optional Conversion Ratio). The holders of Class B Preferred Shares and Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation.

         (b) If at any time dividends payable on the Class B Preferred Shares or any other series of Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the Class B Preferred Shares, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of Class B Preferred Shares to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the Class B Preferred Shares and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of Class B Preferred Shares to elect two Preferred Stock Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the Class B Preferred Shares to elect two Preferred Stock Directors in the case of future dividend defaults.

         The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of Class B Preferred Shares and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

         (c) For as long as any Class B Preferred Shares remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the stockholders called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the Class B Preferred Shares then outstanding or reduce the minimum time required for any notice to which holders of Class B Preferred Shares then outstanding may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with, or senior to the Class B Preferred Shares with respect to payment of dividends or payment upon liquidation shall be deemed not to affect adversely such powers, preferences or rights and shall not be subject to approval by the holders of Class B Preferred Shares; and provided further that the holders of the Class B Preferred Shares shall not have any voting rights with respect to the amendment, alteration or repeal of any provisions of the Certificate of Incorporation of the Corporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any Class B Preferred Shares.

         (d) Except as set forth in this Section 8 or as required by law, the holders of the Class B Preferred Shares shall not have any voting rights.


         IN WITNESS WHEREOF, AirTouch Communications, Inc. has caused this certificate to be executed this day of ____________, 1996.


                                       AIRTOUCH COMMUNICATIONS, INC.



                                       By: _____________________________________

                                                                        ANNEX D

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                   4.25% CLASS C CONVERTIBLE PREFERRED STOCK,
                                   SERIES 1996

                                       OF

                          AIRTOUCH COMMUNICATIONS, INC.

         AIRTOUCH COMMUNICATIONS, INC. (the "Corporation"), a Delaware corporation governed by the provisions of the General Corporation Law of the State of Delaware, as amended, hereby certifies that, under authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and the provisions of Section 151 and Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting held on April 4, 1996 duly adopted the following resolutions:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors hereby approves the amount, preferences and rights, including voting rights, of this Corporation's 4.25% Class C Convertible Preferred Stock, Series 1996 (the "Class C Preferred"), as presented to the Board of Directors; and be it further

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 141 of the Delaware General Corporation Law, a committee known as the Preferred Stock Committee, of which Arun Sarin shall be the sole member, is established, and that such committee is authorized to incorporate the amount, rights, and preferences of each of the Class B Preferred and the Class C Preferred, as approved by this Board of Directors, into Certificates of Designation, Preferences and Rights to be filed with the Secretary of State of the State of Delaware, provided that the Preferred Stock Committee may approve modifications to the amounts, preferences and rights of the Class B Preferred and the Class C Preferred, other than the voting rights.

         The Corporation further certifies that under the authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors adopted at a meeting held on April 4, 1996 and the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee of the Board of Directors duly adopted the following resolution:

         RESOLVED, that under authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors duly adopted at a meeting held on April 4, 1996 and the provisions of Section 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee hereby fixes the amount, preferences and rights of the shares of the 4.25% Class C Mandatorily Convertible Preferred Stock, Series 1996, as set forth in Schedule B attached hereto, and the proper officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Designation, Preferences and Rights containing such provisions with the Secretary of the State of Delaware and with such other governmental agencies or authorities as any of such officers may deem appropriate.

                                   SCHEDULE B


Section 1.  DESIGNATION AND AMOUNT.

         The designation of the series of Preferred Stock created by this Certificate shall be "4.25% Class C Convertible Preferred Stock, Series 1996, par value $0.01 per share" (the "Class C Preferred Shares"), and the number of shares constituting such series shall be 19,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Class C Preferred Shares to a number less than that of the Class C Preferred Shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2.  DEFINITIONS.

         As used in this Certificate:

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise.

                  "Current Market Price" per share of Common Stock at any date shall be deemed to be the Volume-Weighted Average Trading Price over the fifteen consecutive Trading Day period ending on and including such date of determination; provided, however, if any event that results in an adjustment of the Exchange Rate occurs during such fifteen Trading Day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event;

                  "Call Price" has the meaning set forth in Section 4(a).

                  "Class B Preferred Shares" means the shares of 6.0% Class B Mandatorily Convertible Preferred Stock, 1996 Series.

                  "Class C Preferred Shares" means the shares of 4.25% Class C Convertible Preferred Stock, 1996 Series.

                  "Determination Date" means, with respect to the issuance, sale or exchange of any Equity Securities, the later of (a) the date upon which the price or the amount of consideration to be received in consideration of such issuance, sale or exchange is fixed and (b) the date upon which a public announcement of the transaction is made, provided that if no public announcement is made, the Determination Date shall be the date set forth in (a).

                  "Dividend Payment Date" has the meaning set forth in Section 3(a).

                  "Equity Securities" shall mean the Common Stock or any debt, equity or other security or contractual right, in each case that is convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock or any warrants, options or other rights to purchase the Common Stock or other Equity Securities (other than Rights).

                  "Exchange Rate" has the meaning set forth in Section 4(c).

                  "Exempt Issuance" means (a) Equity Securities issued pursuant to any existing or future employee stock purchase plan, employee stock option plan or other employee or director benefit plan or (b) Equity Securities issued pursuant to any stockholder purchase plan or plan for the reinvestment of dividends or interest, to the extent that the consideration paid for the Equity Securities issued pursuant to any such stockholder or dividend or interest reinvestment plan is not less than 95% of the Fair Market Value of such securities as of the date of the issuance of the Equity Securities.

                  "Extraordinary Distribution" means any single dividend or other distribution (including by reclassification of shares or recapitalization of the Corporation, as well as any such dividend or distribution made in connection with a merger or consolidation in which the Corporation is the continuing corporation and the Common Stock is not changed or exchanged) to holders of Common Stock (effected while any of the shares of Class C Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Common Stock during the twelve-month period ending on the payment date for such cash dividend or distribution to holders of Common Stock, when combined with the aggregate amount of all previous Pro Rata Repurchases during such period (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day prior to the public announcement of such Pro Rata Repurchase made during such period), exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) of any evidences of indebtedness of the Corporation or evidences of indebtedness or securities of any other person or any other property (including, without limitation, shares of capital stock of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of any such single dividend or other distribution that, pursuant to clause
(i), constitutes an Extraordinary Distribution shall for purposes of the first paragraph of Section 4(d)(iii) hereof be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any other cash dividends and distributions made within the relevant period referred to above to holders of Common Stock to the extent such other dividends and distributions were not previously included in the calculation of an adjustment pursuant to the first paragraph of Section 4(d)(iii) hereof within such period.

                  "Fair Market Value" shall mean the Volume-Weighted Average Trading Price of the Security in question for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market to determine that day's Volume-Weighted Average Trading Price. With respect to any asset or security for which there is no Current Market Price, the Fair Market Value of such asset or security shall be determined in good faith by the Board of Directors.

                  "Issued Equity Securities" has the meaning set forth in
Section 4(d)(ii).

                  "Initial Issuance Date" means the date upon which the first Class C Preferred Share is initially issued.

                  "International Distribution" means a distribution to the holders of Common Stock of any equity interest in an International Entity, on a per share basis.

                  "International Entity" means any entity predominantly holding interests in cellular operations outside the United States that has an aggregate Fair Market Value of U.S.$ 1 billion or more.

                  "Junior Stock" has the meaning set forth in Section 3(b).

                  "Maturity Date" has the meaning set forth in Section 4(a).

                  "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any Equity Securities (other than Common Stock) shall mean the excess of (i) the Fair Market Value of a share of Common Stock on the Determination Date multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise, conversion or exchange in full of such Equity Securities (and any Equity Securities receivable upon exercise, conversion or exchange thereof), whether or not then exercisable, convertible or exchangeable at such date, if any, over (ii) the aggregate amount payable pursuant to the exercise, conversion or exchange of such Equity Securities, whether or not then exercisable, convertible or exchangeable, to purchase or acquire such maximum number of shares of Common Stock (and any Equity Securities receivable upon exercise, conversion or exchange thereof); provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, the amount payable pursuant to the exercise, conversion or exchange of such Equity Securities to purchase or acquire shares of Common Stock shall be deemed to be the Fair Market Value of the consideration payable pursuant to the exercise, conversion or exchange of such Equity Securities on the Determination Date (excluding for that purpose the Fair Market Value of the Equity Security to be so exercised, converted or exchanged).

                  "Parity Preferred Stock" has the meaning set forth in Section 3(a).

                  "Preferred Stock Directors" has the meaning set forth in
Section 8(b).

                  "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Corporation or any affiliate thereof (as defined in Rule 12b-2 under the Security Exchange Act of 1934 (the "Exchange Act") pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Class C Preferred Shares are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any subsidiary thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

                  "Provisional Redemption Date" has the meaning set forth in
Section 4(b)(i).

                  "Provisional Redemption Price" has the meaning set forth in
Section 4(b)(i).

                  "Provisional Redemption Year" has the meaning set forth in
Section 4(b)(i).

                  "Reorganization Event" has the meaning set forth in Section 4(e).

                  "Rights" means rights of the Corporation issued or issuable under the Rights Agreement dated September 9, 1994 between the Corporation and The Bank of New York or pursuant to any successor stockholder rights plan replacing the Rights Agreement.

                  "Senior Preferred Stock" has the meaning set forth in Section 3(a).

                  "Security Issue Date" means the date on which a particular Class C Preferred Share is issued.

                  "Third Party" means any person as to which the Corporation does not own, directly or indirectly, and does not have the power to direct, more than 20% of the outstanding voting interests.

                  "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

                  "Volume-Weighted Average Trading Price" for any given period means, for a security, an amount equal to (A) the cumulative sum, for each trade of such security during such period on the New York Stock Exchange (or such other principal exchange or over-the-counter market on which such security is listed), of the product of: (x) the sale price and (y) the number of shares of the security sold at such price; divided by (B) the total number of securities so traded during the specified period.

Section 3.  DIVIDENDS.

         (a) Payment of Dividends. The holders of outstanding Class C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential dividends from the Security Issue Date, at the rate per Class C Preferred Share of $2.125 per annum, as adjusted pursuant hereto, and no more, payable quarterly in arrears on the 15th day of each February, May, August and November, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. The first dividend payment shall be for the period from the date of issuance to but excluding the first day of the next calendar quarter, and will be payable on the first Dividend Payment Date thereafter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a dividend period. Dividends (or amounts equal to accrued and unpaid dividends) payable on Class C Preferred Shares for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The Board of Directors may fix a record date for the determination of holders of Class C Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 calendar days prior to the date fixed for the payment thereof. If the Security Issue Date of a particular Class C Preferred Share is later than the Initial Issuance Date solely due to a delay in the surrender by the holder of a certificate representing a share of capital stock of Cellular Communications, Inc. ("CCI") pursuant to Section 3.2 of the Agreement and Plan of Merger between the Corporation and CCI, then, notwithstanding the foregoing, dividends on such Class C Preferred Share shall be payable from the Initial Issuance Date.

                  Dividends on the Class C Preferred Shares will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared on a daily basis from the previous Dividend Payment Date. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of Class C Preferred Shares on the Maturity Date or on the date of their earlier redemption or conversion.

                  The Class C Preferred Shares will rank on a parity as to payment of dividends with Class B Preferred Shares, and with any future preferred stock issued by the Corporation (the "Parity Preferred Stock") that by its terms ranks pari passu with the Class C Preferred Shares with respect to payment of dividends.

                  The Class C Preferred Shares will be subordinate as to payment of dividends to any future preferred stock issued by the Corporation that by its terms is senior to the Class C Preferred Shares with respect to payment of dividends (the "Senior Preferred Stock").

         (b) Payment of Dividends on Junior Stock. As long as any Class C Preferred Shares are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Corporation ranking junior to the Class C Preferred Shares as to the payment of dividends ("Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid on any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock (including the Class C Preferred Shares) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Junior Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock.

                  In addition, as long as any Class C Preferred Shares are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock unless all Parity Preferred Stock at to which such a default exists is purchased or redeemed on a pro rata basis.

                  Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or Junior Stock) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any Junior Stock and from time to time Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of any outstanding Senior Preferred Stock or Parity Preferred Stock, to share therein according to their respective interests.

         (c) Payment of Dividends on Parity Preferred Stock. As long as any Class C Preferred Shares are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Senior Preferred Stock or Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Class C Preferred Shares and each other share of such Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding Class C Preferred Shares and such other outstanding shares of Parity Preferred Stock bear to each other.

                  In addition, as long as any Class C Preferred Shares are outstanding, the Corporation may not purchase, redeem or otherwise acquire any Senior Preferred Stock or Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Senior Preferred Stock and Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; and (iii) the Corporation is not in default of any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock., unless all Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

         (d) Any dividend payment made on the Class C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Class C Preferred Shares.


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
         (e) All dividends paid with respect to the Class C Preferred Shares shall be paid pro rata to the holders entitled thereto.

         (f) Holders of the Class C Preferred Shares shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Corporation ranking junior to the Class C Preferred Shares as to dividends, but subject to the rights of holders of shares of the Corporation having a preference and a priority over the payment of dividends on the Class C Preferred Shares.

Section 4.  REDEMPTION AND CONVERSION.

         (a) Mandatory Redemption. On ______, 2016 (the "Maturity Date") [20 YEARS FROM THE INITIAL ISSUANCE DATE], the Class C Preferred Shares shall terminate and the holder of each outstanding Class C Preferred Share shall be entitled to receive an amount in cash equal to $50.00 per share (the "Call Price") plus all accrued and unpaid dividends on such Class C Preferred Share (other than previously declared dividends payable to a holder of record on a prior date) to the Maturity Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the redemption of the Class C Preferred Shares by the Corporation or the conversion of the Class C Preferred Shares at the option of the holder at any time prior to the Maturity Date. Dividends on the Class C Preferred Shares shall cease to accrue and such shares shall cease to be outstanding on the Maturity Date. The Corporation shall make such arrangements as it deems appropriate for the payment of cash in respect of the Call Price and accrued and unpaid dividends, if any, in exchange for and contingent upon surrender of certificates representing the Class C Preferred Shares, and the Corporation may defer the payment of the Call Price or dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Class C Preferred Shares, provided that the Corporation shall give the holders of the Class C Preferred Shares such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Maturity Date. Amounts payable in cash in respect of the Class C Preferred Shares or in respect of such shares of Common Stock shall not bear interest.

         (b)      Redemption at the Option of the Corporation.

                  (i) Right to Redeem . Class C Preferred Shares are not redeemable by the Corporation prior to _________, 1999 (the "Provisional Redemption Date") [THE DATE THAT IS THREE YEARS AFTER THE INITIAL ISSUANCE DATE]. From and after the Provisional Redemption Date until ________, 2000 [THE DATE THAT IS FOUR YEARS AFTER THE INITIAL ISSUANCE DATE] (the "Provisional Redemption Year"), the Class C Preferred Shares may be redeemed by the Corporation at any time after the Volume-Weighted Average Trading Price of the Common Stock on a per day basis has exceeded $______ [130% OF THE PRODUCT OF THE AIRTOUCH ISSUE PRICE AND 1.25] on 15 separate Trading Days during any 30 consecutive Trading Day period during the Provisional Redemption Year (the "Provisional Redemption Price"). After the Provisional Redemption Year, the Class C Preferred Shares may be redeemed by the Corporation regardless of whether the Common Stock has achieved the Provisional Redemption Price. Until ______, 2006, the Corporation may only redeem the Class C Preferred Shares by delivering an amount of Common Stock equal to the Call Price divided by the Volume-Weighted Average Trading Price of the Common Stock for the 15 consecutive Trading Day period prior to the record date for such redemption. From _________, 2006 [the date that is 10 years after the Initial Issuance Date] until the Maturity Date, the Class C Preferred Shares may be redeemed by the Corporation by delivering either (a) the amount of Common Stock described in the previous sentence or (b) cash in an amount equal to the Call Price.

                  The public announcement of any call for redemption shall be made prior to, or at the time of, the mailing of the notice of such call to holders of Class C Preferred Shares as described below. If fewer than all the outstanding Class C Preferred Shares are to be redeemed, Class C Preferred Shares to be redeemed shall be selected by the Corporation from outstanding Class C Preferred Shares not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors in its sole discretion to be equitable. As used in this subparagraph
(b), the term "Notice Date" with respect to any notice given by the Corporation in connection


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
with a redemption of Class C Preferred Shares means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of Class C Preferred Shares.

                  (ii) Notice of Redemption. The Corporation shall provide notice of any redemption of the Class C Preferred Shares to holders of record of Class C Preferred Shares to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of record of Class C Preferred Shares to be redeemed, at such holder's address as it appears on the stock register of the Corporation; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any Class C Preferred Shares to be redeemed except as to the holders to whom the Corporation has failed to give said notice or whose notice was defective.

                  Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

                           (A) the redemption date;

                           (B) that all outstanding Class C Preferred Shares are
to be redeemed or, in the case of a call for redemption of fewer than all outstanding Class C Preferred Shares, the number of such shares held by such holder to be redeemed;

                           (C) the number of shares of Common Stock deliverable
upon redemption of each Class C Preferred Share to be redeemed and, if applicable, the Call Price and the Current Market Price used to calculate such number of shares of Common Stock;

                           (D) the place or places where certificates for such
shares are to be surrendered for redemption; and

                           (E) that dividends on the Class C Preferred Shares to
be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

                  (iii) Deposit of Shares and Funds. The Corporation's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this Section 4 shall be deemed fulfilled if, on or before a redemption date, the Corporation shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this Section 4 upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by this Section 4). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such Class C Preferred Shares so called for redemption shall look only to the Corporation for delivery of such shares of Common Stock or funds.

                  (iv) Surrender of Certificates; Status. Each holder of Class C Preferred Shares to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and shall there upon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this Section 4 following such surrender and following the date of such redemption. In case fewer than all the Class C Preferred Shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed Class C Preferred Shares. If such notice of redemption shall have been given, and if on the date fixed for redemption, shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation


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
separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefore) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefore, then, notwithstanding that the certificates evidencing any Class C Preferred Shares so called for redemption or subject to conversion shall not have been surrendered, the Class C Preferred Shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the Class C Preferred Shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of Class C Preferred Shares at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the Class C Preferred Shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this Section 4 without interest upon surrender of their certificates therefore (unless the Corporation defaults on the delivery of such shares or the payment of such funds). Holders of Class C Preferred Shares that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such Class C Preferred Shares and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date without interest thereon.

         (c) Conversion at Option of Holder. Class C Preferred Shares are convertible at the option of the holder thereof at any time prior to the Maturity Date, unless previously redeemed, into shares of Common Stock at a rate of __ shares of Common Stock per Class C Preferred Share, as such rate may be adjusted as provided below (the "Exchange Rate") [CALL PRICE DIVIDED BY THE PRODUCT OF THE AIRTOUCH PREFERRED STOCK ISSUE PRICE (AS DEFINED IN THE MERGER AGREEMENT) AND 1.25].

                  Conversion of Class C Preferred Shares at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and dividends will cease to accrue in respect of Class C Preferred Shares at such time. The conversion shall be at the Exchange Rate in effect at such time and on such date.

                  Holders of Class C Preferred Shares at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. Except as provided above, upon any optional conversion of Class C Preferred Shares, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Class C Preferred Shares or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

         (d) Exchange Rate Adjustments. The Exchange Rate shall be subject to adjustment from time to time as provided below in this section (d).

                  (i)      If the Corporation shall, after the Initial Issuance
Date:

                           (A)      pay a stock dividend or make a distribution
with respect to its Common Stock in capital stock of the Corporation,

                           (B)      subdivide or split its outstanding Common
Stock into a greater number of shares,


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
                           (C)      combine its outstanding shares of Common
Stock into a smaller number of shares, or

                           (D)      issue any shares of capital stock of the
Corporation as a distribution with respect to, or by reclassification of its shares of Common Stock (other than the Rights or Equity Securities covered under Section 4(d)(ii)),

then, in any such event, the Exchange Rate in effect immediately prior to such event shall be adjusted so that the holder of any Preferred Shares shall thereafter be entitled to receive upon conversion or upon redemption by the Corporation in the form of Common Stock or conversion at the option of the holder, the number of shares of Common Stock of the Corporation which such holder would have owned or been entitled to receive immediately following any event described above had such Preferred Shares been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively. In the case of an event described in subsection (D) above, each Class C Preferred Share shall become convertible into shares of capital stock of the Corporation as to which a holder of Common Stock immediately prior to such a distribution shall be entitled, or into which the Common Stock has become reclassified, at the Exchange Rate as modified by this subsection (i). In the event of any such reclassification into more than one resulting class of capital stock of the Corporation, the shares of each such resulting class issuable upon conversion of a Class C Preferred Share shall be in the same proportion, if possible, or if not possible, substantially the same proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassifications.

                  (ii) If the Corporation shall, after the Initial Issuance Date, issue without cost Equity Securities (other than Common Stock, the Rights or Exempt Issuances) ("Issued Equity Securities") to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the later of the record date of such issuance and the Determination Date) to subscribe for or purchase shares of Common Stock or other Equity Securities at a price per share less than the Fair Market Value of the Common Stock or other Equity Security to be acquired in effect on the Determination Date for such issuance (treating the price per share of the Equity Securities to be acquired as equal to (x) the sum of the Fair Market Value of the consideration payable for a unit of the Equity Security plus (B) the Fair Market Value of any additional consideration initially payable upon the exercise, conversion or exchange of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying or that may be acquired upon the exercise, conversion or exchange of such Equity Security) then, in any such event unless such Equity Securities are issued to holders of Class C Preferred Shares on a pro rata basis with the shares of Common Stock based on the Exchange Rate on the date immediately preceding such issuance, the Exchange Rate in effect on the record date described below shall be adjusted by multiplying it by a fraction of which the numerator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such Issued Equity Securities (including the Common Stock that may be acquired upon the exercise, conversion or exchange of the Equity Securities), and of which the denominator shall be the sum of (x) number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (including, without limitation, the Fair Market Value of the consideration payable for a unit of the Equity Securities so offered plus the Fair Market Value of any additional consideration payable upon exercise, conversion or exchange of such Equity Securities) would purchase at such Fair Market Value as of the Determination Date for such issuance. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such Equity Securities, the Exchange Rate shall each be readjusted to the Exchange Rate which would then be in effect had the adjustments been made upon the issuance of such Equity Securities upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

                  (iii) If the Corporation shall, after the Initial Issuance Date, make an Extraordinary Dividend or effect a Pro Rata Repurchase of Common Stock, then unless such Extraordinary Dividend is made to each holder of Class C Preferred Shares on a pro rata basis with the shares of Common Stock based on the Exchange Rate in effect on the date immediately preceding such payment or distribution, in any such event, then the Exchange Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction of which the numerator shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase (minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation and (ii) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such Extraordinary Dividend and the number of shares outstanding immediately prior to such Distribution or, in the case of a Pro Rata Repurchase on the Trading Day immediately preceding the first public announcement of such Pro Rata Repurchase, as the case may be, and of which the denominator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution, or, in the case of a Pro Rata Repurchase on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be (provided that such denominator shall never be less than 1.0); provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Exchange Rate unless the amount of all cash dividends and distributions made to holders of Common Stock during the twelve-month period ending on the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases, including such Pro Rata Repurchase (for all purposes of this Section 4(d)(iii) including only that portion of the Fair Market Value of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect each such Pro Rata Repurchase), the Effective Dates of which fall within such period, exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

                  (iv) If the Corporation shall, after the Initial Issuance Date, make an International Distribution, then each holder of Class C Preferred Shares as of the record date of such distribution shall receive such International Distribution on a pro rata basis with the shares of Common Stock based on the Exchange Rate in effect on the record date for such International Distribution. With respect to all shares of Series C Preferred Shares outstanding and subsequently issued, the dividend payable pursuant to Section 2(a) hereof and the Call Price shall each be adjusted by multiplying each of them by a fraction, of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y)(i) the Fair Market Value of a share of Common Stock on the record date with respect to such International Distribution, minus
(ii) the Fair Market Value of the International Distribution, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such International Dividend. Such adjustment shall be made successively. In the event that this subsection
(iv) is applicable, then the provisions of subsection (iii) shall not apply. All adjustments pursuant to this subsection shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such International Distribution. If the Corporation has received an opinion of a nationally recognized law firm or accounting firm that the procedure set forth in this subsection (iv) would result in an adverse tax consequence to the Corporation or the holders of the Common Stock, then the provisions of this subsection (iv) shall not apply, and the provisions of subsection (iii) shall be applicable.

                  (v) In case the Corporation shall, at any time or from time to time while any of the shares of Class C Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any


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
Rights, (ii) Exempt Issuances or pursunt to Equity Securities issued as Exempt Issuances, (iii) pursuant to any Equity Security theretofore outstanding entitling the holder to purchase or acquire shares of Common Stock or (iv) distributions pursuant to Section 5 of the Certificate of Designation, Rights and Preferences of the Class B Preferred Shares) for a consideration having a Fair Market Value on the Determination Date for such issuance of Equity Securities less than the Fair Market Value of such shares of Common Stock on the date of such issuance, sale or exchange, then the Exchange Rate in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying it by a fraction of which the numerator shall be the sum of (x) number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock so issued, and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate price paid for the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Market Value as of the Determination Date for such issuance. Notwithstanding the foregoing, the provisions of this subsection (v) shall not apply if the Board of Directors of the Corporation has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Common Stock in a transaction with a Third Party negotiated at arm's length shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Common Stock or of the consideration to be paid for the Common Stock, as measured on a single date or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Common Stock.

                  (vi) In case the Corporation shall, at any time or from time to time while any of the shares of Class C Preferred Shares are outstanding, issue, sell or exchange any Equity Security (other than Common Stock, the Rights, Exempt Issuances or distributions to holders pursuant to
Section 5 of the Certificate of Designation, Preferences and Rights for the Class B Shares) other than any such issuance to all holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) for a consideration having a Fair Market Value on the Distribution Date less than the Non-Dilutive Amount, then the Exchange Rate shall be adjusted by multiplying it by a fraction, the numerator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange and (y) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock underlying or which could be acquired pursuant to such Equity Security at the time of the issuance, sale or exchange of such Equity Security (assuming shares of Common Stock could be acquired pursuant to such Equity Security at such time), and the denominator of which shall be the sum of (x) the Fair Market Value of all the shares of Common Stock outstanding on the Distribution Date plus (y) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such Equity Security plus (z) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise, conversion or exchange in full of all such Equity Securities. Notwithstanding the foregoing, the provisions of this subsection (vi) shall not apply if the Board of Directors has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Equity Securities in a transaction with a Third Party negotiated at arm's length shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Equity Securities or of the consideration to be paid therefor, as measured on a single day or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Equity Securities.

                  (vi) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsection (ii) above.

                  (vii) The Corporation shall also be entitled to make such adjustments in the Exchange Rate as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders the Initial Issuance Date shall not be taxable.


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
                  (viii) In any case in which subsection 4(d) shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion pursuant to subsection 4(b) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted Class C Preferred Shares the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection 3(i).

                  (ix) All adjustments to the Exchange Rate shall be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subsection (ix) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that any adjustment shall be required and made in accordance with the provisions of this Section (other than this subparagraph
(ix)) not later than such time as may be required in order to preserve the taxfree nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Exchange Rate pursuant to more than one paragraph of this Section 4, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value.

         (e) Adjustment for Consolidation or Merger. In case of (A) any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (B) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (C) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged) (each a "Reorganization Event"), then proper provision shall be made so that each Class C Preferred Share shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the Merger Consideration (as defined below) receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such Class C Preferred Share might have been converted immediately prior to consummation of such transaction, (ii)conversion on the Maturity Date into the Merger Consideration receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such Class C Preferred Share would have converted if the conversion on the Maturity Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such Class C Preferred Shares (other than previously declared dividends payable to a holder of record as of a prior date), (iii) redemption on any redemption date in exchange for the Merger Consideration receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction.

                  "Merger Consideration" means the kind or amount of securities, cash or other property receivable upon consummation of a Reorganization Event (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

                  For purposes of the immediately preceding paragraph and subsection 4(g) (iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

         (f) Notice of Adjustments. Whenever the Exchange Rate is adjusted as herein provided, the Corporation shall:

                  (i) forthwith compute the adjusted Exchange Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the Class C Preferred Shares and the Common Stock; and

                  (ii) make a prompt public announcement and mail a notice to the holders of the outstanding Class C Preferred Shares stating that the Exchange Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exchange Rate, such notice to be mailed within 45 days after the close of the fiscal quarter during which the facts requiring such adjustment occurred.

         (g) Notices. In case, at any time while any of the Class C Preferred Shares are outstanding,

                  (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends (other than an Extraordinary Distribution); or

                  (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares or its Common Stock or of any other Equity Securities; or

                  (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or capital stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate name or corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety; or

                  (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                  (v)      there shall occur any Pro Rata Repurchase,

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Class C Preferred Shares, and shall cause to be mailed to the holders of Class C Preferred Shares at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation. or winding up. The failure to give or receive the notice required by this subsection (g) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

         (h) Effect of Conversions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be usable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

         (i) No Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any Class C Preferred Shares. In lieu of any fractional share otherwise issuable in respect of the aggregate number of Class C Preferred Shares of any holder which are converted upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) the Maturity Price of the Common Stock or (ii) the Current Market Price on the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class C Preferred Shares so surrendered.

         (j) Re-issuance. Class C Preferred Shares that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as 4.25% Class C Convertible Preferred Stock, Series 1996, and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

         (k) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of share of Class C Preferred Shares pursuant to this Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class C Preferred Shares redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (l) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the Class C Preferred Shares or any conversion of the Class C Preferred Shares at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding Class C Preferred Shares.

Section 5.  LIQUIDATION RIGHTS.

         (a) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of Class C Preferred Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the Class C Preferred Shares on liquidation, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on a parity basis with the holders of Common Stock, as if such Class C Preferred Shares had converted to Common Stock at the Exchange Rate then in effect on the date immediately prior to such distribution, an amount per Class C Preferred Share of cash equal to the amount paid per share of Common Stock. The holders of Class C Preferred Shares and of all other series of Common Stock shall share ratably in such distribution of assets in proportion to the amount of shares of Common Stock held by such holders, in the case of Common Stock, or represented by the Class C Preferred Shares, in the case of Class C Preferred Shares. Except as provided in this
Section 5, holders of Class C Preferred Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         (b) For the purposes of this Section 5, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

                  (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

                  (ii) the consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).

Section 6.  NO PREEMPTIVE RIGHTS.

                 The holders of Class C Preferred Shares shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

Section 7.  VOTING RIGHTS.

         (a) The holders of Class C Preferred Shares shall not have any voting rights except as required by law and except as set forth below in Section 7(b) and (c).

         (b) If at any time dividends payable on the Class C Preferred Shares or any other series of Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the Class C Preferred Shares, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of Class C Preferred Shares to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the Class C Preferred Shares and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of Class C Preferred Shares to elect two Preferred Stock Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the Class C Preferred Shares to elect two Preferred Stock Directors in the case of future dividend defaults.

                 The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of Class C Preferred Shares and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

         (c) For as long as any Class C Preferred Shares remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the Class C Preferred Shares then outstanding or reduce the minimum time required for any notice to which holders of Class C Preferred Shares then outstanding may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with, or senior to the Class C Preferred Shares with respect to payment of dividends or payment upon liquidation shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of Class C Preferred Shares; and provided further that the holders of the Preferred
Shares shall not have any voting rights with respect to the amendment, alteration or repeal of any provisions of the Certificate of Incorporation of the Corporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any Class C Preferred Shares.


IN WITNESS WHEREOF, AirTouch Communications, Inc. has caused this certificate to be executed this day of ____________, 1996.

AIRTOUCH COMMUNICATIONS, INC.

By:______________________

                                     ANNEX G

                                  April 5, 1996



Board of Directors
AirTouch Communications, Inc.
One California Street
San Francisco, CA 94111

Members of the Board:

         We understand that AirTouch Communications, Inc. ("AirTouch" or the "Company") and Cellular Communications, Inc. ("CCI") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") between the Company, CCI and AirTouch Cellular, a wholly owned subsidiary of the Company ("AirTouch Cellular"), pursuant to which CCI will be merged into AirTouch Cellular in a transaction in which shares of capital stock of CCI not owned by the Company will be converted into the right to receive (1) one unit of newly issued Company securities (nominal value, $55 per unit) ("Company Securities") consisting of a number of shares of (a) 6.00% Mandatorily Convertible Class B Preferred Stock, Series 1996, par value $0.01 per share (the "Class B Preferred Stock"), and (b) 4.25% Convertible Class C Preferred Stock, Series 1996, par value $0.01 per share (the "Class C Preferred Stock") as set forth in the Merger Agreement; or
(2) $55 in cash; or (3) a fractional combination of units of Company Securities and cash (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement and the terms of the Class B Preferred Stock and Class C Preferred Stock are set forth in more detail in the Certificates of Designations, Preferences and Rights relating thereto.

         We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

         In arriving at our opinion, we reviewed and analyzed: (1) the Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 between the Company, CCI and the other parties thereto (the "Existing Agreement"), (2) the Merger Agreement dated April 5, 1996, (3) the Certificate of Designations, Preferences, and Rights relating to the Company's Class B Preferred Stock and Class C Preferred Stock, each dated April 5, 1996, (4) publicly available information concerning the Company, CCI and the joint venture owned 50% by the Company and 50% by CCI ("NewPar") that we believe to be relevant to our inquiry, including without limitation, the Form 10-K dated December 31, 1995 for each of the Company and CCI, (5) financial and operating information with respect to the business, operations and prospects of NewPar prepared by the Company or NewPar, as the case may be, and furnished to us in either case by the Company, (6) the trading history of CCI's publicly traded stock from August 1991 to the present, (7) the terms and trading histories of certain other publicly traded convertible preferred securities that we deemed relevant, (8) a comparison of stock market trading data, historical financial results and present financial condition of the Company and CCI with those of other companies that we deemed relevant, (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (10) the terms of the Appraisal Process set forth in the Existing Agreement and several hypothetical future appraisal values for a share of CCI common stock as of the appraisal dates outlined in the Existing Agreement. In addition, we have had discussions with the management of the Company and CCI concerning the business, operations, assets, financial condition and prospects of CCI and undertook such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information. In arriving at our opinion, we have relied on two sets of financial projections for NewPar prepared respectively by the Company and NewPar. With respect to the financial projections for NewPar prepared by the Company, upon the advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of NewPar. With respect to the financial projections for NewPar prepared by NewPar, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of NewPar as to the future financial performance of NewPar. However, with the Company's consent we have not conducted any discussions with the management of NewPar concerning such projections or the business, operations, assets, financial condition or prospects of NewPar. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of CCI or NewPar and have not made or obtained any evaluations or appraisals of the assets or liabilities of CCI or NewPar. We have assumed for purposes of our opinion, with the Company's consent, that the Proposed Transaction will (a) not have any adverse impact on the Company and/or CCI under any existing agreement to which the Company and/or CCI is a party including any agreement with U S WEST, Inc. and (b) qualify as a tax-deferred transaction without any adverse tax consequences to the Company and/or CCI. We are not expressing any opinion as to what the market value of the Class B Preferred Stock or Class C Preferred Stock will be when issued pursuant to the Merger Agreement or the price at which the Class B Preferred Stock or Class C Preferred Stock will actually trade subsequent to the consummation of the Proposed Transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including acting as managing underwriter for the Company's initial public offering and currently as a commercial paper dealer on behalf of the Company) and have received customary fees for such services. We also have performed various investment banking services for CCI in the past (including acting as financial advisor to CCI in connection with CCI's negotiation with the Company of the Existing Agreement and rendering a fairness opinion to CCI with respect thereto) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and CCI for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction.


                                            Very truly yours,

                                            LEHMAN BROTHERS

                           ANNEX H


                           U S WEST NEWVECTOR GROUP, INC.

                           FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 1995 AND 1994
                           TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


- -------------------------------------------------------------------------------



TO THE SHAREOWNER OF U S WEST NEWVECTOR GROUP, INC.:

   We have audited the accompanying consolidated balance sheets of U S WEST NewVector Group, Inc. (a Colorado corporation and wholly owned subsidiary of U S WEST, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareowner's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U S WEST NewVector Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                   /s/ Arthur Andersen LLP



Denver, Colorado
February 12, 1996

                U S WEST NewVector Group, Inc. and Subsidiaries
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------------------------------------
                                                                                      1995            1994
                                                                                    ---------       ---------
ASSETS

Current assets:
     Cash                                                                           $       -       $       -
     Trade accounts receivable, net of allowance for doubtful accounts
       of $23,302 and $17,144, respectively                                           142,210         108,090
     Inventories                                                                       23,912          18,375
     Deferred tax asset                                                                 9,800           8,477
     Federal income taxes receivable from affiliate                                    12,315               -
     Other                                                                              9,141          14,784
                                                                                   ----------     -----------
                    Total current assets                                              197,378         149,726
                                                                                   ----------     -----------
Property, plant and equipment, at cost                                              1,178,768         972,982
     Less accumulated depreciation and amortization                                  (372,821)       (334,444)
                                                                                   ----------     -----------
                    Property, plant and equipment, net                                805,947         638,538
                                                                                   ----------     -----------
Other non-current assets:
     Goodwill, net of accumulated amortization                                        337,563         347,442
     Operating licenses and other intangible assets, net of
       accumulated amortization                                                       102,757         112,821
     Taxes receivable from affiliate                                                        -          31,439
     Investments and other                                                             11,741          11,216
                                                                                   ----------     -----------
                    Total other non-current assets                                    452,061         502,918
                                                                                   ----------     -----------

                    TOTAL ASSETS                                                   $1,455,386      $1,291,182
                                                                                   ==========     ===========

The accompanying notes are an integral part of the Consolidated Financial Statements.

                U S WEST NewVector Group, Inc. and Subsidiaries
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                           December 31, 1995 and 1994
                             (Dollars in Thousands)

- ----------------------------------------------------------------------------------------------------------
                                                                                      1995          1994
                                                                                   ----------    ---------
LIABILITIES AND SHAREOWNER'S EQUITY

Current liabilities:
     Notes payable                                                                 $   13,125     $      -
     Trade accounts payable                                                           163,056       97,674
     Accounts payable to affiliate                                                     31,389       30,779
     Accrued liabilities:
          Employee compensation                                                        26,203       25,767
          Taxes                                                                        34,567       25,292
          Other                                                                        14,212       14,617
     Deferred revenue                                                                  15,844       11,436
     Other current liabilities                                                          7,302        5,149
                                                                                   ----------   ----------
                    Total current liabilities                                         305,698      210,714

Notes payable                                                                               -       13,125
Notes payable to affiliate                                                            553,098      448,103
Other liabilities                                                                      22,733       24,191
                                                                                   ----------   ----------
                    Total liabilities                                                 881,529      696,133
                                                                                   ----------   ----------

Minority interests in consolidated partnerships                                        71,599       84,013

Shareowner's equity:
     Common stock, no par, 43,000,000 shares authorized, one
       share issued and outstanding                                                         -            -
     Additional paid-in capital                                                       550,523      620,994
     Accumulated deficit                                                              (48,265)    (109,958)
                                                                                   ----------   ----------
                    Total shareowner's equity                                         502,258      511,036
                                                                                   ----------   ----------

                    TOTAL LIABILITIES AND SHAREOWNER'S EQUITY                      $1,455,386   $1,291,182
                                                                                   ==========   ==========

The accompanying notes are an integral part of the Consolidated Financial Statements.

                U S WEST NewVector Group, Inc. and Subsidiaries
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- ------------------------------------------------------------------------------------------------

                                                                   1995       1994        1993
                                                                 --------   --------    --------
REVENUES:
     Cellular service                                            $845,493   $624,174    $442,890
     Cellular equipment                                            95,755    119,594      63,534
                                                                 --------   --------    --------
                    Total revenues                                941,248    743,768     506,424
                                                                 --------   --------    --------

OPERATING EXPENSES:
     Cellular service                                             125,768     88,796      58,198
     Cellular equipment                                           118,432    122,064      63,645
     Selling, general and administrative                          428,892    353,074     259,240
     Depreciation and amortization                                121,014     97,394      93,211
     Loss on disposition of cellular equipment                          -          -      75,000
                                                                 --------   --------    --------
                    Total operating expenses                      794,106    661,328     549,294
                                                                 --------   --------    --------
Operating income (loss)                                           147,142     82,440     (42,870)
                                                                 --------   --------    --------

OTHER INCOME (EXPENSE):
     Interest expense                                             (26,759)   (23,299)    (26,670)
     Other income (expense), net                                    5,636          6      (1,416)
     Minority interests in (income) losses of
       consolidated partnerships                                  (23,898)   (15,849)      1,136
     Equity in income (losses) of
       unconsolidated partnerships                                  1,332        (19)       (922)
                                                                 --------   --------    --------
                    Total other expense                           (43,689)   (39,161)    (27,872)
                                                                 --------   --------    --------
Income (loss) from continuing operations before
  income taxes                                                    103,453     43,279     (70,742)
Income tax (provision) benefit                                    (41,760)   (20,669)     20,527
                                                                 --------   --------    --------
Income (loss) from continuing operations                           61,693     22,610     (50,215)
Income from operations of discontinued paging
  segment, net of tax                                                   -      2,930       3,878
Gain on sale of paging segment, net of tax                              -     41,504           -
                                                                 --------   --------    --------

                    NET INCOME (LOSS)                            $ 61,693   $ 67,044    $(46,337)
                                                                 ========   ========    ========

The accompanying notes are an integral part of the Consolidated Financial Statements.

                U S WEST NewVector Group, Inc. and Subsidiaries
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREOWNER'S EQUITY
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- ------------------------------------------------------------------------------------------------------------------




                                           Common Stock            Additional                            Total
                                      ---------------------         Paid-In         Accumulated       Shareowner's
                                        Shares      Amount           Capital          Deficit           Equity
                                     ----------   ----------         ----------      -----------      ------------
Balance,
  December 31, 1992                          1    $ 182,467           $441,084      $(130,665)           $492,886
     Recapitalization                        -     (182,467)           182,467              -                   -
     Equity infusion                         -            -             90,000              -              90,000
     Transfer of assets to affiliate         -            -            (14,067)             -             (14,067)
     Net loss                                -            -                  -        (46,337)            (46,337)
                                      --------    ---------           --------      ---------          ----------

Balance,
  December 31, 1993                          1            -            699,484       (177,002)            522,482
     Dividends                               -            -            (78,490)             -             (78,490)
     Net income                              -            -                  -         67,044              67,044
                                      --------    ---------           --------      ---------          ----------

BALANCE,
  December 31, 1994                          1            -            620,994       (109,958)            511,036
     Dividends                               -            -            (70,471)             -             (70,471)
     Net income                              -            -                  -         61,693              61,693
                                      --------    ---------           --------      ---------          ----------

  DECEMBER 31, 1995                          1    $       -           $550,523      $ (48,265)           $502,258
                                      ========    =========           ========      =========          ==========


The accompanying notes are an integral part of the Consolidated Financial Statements.

                U S WEST NewVector Group, Inc. and Subsidiaries
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- --------------------------------------------------------------------------------------------------------------

                                                                             1995          1994        1993
                                                                           ---------    ----------   ---------
OPERATING ACTIVITIES:
     Income (loss) from continuing operations                              $  61,693    $   22,610    $(50,215)
     Adjustments to income (loss) from continuing
      operations:
          Depreciation and amortization                                      121,014        97,394      93,211
          Bad debt provision                                                  22,369        12,408       5,263
          Loss on disposition of cellular equipment                                -             -      75,000
          Gain on sale of cellular interests                                       -          (100)          -
          Loss on sale of property                                               479           639         861
          Minority interests in income (losses)
            of consolidated partnerships                                      23,898        15,849      (1,136)
          Equity in (income) losses of unconsolidated
            partnerships                                                      (1,332)           19         922
          Deferred income taxes                                                7,741        19,168     (20,527)
          Changes in operating assets and liabilities:
               Accounts receivable                                           (49,731)      (48,018)    (30,514)
               Accounts payable and accrued liabilities                       30,343        21,468      37,850
               Other                                                           8,477        (6,130)      6,514
          Net cash provided by discontinued
            paging segment                                                         -         3,716       7,225
                                                                           ---------     ---------   ---------
                    Cash provided by operating activities                    224,951       139,023     124,454
                                                                           ---------     ---------   ---------
INVESTING ACTIVITIES:
     Expenditures for property, plant and equipment                         (242,222)     (264,368)   (140,773)
     Cellular acquisitions                                                   (29,905)       (1,004)    (27,682)
     Proceeds from sale or exchange of cellular interests                      7,508           634           -
     Proceeds from sale of paging interests                                        -       142,716           -
     Investment in unconsolidated partnerships                                     -             -      (2,652)
     (Advances to) receipts from unconsolidated
       partnerships                                                             (748)       (3,694)      1,153
     Other                                                                         -         2,683      (3,631)
                                                                           ---------     ---------   ---------
                    Cash used for investing activities                      (265,367)     (123,033)   (173,585)
                                                                           ---------     ---------   ---------
FINANCING ACTIVITIES:
     Capital contributions from limited partners                              11,941         2,559       4,484
     Capital distributions to limited partners                                (6,049)       (1,823)       (768)
     Proceeds from issuance of affiliate debt                                520,770       462,431     267,654
     Principal payments on affiliate debt                                   (415,775)     (400,667)   (222,239)
     Dividends                                                               (70,471)      (78,490)          -
                                                                           ---------     ---------   ---------
                    Cash provided by (used for) financing
                      activities                                              40,416       (15,990)     49,131
                                                                           ---------     ---------   ---------
CASH:
    Change                                                                         -             -           -
     Beginning balance                                                             -             -           -
                                                                           ---------     ---------   ---------
     Ending balance                                                        $            $            $
                                                                           =========    ==========   =========

The accompanying notes are an integral part of the Consolidated Financial Statements.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

(1) ORGANIZATION AND OPERATIONS

     U S WEST NewVector Group, Inc. and subsidiaries (the Company) is a wholly owned subsidiary of U S WEST, Inc. (U S WEST).

     The Company is engaged in operating cellular telephone systems in 13 western and midwestern states. During 1995 and 1994, the Company filed renewal applications for Federal Communications Commission (FCC) licenses in several of the Company's major cellular Metropolitan Statistical Area (MSA) markets. The license renewal applications filed in 1994 have been approved, while the 1995 applications are still pending.

(2) SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries and partnerships over which it exercises management control. Investments in entities in which the Company has a minority interest and does not exercise management control are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's paging operations are presented as discontinued operations in the consolidated financial statements (see Note 11 for disposition of paging segment). Certain prior year presentations have been reclassified to conform to the current year presentation.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company earns cellular service revenue by providing access to the cellular network (access revenue) and for use of the network (airtime revenue). Access revenue is billed one month in advance and is recognized in the following month when service is provided. Airtime revenue is recognized in the month when service is provided.

INVENTORIES

     Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis. Inventories consist primarily of cellular mobile telephone equipment and accessories.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

INCOME TAX (PROVISION) BENEFIT

     The income tax (provision) benefit consists of an amount for taxes currently payable/receivable and an amount for tax consequences deferred to future periods, reflected at current income tax rates.

     For Federal income tax purposes, the Company's operations are included in a consolidated tax return filed by U S WEST. The allocation of income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that benefits or liabilities created by the Company will be allocated to the extent the benefits are usable or additional liabilities are incurred in the U S WEST consolidated tax return. The Company records an income tax receivable for tax benefits of operating losses, or an income tax payable for tax provision on operating income, reflected in the consolidated return of U S WEST. At December 31, 1995 and 1994, the Company had outstanding tax receivables from U S WEST of $12,315 and $31,439, respectively.

     For state income tax purposes inside the 14 states in which U S WEST operates, the Company's operations are included in combined tax returns filed by U S WEST. For years when the Company has pretax income, the allocation of state income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that liabilities created by the Company will be allocated to the extent additional liabilities are incurred in the U S WEST combined returns. For years when the Company has pretax losses, any tax benefit resulting from the filing of combined state income tax returns inside the U S WEST 14-state region are generally retained by U S WEST. State income taxes on a combined basis for states outside the U S WEST 14-state region are allocated to the Company based on its contribution to the total U S WEST presence in those states.

     Income tax expense for the year ended December 31, 1995, computed by the Company on a stand-alone basis, is not materially different from the expense recorded in the financial statements.

     Cash paid to U S WEST for taxes during the years ended December 31, 1995 and 1994 was $39,115 and $1,501, respectively. No cash was paid for taxes in 1993.

PROPERTY, PLANT AND EQUIPMENT

     The Company's investment in property, plant and equipment is stated at cost less accumulated depreciation. Interest incurred during the construction period is capitalized and amortized over the life of the underlying asset. Interest capitalized during 1995, 1994 and 1993 was $12,363, $7,230 and $4,667, respectively.

     The cost of constructed assets includes purchased materials, contracted services, internal labor and applicable overhead.

     Depreciation is calculated on a straight-line basis over the following estimated useful lives:

         Cellular systems                                              3 to 20 years
         Data processing, furniture and other equipment                3 to 5 years

     Depreciation expense in 1995, 1994 and 1993 was $108,645, $84,336 and $79,331, respectively.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

     Leasehold improvements and assets held by the Company under capital lease obligations are depreciated over the lease terms, which range from two to ten years.

     Betterments, renewals and extraordinary repairs that extend the life of an asset are capitalized. All other repairs and maintenance are expensed when incurred. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

GOODWILL, OPERATING LICENSES AND OTHER INTANGIBLE ASSETS

     Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their tangible assets. The excess costs, primarily FCC operating licenses and goodwill, are amortized by the straight-line method over 40 years. The assets are evaluated, with other related assets, for impairment using a discounted cash flow methodology.

     As of December 31, 1995 and 1994, accumulated amortization on goodwill was $42,548 and $33,171, respectively and accumulated amortization on operating licenses and other intangible assets was $12,889 and $28,399, respectively. Amortization expense for the years ended December 31, 1995, 1994 and 1993, was $12,369, $13,058 and $13,880, respectively.

RECOVERABILITY OF LONG-LIVED AND INTANGIBLE ASSETS

     In 1996, the Company will adopt Statement of Financial Accounting Standard No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. SFAS No. 121 also requires that a company no longer record depreciation expense on assets held for sale. The Company expects that the adoption of SFAS No. 121 will not have a material effect on its financial position or results of operations.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

(3) PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment is as follows:

                                                                                  1995              1994
                                                                                  ----              ----
         Cellular systems                                                      $  869,174         $693,672
         Data processing, furniture and other equipment                           161,388          142,554
         Construction in progress                                                 148,206          136,756
                                                                               ----------         --------
                                                                               $1,178,768         $972,982
                                                                               ==========         ========

     During the years ended December 31, 1995, 1994 and 1993, the Company replaced substantially all of its cellular network equipment, consisting primarily of cell site electronics and switching equipment, in certain of its major markets. In 1993, the Company recorded a pretax loss of $75,000 to record the equipment at its net realizable value.

VENDOR CONCENTRATIONS

     The Company utilizes Motorola as its primary vendor for infrastructure equipment and cellular mobile telephone equipment and accessories. In addition, Motorola provides ongoing technological support for the infrastructure equipment. As a result, the Company receives significant discounts on the purchase of such equipment from Motorola. Approximately 75% of the Company's major cellular MSA markets' infrastructures are comprised of Motorola equipment.

(4) INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     As of December 31, 1995, the Company had investments in partnerships representing four MSA and eight Rural Statistical Area (RSA) cellular systems which are managed by other cellular operators. These cellular investments, which are accounted for using the equity method, amounted to $6,204 and $8,829 at December 31, 1995 and 1994, respectively.

(5) DEBT AND CREDIT ARRANGEMENTS

CREDIT FACILITIES WITH AFFILIATE

     The following shows the Company's credit facilities with U S WEST as of December 31:

                                                                                 1995             1994
                                                                                 ----             ----
         Available credit facilities                                           $600,000         $560,000
         Amounts borrowed                                                       553,098          448,103
                                                                               --------         --------
         Available credit                                                      $ 46,902         $111,897
                                                                               ========         ========

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

     During 1995, the maximum borrowed under the Company's credit facilities was $553,098. The weighted average month-end balance of the debt outstanding was $498,744, $398,924 and $386,229 for the years ended December 31, 1995, 1994 and
1993, respectively and the weighted average interest rate was 7.51%, 7.57% and 7.68% for the same periods, respectively. Interest expense related to these credit facilities, net of amounts capitalized, was $25,142, $22,484 and $25,316 in 1995, 1994 and 1993, respectively. Borrowings under the credit facility accrued interest at 7.5% and were replaced with equity on January 1, 1996, when U S WEST contributed capital of $553,098 to the Company.

OTHER

     Cash paid for interest, net of amounts capitalized, was $26,062, $23,002 and $27,458 for 1995, 1994 and 1993, respectively.

CAPITAL LEASES

     Future minimum payments under a capital lease are as follows:

        Year Ended December 31,
        -----------------------
        1996                                                                                      $2,872
        1997                                                                                       2,154
                                                                                                  ------
        Total minimum future lease payments                                                        5,026
             Less: interest costs                                                                   (371)
                                                                                                  ------
        NET CAPITALIZED LEASE OBLIGATION                                                          $4,655
                                                                                                  ======

     FAIR VALUES

     The fair values of the Company's financial instruments, including debt, are not significantly different from recorded values, primarily as a result of relatively short-term, market-based interest rate structures.

(6) OPERATING LEASES

     The Company has entered into certain operating leases which are noncancelable and relate to office facilities, equipment and real estate with terms ranging from 1 to 9 years. Rent expense under the operating leases was $21,737, $20,775 and $19,053 for 1995, 1994 and 1993, respectively. Minimum future lease payments as of December 31, 1995 under the leases described above are as follows:

         Year Ended December 31,
         -----------------------
         1996                                                                                    $24,621
         1997                                                                                     19,371
         1998                                                                                     15,395
         1999                                                                                     11,517
         2000                                                                                      5,710
         Thereafter                                                                                  545
                                                                                                 -------
         TOTAL MINIMUM FUTURE LEASE PAYMENTS                                                     $77,159
                                                                                                 =======

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

(7) SHAREOWNER'S EQUITY

     In 1993, the stated value of common stock was reduced to one dollar and the excess was transferred to paid-in capital in accordance with a shareowner's resolution. Also during 1993, a capital contribution of $90,000 was made to the Company in the form of a reduction of debt payable to a subsidiary of U S WEST. In addition, $14,067 of prepaid supplier credits were transferred to U S WEST Communications, an affiliate of the Company. This asset transfer was recorded at net book value, which approximated market value.

     The Company issues dividends quarterly to U S WEST based on net income adjusted for the amortization of intangibles.

(8) INCOME TAXES

     The components of the income tax (provision) benefit are as follows:

                                                                 1995              1994               1993
                                                                 ----              ----               ----
         FEDERAL:
              Current                                          $(50,441)        $ (7,547)           $ 9,707
              Deferred                                           12,687          (10,720)             9,668
                                                               --------         --------            -------
                   Total federal                                (37,754)         (18,267)            19,375
                                                               --------         --------            -------

         STATE:
              Current                                            (6,574)          (1,858)             ( 709)
              Deferred                                            2,568             (544)             1,861
                                                               --------         --------            -------
                   Total state                                   (4,006)          (2,402)             1,152
                                                               --------         --------            -------
         TOTAL INCOME TAX (PROVISION) BENEFIT                  $(41,760)        $(20,669)           $20,527
                                                               ========         ========            =======


     The effective tax rate differs from the statutory rate as follows:

                                                               1995              1994            1993
                                                               ----              ----            ----
         Federal statutory income tax rate                     35.0%             35.0%           35.0%
              State income taxes, net of federal
                effect                                          2.5               3.1             1.2
              Goodwill amortization                             3.4               8.8            (4.8)
              Other                                             (.5)               .9            (2.4)
                                                               ----              ----            ----
         EFFECTIVE TAX RATE                                    40.4%             47.8%           29.0%
                                                               ====              ====            ====

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

     The cumulative balance sheet effects of deferred tax consequences are:

                                                                               1995             1994
                                                                               ----             ----
         Asset revaluation                                                   $ 22,221         $  22,221
         Asset reserves                                                         4,761             8,724
         Gain on dispositions                                                  45,665             7,418
         OPEB and pension                                                       4,952             5,401
         Credit losses                                                          5,795             5,402
         Amortization                                                               -             1,439
         Other                                                                  7,137             5,593
                                                                             --------         ---------
              Deferred tax assets                                              90,531            56,198
                                                                             --------         ---------
         Depreciation                                                         (60,882)          (44,611)
         Amortization                                                          (2,082)                -
         Capitalized construction costs                                       (13,291)           (8,887)
         Deferred leases                                                            -            (1,542)
         Other                                                                    (68)           (2,205)
                                                                             --------         ---------
              Deferred tax liabilities                                        (76,323)          (57,245)
                                                                             --------         ---------
         NET DEFERRED TAX ASSET (LIABILITY)                                  $ 14,208         $  (1,047)
                                                                             ========         =========

     Federal legislation was enacted which increased the corporate tax rate from 34% to 35%, effective January 1, 1993.

(9) EMPLOYEE BENEFITS

     The Company's employees participate in various U S WEST benefit plans that provide certain health care and life insurance benefits for retired employees. The Company recorded annual postretirement medical and life insurance costs of $3,152, $3,700 and $3,005 for the years ended December 31, 1995, 1994 and 1993, respectively. (These costs are included in selling, general and administrative expense.) U S WEST uses the projected unit credit method for the determination of postretirement medical costs.

     The Company participates in the U S WEST Pension Plan (the Plan), which covers substantially all full-time employees. Benefits under the Plan are based on a final-pay formula. The Company recognizes as its net pension cost the amount determined by the Plan's administrator. The assets of the Plan are held in a trust and are not segregated or otherwise restricted for benefits of the Company or any other participating entity. Based on the actuarial valuations of the Plan, the fair value of net assets available for Plan benefits exceeded the actuarial present value of the vested and nonvested accumulated Plan benefits at January 1, 1995, 1994 and 1993. Future anticipated benefit increases have been reflected in the actuarial assumptions.

     The annual pension expense for 1995 and 1994 was $229 and $485, respectively. In 1993, return on plan assets exceeded the annual service and interest costs resulting in a net pension credit of $2,745. The Company uses the aggregate cost method for funding purposes. No funding was required in 1995, 1994 or 1993.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

(10) EXCHANGE AND ACQUISITIONS OF CELLULAR INTERESTS

     In July, 1995 the Company exchanged cellular properties, representing 2.7 million potential customers (POPs), for cellular properties representing 3.2 million POPs. No gain or loss was recognized on the exchange.

     In addition, acquisitions were completed for aggregate monetary consideration of $29,905, and $1,004 during 1995 and 1994, respectively, and acquisitions were completed for aggregate monetary and non-monetary consideration of approximately $30,000 during 1993. The results of operations for these acquisitions have been included in the Company's consolidated financial results since their respective acquisition dates. The purchase method of accounting was used to record these acquisitions.

     These transactions did not materially impact the Company's results of operations.

(11) DISPOSITION OF PAGING SEGMENT

     Effective June 30, 1994, the Company completed the sale of its paging segment, resulting in a gain of $41,504, net of related taxes of $27,018. Income for the discontinued paging segment for the six months ended June 30, 1994 and for the year ended December 31, 1993, is summarized as follows:

                                                                               June 30,          Dec. 31,
                                                                                 1994              1993
                                                                               --------          --------
         Revenues                                                              $ 28,471          $ 54,374
         Costs and expenses                                                     (23,182)          (46,636)
         Income tax provision                                                    (2,359)           (3,860)
                                                                               --------          --------
         INCOME FROM OPERATIONS OF
           DISCONTINUED PAGING SEGMENT                                         $  2,930          $  3,878
                                                                               ========          ========

(12) OTHER RELATED PARTY TRANSACTIONS

CASH MANAGEMENT

     U S WEST manages a centralized cash account for its affiliated companies. Interest is earned based upon the Company's prorated share of the account.

REVENUES

     The Company had sales of cellular service and equipment to U S WEST affiliates of $17,321, $14,096 and $11,375 during 1995, 1994 and 1993, respectively. The charges for these services are generally based upon prevailing market rates.

                 U S WEST NewVector Group, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993
                             (Dollars in Thousands)

- -------------------------------------------------------------------------------

PURCHASES

     The Company purchases services from U S WEST and certain of its subsidiaries. These services include telecommunications, general management and other centralized services (primarily research and development, cash management, legal and personnel support). The cost of these services to the Company is determined based upon arm's-length prices or, in certain cases, tariffed rates, or fully distributed costs. The Company's operations include charges of $55,380, $45,519 and $46,659 for 1995, 1994 and 1993, respectively, in relation to these services. The related payables for these services were $5,812 and $8,767 at December 31, 1995 and 1994, respectively.

(13) PARTNERSHIP WITH AIRTOUCH

     In July 1994, U S WEST signed an agreement with AirTouch Communications, Inc. ("AirTouch") to combine their domestic cellular properties into a partnership in a multi-phased transaction. During Phase I, which commenced on November 1, 1995, the partners are operating their cellular properties separately; accordingly, Phase I had no immediate financial accounting presentation impact. In the next phase, (Phase II), the partners will combine their domestic properties into a partnership, subject to obtaining certain authorizations. The parties are seeking to obtain regulatory and other approvals and to satisfy other conditions precedent to entering into Phase II. The recent passage of the Telecommunications Act of 1996 has removed significant regulatory barriers to completion of Phase II. The initial interests in the partnership at the commencement of Phase II depends, among other things, on the timing of the Phase II closing, the ability of the parties to combine their domestic properties, and the status of AirTouch's proposed acquisition of other cellular properties. Currently, management expects the initial interests in the partnership will be approximately 74% AirTouch and 26% U S WEST.

CELLULAR COMMUNICATIONS, INC.                         PROXY
110 East 59th Street               Solicited on behalf of the BOARD OF DIRECTORS
New York, New York 10022           for the Special Meeting on July 30, 1996

The undersigned hereby appoints George S. Blumenthal, William B. Ginsberg and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of Cellular Communications, Inc. to be held on Tuesday, July 30, 1996, at 10:00 a.m. New York time, and at any adjournment or adjournments thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

         1. Approval and adoption of the Agreement and Plan of Merger, dated as of April 5, 1996 among Cellular Communications, Inc., AirTouch Communications, Inc., and AirTouch Cellular and the transactions contemplated thereby, including the Merger.

                          For            Against             Abstain

                         / /              / /                 / /

         2.       Approval of the redemption of the CCI Rights.

                          For            Against             Abstain

                         / /              / /                 / /

         3. In their discretion, to act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                           Unless otherwise indicated this proxy will be voted "FOR" the proposals referred to herein.


                           -----------------------------------------------------

                           -----------------------------------------------------


                           Dated ____________, 1996
                           In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer.

PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS AND RETURN IN THE ENCLOSED ENVELOPE.